As filed with the U.S. Securities and Exchange Commission on September 13, 2024

Registration No. 333-260183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 21 TO

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-4828381
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

Telephone: (561) 406-6154
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christer Rosén

Chief Executive Officer

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

Telephone: (561) 406-6154

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, Florida 33401 Telephone: (561) 514-0936 Facsimile: (561) 514-0832	Ralph De Martino, Esq. Cavas Pavri, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Telephone: (202) 857-6000 Facsimile: (202) 857-6395

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 2,750,000 shares of common stock of the registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of 3,600,000 shares of common stock of the registrant (the “Resale Prospectus”).

The Resale Prospectus is substantially identical to the Public Offering Prospectus, except for the following principal items:

●	they contain different front cover pages and back cover pages;

●	all references in the Public Offering Prospectus to “this offering” or “this initial public offering” will be changed to “our initial public offering” and/or “the IPO,” defined as the underwritten initial public offering of our shares of common stock, in the Resale Prospectus;

●	all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

●	the ownership percentages described in the Public Offering Prospectus will be adjusted in the Resale Prospectus to reflect shares of common stock sold in our initial public offering;

●	they contain different “The Offering” sections;

●	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” section is inserted in its place;

●	the “Capitalization” and “Dilution” sections are deleted from the Resale Prospectus;

●	the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriters; and

●	they contain different back pages.

The registrant has included in this registration statement a set of alternate pages after the outside back cover page of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantially identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders (it being understood that none of the shares of common stock being registered for resale by the selling stockholders in the Resale Prospectus may be sold prior to the closing of our initial public offering under the Public Offering Prospectus, and only then in compliance with applicable laws, rules and regulations).

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 13, 2024

2,750,000 Shares

Common Stock

This is a firm commitment initial public offering of Jupiter Neurosciences, Inc., a Delaware corporation (the “Company,” “JNS,” “we,” “our” or “us”). We are offering 2,750,000 shares of common stock. The initial public offering price per share is expected to be between $4.00 and $5.00. For purposes of this prospectus, the assumed initial public offering price per share is $4.00, the low-end of the anticipated price range.

We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq Capital Market”) under the symbol “JUNS.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering. At the same time as the registration set forth in this prospectus (the “Public Offering Prospectus”), we are registering the resale of 3,600,000 shares of common stock by certain shareholders (“Selling Stockholders”) under a separate prospectus (the “Resale Prospectus”). The shares offered by the Resale Prospectus may be sold by the Selling Stockholders from time to time, in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of the shares of common stock to be sold by the Selling Stockholders. No sales of shares of common stock covered by the Resale Prospectus shall occur unless and until the shares of common stock sold in this initial public offering begin trading on the Nasdaq Capital Market.

In order to meet the Nasdaq Capital Market public float requirement of $15,000,000, we are partly relying on the registration of shares of common stock held by the Selling Stockholders. The per share value of the shares of common stock is $4.00, the low-end of the anticipated price range, which requires us to have, at a minimum, 1,000,000 issued and outstanding public float shares. Since the number of shares of common stock being registered pursuant to the registration statement of which the Resale Prospectus forms a part that are not subject to transfer restrictions is 3,600,000, which is greater than 1,000,000, we will be able to meet Nasdaq’s public float requirement of $15,000,000.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the fifteen-for-four (15-for-4) stock split (“2024 Forward Stock Split”) of our outstanding common stock, which was effective on June 14, 2024.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share		Total
Public offering price	$	[●]	$	[●]
Underwriting discounts and commissions (1)	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]

(1)	See “Underwriting” on page 162 of this prospectus for additional information regarding the compensation payable to the underwriters.

The underwriters expect to deliver our securities to purchasers in the offering on or about                          , 2024.

The date of this prospectus is                , 2024

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, development plans, planned preclinical studies and clinical trials, future results of clinical trials, expected research and development costs, regulatory strategy, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the ability of our preclinical studies and planned clinical trials to demonstrate safety and efficacy of our product candidate JOTROL, and other positive results;

●	the timing, progress and results of preclinical studies and clinical trials for JOTROL and other product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available, and our research and development programs;

●	the timing, scope and likelihood of regulatory filings and approvals, including timing of INDs and final FDA approval of JOTROL and any other future product candidates;

●	the timing, scope or likelihood of foreign regulatory filings and approvals;

●	our ability to develop and advance our current product candidate JOTROL and programs into, and successfully complete, clinical studies;

●	our manufacturing, commercialization, and marketing capabilities and strategy;

●	our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	the size of the market opportunity for our product candidate JOTROL, including our estimates of the number of patients who suffer from the diseases we are targeting;

●	our expectations regarding the approval and use of our product candidate JOTROL in combination with other drugs;

●	our competitive position and the success of competing therapies that are or may become available;

●	our estimates of the number of patients that we will enroll in our clinical trials;

●	the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of our product candidate JOTROL;

●	our ability to obtain and maintain regulatory approval of our product candidate JOTROL;

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●	our plans relating to the further development of our product candidate JOTROL, including additional indications we may pursue;

●	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

●	our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering JOTROL and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

●	our continued reliance on third parties to conduct additional preclinical studies and planned clinical trials of our product candidate JOTROL, and for the manufacture of our product candidate JOTROL for preclinical studies and clinical trials;

●	our relationships with patient advocacy groups, key opinion leaders, regulators, the research community and payors;

●	our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidate JOTROL;

●	the pricing and reimbursement of JOTROL and other product candidates we may develop, if approved;

●	the rate and degree of market acceptance and clinical utility of JOTROL and other product candidates we may develop;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	the impact of laws and regulations;

●	our expectations regarding the period during which we will qualify as an emerging growth company under The Jumpstart Our Business Startups Act of 2012 and a smaller reporting company under the Securities Exchange Act of 1934, as amended;

●	our anticipated use of our existing resources and the proceeds from this offering; and

●	the price of our common stock could be subject to rapid and substantial volatility. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our product candidate, including data regarding the estimated size of such markets and the incidence of certain medical conditions. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context otherwise requires, “JNS,” “we,” “us,” “our,” or “the Company” refer to Jupiter Neurosciences, Inc., a Delaware corporation.

Unless otherwise noted, the share and per share information in this prospectus reflects a reverse stock split of the outstanding common stock of the Company at a one for two (1-for-2) ratio, which was effected on January 25, 2022 (“Reverse Stock Split”) and the fifteen-for-four (15-for-4) stock split (“2024 Forward Stock Split”) of our outstanding common stock, which was effected on June 14, 2024.

Business Overview

Jupiter Neurosciences, Inc. (the “Company”) is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company incorporated in Delaware in January 2016. The Company has developed a unique resveratrol platform product primarily targeting treatment of neuro-inflammation. The product candidate, called JOTROL, has many potential indications of use for rare diseases, of which we are primarily targeting Mucopolysaccharidoses Type 1, Friedreich’s Ataxia, and MELAS. In the larger disease areas, we are primarily targeting Parkinson’s Disease and Mild Cognitive Impairment/early Alzheimer’s disease. Recent developments are guiding us to focusing strongly on Parkinson’s Disease as well as development of our product in the South-East Asian market.

The Company has recently completed preclinical activities in a validated mouse model of Parkinson’s Disease (PD) at the University of Miami. The model of PD that was used mimics many aspects of the disease utilizing a unilateral injection of a neurotoxin precursor that elicits nigral cell loss, striatal dopamine loss and behavior deficits similar to physiological characteristics of human disease. We believe that results from this trial indicates that PD might be the best target for treatment solution among the multiple indications where JOTROL might play a role. The trial design and outcomes are further described in the section “Description of Business”. On May 23, 2024, the US Senate unanimously passed the National Plan to End Parkinson’s Act, the first-ever federal legislation dedicated to ending Parkinson’s disease. A cross-country strategy to end Parkinson’s and atypical parkinsonism has the potential to:

●	Dramatically increase federal research funding;
●	Develop more effective pathways for treatments and cures;
●	Improve early diagnosis;
●	Spark new and improved models for patient care;
●	Create standards and measures to prevent Parkinson’s disease;
●	Address health disparities in diagnosis, treatment and clinical trial participation and
●	Enhance public awareness of the disease.

The Company intends to follow the various opportunities closely with a particular focus on seeking available funding to accelerate research and development JOTROL’s Parkinson’s Disease indication. However, there is no assurance that such funding will ever become available or be awarded to the Company.

We have over the past 2 years received a strong interest in JOTROL from various Asian organizations. We believe that this interest has been triggered, in part, by (i) resveratrol becoming commonly used in Asian herbal medicines as a therapeutic strategy as described in available scientific literature published by PubMed Central: PMCID: PMC7498443 (September 2020), (ii) Hong Kong’s and China’s recent approval of the patent for JOTROL, (iii) China releasing a list of approximately 120 rare disease indications issued jointly by five national bodies, including the National Health Commission, Ministry of Science and Technology, Ministry of Industry and Information Technology, State Drug Administration, and State Administration of Traditional Chinese Medicine (May 2018), that we believe JOTROL can be applicable as a treatment for MPS-1 and MELAS in this population, (iv) recent publications regarding JOTROL in the Journal of Alzheimer’s Disease and AAPS Open (Journal of Alzheimer’s Disease 86 (2022) 173–190 February 2022; Kemper et al. AAPS Open June 2022), and (v) the projected increase of the Traditional Chinese Medicine (“TCM”) market due to several factors which of one is reformulation of existing compounds. Our Chairman & CEO, Christer Rosén, presented in person, our company’s status and pipeline at the BIOHK 2023 in Hong Kong in September of 2023. The presentation led to several follow-on meetings, and we have therefore recently agreed to service agreements in the areas of CMC (Chemistry, Manufacturing, and Controls), regulatory affairs and clinical trial management. These agreements are with companies that, we believe, have the knowledge and network in the South-East Asian market to accelerate steps that is needed to have a product that can have treatment value in the territory. In addition, we are in active negotiations with Dominant Treasure Health (“DTH”), a BVI company. DTH has demonstrated to us through several company introductions that they have business relationships, either directly or through affiliates, with many South-East Asian pharmaceutical companies as well as companies involved in distribution and sales of TCM, Traditional Chinese Medicine. We are therefore planning to engage DTH in active business development in China, Malaysia and Singapore as soon as we have financing in place for their engagement. DTH has already introduced us to three Chinese companies, Beimei Pharma, http://en.beimeiyaoye.com, that specializes in pediatric medications, Sichuan Kelun Pharmaceutical Co., Ltd., a publicly traded company that is part of the Kelun Industrial Group, https://www.kelun.com/, and Tianjin Pharmaceuticals, https://en.pharm.com.cn/, that advocates the corporate core values of “Love, Integrity and Power”. TCM products are run in a separate division within Tianjin. Discussions with all three companies are ongoing. We believe that with DTH’s assistance we can co-ordinate and oversee the work of our service providers in the territory and more expediently negotiate and finalize an out-license agreement with one or more pharmaceutical companies in South-East Asia. The agreements are further described in the section “Other Material Agreements”. The Asian market is very large and hard to penetrate for a small company and we believe that our strategy with these agreements have the possibility to accelerate an out-licensing deal in the South-East Asian territories. However, there are no assurances that this approach will be successful.

We believe that a high dose of resveratrol is needed for therapeutic effects. Currently available resveratrol products are associated with severe gastrointestinal (GI) side effects at the dose levels we believe are needed. Our belief is based on available scientific literature, preclinical trial results conducted in mice and rats, and previously conducted human trials with resveratrol. We believe that JOTROL, based on the results from our Phase I trial, see section “Description of Business”, has the potential to deliver a therapeutically effective dose of resveratrol in the blood stream without causing gastrointestinal (GI) side effects. Based on our pre-clinical and Phase I study results, we expect that JOTROL will resolve “the major obstacle of resveratrol’s poor bioavailability” as discussed in AY Berman’s summary article in the Journal of Precision Oncology (AY Berman, 2017). Based on our own preclinical studies we believe that resveratrol has the ability to cross the blood-brain barrier. Studies conducted in Friedreich’s ataxia (FA) and Alzheimer’s disease (AD) patients, resulted in positive effects on oxidative stress, inflammation, and mitochondrial function. The FA study was concluded in Australia by Murdoch Children’s Research Institute in 2015 (Yiu et al.). The AD study was conducted in 2015 by the Alzheimer’s Disease Cooperative Study with Professor Raymond Turner, MD, Ph.D., Georgetown, as principal investigator (Turner et al.). Both studies have been published in scientific journals and further described in the section “Description of Business”.

In 2020, we received approval for full funding, $1.76 million, for our Phase I study from the National Institute on Aging (“NIA”). Since there were unanticipated higher costs, mostly due to COVID-19 related additional procedures during the Phase I trial, a supplemental grant of $233,281 was submitted to the NIA in December of 2021. We were awarded the supplemental grant on April 7, 2022. In the NIA scientific review summary statement of our Phase I study application, it is stated that the NIA is looking forward to a Phase II study with an enhanced resveratrol product, based on the earlier study results from the well published Turner et al. Alzheimer’s study. In April 2021, we submitted our first grant application to the NIA for full funding of a Phase II trial in Mild Cognitive Impairment (MCI) and early Alzheimer’s disease. The Phase II trial was designed to focus on 3 areas: 1) safety and tolerability; 2) pharmacokinetics and pharmacodynamics, measuring of responses from 2 different doses vs. placebo; and 3) measuring of effect on multiple biomarkers related to the disease. The application was not accepted but we were encouraged by the NIA to refine our application and submit again. We have since submitted three grant applications, with budgets of $20 million or higher, to the NIA for full funding of such Phase II trial but none of those applications were successful. The NIA scientific review of our Alzheimer’s Phase II trial grant application, which is attached as Exhibit 10.38 to the registration statement of which this prospectus forms a part, shows a total score of 47 which is our best score so far. A score of 40 or below is necessary for being considered for funding. After discussions with the NIA, we have decided to apply, in September of 2024, for a much smaller grant, $2.5 million, for a Proof-of-Concept study focusing on JOTROL’s effect on MCI validated biomarkers. The final study design is not yet determined but a draft synopsis is described in the section “Description of Business”. There is no guarantee that this and future grant applications will be successful and therefore the rejection of our future grant application may significantly delay the Company’s plans in connection with MCI and Alzheimer’s and may have a significant impact on the Company’s financial performance.

The Company continues to apply for grants opportunistically and on August 12, 2022, submitted an application for a $10.1 million grant to the Department of Defense for a Phase II Friedreich’s Ataxia study. This study planned to assess the efficacy of JOTROL as a potential treatment for FA through a randomized, blinded, placebo-controlled clinical trial. On December 30 the Company received notification that the application was not recommended for funding. The grounds for denial were the weaknesses noted in the peer review summary statement, attached as Exhibit 10.33 to the registration statement of which this prospectus forms a part, specifically concerning clinical impact and research strategy and feasibility.

Since inception, we have operated with limited human capital, utilizing agreements with academia to get pre-clinical work executed at no cost, negotiating favorable deals for data already produced for resveratrol (e.g. toxicity studies and Phase II clinical study data), obtaining a full grant from the NIA for our first clinical trial and building a management and scientific consulting team (consisting of the Scientific Advisory Board and business advisors) as well as negotiating service agreements with companies to handle CMC, Regulatory work and Clinical trials in South-East Asia primarily compensated with equity securities of the company. We believe that this compensation method aligns the management, Scientific Advisory Board members and business advisors’ interests with the shareholders. We believe that our structure with a core management team that has experience in the utilization of outside resources makes it possible for us to efficiently execute several programs simultaneously in a cost-effective way.

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For the fiscal years ended December 31, 2023 and 2022, we generated no revenues from product sales and reported net losses of $4,783,689 and $4,957,580 respectively, and negative cash flow from operating activities of $480,953 and $1,248,504, respectively. For the six months ended June 30, 2024 and 2023, we generated no revenues from product sales and reported net losses of $320,977 and $2,579,855, respectively, and negative cash flow from operating activities of $172,627 and $156,640, respectively. As noted in our financial statements, as of June 30, 2024, we had an accumulated deficit of $23,903,481. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

Resveratrol

Resveratrol has been studied for over 50 years by academic institutions as well as by small and large pharmaceutical companies. The multi-functional mechanisms of resveratrol are well documented in over 9,000 scientific publications. Several of these publications, including a summary paper by AY Berman.et al, published in Precision Oncology 2017, point to the issue of the poor bioavailability that has stopped medical utilization of regular resveratrol and never received regulatory approval for any indication. We believe that the Phase I study we have conducted indicates that we have resolved the poor bioavailability issue with JOTROL™. Resveratrol (3,4′,5- trihydroxystilbene) is a nutraceutical that has recently attracted a lot of research attention due to its pharmacological potential. It is a phytoalexin found in many plants including grapes, peanuts, and berries. Resveratrol was first isolated in Veratrum grandiflorum, or white hellebore plant, in the 1940’s. Stilbene compounds are known for their ability to provide plants with resistance to microbial and fungal infection. Early research showed that resveratrol was present in large quantities in injured, infected, and ultraviolet-treated leaves. Processed plant products also contain a significant amount of resveratrol.

Based upon available scientific literature, it appears that resveratrol is an activator of SIRT1, one of the mammalian forms of the sirtuin family of proteins. SIRT1 deacetylates histones and nonhistone proteins including transcription factors. The SIRT1-regulated pathway affects metabolism, stress resistance, cell survival, cellular senescence, inflammation/immune function, endothelial functions, and circadian rhythms. Resveratrol has been documented in scientific literature to activate SIRT1, NrF2, NLR3P inflammasomes and have an epigenetic mechanism and therefore is predicted to benefit diseases affected by abnormal metabolic control, inflammation, and cell cycle defects. Nonetheless, resveratrol application is a major challenge for the pharmaceutical industry, due to its poor solubility and bioavailability, as well as adverse effects, such as severe gastro-intestinal side effects when taken at effective dose levels (over 2,000 mg daily). In this context, studies have proposed that structural changes in the resveratrol molecule, including glycosylation, alkylation, halogenation, hydroxylation, methylation, and prenylation could lead to the development of derivatives with enhanced bioavailability and pharmacological activity. Resveratrol has never been developed with all the necessary steps to achieve an approval as a pharmaceutical product since the existing natural supplements cannot provide high enough levels of resveratrol in blood plasma to be able to provide a therapeutically effective dose without generating severe gastro-intestinal side effects. This means that we need to take JOTROL™ through the full regulatory NDA (New Drug Application) requirement to obtain a prescription marketing approval in USA.

Resveratrol holds a significant place in Traditional Chinese Medicine (TCM) due to its potent antioxidant and anti-inflammatory properties. In TCM, resveratrol-rich plants, such as the root of Polygonum cuspidatum (commonly known as Hu Zhang), have been used for centuries to treat a variety of ailments. The compound is prized for its ability to combat oxidative stress and inflammation, which are underlying factors in many chronic diseases. This aligns with the TCM principle of restoring balance and harmony within the body to maintain health and prevent disease. Resveratrol’s role in TCM extends to supporting cardiovascular health, boosting immune function, and even exhibiting anti-aging properties, making it a versatile and valuable component of the medicinal repertoire.

The growing body of scientific research on resveratrol has further cemented its importance in TCM by providing a modern understanding of its mechanisms and potential therapeutic benefits. Studies have shown that resveratrol can modulate various molecular pathways, including those involved in cell survival, apoptosis, and inflammation, which are crucial in the management of conditions such as cardiovascular diseases, neurodegenerative disorders, and cancers. This scientific validation supports TCM practitioners in integrating resveratrol into their treatment protocols, enhancing the credibility and acceptance of traditional remedies. Additionally, the compound’s ability to improve metabolic health and its neuroprotective effects are particularly relevant in addressing the rising prevalence of metabolic syndrome and cognitive decline in aging populations. As research continues to unveil the full spectrum of resveratrol’s benefits, its integration into TCM practices is likely to increase, further bridging the gap between ancient wisdom and contemporary medicine.

The Traditional Chinese Medicine (TCM) market is experiencing several technological trends that are transforming how traditional remedies are developed, delivered, and integrated with modern healthcare practices. These advancements are helping to increase the efficacy, accessibility, and acceptance of TCM. Below are some of the key technological trends in the TCM market:

a.	Digital platforms and telemedicine services allow patients to consult with TCM practitioners remotely, expanding access to TCM treatments.
b.	Apps are being developed to help users track their health metrics, manage their treatment plans, and access personalized TCM advice.
c.	Using advanced extraction techniques to concentrate active ingredients from traditional herbs, resulting in more potent and consistent products.
d.	Development of new delivery methods such as transdermal patches, sustained-release capsules, and nanoparticles to enhance the bioavailability and efficacy of TCM products.

(source Emergn Research, Global TCM Market, Forecast to 2033).

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JOTROL

JOTROL was developed together with our technology partner Aquanova AG, Darmstadt, Germany. JOTROL is formulated with a unique patented micellar technology that is projected to increase the bioavailability profile of resveratrol. Manufacturing technology transfers were completed in 2017 and manufacturing procedures and clinical trial supply manufacturing has been completed at Catalent Pharmaceutical Services, Inc., St Petersburg, Florida.

JOTROL is a micellar non-aqueous solution of resveratrol delivered in a softgel capsule. Each capsule includes 100mg of resveratrol. Pre-clinical trials in mice and rats were conducted comparing JOTROL™ to micronized resveratrol, labeled to have the highest bioavailability in the nutritional market, to demonstrate that we could achieve a significantly higher bioavailability. Summary details of these studies are included in the section “Description of Business”. A Phase I dose finding pharmacokinetic (“PK”) study in healthy volunteers was completed during the first half of 2021. The study results met our targeted goals. The results from this study will be used as a cross-reference for all indications where JOTROL will be used in Phase II and Phase III clinical trials. The Phase I results and the FDA guidance of cross-referencing is further described in the section “Description of Business”. The Company has not discussed the use of cross-referencing in this manner with the FDA or other comparable regulatory authorities.

JOTROL Intellectual Property

We have a worldwide license, from Aquanova AG, the patent holder of micellar technologies, to develop, manufacture, distribute and sell JOTROL.

●	Our CSO, Marshall Hayward and the lead scientist at Aquanova AG, Darius Benham, are the inventors of JOTROL. The patent is owned jointly by Aquanova AG and the Company. The application was assigned to Aquanova AG per an executed agreement between Aquanova AG and the Company. See additional information in the section titled “Description of Business”.

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●	Aquanova AG, a German company, filed an international patent application in Germany on January 29, 2017 entitled “Resveratrol solubilization product for pharmaceutical purposes” (PCT/EP2017/O51659).
●	The priority date is June 16, 2016 with expiration in 2036 which expiration applies to all territories where that patent is approved.

This patent has been granted in the USA, specific European countries namely: France, United Kingdom, Switzerland, Italy, Belgium, Netherlands, Ireland, Spain, Sweden, Turkey, Poland, Denmark, Greece, Hungary and Germany, Japan, Hong Kong and China.

For further details, including patented claims and payment terms, see the section “Description of Business”.

Material Agreements

The Company has entered into several material agreements, including the exclusive, worldwide license, from Aquanova AG to develop, manufacture, distribute and sell JOTROL for the company’s presently only product. Other material agreements have been executed with other entities such as Murdoch Children’s Research Institute, Melbourne Australia and with the National Institute on Aging. We have recently agreed to service agreements for development of our product in the South-East Asian territory. The agreements are with 3 contracted companies that will handle CMC (Chemistry, Manufacturing, and Controls), regulatory affairs and clinical trial management. These agreements, which are similar to what we do in the USA, are further described in the section “Other Material Agreements”. In addition, we are in active negotiations with Dominant Treasure Health (“DTH”), a BVI company. DTH has demonstrated to us, through several company introductions, that they have business relationships, either directly or through affiliates, with many South-East Asian pharmaceutical companies as well as companies involved in distribution and sales of TCM, Traditional Chinese Medicine. We are therefore planning to engage DTH in active business development in China, Malaysia and Singapore as soon as we have financing in place for their engagement. DTH has already introduced us to 3 Chinese companies, Beimei Pharma, http://en.beimeiyaoye.com, that specializes in pediatric medications, Sichuan Kelun Pharmaceutical Co., ltd, a publicly traded company that is part of the Kelun Industrial Group, https://www.kelun.com/, and Tianjin Pharmaceuticals, https://en.pharm.com.cn/, that advocates the corporate core values of “Love, Integrity and Power”. TCM products are run in a separate division within Tianjin. Discussions with all three companies are ongoing. We believe that with DTH’s assistance we can co-ordinate and oversee the work of our Service providers in the territory and more expediently negotiate and finalize an out-license agreement with one or more pharmaceutical companies in South-East Asia. The Asian market is very large and hard to penetrate for a small company and we believe that our strategy with these agreements is very cost effective and have the possibility to accelerate an out-licensing deal in the South-East Asian territories. However, there are no assurances that this approach will be successful.

Product Development

Our management, Scientific Board of Advisors and business advisors have extensive experience in regulatory affairs and clinical development of product candidates for the treatment of rare diseases and Alzheimer’s disease. The overall regulatory approval process for product candidates for the treatment of rare diseases are generally conducted with a smaller number of patients in clinical trials and over a shorter amount of time than more prevalent diseases. There is a documented pathway to get accelerated FDA approval for a rare disease indication if there is no existing treatment for the indication, if a product shows efficacy and has a good safety profile. There is also a possibility of receiving a Priority Review Voucher (PRV) from the FDA upon an approval in pediatric population in a rare disease. One or more of our programs, such as MPS-I, will be targeting pediatric patients. The voucher entitles the bearer to regulatory review in about six months rather than the standard ten months. The Food and Drug Administration (FDA) awards a voucher following approval of a treatment for a neglected disease, rare pediatric disease, or medical countermeasure. Two drugs can receive priority review for each voucher: the drug winning a voucher for a neglected or rare pediatric disease, and the drug using a voucher for another indication. The voucher may be sold. For example, a small company might win a voucher for developing a drug for a neglected disease and sell the voucher to a large company for use on a commercial disease.

The Company also plans to investigate the possibility the use of one or more of the following pathways for the indications that it is targeting: (1) Priority Review (2) Fast Track (3) Accelerated Approval Pathway and (4) Breakthrough therapy. For detailed descriptions of the foregoing pathways please see the discussion under “Product Development” in the section titled “Description of Business”. There is however no guarantee that an accelerated pathway will lead to an accelerated FDA review and that a pediatric approval leads to a PRV. Additionally, there can be no guarantee that the Company can be successful in its plans under any FDA pathway.

We have received quotes from clinical research organizations (“CROs”) for Phase II trials in MPS I and Friedreich’s ataxia ranging from $2 million to $5 million per study. Alzheimer’s disease trials are larger and more complex with higher associated costs, we have received quotes ranging between approximately $12 million to $20 million for a Phase II study but we have not received any quotes for a small and shorter-term Proof-Of-Concept (“POC”) study in MCI/early-AD patients. We have not received any quotes for a short POC study in Parkinson’s disease either, but we have initiated discussions with the Michael J. Fox Foundation for possible partial funding of the study. There is no assurance that such funding will be obtained. We believe that with positive Phase II results, in any of the indications, we may be able to garner strategic partnering interest for financing of larger Phase III trials. We also intend to seek collaborations with future licensees and marketing partners, especially in markets outside the United States.

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Product Pipeline

The product pipeline represented above assume drawing upon previous preclinical and clinical data conducted by third parties. This data is available either via public domain or under agreements with our key partner which are further described in the section titled “Description of Business”. However, we have not discussed with the FDA the ability to rely on and reference the data from previous third-party trials, such as the Phase II trial in MCI/Early Alzheimer’s disease conducted by Georgetown University.

The table below provides a historical development timeline:

Product Development and Commercialization Timelines

Milestone	Target Start Date	Target Completion Date
Identified key issue with resveratrol, poor bioavailability, and investigated possible solutions.	Q3 2015	Completed
Worldwide exclusive agreement with Aquanova AG, Germany, for patented micellar technology.	Q3 2016	Completed
Patent applications submitted in 2016 and patents have subsequently been issued in USA, in certain European countries, Japan, China and Hong Kong.	Q2 2016	Completed
Pre-clinical studies comparing JOTROL with conventional resveratrol, see section “Description of Business”.	Q1 2017	Completed
Technology and data transfer agreement with Murdoch Children’s Research Institute, Melbourne, Australia regarding research results and information related to Friedreich’s Ataxia	Q3 2015	Completed
Technology transfer from Aquanova, CMC documentation, and clinical trial supplies manufactured (Catalent)	Q1 2017	Completed
Orphan Drug Designations (“ODD”) submitted to FDA and ODD received for Friedreich’s ataxia	Q3 2016	Completed
Resveratrol toxicity study received from major pharmaceutical company	Q3 2017	Completed
Human bioavailability POC study with JOTROL	Q3 2017	Completed
NIA grant application for Phase I study submitted and scientific review triggered full financing, $1.76 million.	Q3 2019	Completed
Phase I study in healthy volunteers initiated in December 2020 and in-man phase concluded in March 2021	Q3 2020	Completed
Pre-clinical mice trial in Parkinson’s Disease.	Q1 2021	Completed
Re-submission of NIA grant application for MCI	Q4 2023	Completed

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For further information on our business and product detail, see “Description of Business” section.

Recent Developments

For a detailed description of recent developments of the Company, see “Description of Business—Recent Developments” on page 116 of this prospectus.

Risks Related to Our Business

Our ability to execute on our business strategy is subject to a number of risks, which are discussed more fully in the section titled “Risk Factors” beginning on page 16. You should carefully consider these risks before making an investment in our common stock. These risks include, among others, the following:

●	We are early in our development efforts, with a limited operating history, and have no products approved for commercial sale.

●	We have not generated any revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future.

●	Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve several objectives relating to the discovery, development and commercialization of our product candidate.

●	Even if this offering is successful, we will require substantial additional capital to finance our operations.

●	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

●	Our outstanding Secured Note provides our Secured Lender with liens on substantially all of our assets, including our intellectual property, and contains financial covenants and other restrictions on our actions, which may cause significant risks to our stockholders and may impact our ability to pursue certain transactions and operate our business

●	We are substantially dependent on the success of our product candidate, JOTROL. If we are unable to complete development of, obtain approval for and commercialize JOTROL for one or more indications in a timely manner, our business will be harmed.

●	Our prospects depend upon developing product candidate JOTROL for particular indications and possibly discovering, developing other product candidates in future programs.

●	Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidate JOTROL may not demonstrate safety and efficacy to the satisfaction of the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results.

●	We have limited resources and are currently focusing the majority of our efforts on developing JOTROL for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable.

●	We are planning on entering into a Service Agreement with DOMINANT TREASURE HEALTH COMPANY LIMITED with respect to strategic services in Asia immediately following the completion of the public offering, the fees payable by the Company pursuant to which, are non-refundable and not tied to any milestones or performance, and the foregoing nature of such fees, could have a material negative impact on our business, financial condition and operating results.

●	We face significant competition, and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the product candidates we develop, our commercial opportunities will be negatively impacted. In particular, we face competition for patients with MPS-I, Friedreich’s ataxia, MELAS, Parkinson’s Disease, Mild Cognitive Impairment, and early Alzheimer’s disease from companies that produce drugs to treat such diseases. For more information regarding competition we face, see the section titled “Business — Competition.

●	We rely on third parties to conduct our preclinical studies, clinical trials, and manufacturing and these third parties may not perform satisfactorily.

●	If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

●	We rely on our management team and other key employees, and the loss of one or more key employees could harm our business.

●	The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy.

●	Once our common stock is listed on Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards.

●	The price of our common stock could be subject to rapid and substantial volatility. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading.

●	As a result of the resale of shares of common stock by Selling Stockholders being a large volume of shares and potentially at different pricing after the initial fixed price, there is a potential for price volatility or depreciation for investors in the initial public offering

Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on securing private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit reports for the fiscal years ended December 31, 2023 and 2022.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

We are currently incorporated and in good standing in the State of Delaware. Our principal executive offices are located at 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477, and our telephone number is (561) 406-6154. Our website address is www.jupiterneurosciences.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Stock Splits

On January 25, 2022, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock approved the reverse stock split in a ratio of 1-for-2. On January 25, 2022, we filed a certificate of amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the reverse stock split in a ratio of 1-for-2, effective January 25, 2022.

On June 13, 2024, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock approved the forward stock split in a ratio of 15-for-4. On June 14, 2024, we filed a certificate of amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the stock split in a ratio of 15-for-4, effective June 14, 2024.

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the reverse stock split ratio of 1-for-2 (“Reverse Stock Split”) and the subsequent stock split ratio of 15-for-4 (the “2024 Forward Stock Split”) as if they had occurred at the beginning of the earliest period presented. The Reverse Stock Split and the 2024 Forward Stock Split, combined each two shares of our outstanding common stock into one share of common stock and then subsequently split each four shares of our outstanding common stock into fifteen shares of common stock, each without any change in the par value per share, and the Reverse Stock Split and the 2024 Forward Stock Split correspondingly adjusted, among other things, the exercise rate of our warrants into our common stock. No fractional shares were issued in connection with the Reverse Stock Split or the 2024 Forward Stock Split, and any fractional shares resulting from the Reverse Stock Split, or the 2024 Forward Stock Split were rounded up to the nearest whole share.

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The Offering

Issuer:	Jupiter Neurosciences, Inc.

Securities offered by us:	2,750,000 shares of common stock.

Public Offering Price:

We expect the initial public offering price to be between $4.00 and $5.00 per share. For purposes of this prospectus, the assumed initial public offering price per share is $4.00, the low-end of the anticipated public offering price range. The actual offering price per share will be as determined between the representative and us based on market conditions at the time of pricing. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Common stock outstanding before this offering:	30,126,413 shares of common stock (1)

Common stock to be outstanding after this offering:	32,876,413 shares of common stock

Capital stock	Our common stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our common stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors. Our preferred stock is “blank check” preferred stock whereby the Board of Directors has authority to determine the powers, preferences, rights, qualifications, limitations and restrictions without separate shareholder approval.

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Use of proceeds:	We expect to receive net proceeds from this offering of approximately $9,515,000 after deducting estimated underwriting discounts and commissions (7% of the gross proceeds of the offering) and after our offering expenses, estimated at $715,000. We intend to use a portion of the net proceeds from this offering to repay up to $2,100,000 of principal and estimated accrued interest outstanding on the senior secured note issued by the Company to an investor and up to $325,000 to repay the related-party notes payable and the Tiberend Convertible Note. We intend to use the balance of the net proceeds from this offering as follows: (i) approximately $250,000 to fund R&D activities regarding evaluation of new product opportunities; (ii) approximately $150,000 to pay the outstanding annual license fees due to Aquanova AG; (iii) approximately $2,300,000 to fund a Proof-of-Concept (Phase I B or Phase II A) clinical trial of our product candidate JOTROL in patients with Parkinson’s Disease; (iv) $2,300,000 will be allocated for Service Agreements to accelerate business opportunities in South-East Asia; and (v) the remaining for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 16 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Listing:	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “JUNS.” The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

Lock-Ups:	We and our directors, officers and shareholders, except for the selling stockholders named in the resale prospectus also forming part of this registration statement, have agreed with the Representatives not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. The underwriters have agreed to waive the lock-up requirement for shares of common stock being sold by the selling stockholders named in the resale prospectus also filed as part of this registration statement. See “Underwriting—Lock-Up Agreements.”

Dividend policy:	We do not anticipate declaring or paying any cash dividends on our common stock following our public offering.

Stock Splits:

On January 25, 2022, we obtained approval of our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock to conduct a reverse stock split in a ratio of 1-for-2. On January 25, 2022, we filed a certificate of amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the reverse stock split in a ratio of 1-for-2, effective January 25, 2022.

On June 13, 2024, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock approved the forward stock split in a ratio of 15-for-4. On June 14, 2024, we filed a certificate of amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the stock split in a ratio of 15-for-4, effective June 14, 2024.

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the reverse stock split ratio of 1-for-2 (“Reverse Stock Split”) and the stock split ratio of 15-for-4 (“2024 Forward Stock Split”) as if it had occurred at the beginning of the earliest period presented.

(1)	Unless we indicate otherwise, all information in this prospectus:

●	give pro forma effect to the Reverse Stock Split and the 2024 Forward Stock Split of our outstanding shares of common stock, options and warrants and the corresponding adjustment of all common stock price per share and stock option and warrant exercise price data, except for the financial statements and the notes thereto;

●	is based on 30,126,413 shares of common stock and 1,626,045 restricted stock units issued and outstanding as of September 13, 2024;

●	excludes 10,634,107 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $1.03 per share as of September 13, 2024;

●	excludes 1,359,375 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.80 per share as of September 13, 2024; and

●	excludes approximately 219,555 shares of our common stock issuable upon the conversion of our issued and outstanding convertible notes at an average conversion price of $2.80 (70% of the assumed initial public offering price of $4.00).

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SELECTED HISTORICAL FINANCIAL DATA

The following table presents our selected historical financial data for the periods indicated. The selected historical financial data for the years ended December 31, 2023 and 2022 and the balance sheet data as of December 31, 2023 and 2022 are derived from the audited financial statements. The summary historical financial data for the six months ended June 30, 2024 and 2023 and the balance sheet data as of June 30, 2024 and June 30, 2023 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto included elsewhere in this prospectus.

	Year Ended		Six Months Ended
	December 31, 2023	December 31, 2022	June 30, 2024	June 30, 2023
			(unaudited)
Statement of Operations Data
Grant and other revenue	$-	$233,281	$-	$-
Operating expenses
Research and development	954,793	942,806	199,744	470,605
General and administrative	2,915,978	2,722,922	939,635	1,422,397
Total operating expenses	3,870,771	3,665,728	1,139,379	1,893,002
Loss from operations	(3,870,771)	(3,432,447)	(1,139,379)	(1,893,002)
Total other income (expense)	(912,918)	(1,525,133)	818,402	(686,853)
Income (loss) before provision for taxes	(4,783,689)	(4,957,580)	(320,977)	(2,579,855)
Income tax provisions	-	-	-	-
Net income (loss)	$(4,783,689)	$(4,957,580)	$(320,977)	$(2,579,855)
Basic and diluted net loss per share	$(0.18)	$(0.20)	$(0.01)	$(0.10)

Balance Sheet Data (at period end)
Cash	$28,478	$64,431	$14,851	27,791
Working capital (deficit) (1)	(5,743,166)	(7,190,821)	(5,288,337)	(8,887,226)
Total assets	148,592	235,944	136,751	172,618
Total liabilities	5,949,946	7,380,028	5,491,782	9,109,193
Stockholders’ equity (deficit)	(5,801,354)	(7,144,084)	(5,355,031)	(8,936,575)

(1)	Working capital represents total current assets less total current liabilities.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common stock. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

●	We are early in our development efforts, with a limited operating history, and have no products approved for commercial sale.

●	We have not generated any revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future.

●	Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve several objectives relating to the discovery, development and commercialization of our product candidate.

●	Even if this offering is successful, we will require substantial additional capital to finance our operations.

●	Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

●	Our outstanding Secured Note provides our Secured Lender with liens on substantially all of our assets, including our intellectual property, and contains financial covenants and other restrictions on our actions, which may cause significant risks to our stockholders and may impact our ability to pursue certain transactions and operate our business.

●	We are substantially dependent on the success of our product candidate, JOTROL. If we are unable to complete development of, obtain approval for and commercialize JOTROL for one or more indications in a timely manner, our business will be harmed.

●	Our prospects depend upon developing product candidate JOTROL for particular indications and possibly discovering, developing other product candidates in future programs.

●	Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidate JOTROL may not demonstrate safety and efficacy to the satisfaction of the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results.

●	We have limited resources and are currently focusing the majority of our efforts on developing JOTROL for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable.

●	We face significant competition, and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the product candidates we develop, our commercial opportunities will be negatively impacted. In particular, we face competition for patients with MPS-I, Friedreich’s ataxia, MELAS, Parkinson’s Disease, Mild Cognitive Impairment, and early Alzheimer’s disease from companies that produce drugs to treat such diseases. For more information regarding competition we face, see the section titled “Business — Competition.

●	We rely on third parties to conduct our preclinical studies, clinical trials, and manufacturing and these third parties may not perform satisfactorily.

●	If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

●	We rely on our management team and other key employees, and the loss of one or more key employees could harm our business.

●	The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy.

●	Once our common stock is listed on Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards.

●	The price of our common stock could be subject to rapid and substantial volatility. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading.

●	As a result of the resale of shares of common stock by Selling Stockholders being a large volume of shares and potentially at different pricing after the initial fixed price, there is a potential for price volatility or depreciation for investors in the initial public offering

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Risks Related to Our Financial Position, Need for Additional Capital and Limited Operating History

We are early in our development efforts, with a limited operating history, and we have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and likelihood of success and future viability.

We are an early clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. We are developing one medication to treat rare diseases (MPS I, Friedreich’s ataxia, and MELAS) as well as larger indications, Parkinson’s Disease and Mild Cognitive Impairment / early Alzheimer’s disease, which is an unproven and highly uncertain undertaking and involves a substantial degree of risk. We commenced operations in January 2016, have no products approved for commercial sale and have not generated any revenue. We initiated and completed our Phase I clinical trial for our sole product candidate, JOTROL, in March 2021. Since our inception in 2016, we have devoted substantially all of our focus and financial resources to discovering, identifying and developing our product candidate, JOTROL, including advancing our development program, conducting a preclinical study of our product candidate and initiating a clinical trial, organizing and staffing our company, business planning, raising capital and securing related intellectual property rights.

We have not yet demonstrated our ability to successfully complete efficacy clinical trials that can lead to a New Drug Application (“NDA”) submission, obtain marketing approvals, manufacture a commercial-scale product, or obtain a proposal for any out-licensing or distribution agreements. As a result, it may be more difficult for investors to accurately predict our likelihood of success and viability than it could be if we had a longer operating history.

In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors and risks frequently experienced by clinical-stage biopharmaceutical companies in rapidly evolving fields. We also may need to transition from a company with a research and development focus to a company capable of supporting commercial activities. We have not yet demonstrated an ability to successfully overcome such risks and difficulties, or to make such a transition. If we do not adequately address these risks and difficulties or successfully make such a transition, our business will suffer.

We have not generated any revenue from product sales to date, have incurred significant net losses since our inception, and expect to continue to incur significant net losses for the foreseeable future.

We do not have any products approved for sale, and consequently we have not generated any revenue. We have incurred significant net losses since our inception and have financed our operations principally through private placements of our common stock. To date, we have not been profitable and have incurred significant losses and cash flow deficits.

For the fiscal years ended December 31, 2023 and 2022, we generated no revenues from product sales and reported net losses of $4,783,689 and $4,957,580 respectively, and negative cash flow from operating activities of $480,953 and $1,248,504, respectively. For the six months ended June 30, 2024 and 2023, we generated no revenues from product sales and reported net losses of $320,977 and $2,579,855, respectively, and negative cash flow from operating activities of $172,627 and $156,640, respectively. As noted in our financial statements, as of June 30, 2024, we had an accumulated deficit of $23,903,481.

Our sole product candidate, JOTROL, recently completed Phase I clinical trial that commenced in December 2020. As a result, we expect that it will be several years, if ever, before we receive approval to commercialize our product and generate revenue from product sales. Even if we succeed in receiving marketing approval for and commercializing of our approved product candidate, we expect that we will continue to incur substantial research and development and other expenses in order to discover, develop and market additional potential products.

We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses we incur may fluctuate significantly from quarter to quarter such that a period-to-period comparison of our results of operations may not be a good indication of our future performance, particularly since we expect our expenses to increase if and when our product candidate progresses through clinical development as a product candidate in later stages of clinical development generally have higher development costs than those in earlier stages, primarily due to the increased size and duration of later-stage clinical trials. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to have our product candidates approved for marketing and to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our working capital, our ability to fund the development of our product candidate and our ability to achieve and maintain profitability and the performance of our stock.

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Our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2023 and 2022.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Ability to Continue as a Going Concern.”

Our ability to generate revenue and achieve profitability depends significantly on our ability to achieve several objectives relating to the discovery, development and commercialization of our product candidates, if approved.

Our business depends entirely on the successful discovery, development, regulatory approval and commercialization of product candidates. We have no products approved for commercial sale and do not anticipate generating any revenue from product sales for the next several years, if ever. Our ability to generate revenue and achieve profitability depends significantly on our ability, or any future collaborator’s ability, to achieve several objectives, including:

●	successful and timely completion of clinical development of JOTROL research program, and our other future product candidates and programs;

●	establishing and maintaining relationships with CROs and clinical sites for the clinical development of JOTROL and any other future product candidates and programs;

●	the initiation and successful patient enrollment and completion of additional clinical trials on a timely basis;

●	acceptable frequency and severity of adverse events in the clinical trials;

●	the efficacy and safety profiles that are satisfactory to the U.S. Food and Drug Administration (FDA) or any comparable foreign regulatory authority for marketing approval;

●	timely receipt of marketing approvals from applicable regulatory authorities for any product candidates for which we successfully complete clinical development;

●	complying with any required post-marketing approval commitments to applicable regulatory authorities;

●	developing an efficient and scalable manufacturing process for our product candidates;

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●	establishing and maintaining commercially viable supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support clinical development and meet the market demand for our product candidate, if approved;

●	successful commercial launch following any marketing approval, including the development of a commercial infrastructure, whether in-house or with one or more collaborators;

●	a continued acceptable safety profile following any marketing approval of our product candidate;

●	commercial acceptance of our product candidate by patients, the medical community and third-party payors;

●	satisfying any required post-marketing approval commitments to applicable regulatory authorities;

●	identifying, assessing and developing new product candidates;

●	obtaining, maintaining and expanding patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

●	protecting our rights in our intellectual property portfolio;

●	defending against third-party infringement claims, if any;

●	entering into, on favorable terms, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidate;

●	obtaining coverage and adequate reimbursement by third-party payors for our products and patients’ willingness to pay in the absence of such coverage and adequate reimbursement;

●	obtaining additional funding to develop and potentially manufacture and commercialize our product candidates;

●	addressing any competing therapies and technological and market developments;

●	managing costs, including any unforeseen costs, that we may incur as a result of nonclinical study or clinical trial delays; and

●	attracting, hiring and retaining qualified personnel including clinical, scientific, management and administrative personnel.

We may never be successful in achieving our objectives and, even if we do, we may never generate revenue that is significant or large enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would decrease the value of our company and could impair our ability to maintain or further our research and development efforts, raise additional necessary capital, grow our business and continue our operations.

We may also experience delays in developing a sustainable, reproducible and scalable manufacturing process or transferring that process to commercial partners, which may prevent us from completing our clinical trials or commercializing our product candidates on a timely or profitable basis, if at all. Changes in the manufacturing process or facilities will require further comparability analysis and approval by the FDA before implementation, which could delay our clinical trials and product candidate development, and could require additional clinical trials, including bridging studies, to demonstrate consistent and continued safety and efficacy.

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Even if this offering is successful, we will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts.

As of September 13, 2024, we had $13,335 in cash. Based on our current operating plan, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents and grants from NIH, will be sufficient to fund our operations through at least the next 24 months. Our estimate as to how long we expect the net proceeds from this offering, together with our existing cash and cash equivalents, to be able to continue to fund our operations is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Our operations have consumed substantial amounts of cash since inception, and we expect our expenses to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek marketing approval for, JOTROL as well as develop our proprietary drug delivery platform. Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with sales, marketing, manufacturing and distribution activities. Our expenses could increase beyond expectations if we are required by the FDA, the European Medicines Agency (EMA) or other regulatory agencies to perform clinical trials or preclinical studies in addition to those that we currently anticipate. Other unanticipated costs may also arise. Because the design and outcome of our planned and anticipated preclinical studies and clinical trials are highly uncertain, we cannot reasonably estimate the actual amount of resources and funding that will be necessary to successfully complete the development and commercialization of any product candidate we develop. We are not permitted to market or promote JOTROL, or any other product candidate, before we receive marketing approval from the FDA. Following this offering, we also expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in order to continue our operations.

Our future capital requirements will depend on may factors, including, but not limited to:

●	the scope, progress, results and costs of researching and developing our product candidates including conducting preclinical studies and clinical trials;

●	the costs, timing and outcome of regulatory review of our product candidates;

●	the number and characteristics of other product candidates that we pursue;

●	the costs of future activities, including product sales, medical affairs, marketing, manufacturing and distribution, for any of our product candidates for which we receive marketing approval;

●	the costs of manufacturing commercial-grade products and sufficient inventory to support commercial launch;

●	the revenue, if any, received from commercial sale of our products, should any of our product candidates receive marketing approval;

●	the cost and timing of hiring new employees to support our continued growth;

●	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

●	the effect of competing products that may limit market penetration of our products;

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●	the ability to establish and maintain collaborations on favorable terms, if at all;

●	the extent to which we acquire or in-license other product candidates and technologies;

●	the timing, receipt and amount of sales of, or milestone payments related to or royalties on, our current or future product candidates, if any;

●	our need to implement additional internal systems and infrastructure, including financial and reporting systems;

●	the compliance and administrative costs associated with being a public company; and

●	the extent to which we acquire or invest in businesses, products, or technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

A change in the outcome of any of these or other factors with respect to the development of any of our product candidates could significantly change the costs and timing associated with the development of that product candidate.

We currently plan to use the net proceeds from this offering, together with our existing resources, to initiate a Phase II clinical trial with JOTROL in patients with Parkinson’s Disease, establish a presence in South-East Asia through service agreements and advancing the manufacturing of JOTROL clinical trial supplies. in support of activities leading up to clinical trials in targeted indications. Remaining proceeds will be used for general research and development activities, working capital and other general corporate activities. Advancing the development of JOTROL program will require a significant amount of capital. The net proceeds from this offering, together with our cash and cash equivalents and grants, will not be sufficient for us to fund our product candidates through the completion of its development, Phase III clinical trials, entire regulatory approval process and commercialization. We will need to raise additional capital to fund such activities.

We may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Attempting to secure additional financing may divert our management from our day-to-day activities, which may adversely affect our ability to develop our product candidates. Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy, and we may have to delay, reduce the scope of, suspend or eliminate one or more of our research-stage programs, clinical trials or future commercialization efforts.

Raising additional capital may cause substantial dilution to our stockholders, including purchasers of our securities in this offering, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial revenues, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, which may dilute our stockholders or restrict our operating activities. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions, engaging in acquisition, merger or collaboration transactions, selling or licensing our assets, making capital expenditures, redeeming our stock, making certain investments, declaring dividends or encumbering our assets to secure future indebtedness. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan.

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If we raise additional funds through upfront payments or milestone payments pursuant to strategic collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

As of July 31, 2024, we have outstanding indebtedness in the principal amount of $2,217,240 and accrued interest of approximately $120,000. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences to you as a stockholder. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the debt instruments;

●	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could materially adversely affect our business, financial condition and results of operations.

If we are at any time unable to generate sufficient cash flow from operations to service our indebtedness when payment is due, we may be required to attempt to renegotiate the terms of the instruments relating to the indebtedness, seek to refinance all or a portion of the indebtedness, or obtain additional financing. There can be no assurance that we would be able to successfully renegotiate such terms, that any such refinancing would be possible or that any additional financing could be obtained on terms that are favorable or acceptable to us, if at all. Any debt financing that is available could cause us to incur substantial costs and subject us to covenants that significantly restrict our ability to conduct our business. If we seek to complete additional equity financings, the interests of existing equity holders may be diluted.

Our outstanding Secured Note provides our Secured Lender with liens on substantially all of our assets, including our intellectual property, and contains financial covenants and other restrictions on our actions, which may cause significant risks to our stockholders and may impact our ability to pursue certain transactions and operate our business.

On April 11, 2022, we issued a senior secured convertible note (“Secured Note”) in the principal amount of $1,111,111 to an accredited investor (“Secured Lender”). In connection with the issuance of the Secured Note, we entered into a Security Agreement and Intellectual Property Security Agreement, each dated April 11, 2022 (collectively, “Security Agreements”), with the Secured Lender. Pursuant to terms of the Secured Note and Security Agreements, we have granted liens on substantially all of our assets, including our intellectual property, as collateral, and have agreed to significant covenants, including covenants that materially limit our ability to take certain actions, including our ability to pay dividends, make certain investments and other payments, incur additional indebtedness, encumber and dispose of assets and customary events of default, including failure to pay amounts due, breaches of covenants and warranties, material adverse effect events, certain cross defaults and judgements and insolvency. For example, the Security Agreements contain restrictions on our ability to purchase or dispose of assets and have other affirmative and negative covenants that impact how we run our business. A failure to comply with the covenants and other provisions of the Secured Note and Security Agreements, including any failure to make a payment when required, would generally result in events of default under such instruments. The Security Agreements also provide that a material adverse change constitutes an event of default. The occurrence of any default will cause the interest rate to increase during the period of such default, which could permit acceleration of such indebtedness and could result in a material adverse effect on us. If such indebtedness is accelerated, it would generally also constitute an event of default under our other outstanding indebtedness, permitting acceleration of a substantial portion of our indebtedness. Any required repayment of our indebtedness as a result of acceleration or otherwise would lower our current cash on hand such that we would not have those funds available for use in our business or for payment of other outstanding indebtedness.

On April 29, 2024, the Company, the Secured Lender and the Chief Executive Officer, Christer Rosen, entered into an amendment in which Mr. Rosen agreed to exchange 182,898 shares of common stock issued to the Secured Lender in exchange for his related party notes that are due from the Company in an aggregate principal amount of $266,667 increasing the principal amounts of the Secured Notes to $1,377,778. This amendment removed the convertible option from the Secured Note.

If we are unable to make payment on our Secured Note, and the subsequent executed amendments when due, the Secured Lender may foreclose on and sell the assets securing such indebtedness, which includes substantially all of our property, to satisfy our payment obligations, which could prevent us from accessing those assets for our business and conducting our business as planned. Our business, financial condition, prospects and results of operations could be materially adversely affected as a result of any of these events.

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Our ability to utilize our net operating loss carryforwards and certain other tax attributes to offset future taxable income may be limited.

Our net operating loss (NOL) carryforwards may be unavailable to offset future taxable income because of restrictions under U.S. tax law. Our NOLs generated in tax years ending on or prior to December 31, 2017 are only permitted to be carried forward for 20 taxable years under applicable U.S. federal tax law, and therefore could expire unused. Under tax legislation commonly referred to as the Tax Cuts and Jobs Act (Tax Act) as amended by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), our federal NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, but for taxable years beginning after December 31, 2021, the deductibility of federal NOLs generated in tax years beginning after December 31, 2017 is limited to 80% of our current year taxable income. It is uncertain if and to what extent various states will conform to the Tax Act. As of December 31, 2023, the Company had federal and state (post-apportioned basis) net operating losses of $19.2 million, as well as federal orphan drug tax credit carryforwards of approximately $0.9 million. Approximately $10.3 million of the foregoing federal and state NOLs will expire at various dates from 2026 through 2043, if not limited by triggering events prior to such time.

In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (Code), if a corporation undergoes an “ownership change” (generally defined as a cumulative change in the corporation’s ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period), the corporation’s ability to use its pre-change NOLs and certain other pre-change tax attributes to offset its post-change taxable income may be limited. Similar rules may apply under state tax laws. We may have experienced such ownership changes in the past, and we may experience ownership changes in the future as a result of this offering or subsequent shifts in our stock ownership, some of which are outside our control. We have not conducted any studies to determine annual limitations, if any, that could result from such changes in ownership. Our ability to utilize our NOLs and certain other tax attributes could be limited by an “ownership change” as described above and consequently, we may not be able to utilize a material portion of our NOLs and certain other tax attributes, which could have a material adverse effect on our cash flows and results of operations.

Risks Related to the Discovery, Development and Commercialization of Our Product Candidate

We are substantially dependent on the success of our lead product candidate, JOTROL, which will be undergoing Phase II clinical trials. If we are unable to complete development of, obtain approval for and commercialize JOTROL for one or more indications in a timely manner, our business will be harmed.

Our future success is dependent on our ability to timely and successfully complete clinical trials, obtain marketing approval for and successfully commercialize JOTROL, our lead product candidate, through distribution deals with larger pharmaceutical companies. We are investing the majority of our efforts and financial resources in the research and development of JOTROL. We have several pre-clinical trials and one completed Phase I clinical trial to evaluate the safety and tolerability of JOTROL in healthy volunteers. Subsequent to this offering, we will prepare for Phase II clinical trials. This will be our first clinical efficacy trial, and JOTROL has not previously been tested in humans with a specific disease although we can rely on data that exist for resveratrol. The reason for this is that once JOTROL is ingested the formulation excipients will be separated and it is only the active resveratrol that will be circulating in blood plasma. JOTROL will require additional clinical development, expansion of manufacturing capabilities, marketing approval from government regulators, substantial investment and significant marketing efforts to obtain established distributors before we can generate any revenues from product sales. We are not permitted to market or promote JOTROL, or any other product candidate, before we receive marketing approval from the FDA and comparable foreign regulatory authorities, and we may never receive such marketing approvals.

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The success of JOTROL will depend on several factors, including the following:

●	the successful and timely completion of our clinical trials of JOTROL;

●	the initiation and successful patient enrollment and completion of additional clinical trials of JOTROL on a timely basis;

●	maintaining and establishing relationships with CROs and clinical sites for the clinical development of JOTROL;

●	the frequency and severity of adverse events in clinical trials;

●	demonstrating efficacy, safety and tolerability profiles that are satisfactory to the FDA, EMA or any comparable foreign regulatory authority for marketing approval;

●	the timely receipt of marketing approvals for JOTROL from applicable regulatory authorities;

●	the extent of any required post-marketing approval commitments to applicable regulatory authorities;

●	the maintenance of existing or the establishment of new supply arrangements with third-party drug product suppliers and manufacturers for clinical development and, if approved, commercialization of JOTROL;

●	obtaining and maintaining patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;

●	protecting our rights in our intellectual property portfolio;

●	our ability to expand JOTROL into multiple indications;

●	our ability to find partners handling all aspects of commercialization;

●	the successful launch of commercial sales following any marketing approval;

●	a continued acceptable safety profile following any marketing approval;

●	the actual market-size, ability to identify patients and the demographics of patients eligible for our product candidates, which may be different than expected;

●	commercial acceptance by patients, the medical community and third-party payors, particularly since the product candidates we develop may be novel; and

●	our ability to compete with other therapies.

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We do not have control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any future collaborator. If we are not successful with respect to one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize JOTROL, which would materially harm our business. If we do not receive marketing approvals for JOTROL, we may not be able to continue our operations.

In addition to JOTROL, our prospects depend in part upon discovering, developing and commercializing product candidates in future programs, which may fail or suffer delays that adversely affect their commercial viability.

Our future operating results are dependent on our ability to successfully develop, obtain regulatory approval for and commercialize product candidates from our research programs, in addition to our lead product candidate, JOTROL. However, research and development related to novel therapeutics is inherently risky. A product candidate can unexpectedly fail at any stage of preclinical and/or clinical development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care and other unpredictable variables. The results from preclinical testing or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later stage clinical trials of the product candidate.

The success of other product candidates we may develop will depend on many factors, including the following:

●	generating sufficient data to support the initiation or continuation of clinical trials;

●	obtaining regulatory permission to initiate clinical trials;

●	contracting with the necessary parties to conduct clinical trials;

●	successful enrollment of patients in, and the completion of, clinical trials on a timely basis;

●	the timely manufacture of sufficient quantities of a product candidate for use in clinical trials; and

●	adverse events in clinical trials.

Even if we successfully discover and advance any other product candidates into clinical development, their success will be subject to all of the clinical, regulatory and commercial risks described elsewhere in this “Risk Factors” section. Accordingly, we cannot assure you that we will ever be able to discover, develop, obtain regulatory approval of, commercialize or generate significant revenue from any product candidates.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome. The clinical trials of our product candidate may not demonstrate safety and efficacy to the satisfaction of the FDA, EMA or other comparable foreign regulatory authorities or otherwise produce positive results and the results of preclinical studies and early clinical trials may not be predictive of future results. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

Our lead product candidate, JOTROL, is entering into Phase II clinical trials after completing a Phase I clinical trial in March 2021 and its risk of failure is high. It is impossible to predict when or if JOTROL or any product candidate that we develop will prove effective or safe in humans or will receive marketing approval. Before obtaining marketing approval from the FDA, EMA or other comparable foreign regulatory authorities for the sale of our product candidates, we must complete preclinical development and extensive clinical trials to demonstrate with substantial evidence the safety and efficacy of such product candidates.

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Clinical testing is expensive, difficult to design and implement, can take many years to complete and its ultimate outcome is uncertain. We cannot guarantee that any of our clinical trials will be conducted as planned or completed on schedule, or at all. Clinical trials can fail at any stage of testing and failure may result from a multitude of factors, including, among other things, flaws in study design, dose selection issues, placebo effects, patient enrollment criteria and failure to demonstrate favorable safety or efficacy traits. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. For example, our product candidates may fail to show the desired safety and efficacy in clinical development despite positive results in preclinical studies or having successfully advanced through initial clinical trials. We may also discover that the half-life of our product candidates renders them unsuitable for the therapeutic applications we have chosen. As a result, we cannot assure you that any clinical trials that we conduct will demonstrate consistent or adequate efficacy and safety to support marketing approval.

Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials, and we cannot be certain that we will not face similar setbacks. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs. Furthermore, the failure of any of our product candidates to demonstrate safety and efficacy in any clinical trial could negatively impact the perception of our other product candidates and/or cause the FDA or other regulatory authorities to require additional testing before approving any of our product candidates.

We have experienced delays in completing our clinical trial and may experience additional delays in initiating or completing additional clinical trials. We may also experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent receipt of marketing approval or our ability to commercialize our product candidates, including:

●	receipt of feedback from regulatory authorities that requires us to modify the design of our clinical trials;

●	clinical trial observations or results that require us to modify the design of our clinical trials;

●	negative or inconclusive clinical trial results that may require us to conduct additional clinical trials or abandon certain drug development programs;

●	obtaining approval from one or more institutional review boards (IRB);

●	the number of patients required for clinical trials being larger than anticipated, enrollment in these clinical trials being slower than anticipated or participants dropping out of these clinical trials at a higher rate than anticipated;

●	any failure or delay in reaching an agreement with CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	the suspension or termination of our clinical trials for various reasons, including non-compliance with regulatory requirements or a finding that our product candidates have undesirable side effects or other unexpected characteristics or risks;

●	changes to clinical trial protocol;

●	clinical sites deviating from trial protocol or dropping out of a trial;

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●	the cost of clinical trials of our product candidates being greater than anticipated;

●	the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates being insufficient or inadequate;

●	subjects experiencing severe or unexpected drug-related adverse selection of clinical end points that require prolonged periods of clinical observation or analysis of the resulting data;

●	a facility manufacturing our product candidates or any of their components being ordered by the FDA or comparable foreign regulatory authorities to temporarily or permanently shut down due to violations of current good manufacturing practice (cGMPs), regulations or other applicable requirements, or infections or cross-contaminations of product candidates in the manufacturing process;

●	any changes to our manufacturing process that may be necessary or desired;

●	third-party clinical investigators losing the licenses or permits necessary to perform our clinical trials, not performing our clinical trials on our anticipated schedule or consistent with the clinical trial protocol, good clinical practices (GCP) or other regulatory requirements;

●	third-party contractors not performing data collection or analysis in a timely or accurate manner;

●	third-party contractors becoming debarred or suspended or otherwise penalized by the FDA or other government or regulatory authorities for violations of regulatory requirements, in which case we may need to find a substitute contractor, and we may not be able to use some or all of the data produced by such contractors in support of our marketing applications; and

●	regulators revising the requirements for approving our product candidates.

If we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing in a timely manner, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may incur unplanned costs, be delayed in seeking and obtaining marketing approval, if we receive such approval at all, receive more limited or restrictive marketing approval, be subject to additional post-marketing testing requirements or have the drug removed from the market after obtaining marketing approval.

Moreover, in the future, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, we may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authority may conclude that a financial relationship between us and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA or comparable foreign regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of our marketing applications by the FDA or comparable foreign regulatory authority, as the case may be, and may ultimately lead to the denial of marketing approval of one or more of our product candidates.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. Moreover, our product development costs will also increase if we experience delays in preclinical studies or clinical trials or in obtaining marketing approvals. We do not know whether any of our preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. We may also determine to change the design or protocol of one or more of our clinical trials, which could result in increased costs and expenses and/or delays. Any delays in completing our clinical trials will increase our costs, slow down our product candidates development and approval process and jeopardize our ability to commence product sales and generate revenues.

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In addition, many of the factors that cause, or lead to, termination or suspension of, or a delay in the commencement or completion of, clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Any delays to our clinical trials that occur as a result could shorten any period during which we may have the exclusive right to commercialize our product candidates and our competitors may be able to bring products to market before we do, and the commercial viability of our product candidates could be significantly reduced. Any of these occurrences may harm our business, financial condition and prospects significantly.

We have entered into Service Agreements with the Selling Stockholders with respect to services to be provided by the Selling Stockholders to us in Asia for the development of our product in the South-East Asian territory immediately following the completion of the public offering, the shares issued by us in advance for the specific services could have a material negative impact on our business, financial condition and operating results in case the Selling Shareholders’ will not perform the services per the agreements.

We have entered into service agreements for development of our product in the South-East Asian territory. The agreements are with three contracted companies, namely, Longevity Technology Group Limited, Regis Healthcare Group Limited, and Optimized Wellness Limited (collectively, the “Selling Stockholders”) that will handle CMC (Chemistry, Manufacturing, and Controls), regulatory affairs and clinical trial management, respectively. As consideration for these services, on June 3, 2024, the Company issued 1,162,500 shares of common stock (“Issued Shares”) to each of the Selling Stockholders with a fair market value of $1.33 per share (3,487,500 shares in aggregate, with an aggregate fair market value of $4,638,375), as pre-payment for three years of services. The Issued Shares are based on certain specified and agreed upon performances to be executed by each of the Selling Stockholders. However, if the Selling Stockholders fail to perform, or underperform, under their respective service agreements with the Company, their Issued Shares will still be issued and outstanding and registered for sale. If the Company tries to recover some or all of these Issued Shares, or the cash equivalent if the Issued Shares have been sold by the Selling Stockholders, based on any type of non-performance of the agreed services, there is no assurance that the Company’s attempt to recover will be successful. Accordingly, the Company may be in a position where it issued shares to the Selling Stockholders under the service agreements even if the Selling Stockholders failed to perform, or underperform, without any ability to have the shares forfeited to the Company. The requirement by the Company to issue the Issued Shares under the service agreements, without any specific protection against non-performance, could have a material negative impact on our business, financial condition and operating results.

We are planning on entering into a Strategic Service Agreement with DOMINANT TREASURE HEALTH COMPANY LIMITED with respect to strategic services in Asia immediately following the completion of the public offering, the fees payable by the Company pursuant to which, are non-refundable and not tied to any milestones or performance, and the foregoing nature of such fees, could have a material negative impact on our business, financial condition and operating results.

The Company has negotiated and plans on entering into a Strategic Service Agreement with DOMINANT TREASURE HEALTH COMPANY LIMITED (“Strategic Services Partner”), immediately following the completion of the public offering, to provide services to advance the business objectives of the Company in China and Southeast Asia. As consideration for these services, the Company will utilize $2,300,000 (the “Fees”) of the offering proceeds, subject to the successful completion of an offering of $10,000,000 or greater. The Fees are non-refundable and are not based on performance by the Strategic Services Partner or milestones that must be reached by the Strategic Services Partner. Accordingly, if the Strategic Services Partner fails to perform, or underperforms, under the Strategic Service Agreement, the Company would still be obligated to pay the Fees and would not be entitled for any return of the Fees. Accordingly, the Company may be in a position where it is required to pay the Fees to the Strategic Services Partner under the Strategic Service Agreement even if the Strategic Services Partner fails to perform, or underperforms, without any ability to get its money back. The requirement by the Company to pay the Fees under the Strategic Service Agreement, regardless of any milestones or performance by Strategic Services Partner, and the non-refundable nature of such Fees could have a material negative impact on our business, financial condition and operating results.

Our product candidates may cause serious adverse events, toxicities or other undesirable side effects when used alone or in combination with other approved products or investigational new drugs that may result in a safety profile that could prevent regulatory approval, prevent market acceptance, limit their commercial potential or result in significant negative consequences.

We are developing a novel biologically active small molecule for neurological disorders. As a result, there is uncertainty as to the safety profile of the product candidates we are developing. In addition, our product candidates may be used in combination with certain other therapies which may have undesirable side effects. If our product candidates are associated with undesirable side effects or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or investigational new drugs we may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled subjects to complete the trial or result in potential product liability claims. Any of these occurrences may prevent us from achieving or maintaining market acceptance of the affected product candidates and may harm our business, financial condition and prospects significantly.

Patients in our ongoing and planned clinical trials may in the future suffer other serious adverse events or other side effects not observed in our preclinical studies or previous clinical trials. JOTROL or other product candidates may be used in pediatric populations for which safety concerns may be particularly scrutinized by regulatory agencies. In addition, if JOTROL is studied in combination with other therapies, it may exacerbate adverse events associated with the therapy. Patients treated with JOTROL or our other product candidates may also be undergoing other therapies which can cause side effects or adverse events that are unrelated to our product candidates but may still impact the success of our clinical trials. The inclusion of critically ill patients in our clinical trials may result in deaths or other adverse medical events due to other therapies or medications that such patients may be using or due to the gravity of such patients’ illnesses. For example, it is expected that some of the patients enrolled in our JOTROL clinical trial will die or experience major clinical events either during the course of our clinical trials or after participating in such trials.

If further serious adverse events or other side effects are observed in any of our current or future clinical trials, we may have difficulty recruiting patients to the clinical trials, patients may drop out of our trials, or we may be required to abandon the trials or our development efforts of that product candidate altogether. We, the FDA, EMA, other comparable regulatory authorities or an IRB may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early-stage trials have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude the product candidate from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance due to its tolerability versus other therapies. Any of these developments could materially harm our business, financial condition and prospects. Further, if any of our product candidates obtains marketing approval, toxicities associated with such product candidates previously not seen during clinical testing may also develop after such approval and lead to a requirement to conduct additional clinical safety trials, additional contraindications, warnings and precautions being added to the drug label, significant restrictions on the use of the product or the withdrawal of the product from the market. We cannot predict whether our product candidates will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early-stage clinical trials.

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The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA or other comparable foreign regulatory authorities.

We will be required to demonstrate with substantial evidence through well-controlled clinical trials that our product candidates are safe and effective for use in a diverse population before we can seek marketing approvals for their commercial sale. Success in preclinical studies and early-stage clinical trials does not mean that future clinical trials will be successful. For instance, we do not know whether JOTROL will perform in current or future clinical trials as JOTROL has performed in preclinical studies or earlier clinical trials. Product candidates in clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA, EMA and other comparable foreign regulatory authorities despite having progressed through preclinical studies. Regulatory authorities may also limit the scope of later-stage trials until we have demonstrated satisfactory safety, which could delay regulatory approval, limit the size of the patient population to which we may market our product candidates, or prevent regulatory approval.

In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidates due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dose and dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Patients treated with our product candidates may also be undergoing other therapies and may be using other approved products or investigational new drugs, which can cause side effects or adverse events that are unrelated to our product candidates. As a result, assessments of efficacy can vary widely for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, our clinical trial outcomes.

We do not know whether any clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain approval to market any of our product candidates.

If we experience delays or difficulties in the enrollment and/or maintenance of patients in clinical trials, our regulatory submissions or receipt of necessary marketing approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials to such trial’s conclusion as required by the FDA, EMA or other comparable foreign regulatory authorities. Patient enrollment is a significant factor in the timing of clinical trials. Our ability to enroll eligible patients may be limited or may result in slower enrollment than we anticipate.

We may encounter difficulties in identifying and enrolling subjects with a stage of disease appropriate for our planned clinical trials and monitoring such subjects adequately during and after treatment. We may not be able to initiate or continue clinical trials if we are unable to locate a sufficient number of eligible subjects to participate in the clinical trials required by the FDA or comparable foreign regulatory authorities. In addition, the process of finding and diagnosing subjects may prove costly. Further, the treating physicians in our clinical trials may also use their medical discretion in advising patients enrolled in our clinical trials to withdraw from our studies to try alternative therapies.

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We expect patient enrollment to be affected because our competitors have ongoing clinical trials for programs that are under development for the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials could instead enroll in clinical trials of our competitors’ programs. Patient enrollment for our current or any future clinical trials may be affected by other factors, including:

●	size and nature of the patient population;

●	perceived risks and benefits of novel, unproven approaches;

●	severity of the disease under investigation;

●	availability and efficacy of approved drugs for the disease under investigation;

●	patient eligibility criteria for the trial in question as defined in the protocol;

●	perceived risks and benefits of the product candidates under study;

●	clinicians’ and patients’ perceptions as to the potential advantages of the product candidates being studied in relation to other available therapies, including any new products that may be approved or other product candidates being investigated for the indications we are investigating;

●	patient referral practices of physicians;

●	the ability to monitor patients adequately during and after treatment;

●	the activities of key opinion leaders (KOLs) and patient advocacy groups;

●	proximity and availability of clinical trial sites for prospective patients; and

●	the risk that patients enrolled in clinical trials will drop out of the trials before completion or, because they may have an advanced disease, will not survive the full terms of the clinical trials.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our product candidates and jeopardize our ability to obtain marketing approval for the sale of our product candidates. Furthermore, even if we are able to enroll a sufficient number of patients for our clinical trials, we may have difficulty maintaining participation in our clinical trials through the treatment and any follow-up periods.

We have limited resources and are currently focusing the majority of our efforts on developing JOTROL for particular indications. As a result, we may fail to capitalize on other indications or product candidates that may ultimately have proven to be more profitable.

We are currently focusing the majority of our resources and efforts on developing JOTROL. As a result, because we have limited resources, we may forgo or delay the pursuit of opportunities for other indications or with other product candidates that may have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial drugs or profitable market opportunities. Our spending on current and future research and development activities for JOTROL may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target markets for JOTROL, we may relinquish valuable rights to our product candidates or programs through collaboration, licensing or other strategic arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidates or program.

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We face significant competition and if our competitors develop and market technologies or products more rapidly than we do or that are more effective, safer or less expensive than the products we develop, our commercial opportunities will be negatively impacted.

The biotechnology and biopharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary and novel products and product candidates. Our competitors have developed, are developing or may develop products, product candidates and processes competitive with our product candidate. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may attempt to develop product candidates.

We have competitors both in the United States and internationally, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, emerging and start-up companies, universities and other research institutions. We also compete with other organizations to recruit management, scientists and clinical development personnel, which could negatively affect our level of expertise and our ability to execute our business plan. We will also face competition in establishing clinical trial sites, enrolling subjects for clinical trials and in identifying and in-licensing new product candidates.

We expect to face competition from existing products and products in development for each of our programs. Many of these current and potential competitors have significantly greater financial, manufacturing, marketing, drug development, technical and human resources and commercial expertise than we do. Large pharmaceutical and biotechnology companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, recruiting patients and manufacturing biotechnology products. These companies also have significantly greater research and marketing capabilities than we do and may also have products that have been approved or are in late stages of development, and collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical and biotechnology companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that we develop obsolete. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies, as well as in acquiring technologies complementary to, or necessary for, our programs. As a result of all of these factors, our competitors may succeed in obtaining approval from the FDA, EMA or other comparable foreign regulatory authorities or in discovering, developing and commercializing products in our field before we do.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer side effects, are more convenient, have a broader label, are marketed more effectively, are more widely reimbursed or are less expensive than any products that we may develop. Our competitors also may obtain marketing approval from the FDA, EMA or other comparable foreign regulatory authorities for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Even if the product candidates we develop achieve marketing approval, they may be priced at a significant premium over competitive products if any have been approved by then, resulting in reduced competitiveness. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical. If we are unable to compete effectively, our opportunity to generate revenue from the sale of our products we may develop, if approved, could be adversely affected.

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Interim, topline and preliminary data from our clinical trials that we announce or publish may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose preliminary, interim or topline data from our clinical trials, such as the interim data from our Phase I clinical trial of JOTROL. These interim updates are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. In addition, we may report interim analyses of only certain endpoints rather than all endpoints. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse changes between interim data and final data could significantly harm our business and prospects. Further, additional disclosure of interim data by us or by our competitors in the future could result in volatility in the price of our securities.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidates or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the preliminary or topline data that we report differ from late, final or actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, JOTROL or any other product candidates may be harmed, which could harm our business, financial condition, results of operations and prospects.

We may not be successful in our efforts to develop our proprietary drug delivery platform to build a pipeline of indications.

A key element of our strategy is to leverage our proprietary drug delivery platform and our ability to expand our pipeline of indications. We are leveraging our proprietary drug delivery platform and capabilities to create precision medicines for neurological disorders with high levels of unmet need. Although our research and development efforts to date have resulted in a pipeline product candidate JOTROL, this product candidate may not be safe and effective. In addition, although we expect that our proprietary drug delivery platform will allow us to develop a diverse pipeline across multiple therapeutic areas, we may not prove to be successful at doing so. Furthermore, we may also find that the uses of our proprietary drug delivery platform are limited because alternative uses of our therapeutics prove not to be safe or effective. Even if we are successful in building our pipeline, JOTROL may not be suitable for clinical development, including as a result of being shown to have harmful side effects or other characteristics that indicate that they are unlikely to receive marketing approval or achieve market acceptance. Further, because our product candidate and development programs are based on our proprietary drug delivery platform, adverse developments with respect to one of our programs may have a significant adverse impact on the actual or perceived likelihood of success and value of our other programs.

In addition, the biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies. Our future success will depend in part on our ability to maintain a competitive position with our approach. If we fail to stay at the forefront of technological change in utilizing our proprietary drug delivery platform to create and develop product candidates, we may be unable to compete effectively. Our competitors may render our approach obsolete or limit the commercial value of our product candidates, by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in our drug delivery process that we believe we derive from our research approach and proprietary technologies. By contrast, adverse developments with respect to other companies that attempt to use a similar approach to our approach may adversely impact the actual or perceived value of our proprietary drug delivery platform and potential of our product candidates. If any of these events occur, we may be forced to abandon our development efforts for a program or programs, which would have a material adverse effect on our business and could potentially cause us to cease operations.

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We may develop JOTROL and potentially other programs in combination with other therapies, which would expose us to additional risks.

We may develop JOTROL and potentially other programs, in combination with one or more currently approved therapies or therapies in development. Patients may not be able to tolerate JOTROL or any other product candidates in combination with other therapies or dosing of JOTROL in combination with other therapies may have unexpected consequences. Even if any of our product candidates were to receive marketing approval or be commercialized for use in combination with other existing therapies, we would continue to be subject to the risks that the FDA, EMA or other comparable foreign regulatory authorities could revoke approval of the therapy used in combination with any of our product candidates, or safety, efficacy, manufacturing or supply issues could arise with these existing therapies. In addition, it is possible that existing therapies with which our product candidates are approved for use could themselves fall out of favor. This could result in the need to identify other combination therapies for our product candidates or our own products being removed from the market or being less successful commercially.

We may also evaluate our product candidates in combination with one or more other therapies that have not yet been approved for marketing by the FDA, EMA or comparable foreign regulatory authorities. We will not be able to market and sell any product candidates in combination with any such unapproved therapies that do not ultimately obtain marketing approval.

If the FDA, EMA or other comparable foreign regulatory authorities do not approve or revoke their approval of these other therapies, or if safety, efficacy, commercial adoption, manufacturing or supply issues arise with the therapies we may choose to evaluate in combination with JOTROL or any other product candidate, we may be unable to obtain approval of or successfully market any one or all of the product candidates we develop.

Additionally, if the third-party providers of therapies or therapies in development used in combination with our product candidates are unable to produce sufficient quantities for clinical trials or for commercialization of our product candidate, or if the cost of combination therapies are prohibitive, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

The manufacture of drugs is complex, and our third-party manufacturers may encounter difficulties in production. If any of our third-party manufacturers encounter such difficulties, our ability to provide adequate supply of our product candidates for clinical trials or our products for patients, if approved, could be delayed or prevented.

Manufacturing drugs, especially in large quantities, is complex and may require the use of innovative technologies. Each lot of an approved drug product must undergo thorough testing for identity, strength, quality, purity and potency. Manufacturing drugs requires facilities specifically designed for and validated for this purpose, as well as sophisticated quality assurance and quality control procedures. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures or product recalls. When changes are made to the manufacturing process, we may be required to provide preclinical and clinical data showing the comparable quality and efficacy of the products before and after such changes. If our third-party manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization as a result of these challenges, or otherwise, our development and commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

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Our product candidates may not achieve adequate market acceptance among physicians, patients, healthcare payors and others in the medical community necessary for commercial success.

Even if our product candidates receive regulatory approval, they may not gain adequate market acceptance among physicians, patients, third-party payors and others in the medical community. The degree of market acceptance of any of our approved product candidates will depend on a number of factors, including:

●	the efficacy and safety profile as demonstrated in clinical trials compared to alternative treatments;

●	the timing of market introduction of the product candidates as well as competitive products;

●	the clinical indications for which a product candidate is approved;

●	restrictions on the use of product candidates in the labeling approved by regulatory authorities, such as boxed warnings or contraindications in labeling, or a risk evaluation and mitigation strategy, if any, which may not be required of alternative treatments and competitor products;

●	the potential and perceived advantages of our product candidates over alternative treatments;

●	the cost of treatment in relation to alternative treatments;

●	the availability of an approved product candidate for use as a combination therapy;

●	relative convenience and ease of administration;

●	the willingness of the target patient population or their caregivers to try new therapies and of physicians to prescribe these therapies;

●	the availability of coverage and adequate reimbursement by third-party payors, including government authorities;

●	patients’ willingness to pay for these therapies in the absence of such coverage and adequate reimbursement;

●	the effectiveness of sales and marketing efforts;

●	support from KOLs and patient advocacy groups;

●	unfavorable publicity relating to our product candidates; and

●	the approval of other new therapies for the same indications.

If any of our product candidates are approved but do not achieve an adequate level of acceptance by physicians, hospitals, healthcare payors and patients, we may not generate or derive sufficient revenue from that product candidate and our financial results could be negatively impacted.

The patient population suffering from MPS I, Friedreich’s ataxia, and MELAS is small and has not been established with precision. If the actual number of patients is smaller than we estimate, our revenue and ability to achieve profitability may be adversely affected. Because the target patient populations of our programs are small and the addressable patient population may be even smaller, we must be able to successfully identify patients and capture a significant market share to achieve profitability and growth.

MPS I, Friedreich’s ataxia, and MELAS are rare, genetic neuromuscular disorders. We estimate that MPS I occurs in approximately one in every 100,000 live births and that the patient population is approximately 2,000 to 3,000 in the United States and approximately 4,000 in Europe. Friedreich’s ataxia has a higher incidence of approximately 1 in every 50,000 live births. We estimate there are between 5,000 and 6,000 patients with Friedreich’s ataxia in the United States, with slightly higher patient population estimated in Europe. MELAS is one of the most common mitochondrial diseases, with an estimated incidence of 1 in 4000.We estimate that there are approximately 80,000 patients with MELAS in the United States.

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Our estimates of the size of these patient populations are based on published studies. Given the small number of patients who have the diseases that we are targeting, it is critical to our ability to grow and become profitable that we continue to successfully identify patients with these rare diseases. The effort to identify patients with diseases we seek to treat is in early stages, and we cannot accurately predict the number of patients for whom treatment might be possible. Various factors may decrease the market size of our product and product candidates, including the severity of the disease, patient demographics and the response of patients’ immune systems to our product candidates. If the results of these studies or our analysis of them do not accurately reflect the relevant patient population, our assessment of the market may be inaccurate, making it difficult or impossible for us to meet our revenue goals, or to obtain and maintain profitability.

Additionally, the potentially addressable patient population for each of our product candidates may be limited or may not be amenable to treatment with our product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and our business. Further, even if we obtain significant market share for our product candidates, because the potential target populations are very small, we may never achieve profitability despite obtaining such significant market share.

Any product candidates we develop may become subject to unfavorable third-party coverage and reimbursement practices, as well as pricing regulations.

The availability and extent of coverage and adequate reimbursement by third-party payors including government health administration authorities, private health coverage insurers, managed care organizations and other third-party payors is essential for most patients to be able to afford expensive treatments. The initial targets in our pipeline are indications with small patient populations. For product candidates that are designed to treat smaller patient populations to be commercially viable, the reimbursement for such product candidates must be higher, on a relative basis, to account for the lack of volume. Accordingly, we will need to implement a coverage and reimbursement strategy for any approved product candidate that accounts for the smaller potential market size.

Sales of any of our product candidates that receive marketing approval will depend substantially, both in the United States and internationally, on the extent to which the costs of such product candidates will be covered and reimbursed by third-party payors. If reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize an adequate return on our investment. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not successfully commercialize any product candidate for which we obtain marketing approval.

There is significant uncertainty related to third-party payor coverage and reimbursement of newly approved products. In the United States, for example, principal decisions about reimbursement for new products are typically made by the Centers for Medicare & Medicaid Services (CMS), an agency within the U.S. Department of Health and Human Services (HHS). CMS decides whether and to what extent a new product will be covered and reimbursed under Medicare, and private third-party payors often follow CMS’s decisions regarding coverage and reimbursement to a substantial degree. However, one third-party payor’s determination to provide coverage for a product candidate does not assure that other payors will also provide coverage for the product candidate or at the same level of reimbursement. As a result, the coverage determination process is often time-consuming and costly. This process will require us to provide scientific and clinical support for the use of our products to each third-party payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

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Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Further, such payors are increasingly challenging the price, examining the medical necessity and reviewing the cost effectiveness of medical product candidates. There may be especially significant delays in obtaining coverage and reimbursement for newly approved drugs. Third-party payors may limit coverage to specific product candidates on an approved list, known as a formulary, which might not include all FDA-approved drugs for a particular indication. We may need to conduct expensive pharmaco-economic studies to demonstrate the medical necessity and cost effectiveness of our products. Nonetheless, our product candidates may not be considered medically necessary or cost effective. We cannot be sure that coverage and reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be.

Outside the United States, the commercialization of therapeutics is generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of therapeutics such as our product candidates. In many countries, particularly the countries of the European Union (EU), medical product prices are subject to varying price control mechanisms as part of national health systems. In these countries, pricing negotiations with governmental authorities can take considerable time after a product receives marketing approval. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. In general, product prices under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for products but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

If we are unable to establish or sustain coverage and adequate reimbursement for any product candidates from third-party payors, the adoption of those products and sales revenue will be adversely affected, which, in turn, could adversely affect the ability to market or sell those product candidates, if approved. Coverage policies and third-party payor reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Our business entails a significant risk of product liability and if we are unable to obtain sufficient insurance coverage, such inability could have an adverse effect on our business and financial condition. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products.

Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. We currently have product liability insurance that we believe is appropriate for our stage of development and may need to obtain higher levels prior to marketing any of our product candidates, if approved. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have an adverse effect on our business and financial condition. Also, our insurance policies may have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

We may be sued if any of our product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing, or sale post-approval. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, or a breach of warranties. Claims could also be asserted under state consumer protection laws. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit testing and commercialization of our products. Even successful defense would require significant financial and management resources.

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Regardless of the merits or eventual outcome, liability claims may result in:

●	delays in the development of our product candidates;

●	FDA, EMA or other regulatory authority investigation of the safety and effectiveness of our products, our manufacturing processes and facilities or our marketing programs;

●	decreased or interrupted demand for our products;

●	injury to our reputation;

●	withdrawal of clinical trial participants and inability to continue clinical trials;

●	initiation of investigations by regulators;

●	costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing, or promotional restrictions;

●	loss of revenue;

●	exhaustion of any available insurance and our capital resources; and

●	the inability to commercialize any products.

Risks Related to Regulatory Approval and Other Legal Compliance Matters

The regulatory approval processes of the FDA, EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable. If we are ultimately unable to obtain regulatory approval of our product candidates, we will be unable to generate product revenue and our business will be substantially harmed.

Our product candidates are and will continue to be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process must be successfully completed in the United States and in many foreign jurisdictions before a new drug can be approved for marketing. Obtaining approval by the FDA, EMA and other comparable foreign regulatory authorities is costly, unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other data. Even if we eventually complete clinical testing and receive approval for our product candidates, the FDA, EMA and other comparable foreign regulatory authorities may approve our product candidates for a more limited indication or a narrower patient population than we originally requested or may impose other prescribing limitations or warnings that limit the product’s commercial potential. We have not submitted for, or obtained, regulatory approval for any product candidate, and it is possible that none of our product candidates will ever obtain regulatory approval. Further, development of our product candidates and/or regulatory approval may be delayed for reasons beyond our control. We cannot provide any assurance that any product candidates we may develop will progress through required clinical testing and obtain the regulatory approvals necessary for us to begin selling them.

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We have not conducted, managed or completed large-scale or pivotal clinical trials nor managed the regulatory approval process with the FDA or any other regulatory authority. Applications for our product candidates could fail to receive regulatory approval for many reasons, including the following:

●	the FDA, EMA or other comparable foreign regulatory authorities may disagree with the design, implementation or results of our clinical trials;

●	the FDA, EMA or other comparable foreign regulatory authorities may determine that our product candidates are not safe and effective, are only moderately effective or have undesirable or unintended side effects, toxicities or other characteristics that preclude our obtaining marketing approval or prevent or limit commercial use;

●	the population studied in the clinical trial may not be sufficiently broad or representative to assure efficacy and safety in the full population for which we seek approval;

●	the FDA, EMA or other comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

●	we may be unable to demonstrate to the FDA, EMA or other comparable foreign regulatory authorities that our product candidate’s risk-benefit ratio for its proposed indication is acceptable;

●	the FDA, EMA or other comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

●	the approval policies or regulations of the FDA, EMA or other comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations and prospects. Any delay or failure in seeking or obtaining required approvals would have a material and adverse effect on our ability to generate revenue from any particular product candidates we are developing and for which we are seeking approval. Furthermore, any regulatory approval to market a drug may be subject to significant limitations on the approved uses or indications for which we may market, promote and advertise the drug or the labeling or other restrictions. In addition, the FDA has the authority to require a Risk Evaluation and Mitigation Strategy (REMS) plan as part of approving an NDA, or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug. These requirements or restrictions might include limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may significantly limit the size of the market for the drug and affect reimbursement by third-party payors.

We are also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries, and generally includes all of the risks associated with FDA and EMA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

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The FDA, EMA and other comparable foreign regulatory authorities may not accept data from trials conducted in locations outside of their jurisdiction.

Our ongoing clinical trials are being undertaken in the United States. We may choose to conduct additional clinical trials internationally. The acceptance of study data by the FDA, EMA or other comparable foreign regulatory authority from clinical trials conducted outside of their respective jurisdictions may be subject to certain conditions. In cases where data from United States clinical trials are intended to serve as the basis for marketing approval in the foreign countries outside the United States, the standards for clinical trials and approval may be different. There can be no assurance that any United States or foreign regulatory authority would accept data from trials conducted outside of its applicable jurisdiction. If the FDA, EMA or any applicable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan, and which may result in our product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction. For example, even if the FDA or EMA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion and reimbursement of the product candidate in those countries. However, a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Obtaining foreign regulatory approvals and establishing and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. If we or any future collaborator fail to comply with the regulatory requirements in international markets or fail to receive applicable marketing approvals, our target market will be reduced and our ability to realize the full market potential of our potential product candidates will be harmed.

The regulatory approval processes for product candidates that target rare diseases, including MPS I, Friedreich’s ataxia, and MELAS are uncertain.

Due to the lack of precedent, broad discretion of regulatory authorities, and a multitude of unique factors that impact the regulatory approval process, the likelihood of the approval of any of our product candidates that target rare diseases, such as MPS I, Friedreich’s ataxia, and MELAS is uncertain, and we may not be able to anticipate, prepare for or satisfy requests or requirements from regulatory authorities, including completing and submitting planned Investigational New Drug (IND) and new drug applications (NDA) for our product candidates, in a timely manner, or at all. For example, MPS I is a rare disease for which there is only one FDA approved therapeutics. In addition, no therapies are currently approved for MELAS in the United States or the EU. Further, the FDA may determine, after evaluation of our data and analyses, that such data and analyses do not support an NDA submission, filing or approval. Due to this lack of predictability, we may not have the resources necessary to meet regulatory requirements and successfully complete a potentially protracted, expensive and wide-ranging approval process for commercialization of product candidates for rare diseases.

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Even if our product candidates receive regulatory approval, they will be subject to significant post-marketing regulatory requirements and oversight.

Any regulatory approvals that we may receive for our product candidates will require the submission of reports to regulatory authorities and on-going surveillance to monitor the safety and efficacy of the product candidate, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements and regulatory inspection. For example, the FDA may require a REMS in order to approve our product candidates, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or foreign regulatory authorities approve our product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for our product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with cGMPs and GCPs for any clinical trials that we conduct post-approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMP regulations and standards. If we or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. In addition, failure to comply with FDA, EMA and other comparable foreign regulatory requirements may subject our company to administrative or judicially imposed sanctions, including:

●	delays in or the rejection of product approvals;

●	restrictions on our ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials;

●	restrictions on the products, manufacturers or manufacturing process;

●	warning or untitled letters;

●	civil and criminal penalties;

●	injunctions;

●	suspension or withdrawal of regulatory approvals;

●	product seizures, detentions or import bans;

●	voluntary or mandatory product recalls and publicity requirements;

●	total or partial suspension of production; and

●	imposition of restrictions on operations, including costly new manufacturing requirements.

The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates, if approved, and generate revenue. Furthermore, non-compliance by us or any future collaborator with regulatory requirements, including safety monitoring and with requirements related to the development of products for the pediatric population can also result in significant financial penalties.

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We may not be able to obtain orphan drug designation or obtain or maintain orphan drug exclusivity for our product candidates and, even if we do, that exclusivity may not prevent the FDA, EMA or other comparable foreign regulatory authorities, from approving competing products.

Regulatory authorities in some jurisdictions, including the United States and the EU, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. However, there can be no assurances that we will be able to obtain orphan designations for our product candidates.

In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers. In addition, if a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity. Orphan drug exclusivity in the United States provides that the FDA may not approve any other applications, including a full NDA, to market the same drug for the same indication for seven years, except in limited circumstances. The applicable exclusivity period is 10 years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.

We submitted a request to FDA and received orphan drug designation for Friedreich’s ataxia. We intend to seek orphan drug designation for JOTROL in MPS I and may seek orphan drug designation for other product candidates. Even if we obtain orphan drug designation for a product candidate, we may not be able to obtain or maintain orphan drug exclusivity for that product candidate. We may not be the first to obtain marketing approval of any product candidate for which we have obtained orphan drug designation for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products. In addition, exclusive marketing rights in the United States may be limited if we seek approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if we are unable to ensure that we will be able to manufacture sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties may be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care or the manufacturer of the product with orphan exclusivity is unable to maintain sufficient product quantity. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the product candidate any advantage in the regulatory review or approval process or entitles the product candidate to priority review.

Where appropriate, we plan to secure approval from the FDA or comparable foreign regulatory authorities through the use of accelerated registration pathways. If we are unable to obtain such approval, we may be required to conduct additional preclinical studies or clinical trials beyond those that we contemplate, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals. Even if we receive accelerated approval from the FDA, if our confirmatory trials do not verify clinical benefit, or if we do not comply with rigorous post-marketing requirements, the FDA may seek to withdraw accelerated approval.

Where possible, we plan to pursue accelerated development strategies in areas of high unmet need. We may seek an accelerated approval pathway for our one or more of our product candidates. Under the accelerated approval provisions in the Federal Food, Drug, and Cosmetic Act, and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product candidate designed to treat a serious or life-threatening condition that provides meaningful therapeutic benefit over available therapies upon a determination that the product candidate has an effect on a surrogate endpoint or intermediate clinical endpoint that is reasonably likely to predict clinical benefit. The FDA considers a clinical benefit to be a positive therapeutic effect that is clinically meaningful in the context of a given disease, such as irreversible morbidity or mortality. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit. An intermediate clinical endpoint is a clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit. The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage, but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verify and describe the drug’s clinical benefit. If such post-approval studies fail to confirm the drug’s clinical benefit, the FDA may withdraw its approval of the drug.

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Prior to seeking such accelerated approval, we will seek feedback from the FDA and will otherwise evaluate our ability to seek and receive such accelerated approval. There can be no assurance that after our evaluation of the feedback and other factors we will decide to pursue or submit an NDA for accelerated approval or any other form of expedited development, review or approval. Similarly, there can be no assurance that after subsequent FDA feedback we will continue to pursue or apply for accelerated approval or any other form of expedited development, review or approval, even if we initially decide to do so. Furthermore, if we decide to submit an application for accelerated approval or under another expedited regulatory designation (e.g., breakthrough therapy designation), there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. The FDA or other comparable foreign regulatory authorities could also require us to conduct further studies prior to considering our application or granting approval of any type. A failure to obtain accelerated approval or any other form of expedited development, review or approval for our product candidate would result in a longer time period to commercialization of such product candidate, could increase the cost of development of such product candidate and could harm our competitive position in the marketplace.

We may face difficulties from changes to current regulations and future legislation.

Existing regulatory policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, and we may not achieve or sustain profitability.

We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. For example, certain policies of the current U.S. administration may impact our business and industry, which could impose significant burdens on, or otherwise materially delay, the FDA’s ability to engage in routine regulatory and oversight activities such as implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. It is difficult to predict how current and future legislation, executive actions, and litigation, including the executive orders referenced below, will be implemented, and the extent to which they will impact our business, our clinical development, and the FDA’s and other agencies’ ability to exercise their regulatory authority, including FDA’s pre-approval inspection and timely review of any regulatory filings or applications we submit to the FDA. If these executive actions impose constraints on FDA’s ability to engage in oversight and implementation activities in the normal course or constraints on our business operations, including operations of our contractors, our business may be negatively impacted.

For example, in March 2010, the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the ACA), was passed, which substantially changed the way healthcare is financed by both the government and private insurers, and continues to significantly impact the U.S. pharmaceutical industry. Since its enactment, there have been judicial and Congressional challenges to certain aspects of the ACA. For example, various portions of the ACA are currently undergoing legal and constitutional challenges in the United States Supreme Court. Although the Supreme Court has not yet ruled on the constitutionality of the ACA, on January 28, 2021, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through May 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructs certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. We cannot predict how the Supreme Court will rule on these challenges, how future litigation will impact our business, or what other healthcare measures and regulations will ultimately be implemented at the federal or state level or the effect of any future legislation or regulation may have on our business.

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In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. These changes included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, effective April 1, 2013, which will remain in effect through 2030. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several providers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on customers for our drugs, if approved, and accordingly, our financial operations.

Moreover, there has been heightened governmental scrutiny recently over the manner in which drug manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. For example, in May 2019, CMS issued a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs beginning January 1, 2020. This final rule codified CMS’s policy change that was effective January 1, 2019. At the federal level, the Trump administration used several means to propose or implement drug pricing reform, including through federal budget proposals, executive orders and policy initiatives. For example, in 2020, HHS and CMS issued various rules that are expected to impact, among others, price reductions from pharmaceutical manufacturers to plan sponsors under Part D, fee arrangements between pharmacy benefit managers and manufacturers, manufacturer price reporting requirements under the Medicaid Drug Rebate Program, including regulations that affect manufacturer-sponsored patient assistance programs subject to pharmacy benefit manager accumulator programs and Best Price reporting related to certain value-based purchasing arrangements. Multiple lawsuits have been brought against the HHS challenging various aspects of the rules. In January 2021, the Biden administration issued a “regulatory freeze” memorandum that directs department and agency heads to review new or pending rules of the prior administration. It is unclear whether these new regulations will be withdrawn or when they will become fully effective under the Biden administration. The impact of these lawsuits as well as legislative, executive, and administrative actions of the Biden administration on us and the pharmaceutical industry as a whole is unclear.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. We are unable to predict the future course of federal or state healthcare legislation in the United States directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. These and any further changes in the law or regulatory framework that reduce our revenue or increase our costs could also have a material and adverse effect on our business, financial condition and results of operations.

We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our product candidates.

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Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for biotechnology products. We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. In addition, increased scrutiny by Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements.

The regulatory framework for privacy and personal information security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. The U.S. federal and various state, local and foreign government bodies and agencies have adopted or are considering adopting laws and regulations limiting, or laws and regulations regarding, the collection, distribution, use, disclosure, storage, security and other processing of personal information.

Additionally, the collection and use of health data and other personal data is governed in the EU by the General Data Protection Regulation (GDPR), which extends the geographical scope of EU data protection law to entities and operations outside of the EU under certain conditions and imposes substantial obligations upon companies and new rights for individuals, and by certain EU Member State-level legislation. Failure to comply with the GDPR may result in fines up to €20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, and other administrative penalties. The GDPR may increase our responsibility and liability in relation to personal data that we may process, and we may be required to put in place additional measures in an effort to comply with the GDPR and with other laws and regulations in the EU, including those of EU Member States, relating to privacy and data protection. This may be onerous and if our efforts to comply with GDPR or other applicable EU laws and regulations are not successful, or are perceived to be unsuccessful, it could adversely affect our business in the EU. Further, the European Court of Justice (ECJ) invalidated the EU-U.S. Privacy Shield, which had enabled the transfer of personal data from the EU to the U.S. for companies that had self-certified to the Privacy Shield in July 2020. The ECJ decision also raised questions about the continued validity of one of the primary alternatives to the EU-U.S. Privacy Shield, namely the European Commission’s Standard Contractual Clauses, and EU regulators have issued additional guidance regarding considerations and requirements that we and other companies must consider and undertake when using the Standard Contractual Clauses. Although the EU has presented a new draft set of contractual clauses, at present, there are few, if any, viable alternatives to the EU-U.S. Privacy Shield and the Standard Contractual Clauses. To the extent that we were to rely on the EU-U.S. or Swiss-U.S. Privacy Shield programs, we will not be able to do so in the future, and the ECJ’s decision and other regulatory guidance or developments otherwise may impose additional obligations with respect to the transfer of personal data from the EU and Switzerland to the U.S., each of which could restrict our activities in those jurisdictions, limit our ability to provide our products and services in those jurisdictions, or increase our costs and obligations and impose limitations upon our ability to efficiently transfer personal data from the EU and Switzerland to the U.S.

Further, the exit of the United Kingdom (UK) from the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the UK. Specifically, the UK exited the EU on January 1, 2020, subject to a transition period that ended December 31, 2020. Under the post-Brexit Trade and Cooperation Agreement between the EU and the UK, the UK and EU have agreed that transfers of personal data to the UK from EEA member states will not be treated as ‘restricted transfers’ to a non-EEA country for a period of up to four months from January 1, 2021, plus a potential further two-month extension (the “Extended Adequacy Assessment Period”). Although the current maximum duration of the Extended Adequacy Assessment Period is six months, it may end sooner, for example, in the event that the European Commission adopts an ‘adequacy decision’ in respect of the UK, or the UK amends the UK GDPR and/or makes certain changes regarding data transfers under the UK GDPR/Data Protection Act 2018 without the consent of the EU (unless those amendments or decisions are made simply to keep relevant UK laws aligned with the EU’s data protection regime). If the European Commission does not adopt an ‘adequacy decision’ in respect of the UK prior to the expiry of the Extended Adequacy Assessment Period, from that point onwards the UK will be an ‘inadequate third country’ under the GDPR and transfers of personal data from the EEA to the UK will require a ‘transfer mechanism’ such as the Standard Contractual Clauses. The UK has implemented legislation similar to the GDPR, referred to as the UK GDPR, which provides for fines of up to the greater of £17.5 million or 4% of global turnover. As of January 1, 2021, the UK is a “third country” under the GDPR, and the relationship between the UK and EU in relation to aspects of data protection law in the medium and longer term remains unclear, including with respect to cross-border data transfers and the role of the UK Information Commissioner’s Office with respect to the EU, which exposes us to further compliance risk. We may incur liabilities, expenses, costs, and other operational losses relating to the GDPR, the UK GDPR, and other laws and regulations in the EU and UK relating to privacy and data protection, including those of applicable EU Member States in connection with any measures we take to comply with them. Finally, state and foreign laws may apply generally to the privacy and security of information we maintain, and may differ from each other in significant ways, thus complicating compliance efforts and potentially requiring us to undertake additional measures to comply with them.

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In the United States, there are a broad variety of data protection laws and regulations that may apply to our activities such as state data breach notification laws, state personal data privacy laws (for example, the California Consumer Privacy Act of 2018 (CCPA)), state health information privacy laws, and federal and state consumer protection laws. A range of enforcement agencies exist at both the state and federal levels that can enforce these laws and regulations. For example, the CCPA requires covered businesses that process personal information of California residents to disclose their data collection, use and sharing practices. Further, the CCPA provides California residents with new data privacy rights (including the ability to opt out of certain disclosures of personal data), imposes new operational requirements for covered businesses, provides for civil penalties for violations as well as a private right of action for data breaches and statutory damages (that is expected to increase data breach class action litigation and result in significant exposure to costly legal judgements and settlements). Aspects of the CCPA and its interpretation and enforcement remain uncertain. In addition, it is anticipated that the CCPA will be expanded on January 1, 2023, when the California Privacy Rights Act of 2020 (CPRA) becomes operative. The CPRA will, among other things, give California residents the ability to limit use of certain sensitive personal information, further restrict the use of cross-contextual advertising, establish restrictions on the retention of personal information, expand the types of data breaches subject to the CCPA’s private right of action, provide for increased penalties for CPRA violations concerning California residents under the age of 16, and establish a new California Privacy Protection Agency to implement and enforce the new legislation. Although there are limited exemptions for clinical trial data under the CCPA, the CCPA and other similar laws could impact our business activities, depending on their interpretation.

With the GDPR, CCPA, CRPA and other laws, regulations and other obligations relating to privacy and data protection imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other obligations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in an effort to do so. Additionally, if third parties we work with, such as vendors or service providers, violate applicable laws or regulations or our policies, such violations may also put our or our customers’ data at risk and could in turn have an adverse effect on our business. Any failure or perceived failure by us or our service providers to comply with our applicable policies or notices relating to privacy or data protection, our contractual or other obligations to third parties, or any of our other legal obligations relating to privacy or data protection, may result in governmental investigations or enforcement actions, litigation, claims and other proceedings, harm our reputation, and could result in significant liability.

Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the U.S. Securities and Exchange Commission (SEC) and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

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Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, in recent years, including in 2018 and 2019, the U.S. government shut down several times and certain regulatory agencies, such as the FDA and the SEC, had to furlough critical employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, upon completion of this offering and in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Our relationships with healthcare professionals, clinical investigators, CROs and third-party payors in connection with our current and future business activities may be subject to federal and state healthcare fraud and abuse laws, false claims laws, transparency laws, government price reporting, and health information privacy and security laws, which could expose us to significant losses, including, among other things, criminal sanctions, civil penalties, contractual damages, exclusion from governmental healthcare programs, reputational harm, administrative burdens and diminished profits and future earnings.

Healthcare providers and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our current and future arrangements with healthcare professionals, clinical investigators, CROs, third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we research, as well as market, sell and distribute our products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations may include the following:

●	the federal Anti-Kickback Statute prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid;

●	the federal false claims laws, including the civil False Claims Act, which can be enforced by private citizens through civil whistleblower or qui tam actions, and civil monetary penalties laws, prohibit individuals or entities from, among other things, knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

●	the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), prohibits, among other things, executing or attempting to execute a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH) and their implementing regulations, also imposes obligations, including mandatory contractual terms, on covered entities, which are health plans, healthcare clearinghouses, and certain health care providers, as those terms are defined by HIPAA, and their respective business associates and their subcontractors, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

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●	the federal Physician Payments Sunshine Act requires applicable manufacturers of covered drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to annually report to CMS information regarding payments and other transfers of value to physicians, defined to include doctors, dentists, optometrists, podiatrists and chiropractors, and teaching hospitals as well as information regarding ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, reporting obligations with respect to covered recipients will be expanded to include physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists and anesthesiologist assistants, and certified nurse midwives for payments and transfers of value made during the previous year; and

●	analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance regulations promulgated by the federal government and may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures, or drug pricing; state and local laws that require the registration of pharmaceutical sales and medical representatives; state laws that govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our current and future business arrangements with third parties will comply with applicable healthcare and data privacy laws and regulations will involve substantial ongoing costs, and may require us to undertake or implement additional policies or measures. We may face claims and proceedings by private parties, and claims, investigations and other proceedings by governmental authorities, relating to allegations that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations, and it is possible that courts or governmental authorities may conclude that we have not complied with them, or that we may find it necessary or appropriate to settle any such claims or other proceedings. In connection with any such claims, proceedings, or settlements, we may be subject to significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations. Defending against any such actions can be costly, time-consuming and may require significant financial and personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired. Further, if any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities. Misconduct by these parties could include failures to comply with FDA regulations, provide accurate information to the FDA, comply with federal and state health care fraud and abuse laws and regulations, accurately report financial information or data or disclose unauthorized activities to us. In particular, research, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by these parties could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We will adopt a code of conduct, which will become effective as of the date of the effectiveness of the registration statement of which this prospectus forms a part, but it is not always possible to identify and deter misconduct by these parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant penalties, including civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations.

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If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of hazardous and flammable materials, including chemicals and biological materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or commercialization efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Our business activities may be subject to the U.S. Foreign Corrupt Practices Act and similar anti-bribery and anti-corruption laws of other countries in which we operate, as well as U.S. and certain foreign export controls, trade sanctions, and import laws and regulations. Compliance with these legal requirements could limit our ability to compete in foreign markets and subject us to liability if we violate them.

Our business activities are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate. These laws generally prohibit companies and their employees, agents, representatives, business partners, and third-party intermediaries from, directly or indirectly, offering, promising, giving or authorizing others to give anything of value, either directly or indirectly, to recipients in the public or private sector in order to influence official action or otherwise obtain or retain business. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, hospitals are owned and operated by the government, and doctors and other hospital employees would be considered foreign officials under the FCPA. Recently, the SEC and DOJ have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies.

We sometimes leverage third parties to assist with the conduct of our business abroad. We, our employees, agents, representatives, business partners and our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if we do not explicitly authorize such activities. We cannot assure you that all of our employees, agents, representatives, business partners and third-party intermediaries will not take actions in violation of applicable law for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws may increase.

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These laws also require that we make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls and compliance procedures designed to prevent violations of anti-corruption laws. There is no certainty that all of our employees, agents, representatives, business partners and third-party intermediaries, or those of our affiliates, will comply with applicable laws and regulations, for which we may be ultimately held responsible.

Violations of these laws and regulations could result in whistleblower complaints, fines, severe civil or criminal sanctions, settlements, prosecution, enforcement actions, damages, adverse media coverage, investigations, loss of export privileges, disgorgement, and other remedial measures and prohibitions on the conduct of our business including our ability to offer our products in one or more countries. Responding to any investigation or action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. As a general matter, investigations, enforcement actions and sanctions could damage our reputation, our brand, our international activities, our ability to attract and retain employees and our business, prospects, operating results and financial condition.

In addition, our products may be subject to U.S. and foreign export controls, trade sanctions and import laws and regulations. Governmental regulation of the import or export of our products, or our failure to obtain any required import or export authorization for our products, when applicable, could harm our international sales and adversely affect our revenue. Compliance with applicable regulatory requirements regarding the export of our products may create delays in the introduction of our products in international markets or, in some cases, prevent the export of our products to some countries altogether. Furthermore, U.S. export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments, and persons targeted by U.S. sanctions. If we fail to comply with export and import regulations and such economic sanctions, penalties could be imposed, including fines and/or denial of certain export privileges. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons, or products targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export our products to, existing or potential customers with international operations. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business.

Risks Related to Employee Matters, Managing Our Growth and Other Risks Related to Our Business

Our success is highly dependent on our ability to attract and retain highly skilled executive officers and employees.

To succeed, we must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. We are highly dependent on the principal members of our management and scientific and medical staff, particularly Marshall Hayward, our Co-Founder and Chief Scientific Officer. If we do not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect our ability to execute our business plan and harm our operating results. In particular, the loss of one or more of our executive officers could be detrimental to us if we cannot recruit suitable replacements in a timely manner. We do not maintain “key person” insurance for any of our executives or other employees. We could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in our employee recruitment and retention efforts.

Many of the other biotechnology companies that we compete against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than we do. They also may provide higher compensation, more diverse opportunities and better prospects for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can discover, develop and commercialize our product candidates will be limited and the potential for successfully growing our business will be harmed.

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Additionally, we rely on our scientific founders and other scientific and clinical advisors and consultants to assist us in formulating our research, development and clinical strategies. These advisors and consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, these advisors and consultants typically will not enter into non-compete agreements with us. If a conflict of interest arises between their work for us and their work for another entity, we may lose their services. Furthermore, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours. In particular, if we are unable to maintain consulting relationships with our scientific founders or if they provide services to our competitors, our development and commercialization efforts will be impaired and our business will be significantly harmed.

If we are unable to establish sales or marketing capabilities or enter into agreements with third parties to sell or market our product candidates, we may not be able to successfully sell or market our product candidates that obtain regulatory approval.

We currently do not have and have never had a marketing or sales team. In order to commercialize any product candidates, if approved, we must build marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services for each of the territories in which we may have approval to sell or market our product candidates. We may not be successful in accomplishing these required tasks.

Establishing an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize our product candidates will be expensive and time-consuming and will require significant attention of our executive officers to manage. Any failure or delay in the development of our internal sales, marketing and distribution capabilities could adversely impact the commercialization of any of our product candidates that we obtain approval to market, if we do not have arrangements in place with third parties to provide such services, which is our preferred marketing and sales strategy, on our behalf. Alternatively, if we choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems, we will be required to negotiate and enter into arrangements with such third parties relating to the proposed collaboration and such arrangements may prove to be less profitable than commercializing the product on our own. If we are unable to enter into such arrangements when needed, on acceptable terms, or at all, we may not be able to successfully commercialize any of our product candidates that receive regulatory approval, or any such commercialization may experience delays or limitations. If we are unable to successfully commercialize our approved product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer, and we may incur significant additional losses.

In order to successfully implement our plans and strategies, we will need to grow the size of our organization, and we may experience difficulties in managing this growth.

As of June 30, 2024, we had a total of 4 full-time employees, 1 full-time consultant and 7 part-time consultants plus our 6 Scientific Advisory Board members. Of these, 10 were primarily engaged in research or product development and clinical activities. In order to successfully implement our development and commercialization plans and strategies, and as we transition into operating as a public company, we expect to hire additional managerial, operational, sales, marketing, financial and other personnel, as reflected in our organization chart represented in our Operation and Organization section. Future growth would impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, maintaining and motivating additional employees;

●	managing our internal development efforts effectively, including the clinical, FDA, EMA and other comparable foreign regulatory agencies’ review process for JOTROL and any other product candidates, while complying with any contractual obligations to contractors and other third parties we may have; and

●	improving our operational, financial and management controls, reporting systems and procedures.

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Our future financial performance and our ability to successfully develop and, if approved, commercialize JOTROL and other product candidates will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

We currently rely, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including key aspects of our research and development, clinical development and manufacturing. We cannot assure you that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. In addition, if we are unable to effectively manage our outsourced activities or if the quality or accuracy of the services provided by third-party service providers is compromised for any reason, our clinical trials may be extended, delayed or terminated, and we may not be able to obtain marketing approval of JOTROL and any other product candidates or otherwise advance our business. We cannot assure you that we will be able to manage our existing third-party service providers or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If we are not able to effectively expand our organization by hiring new employees and/or engaging additional third-party service providers, we may not be able to successfully implement the tasks necessary to further develop and commercialize JOTROL and other product candidates and, accordingly, may not achieve our research, development and commercialization goals.

Our computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data, or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.

Despite the implementation of security measures in an effort to protect systems that store our information, given their size and complexity and the increasing amounts of information maintained on our internal information technology systems, and those of our third-party CROs, other contractors (including sites performing our clinical trials) and consultants, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including supply chain cyber attacks or the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to the loss, destruction, alteration, prevention of access to, disclosure, or dissemination of, or damage or unauthorized access to, our data (including trade secrets or other confidential information, intellectual property, proprietary business information, and personal information) or data that is processed or maintained on our behalf, or other assets, which could result in financial, legal, business and reputational harm to us. For example, in 2019, one our CROs experienced a cybersecurity breach which resulted in unauthorized access to certain of our preclinical data. We have received phishing attacks, and companies have, in general, experienced an increase in phishing and social engineering attacks from third parties, and the increase in remote working further increases security threats. To the extent that any disruption or security incident were to result in any loss, destruction, unavailability, alteration, disclosure, or dissemination of, or damage or unauthorized access to, our applications, any other data processed or maintained on our behalf or other assets, or for it to be believed or reported that any of these occurred, we could incur liability, financial harm and reputational damage and the development and commercialization of our product candidates could be delayed. We cannot assure you that our data protection efforts and our investment in information technology, or the efforts or investments of CROs, consultants or other third parties, will prevent significant breakdowns or breaches in systems or other cyber incidents that cause loss, destruction, unavailability, alteration or dissemination of, or damage or unauthorized access to, our data and other data processed or maintained on our behalf or other assets that could have a material adverse effect upon our reputation, business, operations or financial condition. For example, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our programs and the development of our product candidates could be delayed. In addition, the loss of clinical trial data for our product candidates could result in delays in our marketing approval efforts and significantly increase our costs to recover or reproduce the data. Further, any such event that leads to loss, damage, or unauthorized access to, or use, alteration, or disclosure or dissemination of, personal information, including personal information regarding our clinical trial subjects or employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.

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Notifications and follow-up actions related to a security incident could impact our reputation and cause us to incur significant costs, including legal expenses and remediation costs. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the lost data. We expect to incur significant costs in an effort to detect and prevent security incidents, and we may face increased costs and requirements to expend substantial resources in the event of an actual or perceived security incident. We also rely on third parties to manufacture our product candidates, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security incident were to result in any loss, destruction, or alteration of, or damage or unauthorized access to, our data or other information that is processed or maintained on our behalf, or inappropriate disclosure of or dissemination of any such information, we could be exposed to litigation and governmental investigations, the further development and commercialization of our product candidates could be delayed, and we could be subject to significant fines or penalties for any noncompliance with certain state, federal and/or international privacy and security laws.

Our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption in or, failure or security breach of our systems or third-party systems where information important to our business operations or commercial development is stored. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and could have high deductibles in any event, and defending a suit, regardless of its merit, could be costly and divert management attention.

Our operations are vulnerable to interruption by fire, earthquakes, power loss, telecommunications failure, terrorist activity, pandemics and other events beyond our control, which could harm our business.

Our facilities are located in Jupiter, Florida. We have not undertaken a systematic analysis of the potential consequences to our business and financial results from a major flood, blizzard, fire, earthquake, power loss, terrorist activity, pandemics or other disasters and do not have a recovery plan for such disasters. In addition, we do not carry sufficient insurance to compensate us for actual losses from interruption of our business that may occur, and any losses or damages incurred by us could harm our business. Also, our contract development and manufacturing organizations’ (CDMOs) and suppliers’ facilities are located in multiple locations where other natural disasters or similar events which could severely disrupt our operations, could expose us to liability and could have a material adverse effect on our business. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

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A variety of risks associated with marketing our product candidates internationally could materially adversely affect our business.

We may seek regulatory approval of our product candidates outside of the United States and, accordingly, we expect that we will be subject to additional risks related to operating in foreign countries if we obtain the necessary approvals, including:

●	differing regulatory requirements and reimbursement regimes in foreign countries;

●	unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

●	economic weakness, including inflation, or political instability in particular foreign economies and markets;

●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

●	foreign taxes, including withholding of payroll taxes;

●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

●	difficulties staffing and managing foreign operations;

●	workforce uncertainty in countries where labor unrest is more common than in the United States;

●	potential liability under the FCPA or comparable foreign regulations;

●	challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

●	business interruptions resulting from geo-political actions, including war and terrorism.

These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.

The certificate of incorporation, as amended, and amended and restated bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section IX of our certificate of incorporation, as amended, and Section 7.4 of our amended and restated bylaws provides that “unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our certificate of incorporation, as amended, and our amended and restated bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

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This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our certificate of incorporation, as amended, and our amended and restated bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing common stock in this offering, you are bound by the fee-shifting provision contained in our amended and restated bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 7.4 of our amended and restated bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our amended and restated Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Risks Related to Our Intellectual Property

Our success depends on our ability to protect our intellectual property and our proprietary technologies.

Our commercial success depends in part on our ability to obtain and maintain patent protection and trade secret protection for our product candidates, proprietary technologies and their uses as well as our ability to operate without infringing upon the proprietary rights of others. We generally seek to protect our proprietary position by filing patent applications in the United States and abroad related to our product candidates, proprietary technologies and their uses that are important to our business. We also seek to protect our proprietary position by acquiring or in-licensing relevant issued patents or pending applications from third parties.

Pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that our patent applications or the patent applications of our licensor will result in additional patents being issued or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties.

Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for our and our licensor’s proprietary rights is uncertain. Only limited protection may be available and may not adequately protect our rights or permit us to gain or keep any competitive advantage. These uncertainties and/or limitations in our ability to properly protect the intellectual property rights relating to our product candidates could have a material adverse effect on our financial condition and results of operations.

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Presently, we have a worldwide license for use of JOTROL from Aquanova AG, the patent holder of a micellar technology (“NovaSolTM). Aquanova AG, a German company, filed an international patent on January 29, 2017 entitled “Resveratrol solubilization product for pharmaceutical purposes” (PCT/EP2017/O51659). The patent in jointly owned by the Company and Aquanova AG. The priority date of the patent was June 16, 2016 with expiration in 2036. The patent has been examined by the International Preliminary Examining Authority of the Patent Cooperation Treaty (PCT), and 15 claims of this patent are deemed Novel, have an Inventive Step, and have Industrial Applicability. In accordance with the Patent Cooperation Treaty’s procedures and with this favorable examination report, this patent has been granted in USA, specific EU countries, Japan, China and Hong Kong.

Our license agreement with Aquanova AG is our most important agreement and critical to maintain as long as JOTROL remains our main and only product. A loss of this agreement will cause the Company a delay in its plans and would cause the Company to seek out other similar licensing agreements. Accordingly, the loss of this agreement will have a material adverse effect on our business.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that we or any of our potential future collaborators will be successful in protecting our product candidates by obtaining and defending patents. These risks and uncertainties include the following:

●	the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

●	patent applications may not result in any patents being issued;

●	patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

●	our competitors, many of whom have substantially greater resources than we do and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that will limit, interfere with or eliminate our ability to make, use and sell our potential product candidates;

●	there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

●	countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing product candidates.

The patent prosecution process is also expensive and time-consuming, and we and our licensor may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that we or our licensor will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

In addition, although we enter into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

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If the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical product candidates would be adversely affected.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications and those of our licensor may not result in patents being issued which protect our product candidates or which effectively prevent others from commercializing competitive product candidates.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications we own or in-license currently or in the future issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we own or in-license may be challenged or circumvented by third parties or may be narrowed or invalidated as a result of challenges by third parties. Consequently, we do not know whether our product candidates will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents or the patents of our licensors by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, results of operations and prospects.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents or the patents of our licensor may be challenged in the courts or patent offices in the United States and abroad. We may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, revocation, reexamination, post-grant review (PGR) and inter partes review (IPR), or other similar proceedings challenging our owned patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our patent rights, allow third parties to commercialize our product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, our patents or the patents of our licensor may become subject to post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge our priority of invention or other features of patentability with respect to our patents and patent applications and those of our licensor. Such challenges may result in loss of patent rights, loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our product candidates. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensor is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

●	others may be able to develop products that are similar to our product candidates but that are not covered by the claims of the patents that we own or license;

●	we or our licensor or collaborators might not have been the first to make the inventions covered by the patent applications that we own or license;

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●	we or our licensor or collaborators might not have been the first to file patent applications covering certain of our inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	it is possible that the pending patent applications we own or license will not lead to issued patents;

●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●	we may not develop additional proprietary technologies that are patentable;

●	the patents of others may have an adverse effect on our business; and

●	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third-party may subsequently file a patent covering such intellectual property.

Should any of these events occur, it could significantly harm our business, results of operations and prospects.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Claims by third parties that we infringe their proprietary rights may result in liability for damages or prevent or delay our developmental and commercialization efforts.

Our commercial success depends in part on avoiding infringement of the patents and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that we infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import our product candidates and products that may be approved in the future, or impair our competitive position. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biopharmaceutical industry, including patent infringement lawsuits, oppositions, reexaminations, IPR proceedings and PGR proceedings before the USPTO and/or corresponding foreign patent offices. Numerous third-party U.S. and foreign issued patents and pending patent applications exist in the fields in which we are developing product candidates. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates.

As the biopharmaceutical industry expands and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties. Because patent applications are maintained as confidential for a certain period of time, until the relevant application is published, we may be unaware of third-party patents that may be infringed by commercialization of any of our product candidates, and we cannot be certain that we were the first to file a patent application related to a product candidate or technology. Moreover, because patent applications can take many years to issue, there may be currently-pending patent applications that may later result in issued patents that our product candidates may infringe. In addition, identification of third-party patent rights that may be relevant to our technology is difficult because patent searching is imperfect due to differences in terminology among patents, incomplete databases and the difficulty in assessing the meaning of patent claims. There is also no assurance that there is not prior art of which we are aware, but which we do not believe is relevant to our business, which may, nonetheless, ultimately be found to limit our ability to make, use, sell, offer for sale or import our products that may be approved in the future, or impair our competitive position. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. Any claims of patent infringement asserted by third parties would be time consuming and could:

●	result in costly litigation that may cause negative publicity;

●	divert the time and attention of our technical personnel and management;

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●	cause development delays;

●	prevent us from commercializing any of our product candidates until the asserted patent expires or is held finally invalid or not infringed in a court of law;

●	require us to develop non-infringing technology, which may not be possible on a cost-effective basis;

●	subject us to significant liability to third parties; or

●	require us to enter into royalty or licensing agreements, which may not be available on commercially reasonable terms, or at all, or which might be non-exclusive, which could result in our competitors gaining access to the same technology.

Although no third-party has asserted a claim of patent infringement against us as of the date of this prospectus, others may hold proprietary rights that could prevent our product candidates from being marketed. These claims could be alleged to cover JOTROL in certain treatment indications. While we believe that these patents are difficult to enforce and that we would have valid defenses to these claims of patent infringement, we cannot be certain that we would prevail in any dispute and we cannot be certain how an adverse determination would affect our business.

It is possible that a third party may assert a claim of patent infringement directed at any of our product candidates. Any patent-related legal action against us claiming damages and seeking to enjoin commercial activities relating to our products, treatment indications, or processes could subject us to significant liability for damages, including treble damages if we were determined to willfully infringe, and require us to obtain a license to manufacture or market our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions or that any license required under any of these patents would be made available on commercially acceptable terms, if at all. Moreover, even if we or our future strategic partners were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. In addition, we cannot be certain that we could redesign our product candidates, treatment indications, or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent us from developing and commercializing our product candidates, which could harm our business, financial condition and operating results. In addition, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product candidates and technology.

Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

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We may in the future pursue invalidity proceedings with respect to third-party patents. The outcome following legal assertions of invalidity is unpredictable. Even if resolved in our favor, these legal proceedings may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such proceedings adequately. Some of these third parties may be able to sustain the costs of such proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent proceedings could compromise our ability to compete in the marketplace. If we do not prevail in the patent proceedings the third parties may assert a claim of patent infringement directed at our product candidates.

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

Many pharmaceutical companies, biotechnology companies, and academic institutions may have patents and patent applications potentially relevant to our business. We may find it necessary or prudent to obtain licenses to such patents from such third-party intellectual property holders, for example, in order to avoid infringing these third-party patents. We may also require licenses from third parties for certain technologies for use with future product candidates. We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that we identify as necessary for our product candidates. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant program or product candidate, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We may be involved in lawsuits to protect or enforce our patents or our licensor’s patents, which could be expensive, time consuming and unsuccessful. Further, our issued patents or our licensor’s patents could be found invalid or unenforceable if challenged in court.

Competitors may infringe our intellectual property rights. To prevent infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in a patent infringement proceeding, a court may decide that a patent we own or in-license is not valid, is unenforceable and/or is not infringed. If we or any of our potential future collaborators were to initiate legal proceedings against a third-party to enforce a patent directed at one of our product candidates, the defendant could counterclaim that our patent or the patent of our licensor is invalid and/or unenforceable in whole or in part. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, lack of sufficient written description, non-enablement, or obviousness-type double patenting. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution.

Third parties may also raise similar invalidity claims before the USPTO or patent offices abroad, even outside the context of litigation. Such mechanisms include re-examination, PGR, IPR, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). The outcome following legal assertions of invalidity and/or unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our licensor, and the patent examiners are unaware during prosecution. There is also no assurance that there is not prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim in our patents and patent applications or the patents and patent applications of our licensor, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. If a third-party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our technology or proprietary drug delivery platform, or any product candidates that we may develop. Such a loss of patent protection would have a material adverse impact on our business, financial condition, results of operations and prospects.

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In addition, if the breadth or strength of protection provided by our patents and patent applications or the patents and patent applications of our licensor is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Even if resolved in our favor, litigation or other legal proceedings relating to our intellectual property rights may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.

In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own patented product and practicing our own patented technology.

Intellectual property litigation may lead to unfavorable publicity that harms our reputation and causes the market price of our common stock to decline.

During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our existing products, programs or intellectual property could be diminished. Accordingly, the market price of shares of our common stock may decline. Such announcements could also harm our reputation or the market for our future products, which could have a material adverse effect on our business.

Derivation proceedings may be necessary to determine priority of inventions, and an unfavorable outcome may require us to cease using the related technology or to attempt to license rights from the prevailing party.

Derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our licensor. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of derivation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with such proceedings could have a material adverse effect on our ability to raise the funds necessary to continue our clinical trials, continue our research programs, license necessary technology from third parties or enter into development or manufacturing partnerships that would help us bring our product candidates to market.

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Changes in U.S. patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other pharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the pharmaceutical industry involve a high degree of technological and legal complexity. Therefore, obtaining and enforcing pharmaceutical patents is costly, time consuming and inherently uncertain. Changes in either the patent laws or in the interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property and may increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. In addition, Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to us.

For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the U.S. federal courts, the USPTO, or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patent and the patents we might obtain or license in the future.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may also be subject to claims that former employees or other third parties have an ownership interest in our patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and distraction to management and other employees.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If we do not obtain patent term extension for our product candidates, our business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of our product candidates, one or more of our U.S. patents or those of our licensor may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984 (Hatch-Waxman Amendments). The Hatch- Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. A maximum of one patent may be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension may also be available in certain foreign countries upon regulatory approval of our product candidates. However, we may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially. Further, if this occurs, our competitors may take advantage of our investment in development and trials by referencing our clinical and preclinical data and launch their product earlier than might otherwise be the case.

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We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates, and our patents, the patents of our licensors, or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many foreign countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or our licensor’s patents or marketing of competing products in violation of our proprietary rights. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents or the patents of our licensors at risk of being invalidated or interpreted narrowly and our patent applications or the patent applications of our licensor at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Obtaining and maintaining our patent protection depends on compliance with various procedural, documentary, fee payment and other requirements imposed by regulations and governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to the USPTO and various foreign patent offices at various points over the lifetime of our patents and/or applications and those of our licensors. We have systems in place to remind us to pay these fees, and we rely on our outside patent annuity service to pay these fees when due. Additionally, the USPTO and various foreign patent offices require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with rules applicable to the particular jurisdiction. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If such an event were to occur, it could have a material adverse effect on our business.

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If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

We intend to use registered or unregistered trademarks or trade names to brand and market ourselves and our products. Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our financial condition or results of operations.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition, we rely on the protection of our trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. Although we have taken steps to protect our trade secrets and unpatented know-how, including entering into confidentiality agreements with third parties, and confidential information and inventions agreements with employees, consultants and advisors, we cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.

Moreover, third parties may still obtain this information or may come upon this or similar information independently, and we would have no right to prevent them from using that technology or information to compete with us. If any of these events occurs or if we otherwise lose protection for our trade secrets, the value of this information may be greatly reduced, and our competitive position would be harmed. If we do not apply for patent protection prior to such publication or if we cannot otherwise maintain the confidentiality of our proprietary technology and other confidential information, then our ability to obtain patent protection or to protect our trade secret information may be jeopardized.

We may be subject to claims that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets.

We have entered into and may enter in the future into non-disclosure and confidentiality agreements to protect the proprietary positions of third parties, such as outside scientific collaborators, CROs, third-party manufacturers, consultants, advisors, potential partners, lessees of shared multi-company property and other third parties. We may become subject to litigation where a third-party asserts that we or our employees inadvertently or otherwise breached the agreements and used or disclosed trade secrets or other information proprietary to the third parties. Defense of such matters, regardless of their merit, could involve substantial litigation expense and be a substantial diversion of employee resources from our business. We cannot predict whether we would prevail in any such actions. Moreover, intellectual property litigation, regardless of its outcome, may cause negative publicity and could prohibit us from marketing or otherwise commercializing our product candidates and technology. Failure to defend against any such claim could subject us to significant liability for monetary damages or prevent or delay our developmental and commercialization efforts, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.

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Parties making claims against us may be able to sustain the costs of complex intellectual property litigation more effectively than we can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise additional funds or otherwise have a material adverse effect on our business, operating results, financial condition and prospects.

We may be subject to claims that we have wrongfully hired an employee from a competitor or that we or our employees have wrongfully used or disclosed alleged confidential information or trade secrets of their former employers.

As is common in the pharmaceutical industry, in addition to our employees, we engage the services of consultants to assist us in the development of our product candidates. Many of these consultants, and many of our employees, were previously employed at, or may have previously provided or may be currently providing consulting services to, other pharmaceutical companies including our competitors or potential competitors. We may become subject to claims that we, our employees or a consultant inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely affect our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team and other employees.

Our rights to develop and commercialize our technology and product candidates may be subject, in part, to the terms and conditions of licenses granted to us by others.

We have entered into a license agreement with Aquanova AG, a German company, pursuant to which we have acquired the exclusive right to certain patents and patent applications in micellar technologies that revolutionizes the bioavailability profile of resveratrol to treat certain rare diseases and Alzheimer’s disease by eliminating the severe gastro-intestinal side effects experienced at effective dose levels of resveratrol. We may enter into additional license agreements in the future with others to advance our research or allow commercialization of product candidates. These and other licenses may not provide exclusive rights to use such intellectual property and technology in all relevant fields of use and in all territories in which we may wish to develop or commercialize our technology and products in the future.

In addition, subject to the terms of any such license agreements, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement, and defense of patents and patent applications covering the technology that we license from third parties. In such an event, we cannot be certain that these patents and patent applications will be prepared, filed, prosecuted, maintained, enforced, and defended in a manner consistent with the best interests of our business. If our licensor fails to prosecute, maintain, enforce, and defend such patents, or lose rights to those patents or patent applications, the rights we have licensed may be reduced or eliminated, and our right to develop and commercialize any of our products that are subject of such licensed rights could be adversely affected.

Our licensor may have relied on third-party consultants or collaborators or on funds from third parties such that our licensor are not the sole and exclusive owners of the patents we in-licensed. If other third parties have ownership rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

It is possible that we may be unable to obtain additional licenses at a reasonable cost or on reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to redesign our technology, product candidates, or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected product candidates, which could harm our business, financial condition, results of operations, and prospects significantly. We cannot provide any assurances that third-party patents do not exist which might be enforced against our current technology, manufacturing methods, product candidates, or future methods or products resulting in either an injunction prohibiting our manufacture or future sales, or, with respect to our future sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties, which could be significant.

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If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

Disputes may arise between us and our licensor or potential licensors regarding intellectual property subject to a license agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	our right to sublicense patents and other rights to third parties;

●	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

●	our right to transfer or assign the license;

●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

●	the priority of invention of patented technology.

In addition, the agreements under which we license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

In spite of our best efforts, our licensor or potential licensors might conclude that we have materially breached our license agreements and might therefore terminate the license agreements, thereby removing our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patents fail to provide the intended exclusivity, competitors would have the freedom to seek regulatory approval of, and to market, products identical to ours. This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

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The patent protection and patent prosecution for some of our product candidates may be dependent on third parties.

While we normally seek to obtain the right to control prosecution, maintenance and enforcement of the patents relating to our product candidates, there may be times when the filing and prosecution activities for patents relating to our product candidates are controlled by our licensor, potential licensors or collaboration partners. If any of our licensor, potential licensors or collaboration partners fail to prosecute, maintain and enforce such patents and patent applications in a manner consistent with the best interests of our business, including by payment of all applicable fees for patents covering our product candidates, we could lose our rights to the intellectual property or our exclusivity with respect to those rights, our ability to develop and commercialize those product candidates may be adversely affected and we may not be able to prevent competitors from making, using and selling competing products. In addition, even where we have the right to control patent prosecution of patents and patent applications we have licensed to and from third parties, we may still be adversely affected or prejudiced by actions or inactions of our licensees, our licensors and their counsel that took place prior to the date upon which we assumed control over patent prosecution.

Intellectual property discovered through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.

We have patent applications, in addition to the in-licensed patent from Aquanova AG, that were generated through the use of U.S. government funding or grants, and may acquire or license in the future intellectual property rights that have been generated through the use of U.S. government funding or grants. Pursuant to the Bayh-Dole Act of 1980, the U.S. government has certain rights in inventions developed with government funding. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third-party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). If the U.S. government exercised its march-in rights in our future intellectual property rights that are generated through the use of U.S. government funding or grants, we could be forced to license or sublicense intellectual property developed by us or that we license on terms unfavorable to us, and there can be no assurance that we would receive compensation from the U.S. government for the exercise of such rights. The U.S. government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. industry may limit our ability to contract with non-U.S. product manufacturers for products covered by such intellectual property.

Risks Related to Our Dependence on Third Parties

We rely, and expect to continue to rely, on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research and studies, which may harm our business.

We do not have the ability to independently conduct our clinical trials. We currently rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct our current and planned clinical trials of JOTROL and we expect to continue to rely upon third parties to conduct additional clinical trials for JOTROL and other product candidates. Third parties have a significant role in the conduct of our clinical trials and the subsequent collection and analysis of data. These third parties are not our employees, and except for remedies available to us under our agreements with such third parties, we have limited ability to control the amount or timing of resources that any such third-party will devote to our clinical trials. The third parties we rely on for these services may also have relationships with other entities, some of which may be our competitors. Some of these third parties may terminate their engagements with us at any time. If we need to enter into alternative arrangements with a third-party, it would delay our drug development activities.

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Our reliance on these third parties for such drug development activities will reduce our control over these activities but will not relieve us of our regulatory responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with GCP standards, regulations for conducting, recording and reporting the results of clinical trials to assure that data and reported results are reliable and accurate and that the rights, integrity and confidentiality of trial participants are protected. The EMA also requires us to comply with similar standards. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our CROs fail to comply with applicable GCP requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials substantially comply with GCP regulations. In addition, our clinical trials must be conducted with product produced under current cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the marketing approval process.

If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

We also expect to rely on third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our product candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

We contract with third parties for the production of our product candidates for preclinical studies and, in the case of JOTROL, our ongoing clinical trial, and expect to continue to do so for additional clinical trials and ultimately for commercialization. This reliance on third parties increases the risk that we will not have sufficient quality and quantities of our product candidates or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We do not currently have the infrastructure or internal capability to manufacture supplies of our product candidates for use in development and commercialization. We rely, and expect to continue to rely, on third-party manufacturers for the production of our product candidates for preclinical studies and clinical trials under the guidance of members of our organization. We are presently relying on a single third-party manufacturer and are presently evaluating a second source alternative manufacturer. Changing our third-party manufacturer could result in delays in our manufacturing supply chain which could delay or otherwise impact our development of JOTROL and result in increased costs related to JOTROL. We do not have long-term supply agreements, and we purchase our required drug product on a purchase order basis, which means that aside from any binding purchase orders we have from time to time, our supplier could cease supplying to us or change the terms on which it is willing to continue supplying to us at any time. If we were to experience an unexpected loss of supply of JOTROL or any other product candidates for any reason, whether as a result of manufacturing, supply or storage issues or otherwise, we could experience delays, disruptions, suspensions or terminations of, or be required to restart or repeat, any pending or ongoing clinical trials.

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We expect to continue to rely on third-party manufacturers for the commercial supply of any of our product candidates for which we obtain marketing approval. We may be unable to maintain or establish required agreements with third-party manufacturers or to do so on acceptable terms. Even if we are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

●	the failure of the third-party to manufacture our product candidates according to our schedule and specifications, or at all, including if our third-party contractors give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between us and them;

●	the termination or nonrenewal of arrangements or agreements by our third-party contractors at a time that is costly or inconvenient for us;

●	the breach by the third-party contractors of our agreements with them;

●	the failure of third-party contractors to comply with applicable regulatory requirements, including cGMPs;

●	the failure of the third-party to manufacture our product candidates according to our specifications;

●	the mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;

●	clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and

●	the misappropriation of our proprietary information, including our trade secrets and know-how.

We do not have complete control over all aspects of the manufacturing process of our CDMOs and are dependent on these CDMOs for compliance with cGMP regulations for manufacturing both active pharmaceutical ingredients (API) and finished drug products. We are in the process of developing our supply chain for each of our product candidates and intend to put in place framework agreements under which CDMOs will generally provide us with necessary quantities of API and drug product on a project-by-project basis based on our development needs. As we advance our product candidates through development, we will consider our lack of redundant supply for the API and drug product for each of our product candidates to protect against any potential supply disruptions. However, we may be unsuccessful in putting in place such framework agreements or protecting against potential supply disruptions.

Third-party manufacturers may not be able to comply with cGMP regulations or similar regulatory requirements outside of the United States. If our CDMOs cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA, EMA or others, they will not be able to secure and/or maintain marketing approval for their manufacturing facilities. In addition, we do not have control over the ability of our CDMOs to maintain adequate quality control, quality assurance and qualified personnel. If the FDA, EMA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we will need to find alternative manufacturing facilities, and those new facilities would need to be inspected and approved by FDA, EMA or comparable regulatory authority prior to commencing manufacturing, which would significantly impact our ability to develop, obtain marketing approval for or market our product candidates, if approved. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our product candidates or drugs and harm our business and results of operations.

Our current and anticipated future dependence upon others for the manufacture of our product candidates may adversely affect our future profit margins and our ability to commercialize any product candidates that receive marketing approval on a timely and competitive basis.

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Our reliance on third parties may require us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we currently rely on third parties in the course of our business, we may share our proprietary technology and confidential information, including trade secrets, with them. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements, and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are intentionally or inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets and despite our efforts to protect our trade secrets, a competitor’s discovery of our proprietary technology and confidential information or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business, financial condition, results of operations and prospects.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

From time to time, we may evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

●	increased operating expenses and cash requirements;

●	the assumption of additional indebtedness or contingent liabilities;

●	the issuance of our equity securities;

●	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

●	the diversion of our management’s attention from our existing programs and initiatives in pursuing such a strategic merger or acquisition;

●	retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;

●	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

●	our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if we undertake acquisitions or pursue partnerships in the future, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense.

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If we decide to establish collaborations, but are not able to establish those collaborations on commercially reasonable terms, we may have to alter our development and commercialization plans.

Our drug development programs and the potential commercialization of our product candidates will require substantial additional cash to fund expenses. We may seek to selectively form collaborations to expand our capabilities, potentially accelerate research and development activities and provide for commercialization activities by third parties. In addition, we intend to explore strategic partnering and collaboration opportunities to out-license rights to our research programs and drug candidates for indications in which we are unlikely to pursue development and commercialization. In parallel, we will also evaluate select external opportunities to strategically expand our portfolio. Any of these relationships may require us to incur non-recurring and other charges, increase our near- and long-term expenditures, issue securities that dilute our existing stockholders, or disrupt our management and business.

We would face significant competition in seeking appropriate collaborators and the negotiation process is time-consuming and complex. Whether we reach a definitive agreement for a collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA, EMA or comparable foreign regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing drugs, the existence of uncertainty with respect to our ownership of intellectual property and industry and market conditions generally. The potential collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such collaboration could be more attractive than the one with us for our product candidate. Further, we may not be successful in our efforts to establish a collaboration or other alternative arrangements for product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view them as having the requisite potential to demonstrate safety and efficacy.

In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Even if we are successful in entering into a collaboration, the terms and conditions of that collaboration may restrict us from entering into future agreements on certain terms with potential collaborators.

If and when we seek to enter into collaborations, we may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop our product candidates or bring them to market and generate product revenue.

We may enter into collaborations with third parties for the development and commercialization of product candidates. If those collaborations are not successful, we may not be able to capitalize on the market potential of these product candidates.

If we enter into any collaboration arrangements with any third parties, we will likely have limited control over the amount and timing of resources that our collaborators dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities and efforts to successfully perform the functions assigned to them in these arrangements. Collaborations involving our product candidates would pose numerous risks to us, including the following:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to, and the manner in which they perform their obligations under, these collaborations and may not perform their obligations as expected;

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●	collaborators may deemphasize or not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the collaborators’ strategic focus, including as a result of a business combination or sale or disposition of a business unit or development function, or available funding or external factors such as an acquisition that diverts resources or creates competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	a collaborator with marketing and distribution rights to multiple products may not commit sufficient resources to the marketing and distribution of our product relative to other products;

●	we may grant exclusive rights to our collaborators that would prevent us from collaborating with others;

●	collaborators may not properly obtain, maintain, defend or enforce our intellectual property rights or may use our proprietary information and intellectual property in such a way as to invite litigation or other intellectual property related proceedings that could jeopardize or invalidate our proprietary information and intellectual property or expose us to potential litigation or other intellectual property related proceedings;

●	disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts management attention and resources;

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates;

●	collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all;

●	collaborators may not provide us with timely and accurate information regarding development progress and activities under the collaboration or may limit our ability to share such information, which could adversely impact our ability to report progress to our investors and otherwise plan our own development of our product candidates;

●	collaborators may own or co-own intellectual property covering our products that results from our collaborating with them, and in such cases, we would not have the exclusive right to develop or commercialize such intellectual property; and

●	a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

We also collaborate with a network of experts who advise and support our development efforts. In the future, such experts may not collaborate with us which could affect our ability to develop our product candidates and proprietary delivery platform as such experts potentially provide us with access to ideas to address the needs of muscle diseases.

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Risks Related to This Offering and Ownership of Our Common Stock

Once our common stock is listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with Nasdaq Capital Market’s continued listing standards.

Prior to this offering, there has been no public market for shares of our common stock. As a condition to consummating this offering, our common stock offered in this prospectus must be listed on the Nasdaq Capital Market or another national securities exchange. Accordingly, in connection with the filing of the registration statement of which this prospectus forms a part, we have applied to list our common stock on the Nasdaq Capital Market under the symbol “JUNS.” Assuming that our common stock is listed and after the consummation of this offering, there can be no assurance any broker will be interested in trading our common stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our underwriters are not obligated to make a market in our common stock, and even if it makes a market, it can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that such market will continue.

Once our common stock is approved for listing on the Nasdaq Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying Nasdaq Capital Market’s continued listing requirements. Our failure to continue to meet these requirements may result in our common stock being delisted from Nasdaq Capital Market.

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, the common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to sell additional shares or common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the common stock they hold or may not be able to sell their common stock at all.

The market price of our common stock may be volatile, and you could lose all or part of your investment.

We cannot predict the prices at which our common stock will trade. The initial public offering price of our common stock will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our common stock will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our common stock following this offering may fluctuate substantially and may be lower than the initial public offering price. The market price of our common stock following this offering will depend on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. In addition, the limited public float of our common stock following this offering will tend to increase the volatility of the trading price of our common stock. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These fluctuations could cause you to lose all or part of your investment in our common stock, since you might not be able to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our common stock include, but are not limited to, the following:

●	the timing and results of preclinical studies and clinical trials of our product candidates, those conducted by third parties or those of our competitors;

●	the success of competitive products or announcements by potential competitors of their product development efforts;

●	regulatory actions with respect to our products or our competitors’ products;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	regulatory or legal developments in the United States and other countries;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

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●	the recruitment or departure of key personnel;

●	announcements by us or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations or capital commitments;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	market conditions in the pharmaceutical and biotechnology sector;

●	changes in the structure of healthcare payment systems;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	announcement or expectation of additional financing efforts;

●	sales of our common stock by us, our insiders or our other stockholders;

●	expiration of market stand-off or lock-up agreements;

●	the impact of any natural disasters or public health emergencies; and

●	general economic, political, industry and market conditions.

The realization of any of the above risks or any of a broad range of other risks, including those described in this “Risk Factors” section, could have a dramatic and adverse impact on the market price of our common stock.

As a result of the resale of shares of common stock by Selling Stockholders being a large volume of shares and potentially at different pricing after the initial fixed price, there is a potential for price volatility or depreciation for investors in the initial public offering.

Pursuant to the Resale Prospectus, we are registering the resale of an aggregate of 3,600,000 shares of common stock, which shares of common stock will be available for immediate resale in the public market. Sales of substantial amounts of our shares of common stock such as these resale shares could cause the market price of our shares of common stock to decrease significantly. The offering price of the shares of common stock in the initial public offering has been determined by negotiations between the Company and the underwriter. The Selling Stockholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the initial public offering and listing of our common stock on Nasdaq. Therefore, the offering prices of the initial public offering and resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the primary offering. The resale of shares of common stock by the Selling Stockholders after the completion of the initial public offering could have the effect of depressing the market price for our common stock. As a result of the resale of shares of common stock of the Selling Stockholders being a large volume of shares and potentially at different pricing after the initial fixed price, there is a potential for price volatility or depreciation for investors in the initial public offering.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our quarterly and annual operating results may fluctuate significantly in the future, which makes it difficult for us to predict our future operating results. From time to time, we may enter into license or collaboration agreements or strategic partnerships with other companies that include development funding and significant upfront and milestone payments and/or royalties, which may become an important source of our revenue. These upfront and milestone payments may vary significantly from period to period and any such variance could cause a significant fluctuation in our operating results from one period to the next.

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In addition, we measure compensation cost for stock-based awards made to employees at the grant date of the award, based on the fair value of the award as determined by our board of directors, and recognize the cost as an expense over the employee’s requisite service period. As the variables that we use as a basis for valuing these awards change over time, including, after the closing of this offering, our underlying stock price and stock price volatility, the magnitude of the expense that we must recognize may vary significantly.

Furthermore, our operating results may fluctuate due to a variety of other factors, many of which are outside of our control and may be difficult to predict, including the following:

●	the timing and cost of, and level of investment in, research and development activities relating to our current product candidates and any future product candidates and research-stage programs, which will change from time to time;

●	our ability to enroll patients in clinical trials and the timing of enrollment;

●	the cost of manufacturing our current product candidates and any future product candidates, which may vary depending on FDA, EMA or other comparable foreign regulatory authority guidelines and requirements, the quantity of production and the terms of our agreements with manufacturers;

●	expenditures that we will or may incur to acquire or develop additional product candidates and technologies or other assets;

●	the timing and outcomes of clinical trials for JOTROL and any of our other possible future product candidates, or competing product candidates;

●	the need to conduct unanticipated clinical trials or trials that are larger or more complex than anticipated;

●	competition from existing and potential future products that compete with JOTROL and any of our other future product candidates or programs, and changes in the competitive landscape of our industry, including consolidation among our competitors or partners;

●	any delays in regulatory review or approval of JOTROL or any of our other product candidates;

●	the level of demand for JOTROL and any of our other product candidates, if approved, which may fluctuate significantly and be difficult to predict;

●	the risk/benefit profile, cost and reimbursement policies with respect to our product candidates, if approved, and existing and potential future products that compete with JOTROL and any of our other product candidates;

●	our ability to commercialize JOTROL and any of our other product candidates, if approved, inside and outside of the United States, either independently or working with third parties;

●	our ability to establish and maintain collaborations, licensing or other arrangements;

●	our ability to adequately support future growth;

●	potential unforeseen business disruptions that increase our costs or expenses;

●	future accounting pronouncements or changes in our accounting policies; and

●	the changing and volatile global economic and political environment.

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The cumulative effect of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Investors should not rely on our past results as an indication of our future performance. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of September 13, 2024, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 53% our common stock and, upon the closing of this offering, that same group will beneficially own approximately 40% of our outstanding common stock (based on the number of shares of common stock and restricted stock awards outstanding as of September 13, 2024 assuming no exercise of outstanding options and no purchases of shares in this offering by any of this group), in each case assuming the exercise of all outstanding options and warrants into shares of our common stock immediately prior to the closing of this offering. These stockholders, acting together, may be able to control matters requiring stockholder approval. For example, they may be able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transactions. This concentration of ownership control may delay, discourage or prevent a change of control, including unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders, entrench our management and board of directors or delay or prevent a merger, consolidation, takeover or other business combination involving us that other stockholders may desire. The interests of this group of stockholders may not always coincide with your interests or the interests of other stockholders and they may act in a manner that advances their best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock, and might affect the prevailing market price for our common stock.

Our common stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock will not be considered “penny stock” following this offering since they will be listed on the Nasdaq Capital Market, if we are unable to maintain that listing and our common stock is no longer listed on the Nasdaq Capital Market, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

● If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

● If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

If the benefits of any proposed acquisition do not meet the expectations of investors, stockholders or financial analysts, the market price of our Common Stock may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our common stock prior to the closing of the proposed acquisition may decline. The market values of our common stock at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our common stock irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our financial statements in accordance with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

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As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the fiscal year in which the market value of our shares of common stock that are held by non-affiliates is at least $700.0 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs.

Until such time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

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As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

Upon becoming a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

Upon becoming a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

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The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company or a smaller reporting company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the value of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on value of our securities, and could adversely affect our ability to access the capital markets.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use a portion of the net proceeds from this offering to repay up to $2,100,000 of principal and estimated accrued interest outstanding on the senior secured note issued by the Company to an investor and up to $325,000 to repay the related-party notes principal and interest and the Tiberend Convertible Note principal and interest. We intend to use the balance of the net proceeds from this offering as follows: (i) approximately $250,000 to fund R&D activities regarding evaluation of new product opportunities; (ii) approximately $150,000 to pay the outstanding annual license fees due to Aquanova AG; (iii) approximately $2,300,000 to fund a Proof-of-Concept (Phase I B or Phase II A) clinical trial of our product candidate JOTROL in patients with Parkinson’s Disease; (iv) $2,300,000 will be allocated for Service Agreements to accelerate business opportunities in South-East Asia; and (v) $2,090,000 working capital and other general corporate purposes. See “Use of Proceeds.” Notwithstanding, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to 2,750,000 shares of common stock offered in this offering, at a public offering price of $4.00 per share, the low-end of the anticipated public offering price range set forth on the cover page of this prospectus, and after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $3.85 per share, or 96.25%, at the assumed public offering price.

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Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 30,126,413 shares of our common stock and 1,626,045 restricted stock units outstanding as of September 13, 2024, 3,600,000 shares are tradable without restrictions defined in the Resale Prospectus. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

Anti-takeover provisions contained in our certificate of incorporation, as amended, and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s certificate of incorporation, as amended, and amended and restated bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	providing that a special meeting of the stockholders may only be called by a majority of the board of directors;

●	providing that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our certificate of incorporation, as amended, or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. This risk is especially relevant for us because biotechnology companies have experienced significant stock price volatility in recent years and we may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

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We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

Our certificate of incorporation provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification obligations, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the common stock in this offering will be approximately $9,515,000 based upon an assumed initial public offering price of $4.00 per share (which is the low-end of the anticipated public offering price range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would increase (decrease) the net proceeds to us from this offering by $2.52 million, assuming the number of shares of 2,750,000 offered by us remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $3.67 million, assuming the assumed initial public offering price of $4.00 per share, the low-end of the anticipated public offering price range set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change in the initial public offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering, although it may accelerate the time at which we will need to seek additional capital.

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The principal purposes of this offering are to obtain additional capital to support our operations, establish a public market for our common stock and facilitate our future access to the public capital markets.

We intend to use no more than $2,425,000 of the net proceeds of this offering to repay:

(i)	$2,066,667 of principal and approximately $10,000 of accrued interest outstanding on the senior secured note (“Secured Note”). As of September 13, 2024, $1,377,778 in principal and approximately $10,000 of accrued interest is outstanding on the Secured Note. In accordance with the terms of the Secured Note, $ 2,066,667 (150% of the sum of the original principal amount of $1,111,111 and additional assumed debt of $266,667) is to be repaid. The Secured Note bears interest at 10% per annum, payable as described in the Secured Note and has an amended maturity date on October 11, 2024;

(ii)	$153,333 of principal and approximately $20,000 of accrued interest outstanding on several notes outstanding as of September 13, 2024 which were issued to Christer Rosen, the CEO of the Company and Alison Silva, the President and Chief Business Officer of the Company. The notes bear interest at 3.0% per annum, payable as described in the note and is payable upon demand; and

(iii)	$150,000 of principal and approximately $11,000 of accrued interest outstanding on long-term convertible notes (“Tiberend Note”) outstanding on September 13, 2024. The Tiberend Note bears interest at 5.0% per annum, compounded quarterly and is convertible upon election of the holder upon a qualified financing of at least $5,000,000 into shares of common stock equal to 70% of the per share price of the equity issued in the qualified financing. The Tiberend Note is also convertible upon the completion of an IPO by the Company into shares of common stock equal to 70% of the per share price of the equity issued in connection with the IPO. In both cases the Holder can elect to receive the principal and accrued interest instead of converting the note and we believe that the holder will elect for repayment in cash.

We currently intend to use the balance of the net proceeds from this offering, together with our existing resources, as follows:

●	approximately $250,000 to fund R&D activities regarding evaluation of new product opportunities;

●	approximately $150,000 pay the outstanding annual license fees due to Aquanova AG;

●	Approximately $2,300,000 to fund a Proof-of-Concept (Phase I B or Phase II A) clinical trial of our product candidate JOTROL in patients with Parkinson’s Disease;

●	approximately $2,300,000 will be allocated for a Strategic Service Agreement to accelerate business activities in South-East Asia; and

●	the remainder to fund general research and development activities, working capital and other general corporate activities.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. We believe opportunities may exist from time to time to expand our current business through licenses or acquisitions of, or investments in, complementary businesses, products or technologies. While we have no current agreements, commitments or understandings for any specific licenses, acquisitions or investments at this time, we may use a portion of the net proceeds for these purposes, subject to applicable regulatory restrictions.

Based on our current operating plan, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to fund our operations through at least the next 24 months. However, the net proceeds from this offering, together with our cash and cash equivalents, will not be sufficient for us to fund our product candidate through the completion of its development, Phase III clinical trials, entire regulatory approval process and commercialization. We will need to raise additional capital to fund such activities. It is difficult to predict the cost and timing required to complete development and obtain regulatory approval of, and commercialize, our product candidates due to, among other factors, uncertainty regarding the scope and design of clinical trials required to obtain regulatory approval for our product candidates, the rate of subject enrollment in our clinical trials, filing requirements with various regulatory agencies, clinical trial results, the actual costs of manufacturing, supplying and commercializing our product candidates and other factors outside of our control.

Our management will have broad discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors including the results of our research and development efforts, the timing, cost and success of preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, the timing of regulatory submissions, our ability to obtain additional financing, the amount of cash obtained through future collaborations, if any, and any unforeseen cash needs.

Pending their uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, subject to applicable regulatory restrictions.

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DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We currently intend to retain future earnings, if any, and do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

The following table shows our capitalization as of June 30, 2024:

●	on an actual basis;

●

on a pro forma basis to reflect:

(1)  the (a) sale of 2,750,000 shares by us in this offering at an assumed price to the public of $4.00 per share (which is the low-end of the anticipated public offering price range set forth on the cover page of this prospectus), resulting in net proceeds to us of $7,090,000 after deducting: (i) $1,485,000 in estimated underwriting discounts and commissions and estimated offering expenses payable by us; (ii) the repayment of the principal of $2,066,667 (150% of the sum of original principal amount of $1,111,111 and additional assumed debt of $266,667) and accrued interest of $10,000 outstanding on the senior secured note issued by the Company to the investor in the amount of approximately $2,100,000; (iii) repayment amount of the aggregate principal of $153,333 and approximately $20,000 of accrued interest on notes issued to Christer Rosen, the Chief Executive Officer of the Company and Alison Silva, President and Chief Business Officer of the Company; and (iv) the repayment of the principal amount of $150,000 and $11,000 of accrued interest on the long term convertible notes, (b) the elimination of the Company’s remaining derivative liability of approximately $616,672 as a result of these debt payoffs, and (c) the collection of $75,000 of receivables for common stock; and

(2)  the automatic conversion of approximately $527,650 of principal and $96,066 of accrued interest on convertible promissory notes held by twelve investors into 222,756 shares of common stock.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and unaudited pro forma financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2024
	Actual	Pro forma
	(unaudited)
Cash	$14,851	$7,193,851

Convertible notes payable	$527,649	$-
Senior Secured Note Payable	1,377,778	-
Note payable, related party	225,812	-
Long Term Convertible Notes Payable, net of discount of $33,315	116,685	-

Stockholders’ equity:
Common stock, $0.0001 par value; 125,000,000 shares authorized and 30,126,413 shares issued and outstanding on an actual basis, and 33,099,169 shares issued and outstanding on a pro forma basis.	3,012	3,309
Preferred stock, $0.0001 par value 5,000,000 shares authorized and 0 shares issued and outstanding, respectively.	-	-
Additional paid-in capital	18,620,438	28,758,857
Receivables for sale of common stock	(75,000)	-
Accumulated income (deficit)	(23,903,481)	(23,286,809)
Total stockholders’ equity (deficit)	(5,355,031)	5,475,357
Total capitalization	(3,107,107)	5,475,357

(1)

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share (which is the low-end of the anticipated public offering price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by $2.52 million, assuming the number of shares of 2,750,000 offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $3.67 million, assuming the assumed initial public offering price of $4.00 per share (which is the low-end of the anticipated public offering price range set forth on the cover page of this prospectus) remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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The number of shares of common stock to be outstanding after the offering is based on 30,126,413, which is the number of shares outstanding on June 30, 2024, and excludes:

●	10,634,107 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $1.03 per share as of June 30, 2024;

●	1,359,375 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.80 per share as of June 30, 2024;

●	excludes 219,555 shares of our common stock issuable upon the conversion of our issued and outstanding convertible notes at an average conversion price of $2.80.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not currently listed on any national securities exchange market or quoted on the OTC Markets. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “JUNS.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

Holders of Common Stock

As of June 17, 2024, there were approximately 48 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

Historical Common Equity Transactions

Name	Date	Type	Type of Award	Quantity	Price	Additional
Christer Rosén, our Chief Executive Officer	January 01, 2016	Issued	Common Stock	11,250,000	$53.33
Christer Rosén, our Chief Executive Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Alexander Rosén, our Chief Administrative Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	56,250	$0.01
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.01
Claude Volmar, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	56,250	$0.01
Ian Baker-Finch., a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	168,750	$0.01
Jacob Uittenbogaard, our former Chief Financial Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Marshall Hayward, Ph.D., our Chief Scientific Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Peter Colabuono, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	112,500	$0.01
Thomas Liquard, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	112,500	$0.01	The shares were subsequently forefeited on January 1, 2016
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 04, 2016	Issued	Common Stock	2,757,352	$13.07
Jacob Uittenbogaard, our former Chief Financial Officer	January 04, 2016	Issued	Common Stock	551,471	$2.67
Marshall Hayward, Ph.D., our Chief Scientific Officer	January 04, 2016	Issued	Common Stock	2,205,885	$10.40
Shaun P. Brothers, Ph.D., a member of our Science Advisory Board	January 04, 2016	Issued	Common Stock	1,541,914	$7.73

84

Name	Date	Type	Type of Award	Quantity	Price	Additional
David Sinclair, an advisor	April 06, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.01
Li-Huei Tsai, a member of our Science Advisory Board	June 01, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Raymond Scott Turner, MD, Ph.D., a member of our Science Advisory Board	August 01, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	September 30, 2016	Issued	Common Stock	312,502	$0.80
Peter Elliott, Ph.D., a member of our Science Advisory Board	October 17, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	October 17, 2016	Issued	Common Stock	125,002	$0.80
Natalie McNamee, a consultant	December 19, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.80
Gene Spotlight, Inc.	January 25, 2017	Issued	Common Stock	187,500	$0.80
Ulf Wiinberg, an advisor	January 27, 2017	Issued	Common Stock	187,500	$0.80
Ulf Wiinberg, an advisor	January 31, 2017	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Robert Roath, an advisor	November 17, 2017	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	December 21, 2017	Issued	Common Stock	112,500	$0.80
Gino Cortopassi, an advisor	February 14, 2018	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Christer Rosén, our Chief Executive Officer	May 08, 2018	Issued	Common Stock	225,000	$0.01	Upon an exercise of an incentive stock option
Alexander Rosén, our Chief Administrative Officer	May 08, 2018	Issued	Common Stock	56,250	$0.01	Upon an exercise of an incentive stock option
Jacob Uittenbogaard, our former Chief Financial Officer	May 09, 2018	Issued	Common Stock	225,000	$0.01	Upon an exercise of an incentive stock option
Robert Roath	June 01, 2018	Issued	Common Stock	157,083	$0.64	Upon his conversion of a promissory note
Robert Roath	June 20, 2018	Issued	Common Stock	135,000	$0.80	Upon an exercise of a non-qualified stock option
Frank Behnam, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Michio Harano, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Robert Roath, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Ulf Wiinberg, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Alison Silva, our President and Chief Business Officer	December 13, 2018	Granted	Incentive Stock Option; Common Stock	225,000	$0.80
John Ditton, an advisor	December 13, 2018	Granted	Incentive Stock Option; Common Stock	135,000	$0.80	Such stock options were forfeited on January 15, 2022 (90 days following his resignation as a director of the Company)
Alexander Rosén, our Chief Administrative Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	569,775	$0.74
Christer Rosén, our Chief Executive Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	811,811	$0.74
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 24, 2019	Granted	Non-qualified Stock Option; Common Stock	84,937	$0.74
Jacob Uittenbogaard, our former Chief Financial Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	113,598	$0.74
Shaun Brothers, a member of our Science Advisory Board	January 24, 2019	Granted	Non-qualified Stock Option; Common Stock	77,441	$0.74
David Sinclair, an advisor	May 15, 2019	Forfeited	Non-qualified Stock Option; Common Stock	225,000	$0.01
Peter Colabuono, a consultant	September 09, 2019	Forfeited	Non-qualified Stock Option; Common Stock	112,500	$0.01
Michio Harano, an advisor	October 01, 2018	Forfeited	Non-qualified Stock Option; Common Stock	84,375	$0.80
Gino Cortopassi, an advisor	October 17, 2019	Forfeited	Non-qualified Stock Option; Common Stock	135,000	$0.80
Natalie McNamee, a consultant	October 24, 2019	Forfeited	Non-qualified Stock Option; Common Stock	225,000	$0.80
Dr. Rudolph Tanzi, a member of our Science Advisory Board	November 06, 2019	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.80
Alalia Pty Ltd ATF McNamee Family Trust	December 19, 2019	Granted	Warrant; Common Stock	1,249,998	$0.80
Alexander Rosén, our Chief Administrative Officer	February 01, 2020	Granted	Incentive Stock Option; Common Stock	168,750	$0.80
Christer Rosén, our Chief Executive Officer	February 01, 2020	Granted	Incentive Stock Option; Common Stock	506,250	$0.80
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Claude Volmar, a consultant	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	67,500	$0.80
Jacob Uittenbogaard, our former Chief Financial Officer	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	168,750	$0.80
Li-Huei Tsai, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Incentive Stock Option; Common Stock	67,500	$0.80
Marshall Hayward, Ph.D., our Chief Scientific Officer	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	393,750	$0.80
Raymond Scott Turner, MD, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Charbel Moussa, MBBS, Ph.D., a member of our Science Advisory Board	April 21, 2020	Granted	Non-qualified Stock Option; Common Stock	90,000	$0.80

85

Name	Date	Type	Type of Award	Quantity	Price	Additional
Mark Dant, an advisor	April 21, 2020	Granted	Non-qualified Stock Option; Common Stock	90,000	$0.80
Robert Roath	May 19, 2020	Issued	Common Stock	126,251	$0.80	Upon his conversion of a promissory note
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Issued	Common Stock	156,251	$0.80
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Granted	Warrant; Common Stock	234,375	$0.80
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Issued	Common Stock	156,251	$0.80
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Granted	Warrant; Common Stock	234,375	$0.80
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Issued	Common Stock	78,123	$0.80	For services rendered by Joel Norman Goldberg to the Company
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Issued	Common Stock	78,123	$0.80	For services rendered by Andrew C. Matthiesen to the Company
Dencam Living Trust	June 29, 2020	Issued	Common Stock	156,251	$0.80
Dencam Living Trust	June 29, 2020	Granted	Warrant; Common Stock	234,375	$0.80
Dencam Living Trust	June 29, 2020	Issued	Common Stock	78,123	$0.80	For services rendered by Robert Faerber to the Company
WKJP, LLC	July 15, 2020	Issued	Common Stock	156,251	$0.80
WKJP, LLC	July 15, 2020	Granted	Warrant; Common Stock	234,375	$0.80
WKJP, LLC	July 15, 2020	Issued	Common Stock	78,123	$0.80	For services rendered by Jeffery W. Krol to the Company
Joel Norman Goldberg Trust #1, Dated 04/15/2003	August 20, 2020	Issued	Common Stock	669,645	$0.15
Dencam Living Trust	August 20, 2020	Issued	Common Stock	167,411	$0.15
WKJP, LLC	August 20, 2020	Issued	Common Stock	502,233	$0.15
Arthur Kirsch, a consultant	October 01, 2020	Granted	Non-qualified Stock Option; Common Stock	150,000	$1.33
Gene Spotlight, Inc.	December 29, 2020	Issued	Common Stock	375,000	$1.33
Gene Spotlight, Inc.	December 29, 2020	Granted	Warrant; Common Stock	75,000	$1.33
Robert S. Roath Revocable Trust	February 19, 2021	Issued	Common Stock	11,373	$1.33	Upon his conversion of a promissory note
Dana Eschenburg Perez, our former Chief Financial Officer	March 01, 2021	Granted	Incentive Stock Option; Common Stock	135,000	$1.33
Robert S. Roath	March 05, 2021	Issued	Common Stock	84,375	$0.80	Upon an exercise of a non-qualified stock option
Alexander Rosén, our Chief Administrative Officer	June 01, 2021	Granted	Incentive Stock Option; Common Stock	168,750	$2.16
Dana Eschenburg Perez, our former Chief Financial Officer	June 01, 2021	Granted	Incentive Stock Option; Common Stock	193,125	$2.16
Tiberend Strategic Advisors, a consultant	June 15, 2021	Granted	Non-qualified Stock Option; Common Stock	56,250	$2.16
W. Dalton Deitrich III, an advisor	June 22, 2021	Granted	Non-qualified Stock Option; Common Stock	67,500	$2.16
Dencam Living Trust	August 30, 2021	Issued	Common Stock	234,375	$0.80	Upon the exercise of a warrant
Alison Silva, our President and Chief Business Officer	September 01, 2021	Granted	Incentive Stock Option; Common Stock	281,250	$2.16
Gene Spotlight, Inc.	September 09, 2021	Issued	Common Stock	75,000	$1.33	Upon the exercise of a warrant
Joel Norman Goldberg Trust #1, Dated 04/15/2003	September 28, 2021	Issued	Common Stock	234,375	$0.80	Upon the exercise of a warrant
WKJP, LLC	September 29, 2021	Issued	Common Stock	234,375	$0.80	Upon the exercise of a warrant
Andrew C. Matthiesen Trust, Dated 12/03/1998	September 30, 2021	Issued	Common Stock	234,375	$0.80	Upon the exercise of a warrant
Nicholas Hemmerly, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock	67,500	$2.16
Allison W. Brady, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock	67,500	$2.16
Julie Kampf, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock	67,500	$2.16
John Ditton, an advisor	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock	67,500	$2.16	Such stock options were forfeited on January 15, 2022 (90 days following his resignation as a director of the Company)
Holger Weis, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock	67,500	$2.16
Arthur Kirsch, a consultant	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock	46,875	$2.16
Frank Behnam, CEO of Aquanova AG	December 01, 2021	Cancelled	Non-qualified Stock Option; Common Stock	84,375	$0.80	Issued on October 2018
Aquanova AG	December 01, 2021	Granted	Non-qualified Stock Option; Common Stock	84,375	$2.16	Pursuant to the terms of the Debt Forgiveness and Exchange Agreement. subject to vesting terms set forth in the non-qualified stock option
An accredited investor	April 11, 2022	Issued	Common Stock	514,403	$2.16	In connection with the issuance of a senior secured convertible note with a principal amount of $1,111,111 to an accredited investor; as additional consideration to the investor for lending $1,000,000 to the Company
June 1, 2021 Option Grant to Alexander Rosén, our Chief Administrative Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock	168,750	$1.33
June 1, 2021 Option Grant to Dana Eschenburg Perez, our former Chief Financial Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock	193,125	$1.33
August 1, 2021 Option Grant to Dana Eschenburg Perez, our former Chief Financial Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock	193,125	$1.33
June 22, 2021 Option Grant to W. Dalton Dietrich III, an advisor	July 14, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
September 1, 2021 Option Grant to Alison D. Silva, our President and Chief Business Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock	281,250	$1.33

86

Name	Date	Type	Type of Award	Quantity	Price	Additional
Christer Rosén, our Chief Executive Officer	July 21, 2022	Issued	Restricted stock	476,070	$1.33	The restricted stock award was issued in exchange for forgiveness of $634,760 of accrued compensation
Marshall Hayward, our Chief Scientific Officer	July 21, 2022	Issued	Restricted stock	399,401	$1.33	The restricted stock award was issued in exchange for forgiveness of $532,535 of accrued compensation
Jacob Uittenbogaard, our former Chief Financial Officer	July 21, 2022	Issued	Restricted stock	93,367	$1.33	The restricted stock award was issued in exchange for forgiveness of $124,490 of accrued compensation
Alexander Rosén, our Chief Administrative Officer	July 21, 2022	Issued	Restricted stock	96,607	$1.33	The restricted stock award was issued in exchange for forgiveness of $128,810 of accrued compensation
Dana Eschenburg Perez, our former Chief Financial Officer	July 21, 2022	Issued	Restricted stock	10,125	$1.33	The restricted stock award was issued in exchange for forgiveness of $13,500 of accrued compensation
Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	July 21, 2022	Issued	Restricted stock	46,620	$1.33	The restricted stock award was issued in exchange for forgiveness of $62,160 of accrued compensation
Shaun Brothers, a member of our Science Advisory Board	July 21, 2022	Issued	Restricted stock	44,820	$1.33	The restricted stock award was issued in exchange for forgiveness of $59,760 of accrued compensation
October 1, 2021 Option Grant to Nicholas Hemmerly, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Allison W. Brady, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Julie Kampf, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Holger Weis, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Arthur Kirsch, a consultant	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	46,875	$1.33
December 1, 2021 Option Grant to Aquanova AG	August 01, 2022	Amendment	Non-qualified Stock Option; Common Stock	193,125	$1.33
Senior secured note investor	October 10, 2022	Issued	Common Stock	42,867	$2.16	For consideration of an amendment to postpone the amortization of principle and interest one month to November 11, 2022
Senior secured note investor	November 10, 2022	Issued	Common Stock	128,598	$2.16	For consideration of an amendment to postpone the amortization of principle and interest three months to February 11, 2023
Saleem Elmasri, CPA, our Chief Financial Officer	January 01, 2023	Granted	Non-qualified Stock Option; Common Stock	562,500	$1.33
An employee and consultants	April 01, 2023	Granted	Non-qualified Stock Option; Common Stock	562,500	$1.33
Various employees and executives as part of their accrued compensation forgiveness	September 29, 2023	Granted	Non-qualified Stock Option; Common Stock	2,353,777	$1.33
Christer Rosén, our Chief Executive Officer	November 13, 2023	Issued	Common Stock	113,637	$0.88	Upon an exercise of an incentive stock option
Various employees and executives as part of their accrued compensation forgiveness	December 18, 2023	Granted	Non-qualified Stock Option; Restricted Stock	1,618,545	$1.33
Various employees and executives as part of their accrued compensation forgiveness	December 18, 2023	Granted	Non-qualified Stock Option; Common Stock	289,296	$1.33
A consultant	January 24, 2024	Granted	Non-qualified Stock Option; Common Stock	180,000	$1.33
Dana Eschenburg Perez, our former Chief Financial Officer	March 15, 2024	Granted	Non-qualified Stock Option; Restricted Stock	7,500	$1.33
Dana Eschenburg Perez, our former Chief Financial Officer	March 15, 2024	Granted	Non-qualified Stock Option; Common Stock	49,605	$1.33
A consultant	April 17, 2024	Granted	Non-qualified Stock Option; Common Stock	67,500	$1.33

The above issuances/sales were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock and the pro forma net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of June 30, 2024 was ($5,355,031) or approximately ($0.18) per share. Net tangible book value per share represents our total tangible assets of $136,751 less our total liabilities of $5,491,782 for a tangible book value ($5,355,031), divided by the number of issued and outstanding shares of common stock, 30,126,413.

Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering. After giving effect to (i) issuance by the Company of 222,756 shares of our common stock issuable upon the conversion of our issued and outstanding convertible notes at an average conversion price of $2.80 per share, or an aggregate of $623,716, (ii) the repayment of the principal of $2,066,667 (150% of the sum of original principal amount of $1,111,111 and additional assumed debt of $266,667) and accrued interest of $10,000 outstanding on the senior secured note issued by the Company to the investor in the amount of approximately $2,100,000, (iii) repayment amount of the principal of $153,333 and $20,000 of accrued interest on notes issued to Christer Rosen, the Chief Executive Officer of the Company and Alison Silva, the President and Chief Business Officer of the Company, (iv) the repayment of the principal amount of $150,000 and $11,000 of accrued interest on the long term convertible notes, (v) elimination of derivative liabilities of $616,672 associated with the conversion feature and additional variable stock owed to a debt holder upon a qualified financing due to the forfeiture of the additional variable stock owed and debt payoff, (vi) the collection of $75,000 of receivables for Common Stock; and (vii) the issuance and sale of 2,750,000 shares of common stock in this offering at the assumed public offering price of $4.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value as of June 30, 2024 would have been $4,858,685 or approximately $0.15 per share. This represents an immediate increase in net tangible book value of $0.33 per share to existing stockholders and an immediate dilution in net tangible book value of $3.85 per share to purchasers of shares in this offering, as illustrated in the following table:

Assumed public offering price per share		$4.00
Net tangible book value per share as of June 30, 2024	$(0.18)
Increase in net tangible book value per share attributable to new investors	$0.33
Less: pro forma net tangible book value per share after giving effect to the offering		$0.15
Immediate dilution in net tangible book value per share to new investors		$3.85

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The following table sets forth, as of June 30, 2024, the assumed number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing common stock in this offering, after giving pro forma effect to the new investors in this offering at the public offering price of $4.00 per share (which is the low-end of the anticipated public offering price range set forth on the cover page of this prospectus), together with the total consideration paid an average price per share paid by each of these groups, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	30,126,413	91.0%	$18,623,450	61.6%	$0.62
Convertible promissory notes conversion into shares of common stock	222,756	0.7%	$623,716	2.1%	$2.80
New investors	2,750,000	8.3%	$11,000,000	36.4%	$4.00
Total	33,099,169	100.0%	$30,147,166	100.0%	$0.91

The foregoing discussion and tables above do not give effect to the dilution that would result from (i) 1,359,375 shares of our common stock issuable upon the exercise of our issued and outstanding warrants at an average exercise price of $0.80 per share; (ii) 10,634,107 shares of our common stock issuable upon the exercise of our issued and outstanding options at an average exercise price of $1.03 per share; and (iii) 1,626,045 shares of common stock issuable upon the exercise of our issued and outstanding restricted stock units.

DESCRIPTION OF BUSINESS

Unless the context otherwise requires, “JNS,” “we,” “us,” “our,” or “the Company” refers to Jupiter Neurosciences, Inc., a Delaware corporation.

Business Overview

Jupiter Neurosciences, Inc. (the “Company”) is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company incorporated in Delaware in January 2016. The Company has developed a unique resveratrol platform product targeting treatment of neuro-inflammation. The product, called JOTROL, has many potential indications of use for rare diseases, which of we primarily are targeting Mucopolysaccharidoses Type 1, Friedreich’s Ataxia, and MELAS. In the larger disease areas, we are primarily targeting Parkinson’s Disease and Mild Cognitive Impairment/early Alzheimer’s disease.

The Company has recently completed preclinical activities in a validated mouse model of Parkinson’s Disease (PD) at the University of Miami. The model of PD that was used mimics many aspects of the disease utilizing a unilateral injection of a neurotoxin precursor that elicits nigral cell loss, striatal dopamine loss and behavior deficits similar to physiological characteristics of human disease. We believe that results from this trial indicates that PD might be the best target for treatment and financial opportunity among the multiple indications where JOTROL might play a role. The trial design and outcomes are further described in this section, see JNS115. On May 23, 2024 the US Senate unanimously passed the National Plan to End Parkinson’s Act, the first-ever federal legislation dedicated to ending Parkinson’s disease. A cross-country strategy to end Parkinson’s and atypical parkinsonism has the potential to:

●	Dramatically increase federal research funding;
●	Develop more effective pathways for treatments and cures;
●	Improve early diagnosis;
●	Spark new and improved models for patient care;
●	Create standards and measures to prevent Parkinson’s disease;
●	Address health disparities in diagnosis, treatment and clinical trial participation and
●	Enhance public awareness of the disease.

The Company intends to follow the various opportunities closely with a particular focus on seeking available funding to to accelerate research and development JOTROL’s Parkinson’s Disease indication. However, there is no assurance that such funding will ever become available or be awarded to the Company.

We have over the past 2 years received a strong interest in JOTROL from various Asian organizations. We believe that this interest has been triggered, in part, by (i) resveratrol becoming commonly used in Asian herbal medicines as a therapeutic strategy as described in available scientific literature published by PubMed Central: PMCID: PMC7498443 (September 2020), (ii) Hong Kong’s and China’s recent approval of the patent for JOTROL, (iii) China releasing a list of approximately 120 rare disease indications issued jointly by five national bodies, including the National Health Commission, Ministry of Science and Technology, Ministry of Industry and Information Technology, State Drug Administration, and State Administration of Traditional Chinese Medicine (May 2018), that we believe JOTROL can be applicable as a treatment for MPS-1 and MELAS in this population and (iv) recent publications regarding JOTROL in the Journal of Alzheimer’s Disease and AAPS Open (Journal of Alzheimer’s Disease 86 (2022) 173–190 February 2022; Kemper et al. AAPS Open June 2022). (v) the projected increase of the TCM market due to several factors which of one is reformulation of existing compounds. Our Chairman & CEO, Christer Rosén, presented in person, our company’s status and pipeline at the BIOHK 2023 in Hong Kong in September of 2023. The presentation led to several follow-on meetings, and we have therefore recently agreed to service agreements in the areas of CMC (Chemistry, Manufacturing, and Controls), regulatory affairs and clinical trial management. These agreements are with companies that, we believe, have the knowledge and network in the South-East Asian market to accelerate steps that is needed to have a product that can have treatment value in the territory. In addition, we are in active negotiations with Dominant Treasure Health (“DTH”), a BVI company. DTH has demonstrated to us through several company introductions that they have business relationships, either directly or through affiliates, with many South-East Asian pharmaceutical companies as well as companies involved in distribution and sales of TCM, Traditional Chinese Medicine. We are therefore planning to engage DTH in active business development in China, Malaysia and Singapore as soon as we have financing in place for their engagement. DTH has already introduced us to 3 Chinese companies, Beimei Pharma, http://en.beimeiyaoye.com, that specializes in pediatric medications, Sichuan Kelun Pharmaceutical Co., ltd, a publicly traded company that is part of the Kelun Industrial Group, https://www.kelun.com/, and Tianjin Pharmaceuticals, https://en.pharm.com.cn/, that advocates the corporate core values of “Love, Integrity and Power”. TCM products are run in a separate division within Tianjin. Discussions with all three companies are ongoing. We believe that with DTH’s assistance we can co-ordinate and oversee the work of our Service providers in the territory and more expediently negotiate and finalize an out-license agreement with one or more pharmaceutical companies in South-East Asia. The agreements are further described in the section “Other Material Agreements”. The Asian market is very large and hard to penetrate for a small company and we believe that our strategy with these agreements have the possibility to accelerate an out-licensing deal in the South-East Asian territories. However, there are no assurances that this approach will be successful.

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We believe that a high dose of resveratrol is needed for therapeutic effects. Currently available resveratrol products are associated with severe gastrointestinal (GI) side effects at the dose levels we believe are needed. Our belief is based on available scientific literature, preclinical trial results conducted in mice and rats, and previously conducted human trials with resveratrol. We believe that JOTROL, based on the results from our Phase I trial, see section “Description of Business”, has the potential to deliver a therapeutically effective dose of resveratrol in the blood stream without causing gastrointestinal (GI) side effects. Based on our pre-clinical and Phase I study results, we expect that JOTROL will resolve “the major obstacle of resveratrol’s poor bioavailability” as discussed in AY Berman’s summary article in the Journal of Precision Oncology (AY Berman, 2017). Based on our own preclinical studies we believe that resveratrol has the ability to cross the blood-brain barrier. In studies conducted in Friedreich’s ataxia (FA) and Alzheimer’s disease (AD) patients, resulted in positive effects on oxidative stress, inflammation, and mitochondrial function. The FA study was concluded in Australia by Murdoch Children’s Research Institute in 2015 (Yiu et al.). The AD study was conducted in 2015 by the Alzheimer’s Disease Cooperative Study with Professor Raymond Turner, MD, Ph.D., Georgetown, as principal investigator (Turner et al.). Both studies have been published in scientific journals and further described in the section “Description of Business”.

In 2020, we received approval for full funding, $1.76 million, for our Phase I study from the National Institute on Aging (“NIA”). Since there were unanticipated higher costs, mostly due to COVID-19 related additional procedures during the Phase I trial, a supplemental grant of $233,281 was submitted to the NIA in December of 2021. We were awarded the supplemental grant on April 7, 2022. In the NIA scientific review summary statement of our Phase I study application, it is stated that the NIA is looking forward to a Phase II study with an enhanced resveratrol product, based on the earlier study results from the well published Turner et al. Alzheimer’s study. In April 2021, we submitted our first grant application to the NIA for full funding of a Phase II trial in Mild Cognitive Impairment (MCI) and early Alzheimer’s disease. The Phase II trial was designed to focus on 3 areas: 1) safety and tolerability; 2) pharmacokinetics and pharmacodynamics, measuring of responses from 2 different doses vs. placebo; and 3) measuring of effect on multiple biomarkers related to the disease. The application was not accepted but we were encouraged by the NIA to refine our application and submit again. We have since submitted 3 grant applications, with budgets of $20 million or higher, to the NIA for full funding of such Phase II trial but none of those applications were successful. The NIA scientific review of our Alzheimer’s Phase II trial grant application, which is attached as Exhibit 10.38 to the registration statement of which this prospectus forms a part, shows a total score of 47 which is our best score so far. A score of 40 or below is necessary for being considered for funding. After discussions with the NIA, we have decided to apply, in September of 2024, for a much smaller grant, $2.5 million, for a Proof-of-Concept study focusing on JOTROL’s effect on validated biomarker. The final study design is not yet determined but a draft synopsis is described in the section “Description of Business”. There is no guarantee that this and future grant applications will be successful and therefore the rejection of our future grant application may significantly delay the Company’s plans in connection with MCI and Alzheimer’s and may have a significant impact on the Company’s financial performance. Further, the Company may never receive any future grants or costs savings. The Company continues to apply for grants opportunistically and on August 12, 2022, submitted a $10.1 million grant to the Department of Defense for a Phase II Friedreich’s Ataxia study. This study planned to assess the efficacy of JOTROL as a potential treatment for FA through a randomized, blinded, placebo-controlled clinical trial. On December 30 the Company received notification that the application was not recommended for funding. The grounds for denial were the weaknesses noted in the peer review summary statement, attached as Exhibit 10.33 to the registration statement of which this prospectus forms a part, specifically concerning clinical impact and research strategy and feasibility. Reata Pharmaceuticals has recently received an approval for their product, Omaveloxolone, for treatment of Friedreich’s ataxia. After the FDA approval was achieved by Reata Biogen announced that it has agreed to purchase Reata for $7.3 billion in cash. The approval of Omaveloxolone and the resources of Biogen will make it hard to find patients for a FA clinical study in USA and therefore we have reduced the focus on this indication decided while exploring the possibility of conducting a Phase II trial in Europe and/or Australia.

Since inception, we have operated with limited human capital, utilizing agreements with academia to get pre-clinical work executed at no cost, negotiating favorable deals for data already produced for resveratrol (e.g. toxicity studies and Phase II clinical study data), obtaining a full grant from the NIA for our first clinical trial and building a management and scientific consulting team (consisting of the Scientific Advisory Board and business advisors) as well as negotiating service agreements with companies to handle CMC, regulatory work and clinical trials in South-East Asia primarily compensated with equity securities of the company. We believe that this compensation method aligns the management, Scientific Advisory Board members and business advisors’ interests with the shareholders. We believe that our structure with a core management team that has experience in the utilization of outside resources makes it possible for us to efficiently execute several programs simultaneously in a cost-effective way.

Resveratrol

Resveratrol has been studied for over 50 years by academic institutions as well as by small and large pharmaceutical companies. The multi-functional mechanisms of resveratrol are well documented in over 9,000 scientific publications. Several of these publications, including a summary paper by AY Berman.et al, published in Precision Oncology 2017, point to the issue of the poor bioavailability that has stopped medical utilization of regular resveratrol and never received regulatory approval for any indication. We believe the Phase I study we have conducted indicates that we have resolved the poor bioavailability issue with JOTROL™. Resveratrol (3,4′,5- trihydroxystilbene) is a nutraceutical that has recently attracted a lot of research attention due to its exciting pharmacological potential. It is a phytoalexin found in many plants including grapes, peanuts, and berries. Resveratrol was first isolated in Veratrum grandiflorum, or white hellebore plant, in the 1940’s. Stilbene compounds are known for their ability to provide plants with resistance to microbial and fungal infection. Early research showed that resveratrol was present in large quantities in injured, infected, and ultraviolet-treated leaves. Processed plant products also contain a significant amount of resveratrol.

Based upon available scientific literature, it appears that resveratrol is an activator of SIRT1, one of the mammalian forms of the sirtuin family of proteins. SIRT1 deacetylates histones and nonhistone proteins including transcription factors. The SIRT1-regulated pathway affects metabolism, stress resistance, cell survival, cellular senescence, inflammation/immune function, endothelial functions, and circadian rhythms. Resveratrol has been documented in scientific literature to activate SIRT1, NrF2, NLR3P inflammasomes and have an epigenetic mechanism and therefore is predicted to benefit diseases affected by abnormal metabolic control, inflammation, and cell cycle defects. Nonetheless, resveratrol application is a major challenge for the pharmaceutical industry, due to its poor solubility and bioavailability, as well as adverse effects, such as severe gastro-intestinal side effects when taken at effective dose levels (over 2,000 mg daily). In this context, studies have proposed that structural changes in the resveratrol molecule, including glycosylation, alkylation, halogenation, hydroxylation, methylation, and prenylation could lead to the development of derivatives with enhanced bioavailability and pharmacological activity. Resveratrol has never been developed with all the necessary steps to achieve an approval as a pharmaceutical product since the existing natural supplements cannot provide high enough levels of resveratrol in blood plasma to be able to provide a therapeutically effective dose without generating severe gastro-intestinal side effects. This means that we need to take JOTROL through the full regulatory NDA (New Drug Application) requirement to obtain a prescription marketing approval in the USA.

Resveratrol holds a significant place in Traditional Chinese Medicine (TCM) due to its potent antioxidant and anti-inflammatory properties. In TCM, resveratrol-rich plants, such as the root of Polygonum cuspidatum (commonly known as Hu Zhang), have been used for centuries to treat a variety of ailments. The compound is prized for its ability to combat oxidative stress and inflammation, which are underlying factors in many chronic diseases. This aligns with the TCM principle of restoring balance and harmony within the body to maintain health and prevent disease. Resveratrol’s role in TCM extends to supporting cardiovascular health, boosting immune function, and even exhibiting anti-aging properties, making it a versatile and valuable component of the medicinal repertoire.

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The growing body of scientific research on resveratrol has further cemented its importance in TCM by providing a modern understanding of its mechanisms and potential therapeutic benefits. Studies have shown that resveratrol can modulate various molecular pathways, including those involved in cell survival, apoptosis, and inflammation, which are crucial in the management of conditions such as cardiovascular diseases, neurodegenerative disorders, and cancers. This scientific validation supports TCM practitioners in integrating resveratrol into their treatment protocols, enhancing the credibility and acceptance of traditional remedies. Additionally, the compound’s ability to improve metabolic health and its neuroprotective effects are particularly relevant in addressing the rising prevalence of metabolic syndrome and cognitive decline in aging populations. As research continues to unveil the full spectrum of resveratrol’s benefits, its integration into TCM practices is likely to increase, further bridging the gap between ancient wisdom and contemporary medicine.

The Traditional Chinese Medicine (TCM) market is experiencing several technological trends that are transforming how traditional remedies are developed, delivered, and integrated with modern healthcare practices. These advancements are helping to increase the efficacy, accessibility, and acceptance of TCM. Below are some of the key technological trends in the TCM market:

e.	Digital platforms and telemedicine services allow patients to consult with TCM practitioners remotely, expanding access to TCM treatments.
f.	Apps are being developed to help users track their health metrics, manage their treatment plans, and access personalized TCM advice.
g.	Using advanced extraction techniques to concentrate active ingredients from traditional herbs, resulting in more potent and consistent products.
h.	Development of new delivery methods such as transdermal patches, sustained-release capsules, and nanoparticles to enhance the bioavailability and efficacy of TCM products.

(source Emergn Research, Global TCM Market, Forecast to 2033).

JOTROL

JOTROL was developed together with our technology partner Aquanova AG, Darmstadt, Germany. JOTROL™ is formulated with a unique patented micellar technology that is projected to increase the bioavailability profile of resveratrol. Manufacturing technology transfers were completed in 2017 and manufacturing procedures and clinical trial supply manufacturing has been completed at Catalent Pharmaceutical Services, Inc., St Petersburg, Florida.

JOTROL is a micellar non-aqueous solution of resveratrol delivered in a softgel capsule. Each capsule includes 100mg of resveratrol. Pre-clinical trials in mice and rats were conducted comparing JOTROL to micronized resveratrol, labeled to have the highest bioavailability in the nutritional market, to demonstrate that we could achieve a significantly higher bioavailability. Summary details of these studies are included in the section “Description of Business”. A Phase I dose finding pharmacokinetic (“PK”) study in healthy volunteers was completed during the first half of 2021. The study results met our targeted goals. The results from this study will be used as a cross-reference for all indications where JOTROL will be used in Phase II and Phase III clinical trials. The Phase I results and the FDA guidance of cross-referencing is further described in the section “Description of Business”. The Company has not discussed the use of cross-referencing in this manner with the FDA or other comparable regulatory authorities.

The FDA cross-reference guidance states:

Investigational New Drug Applications (INDs)

The information below is Excerpted from page 4 of the guidance document.

E. Cross References to other INDs

At times, IND submissions are supported by a cross-reference to another IND [21 CFR 312.23(b)]. The utility of the electronic IND submission will be further increased if all reference materials are supplied with the IND submission. You should handle these files in the same manner as other electronic files submitted to the IND. For example, you should generate the files from electronic source files rather than from scanned paper documents if at all possible. If the electronic source file is not available, we will accept a scanned copy. You should describe the file format and organization of these files as described in this guidance.

If an electronic IND or other form of documentation already exists in CBER, and the appropriate letters of authorization are supplied, the IND review team will be granted access to those documents. If the files you choose to reference have been provided in electronic format, you should include the main folder name in which the document resides in place of the volume number required under 21 CFR 312.23(b). You should provide copies of the appropriate letters of authorization in the admin folder of the submission.

There is however no guarantee that FDA will approve our planned use of cross-referencing.

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JOTROL Intellectual Property

We have a worldwide license, from Aquanova AG, the patent holder of micellar technologies, to develop, manufacture, distribute and sell JOTROL.

●	Our CSO, Marshall Hayward and the lead scientist at Aquanova AG, Darius Benham, are the inventors of JOTROL. The patent is owned jointly by Aquanova AG and the Company and the application was assigned to Aquanova AG per an executed agreement between Aquanova AG and the Company.
●	Aquanova AG, a German company, filed an international patent application in Germany on January 29, 2017 entitled “Resveratrol solubilization product for pharmaceutical purposes” (PCT/EP2017/O51659).
●	The priority date is June 16, 2016 with expiration in 2036 which expiration date applies to all territories.

This patent has been granted in USA, specific European countries, Japan, China and Hong Kong.

The specific European countries are: France, UK, Switzerland, Italy, Belgium, Netherlands, Ireland, Spain, Sweden, Turkey, Poland, Denmark, Greece, Hungary and Germany.

The approved claims of the patents, formulation and method of use, are as stated in issued US patent #10,780,056:

1. A solubilization product consisting of: resveratrol; an emulsifying agent mixture of polysorbate 80 and polysorbate 20; at least one medium-chain triglyceride (MCT); and tocopherol or mixed tocopherols, wherein the solubilization product is for use as a pharmaceutical product.

2. The solubilization product according to claim 1, characterized in that: the fractional amount of the resveratrol is in the range of 3% by weight to 15% by weight, or in the range of 5% by weight to 10% by weight, or is 10% by weight.

3. The solubilization product according to claim 1, characterized in that: the fractional amount of the emulsifying agent mixture of polysorbate 20 and polysorbate 80 is in the range of approximately 65% by weight to approximately 95% by weight, or in the range of approximately 70% by weight to approximately 92% by weight, or is approximately 71.8% by weight.

4. The solubilization product according to claim 1, characterized in that: the fractional amount of the at least one medium-chain triglyceride is in the range of at least approximately 2% by weight to approximately 8% by weight, or in the range of approximately 3% by weight to approximately 5% by weight, or is approximately 4.5% by weight.

5. The solubilization product according to claim 1, characterized in that: the fractional amount of the tocopherol or the mixed tocopherols is in the range of approximately 3% by weight to approximately 6% by weight, or is approximately 5.25% by weight.

6. The solubilization product according to claim 1, characterized in that: the solubilization product has micelles wherein a distribution of diameters of the micelles ranges from approximately 1 nm to approximately 25 nm.

7. The solubilization product according to claim 1, characterized in that: a turbidity of the solubilization product is less than 50 FNU, measured by scattered light measurement with infrared light according to the provisions of the ISO 7027 standard at a 1:50 dilution of the solubilization product in water.

8. The solubilization product according to claim 1, characterized in that: a turbidity of the solubilization product after 24 hours of storage at room temperature and pH 7 is less than 50 FNU, measured by scattered light measurement with infrared light according to the provisions of the ISO 7027 standard at a 1:50 dilution of the solubilization product in water.

9. The solubilization product according to claim 1, characterized in that: a turbidity of the solubilization product after 1 hour of storage at 37.degree. C. and pH 1.1 is less than 50 FNU, measured by scattered light measurement with infrared light according to the provisions of the ISO 7027 standard at a 1:50 dilution of the solubilization product in water.

10. The solubilization product according to claim 1, wherein the solubilization product is for use in the treatment of Alzheimer’s disease, Friedreich’s ataxia and other Ataxia related diseases, lysosomal diseases, cancer, diabetes, atherosclerosis, heart diseases, arthritis or autoimmune diseases.

11. The solubilisation product according to claim 1, wherein the solubilization product is for use in a method for the treatment of Alzheimer’s disease, Friedreich’s ataxia and other Ataxia related diseases, lysosomal diseases, cancer, diabetes, atherosclerosis, heart diseases, arthritis or autoimmune diseases, characterized in that: the solubilization product is administered orally, in an amount corresponding to at least 200 mg resveratrol per day.

12. A capsule filled with the solubilisation product according to claim 1, characterized in that: the capsule is provided as a soft gelatin capsule, a hard gelatin capsule, a soft gelatin-free capsule, or a hard gelatin-free capsule.

13. A method for the treatment of Alzheimer’s disease, Friedreich’s ataxia and other Ataxia related diseases, lysosomal diseases, cancer, diabetes, atherosclerosis, heart diseases, arthritis or autoimmune diseases, comprising: providing a solubilization product consisting of resveratrol, an emulsifying agent mixture of polysorbate 80 and polysorbate 20, at least one medium-chain triglyceride (MCT), and tocopherol or mixed tocopherols; and orally administering the solubilization product to a patient.

14. The method according to claim 13, characterized in that: the solubilization product is contained in a capsule; and the capsule is provided as a soft gelatin capsule, a hard gelatin capsule, a soft gelatin-free capsule, or a hard gelatin-free capsule.

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License Agreement with Aquanova AG

Our license agreement with Aquanova AG is our most important agreement and critical to maintain as long as JOTROL remains our main and only product. A loss of this agreement will cause the Company a delay in its plans and would cause the Company to seek out other similar licensing agreements. Accordingly, the loss of this agreement will have a material adverse effect on our business. The agreement provides us with a worldwide exclusivity for utilization of the patents granted and pending. The following are the material terms of the agreement a including the fees we agreed to pay in consideration for this exclusivity:

●	Type of agreement: Exclusive Global Development and Licensing agreement
●	Execution and termination: Executed September 15, 2016 to be terminated upon the latter or the patent expiration or ten years subsequent to the first commercial sale of product in each territory.
●	Upfront fee of $20,000.
●	Annual license fee of $75,000 until first product approval in a territory.
●	There are three territories defined, USA, Europe and Asia.
●	$200,000 in milestone payment upon first regulatory approval in a territory.
●	$200,000 in milestone payment upon first regulatory approval in the second territory.
●	$200,000 in milestone payment upon first regulatory approval in the third territory.
●	The annual $75,000 license fee is replaced with a 5% royalty fee, based on net sales in each territory, upon first regulatory approval in any of the 3 areas.
●	Each party can decide to instead of the 5% royalty fee have the Company pay Aquanova AG $3 million within 180 days of the first regulatory approval leading to a reduced royalty payment to 1.5% for the life of the agreement.

The termination provisions under our license agreement with Aquanova AG are as follows:

●	Termination provisions and penalties.

o	Termination for Material Uncured Breach:

■	Either party shall have the right to terminate the agreement in the event the other party has materially breached or defaulted in the performance of any of its obligations thereunder, and if such breach or default is not corrected or within sixty (60) days after the breaching party receives written notice identifying such breach, or if a cure (other than any payment) is not possible in such sixty (60) day period, such longer period (not exceeding 120 days) during which the breaching party is diligently pursuing a cure. If the parties cannot agree on a product schedule for three products in a row either party shall have the right to terminate the agreement. For the avoidance of doubt, a party’s decision to terminate a clinical trial pursuant to Section 3.04(c) of the agreement will not be deemed to be a material breach of its obligations thereunder.

o	Termination for Insolvency; Retention of License:

■	If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver of custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within ninety (90) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within ninety (90) days thereafter, the other party may immediately terminate the agreement effective upon notice of such termination. Notwithstanding the bankruptcy of a party, or the impairment of performance by a party of its obligations under the agreement as a result of bankruptcy or insolvency of such party, and subject to such other party’s rights to terminate the agreement for reasons other than bankruptcy or insolvency as expressly provided in the agreement, the other party shall be entitled to retain the licenses under the terms and conditions granted therein, and otherwise in accordance with Section 365(n) of the United States Bankruptcy Code.

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o	General Effect of Termination:

■	Accrued Obligations:
●	Termination of the agreement or for any reason shall not release and party thereto from any liability which, at the time of such termination, nor preclude either party from pursuing any rights and remedies it may have thereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.
■	Return of Materials:
●	Upon any termination of the agreement, each party shall promptly return to the other party all materials, know-how and other tangible confidential information received from the other party (except one copy of which may be retained by legal counsel for archival purposes); except that if the agreement is terminated with respect to a product only, each party shall so return confidential information relating exclusively to the product.
■	Reversion of Rights
●	Upon any ending of the agreement, all licenses granted by a party to the other party shall be terminated and the rights therein shall revert to the licensor party.

The description of the foregoing agreement as set forth above is qualified in its entirety to the full agreement as attached as Exhibit 10.16 to the registration statement of which this prospectus forms a part.

Upon signing the licensing agreement on September 15, 2016, the Company paid the upfront fee of $20,000 and one year of the annual $75,000 licensing fee.

On December 1, 2021, the Company and Aquanova AG entered into a Debt Forgiveness and Exchange Agreement, dated as of December 1, 2021, pursuant to which $225,000 of the $281,250 of indebtedness under the licensing agreement with Aquanova was forgiven in exchange for (i) the payment by the Company to Aquanova of $125,000 in cash, (ii) the issuance by the Company of a convertible promissory note in the amount of $100,000 to Aquanova, and (iii) the issuance by the Company of an option to purchase 22,500 shares of common stock of the Company at an exercise price of $2.16 per share, subject to vesting of 5,625 shares on December 1, 2021, 469 shares per month thereafter for 35 months and 460 shares on the month thereafter (36th month).

As of June 30, 2024 and December 31, 2023, $187,500 and $150,000 of accrued license fees are included in accounts payable and accrued expenses on the balance sheet, respectively.

The Company intends to pay the outstanding annual licensing fees with proceeds from this offering.

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Other Material Agreements

Agreement with Murdoch Children’s Research Institute (MCRI). The material terms of this agreement are as follows:

●	Type of agreement: Global Development and Licensing agreement
●	Executed September 1, 2015.
●	Payment schedule:
●	No upfront payment.
●	$100,000 per territory (US, European Union and Japan are the defined territories) upon first received marketing approval.
●	Royalty: 1.5% of net product sales.
●	Termination Date

o	Unless agreement is terminated earlier the term of the agreement shall commence on the effective date and shall continue until the expiration of the Royalty Term in each country in the Territory with respect to the Product

●	Termination provisions & penalties

o	Termination for material uncured breach

■	120 day cure period

o	Termination for insolvency; retention of license
o	Effects of termination

■	Accrued obligations not released
■	Return of materials
■	If Murdoch terminates the agreement, the license granted to Jupiter Neurosciences by Murdoch will immediately terminate
■	Royalties will not terminate unless Jupiter terminates the agreement and will have no obligation to pay any amount to Murdoch which accrues after the effective date of termination (termination for material uncured breach).

The description of the foregoing agreement as set forth above is qualified in its entirety to the full agreement as attached as Exhibit 10.18 to the registration statement of which this prospectus forms a part.

There have been no payments made by the Company to date under this agreement.

Agreement with major pharmaceutical company (restricted by confidentiality agreement):

●	Type of agreement: Data access to resveratrol toxicology studies by a letter of reference.
●	Execution and termination: May 2nd, 2017, can only be terminated due to a material breach of the contract.
●	Access to resveratrol toxicology studies performed at Charles River Laboratories.
●	No payments associated with this agreement.

Agreement with the National Institute on Aging (NIA). The material terms of this agreement are as follows:

●	Type of Agreement: Federal Grant # 1R44AG067907-01A1
●	Term: September 30, 2020 through May 31, 2022.
●	Title: Safety and Pharmacokinetics of JOTROL for Alzheimer’s Disease.
●	Amount of grant award: $1,764,270, fully paid to the company.
●	Supplemental grant award: $233,281 fully paid to the company.
●	The Company’s obligation was to perform a Phase I pharmacokinetics study and subsequently report the findings of the study. This is further described in the JOTROL Phase I Pharmacokinetic (“PK”) and Safety Study section in this document.
●	The Company has no more obligations left to be executed per the grant specifications.

There are no termination or penalty provisions under this agreement, the agreement terminated by its terms on May 31, 2022. The description of the grant agreement with the NIA as set forth above is qualified in their entirety to the full grant agreement as attached as Exhibit 10.17 to the registration statement of which this prospectus forms a part.

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In December of 2021 the Company submitted a grant for supplemental funding of $233,281 of our Phase I study due to unanticipated costs, mostly due to COVID-19. We received and were awarded this grant on April 7, 2022.

Recent Service Agreements – South-East Asia

On June 3, 2024 the Company entered into three service agreements with companies that we believe can assist us in accelerating business opportunities in South-East Asia. A summary of each agreement is below and the full agreements are attached to this document.

CRO Services Agreement

CRO Services Agreement between Jupiter Neurosciences, Inc. (“JN”) and OPTIMIZE WELLNESS LIMITED (“CRO”) a company incorporated in Hong Kong whose office located at ROOM 401, On Hong Commercial Building, 145 Hennessy Road, Wan Chai, Hong Kong.

Territory is China (including Hong Kong), Malaysia and Singapore.

CRO shall provide services including, not limited to or inclusive of, the following:

(h)	Provide JN with strategic guidance regarding pharmaceutical products clinical trial environment in the Territory;
(i)	Provide and guide JN with a clinical strategy to possibly obtain a regulatory approval in several countries in the Territory.
(j)	Propose priority of indications for an accelerated approval path;
(k)	Set up and execute of all aspects of clinical trials to be performed;
(l)	Assist and coordinate with any professional advisors, such as Key Opinion Leaders, in the clinical field.

Payment for the Services is a pre-payment of 1,162,500 shares of common stock, for 3 years of services. No cash payment to be received by CMC from JN.

CRO committed to purchase 37,500 shares of common stock for $50,000, $1.33 per share, from JN in conjunction with signing of the agreement.

Either Party may terminate this Agreement without liability if:

(e)	JN fails to complete an Initial Public Offering of at least US$10 million gross proceeds on or before March 31, 2025; or
(f)	Any petition is presented for the winding up or liquidation of the other Party, or anything analogous thereto occurs in respect of the other Party; or
(g)	If any of the Parties are deemed to be involved in any illegal activities.
(h)	The Agreement can be terminated at any time as long as this is agreed to by both parties.

The description of the CRO Services Agreement as set forth above is qualified in its entirety to the full agreement as attached as Exhibit 10.35 to the registration statement of which this prospectus forms a part.

Regulatory Service Agreement

Regulatory Services Agreement between Jupiter Neurosciences, Inc (“JN”) and Regis Healthcare Group Limited (“RSC”), with address (CCS Trustees Limited, Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands)

Territory is China (including Hong Kong), Malaysia and Singapore.

RSC shall provide services including, not limited to or inclusive of, the following:

(m)	Provide JN with strategic guidance regarding pharmaceutical products regulatory environment in the Territory;
(n)	Provide and guide JN with a regulatory strategy to possibly obtain a regulatory approval in the Territory.
(o)	Propose priority of indications for an accelerated approval path;
(p)	Monitor regulatory changes within the Territory so JN and its partners can adapt its business strategy;
(q)	Participate in any required regulatory inspections that might be triggered by local and other authorities;
(r)	Assist and coordinate with any professional advisors in the regulatory field.

Payment for the Services is a pre-payment of 1,162,500 shares of common stock, for 3 years of services. No cash payment to be received by CMC from JN.

RSC committed to purchase 37,500 shares of common stock for $50,000, $1.33 per share, from JN in conjunction with signing of the agreement.

Either Party may terminate this Agreement without liability if:

(i)	JN fails to complete an Initial Public Offering of at least US$10 million gross proceeds on or before March 31, 2025; or
(j)	Any petition is presented for the winding up or liquidation of the other Party, or anything analogous thereto occurs in respect of the other Party; or
(k)	If any of the Parties are deemed to be involved in any illegal activities.
(l)	The Agreement can be terminated at any time as long as this is agreed to by both parties.

The description of the Regulatory Services Agreement as set forth above is qualified in its entirety to the full agreement as attached as Exhibit 10.36 to the registration statement of which this prospectus forms a part.

Product Services Agreement

Product Services Agreement between Jupiter Neurosciences, Inc (“JN”) and Longevity Technology Group Limited (“CMC”) a company incorporated in British Virgin Islands whose office registered at CCS Trustees Limited, Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

Territory is China (including Hong Kong) Malaysia and Singapore

CMC shall provide services including, not limited to or inclusive of, the following:

(a)	Provide JN with strategic guidance regarding pharmaceutical product manufacturing in the Territory;
(b)	Provide and guide JN with all aspects of technology transfer needs.
(c)	Evaluation of best manufacturing sites and companies to use for product manufacturing;
(d)	Oversee all work and execution of tech transfers between Aquanova, JN and designated manufacturers in the Territory;
(e)	Evaluate and propose best packaging and distribution channels for finished goods;
(f)	Oversee any required regulatory inspections that might be triggered by local and other authorities;
(g)	Assist and coordinate with any professional advisors in the CMC field.

Payment for the Services is a pre-payment of 1,162,500 shares of common stock, for 3 years of services. No cash payment to be received by CMC from JN.

CMC committed to purchase 37,500 shares of common stock for $50,000, $1.33 per share, from JN in conjunction with signing of the agreement.

Either Party may terminate this Agreement without liability if:

(a)	JN fails to complete an Initial Public Offering of at least US$10 million gross proceeds on or before March 31, 2025; or
(b)	Any petition is presented for the winding up or liquidation of the other Party, or anything analogous thereto occurs in respect of the other Party; or
(c)	If any of the Parties are deemed to be involved in any illegal activities.
(d)	The Agreement can be terminated at any time as long as this is agreed to by both parties.

The description of the Product Services Agreement as set forth above is qualified in its entirety to the full agreement as attached as Exhibit 10.37 to the registration statement of which this prospectus forms a part.

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Proposed Agreement with Dominant Treasure Health

We are planning to engage Dominant Treasure Health (“DTH”), a BVI company. DTH will be active in business development in China, Malaysia and Singapore as soon as we have financing in place for their engagement. DTH has already introduced us to three Chinese companies, Beimei Pharma, http://en.beimeiyaoye.com, that specializes in pediatric medications, Sichuan Kelun Pharmaceutical Co., ltd, a publicly traded company that is part of the Kelun Industrial Group, https://www.kelun.com/, and Tianjin Pharmaceuticals, https://en.pharm.com.cn/, that advocates the corporate core values of “Love, Integrity and Power”. TCM products are run in a separate division within Tianjin. Discussions with all three companies are ongoing. We believe that with DTH’s assistance we can co-ordinate and oversee the work of our Service providers in the territory and more expediently negotiate and finalize an out-license agreement with one or more pharmaceutical companies in South-East Asia. However, there are no guarantees that this approach will be successful.

The proposed terms with DTH are as follows.

1.	Agreement will be for three years from signing.
2.	The Company is projected to pay $2.3 million for the services. Final payment terms to be decided but it is expected that a majority and possibly all to be an up-front payment.
3.	DTH will receive a success fee of 5% of any upfront payments and milestone payments from agreements made with companies within the territory.
4.	DTH will receive 5% of any royalty agreements made with companies within the territory.
5.	A Joint Steering Committee will be established between the two parties.

Either Party may terminate this Agreement without liability if:

(a)	The Company fails to complete a public listing raising at least US$10 million of gross proceeds on or before March 31, 2025; or
(b)	Any petition is presented for the winding up or liquidation of the other Party, or anything analogous thereto occurs in respect of the other Party.
(c)	If any of the Parties are deemed to be involved in any illegal activities.

This Agreement can be terminated at any time if the Parties mutually agree to do so.

Senior Secured Note

On April 11, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor for the sale of the Company’s convertible notes. Pursuant to the terms of the Purchase Agreement, on April 11, 2022, the Company received aggregate gross proceeds of $1,000,000 and issued (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $1,111,111.11 (the “Note”) and (ii) 514,403 shares of common stock, par value $0.0001 per share (the “Shares”), of the Company.

The Note. The aggregate principal amount of the Note is $1,111,111.11, and the Company received gross proceeds of $1,000,000 after giving effect to the original issue discount of 10%. The Note bears interest at a rate of 10% per year, payable monthly in arrears, and mature 12 months from issuance. A “Qualified Offering” is a debt or equity financing for the account of the Company or any of its subsidiaries in which shares of common stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock are issued, which financing results in cumulative aggregate proceeds to the Company of at least $3,000,000. The principal and interest on the Note will be amortized on a straight-line basis at 110% of the principal amount commencing sixth months after the closing.

Upon an Event of Default and after a Qualified Offering, the principal and interest are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price equal to 30% discount to the lowest closing price of the common stock for the 20 prior trading days; provided, however, the holder will not have the right to convert any portion of the Note, to the extent that after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion. The holder may increase or decrease its ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to the Company.

The Company will have the right at any time to redeem in cash all or a portion of the Note at 120% (or 125% on or after the first six months from the closing; provided, however, if interest due and payable on January 31, 2023 is not paid in full, 130% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment.

The Company will be required to offer to prepay in cash the aggregate principal amount of the Note at 120% (or 125% on or after the first six months from the closing; provided, however, if interest due and payable on January 31, 2023 is not paid in full, 130% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment, on the sale of all or substantially all of the assets of the Company and its subsidiaries, upon a Change of Control (as defined in the Note), or on a Qualified Offering.

Upon an Event of Default (as defined therein) interest shall accrue at 1 1/2% per month and the 125% (or 130% if interest due and payable on January 31, 2023 is not paid in full) of principal and interest through maturity shall be due and payable. At the holder’s option the holder shall be entitled to be paid in cash or after the Qualified Offering (as defined in the Purchase Agreement) common stock with the conversion price of the common stock equal to a 30% discount to the lowest closing price of the common stock for the 20 prior trading days.

On October 10, 2022, the Note was amended to postpone the commencement of the amortization amount from October 11, 2022 to November 11, 2022. On November 10, 2022, the Note was amended to postpone the commencement of the amortization from November 11, 2022 to February 11, 2023 and payable in three monthly installments. As consideration for the amendment, an additional 42,867 shares of common stock were issued to the accredited investor on October 10, 2022 and 128,599 shares issued to the accredited investor on November 10, 2022. On January 13, 2023, the Note was amended to delay the interest payment due and payable on January 11, 2023 to the earlier of (i) January 31, 2023 and (ii) the closing of a Qualified Offering.

On February 6, 2023, the Note was amended to postpone the commencement of the principle to February 28, 2023. On March 6, 2023, the Note was amended to postpone the commencement of the principal from February 11, 2023 to May 31, 2023. The Company and the note holder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note of 120% (or 137.5% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of the Note the Company agrees to pay 137.5% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $670,419.

On September 22, 2023, the Note was amended to postpone the commencement of the principle to December 31, 2023. The Company and the note holder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note of 120% (or 150% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of the Note the Company agrees to pay 150% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. In addition, upon closing the Note holder will receive 175% stock coverage. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $217,527.

The Shares. In connection with the issuance of the Note, the Company issued 514,403 shares of common stock to the holder with a fair market value of $2.16 per share (aggregate value of $1,111,111) as additional consideration for the holder lending $1,000,000 to the Company. The 514,403 have a relatively fair value of $310,000.

Purchase Agreement related to the Note was amended to provide that upon closing, the purchaser will receive 175% coverage (i.e. the face amount of the Note, i.e., $1,111,111.11 divided by the lesser of (i) the price/share of the last issuance of solely common stock (including options) of the Company, i.e., $5.00/share or (ii) the price per share of common stock (or if units are issued in the Qualified Offering, the price of units sold in the Qualified Offering), in shares of common stock of the Company (or if units are issued in the Qualified Offering, units). The number of shares to be received at closing shall be determined by using clause (i) above.

In light of the foregoing, the holder shall receive an additional number of shares of common stock, such that it shall have received the number of shares of common stock of the aggregate value of $1,111,111 divided by the lesser of (i) the price/share of the last issuance of solely common stock (including options) of the Company, i.e., $5.00/share or (ii) the price per share of common stock (or if units are issued in the Qualified Offering, the price of units sold in the Qualified Offering), in shares of common stock of the Company (or if units are issued in the Qualified Offering, units) (“Share True Up”). The Share True-Up was forfeited in the April 29, 2024 agreement.

Ancillary Agreements. In connection with the Company’s obligations under the Note, the Company entered into a security agreement and intellectual property security agreement with the holder, pursuant to which the Company granted a security interest on all assets of the Company, including all intellectual property of the Company, for the benefit of the holders, to secure the Company’s obligations under the Note and the other transaction documents. In addition, the holder was granted piggyback registration rights for the shares of common stock issued under the Purchase Agreement and shares of common stock issuable upon conversion of the Note (collectively, “Registrable Securities”). At any time while there are any Registrable Securities of holder outstanding, if the Company proposes to register any of its securities either for its own account or for the account of other security holders (other than a registration statement relating solely to employee benefit plans on Form S-8 or a Commission Rule 145 transaction on Form S-4), the holder is entitled to include its Registrable Securities in the registration. Notwithstanding, the Company and underwriters in an underwritten registration may exclude some or all of the Registrable Securities from the underwritten registration if the underwriters believe that including the Registrable Securities would adversely affect the underwritten offering.

At any time within the 12 months closing, upon any issuance by the Company or any of its subsidiaries of debt or common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof, other than in an underwritten public offering (a “Subsequent Financing”), the investor will have the right to participate up to its investment amount in the Note, but not more than 25% of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

Until the Company has consummated a Qualified Offering which results in a listing of the common stock onto a national securities exchange, if the Company engages in any future financing transactions with a third-party investor, if the holder determines that the terms of the subsequent investment are preferable in any respect to the terms of the securities of the Company issued to the Holder pursuant to the terms of the Purchase Agreement, the holder will have the right to amend and restate such securities to include the preferable term or terms.

The descriptions of the Securities Purchase Agreement, the Note, the Security Agreement, and the Intellectual Property Security Agreement as set forth above is qualified in their entirety to the full Securities Purchase Agreement, the Note, the Security Agreement, and the Intellectual Property Security Agreement as attached as Exhibits 10.25, 10.26, 10.27, and 10.28 to the registration statement of which this prospectus forms a part.

Agreements with the purpose to expand and accelerate business in South-East Asia

The Company has entered into 3 Service agreements with companies that specialize in CMC (Longevity Technology Group Limited), Regulatory Affairs (Regis Healthcare Group Limited) and Clinical Trials (Optimize Wellness Limited) in the South-East Asian territory. The Company was able to negotiate similar terms with all the companies, besides the specific tasks that needs to be performed.

The key aspects of these agreements are as follows.

a.	Each of the companies purchased 10,000 shares for $5 per share (prior to forward split) from the Company.
b.	Each of the companies committed to 36 months of services against a pre-payment of 310,000 shares (prior to forward split) in the Company. This represents payment in full for the duration of the agreement (no cash to be paid out by the Company).
c.	Territory is limited to China (including Hong Kong), Malaysia and Singapore.
d.	There is no recourse for the Company in case the service providers don’t perform according to the scheduled requirements.

Either Party may terminate this Agreement without liability if:-

(m)	JN fails to complete a public listing raising at least $10 million of gross proceeds on or before March 31, 2025; or
(n)	Any petition is presented for the winding up or liquidation of the other Party, or anything analogous thereto occurs in respect of the other Party.
(o)	If any of the Parties are deemed to be involved in any illegal activities.
(p)	These Agreement can also be terminated at any time if the Parties mutually agree to do so.

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Product Development

Our management, Scientific Board of Advisors and business advisors have extensive experience in regulatory affairs and clinical development of product candidates for the treatment of rare diseases and Alzheimer’s disease. The overall regulatory approval process for product candidates for the treatment of rare diseases are generally conducted with a smaller number of patients in clinical trials and over a shorter amount of time than more prevalent diseases. There is a documented pathway to get accelerated FDA approval for a rare disease indication if there is no existing treatment for the indication, if a product shows efficacy and has a good safety profile. There is also a possibility of receiving a Priority Review Voucher (PRV) from the FDA upon an approval in pediatric population in a rare disease. One or more of our programs, such as MPS-I, will be targeting pediatric patients. The voucher entitles the bearer to regulatory review in about six months rather than the standard ten months. The Food and Drug Administration (FDA) awards a voucher following approval of a treatment for a neglected disease, rare pediatric disease, or medical countermeasure. Two drugs can receive priority review for each voucher: the drug winning a voucher for a neglected or rare pediatric disease, and the drug using a voucher for another indication. The voucher may be sold. For example, a small company might win a voucher for developing a drug for a neglected disease and sell the voucher to a large company for use on a commercial disease.

There are four specific approval pathways applicable for rare disease indication. We will be evaluating and most likely applying for one or more of these when we get closer in the FDA approval process. These include the following pathways for the indications that it is targeting: (1) Priority Review (2) Fast Track (3) Accelerated Approval Pathway and (4) Breakthrough therapy.

Priority Review

Priority Review was authorized in 1992 by the Prescription Drug User Fee Act (PDUFA) which created the two-tiered FDA drug review system (standard v. priority). This pathway shortens application review from 10 months (standard) to 6 months (priority). The FDA determines if a drug receives a standard or priority review, although sponsors may request a priority review. Priority review is granted if a new drug would result in a significant improvement in safety and effectiveness compared to existing therapies.

Fast Track

Drugs for the treatment of serious conditions that address an unmet medical need receive an expedited review. The purpose of this pathway is to get important new drugs to patent earlier, for conditions such as Alzheimer’s disease, epilepsy, depression, and multiple sclerosis. Any drug being developed to treat or prevent a condition with no current therapy is prioritized. If there are available therapies, the new drug must:

1.	Show superior efficacy;
2.	Avoid serious side effects of the available therapy;
3.	Decrease clinically significant toxicity of an available therapy; and
4.	Address an emerging or anticipated public health need

Fast Track designation should come at the time of submission and be requested by the manufacturer, although it can be requested at any time in the approval process. Once in the Fast Track pathway, there are more frequent meetings with the FDA to discuss the development plan and appropriate data needed to support drug approval. Drugs in the Fast Track pathway are also eligible for accelerated approval and priority review if relevant criteria are met.

Accelerated Approval Pathway

Authorized in 1992 and updated in 2012, this pathway is applied to new therapies that treat serious or life- threatening conditions for which there is an unmet medical need and have a “clinically meaningful” outcome. Drugs that are eligible for this pathway must be reasonably likely to improve a surrogate endpoint if a standard endpoint would require long-term evaluation. If given conditional approval, the sponsor must conduct post-marketing clinical trials to ensure endpoints are met. If the standard endpoints are not met, the FDA can withdraw approval.

Breakthrough Therapy

This designation is designed to expedite the development and review of drugs that are intended to treat serious conditions and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over available therapies on clinically significant endpoints.

There is however no guarantee that an accelerated pathway will lead to an accelerated FDA review and that a pediatric approval leads to a PRV. Additionally, there can be no guarantee that the Company can be successful in its plans under any FDA pathway.

We have received quotes from clinical research organizations (“CROs”) for Phase II trials in MPS I and Friedreich’s ataxia ranging from $2 Million - $5 Million per study. Alzheimer’s disease trials are larger and more complex with higher associated costs, we have received quotes ranging between ~$12 million to ~$20 million for our planned Phase II study. We believe that with positive Phase II results we may be able to garner strategic partnering interest for financing of larger Phase III trials. We also intend to seek collaborations with future licensees and marketing partners, especially in markets outside the United States.

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The table below provides our historical development timeline:

Product Development and Commercialization Timelines

Milestone	Target Start Date	Target Completion Date
Identified key issue with resveratrol, poor bioavailability, and investigated possible solutions.	Q3 2015	Completed
Worldwide exclusive agreement with Aquanova AG, Germany, for patented micellar technology.	Q3 2016	Completed
Patent applications submitted in 2016 and patents have subsequently been issued in USA, Certain European countries, Japan, China and Hong Kong.	Q2 2016	Completed
Pre-clinical studies comparing JOTROL with conventional resveratrol, see section “Description of Business”.	Q1 2017	Completed
Technology and data transfer agreement with Murdoch Children’s Research Institute, Melbourne, Australia regarding research results and information related to Friedreich’s Ataxia	Q3 2015	Completed
Technology transfer from Aquanova, CMC documentation, and clinical trial supplies manufactured (Catalent)	Q1 2017	Completed
Orphan Drug Designations (“ODD”) submitted to FDA and ODD received for Friedreich’s ataxia	Q3 2016	Completed
Resveratrol toxicity study received from major pharmaceutical company	Q3 2017	Completed
Human bioavailability POC study with JOTROL	Q3 2017	Completed
NIA grant application for Phase I study submitted and scientific review triggered full financing, $1.76 million.	Q3 2019	Completed
Phase I study in healthy volunteers initiated in December 2020 and in-man phase concluded in March 2021	Q3 2020	Completed
Pre-clinical study in Parkinson’s Disease	Q1 2022	Completed
NIA grant application submission, $26.5 Million, for Phase II study for Mild Cognitive Impairment (MCI)	Q1 2023	Completed
Resubmission of grant application to NIA for MCI trial	Q4 2023	Completed

JOTROL early Pre-clinical studies

The company initially conducted pre-clinical studies in mice and rats to demonstrate JOTROL’s difference in bioavailability compared with resveratrol. These studies were the basis for our MPS I IND application to the FDA for approval to conduct a Phase I trial. IND, #132145, approval for the study was received by the FDA in Q1 of 2018. The Company conducted two such pre-clinical studies, one conducted in mice, containing 48 subjects and one conducted in rats, containing 18 subjects. A recent pre-clinical study in Parkinson’s Disease is further described in the section “ JNS115 Parkinson’s Disease project”.

Summary of the results:

Trial in Mice

Jupiter Neurosciences, Inc. conducted study 2015-3021-007 (AMP429) where mice (N=12 per group) were administered 4 treatments: micronized (commercial) resveratrol as an aqueous suspension at 50 mg/kg; the API (resveratrol is the Active Pharmaceutical Ingredient) used to prepare the JOTROL formula as an aqueous suspension at 50 mg/kg; and JOTROL, marked as JOT-101, (micelles loaded at 5% resveratrol) at 50 mg/kg and 25 mg/kg resveratrol (data on file). The different formulations acted as internal comparison controls. Blood was drawn, plasma prepared, and tissue samples were collected for further tests. Blood samples were collected at 0.25, 0.5, 1, and 4 hr post dose. Pharmacokinetic parameters were determined and shown in the table below. The JOTROL micellar form is a predecessor/prototype formula in a series, and while it is not the final JOTROL formulation, it does show proof of concept.

Table 1. PK Summary of Study 2015-3021-007 (AMP429) where Mice Were Administered 4 Resveratrol Treatments.

	dose	Tmax	Cmax	Gr1/Grx	AUClast	Tlast	Clast	t1/2	Vz_obs/F	Cl_obs/F
Group_ID	mg/kg	hr	ng/mL	Ratio	hr*ng/mL	hr	ng/mL	hr	mL/kg	mL/hr/kg
Gr1	50	0.25	1423	1	762	4.0	122	NC	NC	NC
Gr2	50	0.25	84.4	16.9	175	4.0	4.37	0.84	337069	277678
Gr3	50	0.25	137	10	201	4.0	49.0	NC	NC	NC
Gr4	25	0.25	350	4	155	4.0	30.0	NC	NC	NC
NC: not calculated due to the lack of terminal slope

Gr1	JOTROL micellar form
Gr2	JOTROL Raw API
Gr3	Mega Resveratrol (micronized solid form)
Gr4	Diluted JOT-101 micellar form

The headings in the above Table 1, have the following meanings:

●	Group ID: this heading contains the name of each of the 4 treatment groups.
●	Dose mg/kg: this heading denotes the applicable dose of resveratrol administered to each of the treatment groups.
●	Tmax hr: this heading denotes the time at which the maximal concentration of resveratrol was measured in the plasma.
●	Cmax ng/mL: this heading contains the concentration of resveratrol in plasma at a given Tmax.
●	Gr1/Grx Ratio: this heading denotes the ratio of the other treatment groups compared to Group 1.
●	AUClast hr*ng/mL: this heading denotes the area under the curve metric in the terminal phase.
●	Tlast hr: this heading denotes the last timepoint used.
●	Clast ng/ML: this heading sets forth the concentration at final timepoint.
●	t1/2 hr: this heading sets fort the time measured while the resveratrol is in the body.
●	Vz_obs/F ml/kg: this heading sets forth the apparent volume of distribution.
●	Cl_obs/F mL/hr/kg: this heading sets forth when the resveratrol totally leaves the body.

The units for each measurement are listed below the metric name. Cmax comparisons are shown in the figure below. Ratios based on Cmax for Gr2, Gr3, and Gr4 ranged from 4 to 16.9 and, when based on AUC, ranged from 4 to 5, indicating at least a 4 fold increase in bioavailability with the JOT-101 (JOTROL) micellar form. Cmax values are plotted below:

Figure 1. Cmax comparisons in mouse study 2015-3021-007 (AMP429).

Comparison to the human data below suggests that mice absorb resveratrol faster than humans; and although this data is limited, the actual Cmax value may not have been captured, as 15 minutes may, in fact, be past the concentration peak in mice. This possibility is supported by the observation that the “half dose” of JOT101 (JOTROL) showed a higher Cmax at 15 minutes than megaresveratrol, although the 4 hour AUC for the half dose is a bit lower than megaresveratrol – suggesting that absorption between the two formulations poorly correlates.

Trial in Rats

Jupiter Neurosciences, Inc. conducted a PK study in rats: Study 2016-3021-008 (AMP446). After acclimatization in the animal facility for at least 5 days, male CD rats with an average body weight of ~200g received 50 mg/kg resveratrol as JOTROL, marked as JOT-101, a form of fully synthetic resveratrol (NovaSol resveratrol) (data on file). This is the formula described in the patent. The control article, Megaresveratrol, is a commercially available micronized form of resveratrol. The compound was handled in the dark.

Drug was administered by gavage (N=9 per group). Blood was removed from the jugular vein at 10, 20, 30 minutes, then 1, 2, 4, 6, 8, and 12 hr post dose. At 24 hr, trunk blood, heart, sc fat, and brain was collected. Plasma was separated and analyzed for resveratrol by LC-MS/MS using (Resveratrol-C6) as an internal standard.

Table 2. PK Summary of study 2015-3021-008 (AMP446) where rats were administered 2 resveratrol treatments.

	dose	Tmax	Cmax	Gr3A/GrxA	AUCall	t1/2	Vz_obs/F	Cl_obs/F
Group_ID	mg/kg	hr	ng/mL	ratio	hr*ng/mL	hr	mL/kg	mL/hr/kg
Gr2A	50	1.389	340	7.1	1062	1.37	93209	47731
Gr3A	50	0.167	2423	1.0	2543	1.19	36642	23053

Gr2A	Mega Resveratrol
Gr3A	JOTROL micellar form

The headings in the above Table 2, have the following meanings:

●	Group ID: this heading contains the name of each of the 4 treatment groups.
●	Dose mg/kg: this heading denotes the applicable dose of resveratrol administered to each of the treatment groups.
●	Tmax hr: this heading denotes the time at which the maximal concentration of resveratrol was measured in the plasma.
●	Cmax ng/mL: this heading contains the concentration of resveratrol in plasma at a given Tmax.
●	Gr3A/GrxA ratio: this heading denotes the ratio of the other treatment groups compared to Group 3.
●	AUCall hr*ng/mL: this heading denotes the area under the curve metric using all data points.
●	t1/2 hr: this heading sets fort the time measure when the resveratrol is in the body.
●	Vz_obs/F mL/kg: this heading sets forth the apparent volume of distribution.
●	Cl_obs/F mL/hr/kg: this heading sets forth when the resveratrol totally leaves the body.

The units for each measurement are listed below the metric name. A 7 fold increase in Cmax and a 2.4 fold increase in AUC were observed.

Figure 2: Cmax comparisons in rats, and drug concentration in plasma over time (AMP446)

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Resveratrol has demonstrated promise as a potent SIRT1 activator acting on various anti-Alzheimer’s disease (“AD”) related pathways

We partnered with the University of Miami, by executing a Material Transfer Agreement (MTA) attached to this document as Exhibit 10.21, that conducted several studies in 3xTd-mice that targeted various Alzheimer’s biomarkers, including mitochondrial biogenesis that is useful for mitochondrial targeted diseases. Results of those studies are in the illustrations below. The studies have recently been presented at several Alzheimer’s Disease conference events.

Resveratrol regulates neuro-inflammation and induces adaptive immunity in Alzheimer’s disease. We hypothesize that equimolar concentrations of JOTROL, compared to non-formulated resveratrol, will result in greater brain exposure to resveratrol and more efficacious responses on Alzheimer’s disease biomarkers, allowing for a reduction in dose regimen.

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Acute treatment shows a positive effect of JOTROL on AD-related pathology in aged AD mice

A p-value of less than .05 is generally accepted as statistically significant by regulatory authorities, such as the FDA.

These results led to a grant application to the NIA for funding of a Phase I PK trial. The grant, in the amount of $1.76 Million, was approved on September 30, 2020. The Phase I trial started in late December 2020 and was completed in the first half of 2021. The final study report has been completed and will shortly be published on clinicaltrials.gov. Supplemental funding of $233,281 was approved and awarded on April 7, 2022.

JOTROL Phase I Pharmacokinetic (“PK”) and Safety Study

●	DESIGN / EXECUTION – Single Ascending Dose (“SAD”) with Food Effect
●	3- arm ascending dose (@200, 500, 700 mg), 24 subjects up to 75 years of age; food effect arm of 16 subjects)
●	Safety; blood plasma and urine collection out to 32 hours post dose
●	At 200 mg = A; at 500 mg = B; at 700 mg = C; at 500 mg with food = D (these are the different arms of the PK study)
●	Measure resveratrol and 3 key metabolites (2 glucuronides and one sulfate)
●	Completed 21 subjects first arm A, 16 subjects second arm B, 18 subjects dosed 3rd arm C. Food effect arm 14 subjects D
●	Covid-19 reduced enrollment.
●	PK observations (blood plasma) consistent with expectations; Target of an average C-Max level above 300ng/ml was achieved without causing any severe treatment adverse events.
●	No treatment emergent serious adverse events, see Phase 1 Safety Conclusions per final report
●	High variability in bioavailability that can be adjusted patient by patient; will continue evaluation with Population PK in indication specific trials
●	Plasma Cmax targets can be achieved without approaching the FDA stipulated AUC limit (2100 ng*hr/ml)

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Study results

Earlier performed clinical studies in patient populations that we have used to set a targeted C-Max level, 300ng/ml, of resveratrol in blood plasma are the MCRI, Friedreich’s Ataxia study (2 X 1 g and 2 X 2.5 g daily dose of resveratrol) published by Yiu et al. and Turner et al. Alzheimer disease study (dose escalation with 500mg – 2g daily). In both trials it was shown that only the highest doses generated any positive therapeutic effect. The associated PK results shows that at the highest dose in the Alzheimer’s study there was an average of ~ 200ng/ml at Cmax of resveratrol in the blood plasma and in the Friedreich’s ataxia there was an average of ~ 260 ng/ml at Cmax of resveratrol in the blood plasma. Our conclusions are that a result of ~ 300 ng/ml at Cmax, without generating any severe adverse events, is most likely a therapeutically effective dose and the targeted level of resveratrol in blood plasma for all applications that we have identified. Our Phase I PK study shows JOTROL (500mg) had a mean C-Max level of 454 ng/ml without generating any serious Treatment Emergent Adverse Events (TEAEs) and therefore we achieved our own target results.

Phase 1 Safety Conclusions per final report:

There were no deaths, serious, or severe treatment emergent adverse events (“TEAEs”) reported. One (1) subject was withdrawn from the study due to TEAE: Subject No. 07 was withdrawn due to TEAE of Sars-Cov-2 Test Positive and the study drug was interrupted for 2 subjects due to TEAEs: Subject Nos. 02 and 03 due to TEAE of Covid-19. Subject No. 04 was withdrawn due to non-TEAE back pain, which commenced prior to study drug administration.

A total of 25 TEAEs were reported by 15 of the 24 subjects who received any amount of study drug. Nine (9) TEAEs were reported by 7 of the 21 subjects who received Treatment A, 4 TEAEs were reported by 4 of the 16 subjects who received Treatment B, 6 TEAEs were reported by 6 of the 18 subjects who received Treatment C, and 6 TEAEs were reported by 6 of the 15 subjects who received Treatment D. The number of subjects who reported TEAEs was not notably different between the Treatments A, B, and C. No clear trend was observed with number of TEAEs reported with increasing doses of resveratrol. Although the number of TEAEs were not notably different between Treatment B (fasting) and Treatment D (fed), there was a slight difference in the proportion of subjects who reported TEAEs.

The most commonly reported TEAEs during this study were in the System Organ Class (“SOC”) of nervous system disorders, with somnolence reported by 7 (29.2%) subjects, and headache reported by 5 (20.8%) subjects. Three (3) subjects contracted Covid-19 during the course of the study.

Of the 25 TEAEs reported, 23 were graded as mild and 2 were graded as moderate. None were graded as severe. Moderate TEAEs were reported by 1 subject (Subject No. 02) after receiving Treatment A (Covid-19) and 1 subject (Subject No. 15) after receiving Treatment C (syncope).

Of the 25 TEAEs reported, the relationship of 13 TEAEs was judged as possibly related, 8 as remotely related, and 4 as unrelated. Somnolence (6 [25%] subjects; 8 events) and headache (4 [16.7%] subjects; 4 events) were the most frequent events judged to be possibly related.

Three (3) subjects reported CS laboratory abnormalities that led to TEAEs. The TEAEs “White Blood Cells Urine” reported by Subject No. 03, “Alanine Aminotransferase Increased” reported by Subject No. 05, and “Haemoglobin Decreased” reported by Subject No. 20 were mild in severity and were remotely related to the study drug.

One (1) subject reported CS vital sign abnormality that led to a TEAE. Subject No. 21 reported “Blood Pressure Increased” which was mild in severity and remotely related to the study drug.

There were no clinically significant changes in ECG and no TEAEs related to ECG was reported during the study.

After obtaining the results from the Phase I study, showing that we achieved a Cmax level of over 300 ng/ml of resveratrol without generating any severe adverse events, we applied for additional funding from the NIA for a Phase II trial in MCI/early AD as well as moving forward with preparations of protocols and IND submissions for Friedreich’s ataxia and MCI/early AD.

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MARKET OVERVIEW

Rare (Orphan) Diseases

The Orphan Drug Act defines an orphan disease as a disease which affects less than 200,000 people in the United States. Other countries in the world have similar laws to recognize diseases which affect small populations. There are only treatments for about 600 out of 7,000 rare diseases. Many of these rare diseases are very serious and life threatening, generating a large economic burden as illustrated in the pie chart below. Under the Orphan Drug Act there are incentives and benefits available to companies that develop an orphan disease product. This may include certain R&D tax benefits, reduced or waiver of FDA filing fees, 7 – 10 years of exclusivity, an accelerated approval process, the possible receipt of a transferable Priority Revue Voucher (present value ~ $50 M) and favorable product price reimbursement.

Pricing structure is very different between approved treatments for orphan diseases vs. non-orphan. The average price for a product treating an orphan disease is over $150,000 per year/per patient (source: Evaluate Pharma).

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Our Relevant Market Size

Our relevant market size is the annual revenue that we could attain if we owned 100% market share of the diseases treated by our product, if approved. The global Alzheimer’s disease market is very large, as evidenced by the Alzheimer’s Association’s 2020 annual report stating Alzheimer’s disease has impacted 5.7 million Americans. However, we believe it is premature for us to calculate a relevant market size for Alzheimer’s disease.

Our assumed relevant market size in the rare disease indications is calculated as follows:

1.	Number of patients, in countries with drug reimbursement plans, who are affected with our targeted rare disease pipeline products: Approximately 82,000 patients

2.	The amount these patients might be willing to spend on an annual basis on our products, if reimbursed (price projected to be 50% of the average $150,804 US orphan drug price according to Evaluate Pharma market report 2020): $75,000.

3.	With these assumptions, our relevant market size in rare diseases: $6 billion

The market size in United States for our targeted rare disease applications is as follows for each indication:, price source: Evaluate Pharma 2020:

Friedreich’s ataxia:

■	~ 5000 patients in USA
■	Average price for presently sold rare disease medications: ~$360 K per year/per patient
■	Assumed JOTROL price: ~$75 K per year/per patient
■	Relative market size: $375M

MPS I:

■	~ 2000 patients in the USA
■	Average price for the present rare disease medication (Aldurazyme): ~$600 K per year/per patient
■	JOTROL price: ~$75 K per year/per patient
■	Relative market size: $150 M

MELAS:

■	~ 80,000 patients in USA
■	Average price for rare disease medication: $150 K per year/per patient
■	JOTROL price: ~$75 K per year/per patient
■	Relative market size: ~$6 B

Our source for the average pricing information above is Evaluate Pharma 2020 and published patient support sites, such as Friedreich’s Ataxia Research Alliance (FARA), www.curefa.org.

Alzheimer’s Disease

Alzheimer’s is a progressive, neurodegenerative disease and the most common cause of dementia. Alzheimer’s disease is not a normal part of aging.

The National Institutes of Health (NIH) defines dementia as “a loss of thinking, remembering, and reasoning skills that interferes with a person’s daily life and activities”. Other forms include frontotemporal degeneration, dementia with Lewy bodies, and vascular and mixed dementias.

According to Alzheimer’s Association’s 2020 annual report Alzheimer’s disease has impacted 5.7 million Americans and that it costs the US $277 billion each year, excluding the cost of “unpaid time and effort of the people, mostly women, who are caring for spouses, parents, siblings, and friends with dementia.” The Association explained, “In 2017, 16 million Americans provided an estimated 18.4 billion hours of unpaid care in the form of physical, emotional and financial support – a contribution to the nation valued at $232.1 billion.” Any product that delays the onset of severe Alzheimer’s disease will represent a significant savings to society.

Parkinson’s Disease

Parkinson’s disease (PD) occurs when brain cells that make dopamine, a chemical that coordinates movement, stop working or die. Because PD can cause tremor, slowness, stiffness, and walking and balance problems, it is called a “movement disorder.” But constipation, depression, memory problems and other non-movement symptoms also can be part of Parkinson’s. PD is a lifelong and progressive disease, which means that symptoms slowly worsen over time.

The experience of living with Parkinson’s over the course of a lifetime is unique to each person. As symptoms and progression vary from person to person, neither you nor your doctor can predict which symptoms you will get, when you will get them or how severe they will be. Even though broad paths of similarity are observed among individuals with PD as the disease progresses, there is no guarantee you will experience what you see in others.

Estimates suggest that Parkinson’s affects nearly 1 million people in the United States and more than 6 million people worldwide, source Michael J Fox Foundation.

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Product Pipeline

The product pipeline represented above assume drawing upon previous preclinical and clinical data conducted by third parties. This data is available either via public domain or under agreements with our key partner which are further described in the section titled “Description of Business”. The Company has not discussed with the FDA its ability to rely on and reference data from previous third-party trials, such as the Phase II trial in MCI/early Alzheimer’s disease, conducted by Georgetown University.

Note: The Company has designated the different indications with project numbers, JNS101 – JNS115. The same JOTROL product is planned to be used in all indications although the number of capsules might vary and be indication specific.

JNS101 Friedreich’s ataxia direct to Phase II

JNS101 is a project utilizing JOTROL, specifically designed to treat Friedreich’s Ataxia.

Friedreich’s Ataxia (FA) is a rare inherited disease that causes damage to the nervous system as well as mobility dysfunctions. FA usually begins in childhood and leads to impaired muscle coordination (ataxia) which worsens over time. It is caused by a defect (mutation) in a gene labeled FXN. Friedreich’s ataxia is recessive, meaning it only occurs in someone who inherits two defective copies of the gene, one from each parent. Although rare, FA is the most common form of hereditary ataxia, affecting about 1 in 50,000 people in the United States. EU5 (5 largest European countries) alone has approximately the same amount of FA patients as there are in USA. As of 2020 there are still no approved treatments available.

Murdoch Children’s Research Institute (MCRI), which we have a licensing agreement with, conducted a clinical trial in 27 human subjects where 24 completed the study, resulting in that a high daily dose (5 grams) of nutritional grade trans-resveratrol had statistically different positive results, see p-values for 5 g daily dosing in the table below, on established Friedreich’s Ataxia measurements. Key markers, such as FARS Score and measurements of hearing and speech parameters were included in these positive results. The results indicate that an effective dose of resveratrol is expected to be a meaningful treatment for patients with Friedreich’s Ataxia. The data from the MCRI study was used in pre-IND meetings with the FDA discussing our Phase II study and was also referenced in our application for orphan drug designation (ODD). The ODD, request #17-5978, was granted to us by the FDA on August 16, 2017.

The MCRI study is widely published, Eppie M. Yiu et al., and below is a summary table of the results including the demonstrated issue with gastro-intestinal side effects at a higher dose.

The p-value (or probability value) is used to determine if the outcome of an experiment is statistically significant. A low p-value means that there is a very low likelihood that this outcome was a result of luck or is a random occurrence.  A high p-value means that assuming the null hypothesis is true, this outcome was very likely.  Generally, a p value less than 0.05 (or 5% odds of the event being random) is regarded as statistically significant.  The lower the P value, the less chance that the comparison is a random outcome.  The FDA follows these accepted measures of statistical probability in the evaluation of significant results in preclinical experimental outcomes and for clinical trials.  In general, if a primary endpoint in a Phase III/Pivotal trial gets a p-value below 0.05 there is a good possibility, unless there are simultaneous safety issues, that a product may receive approval from the FDA.

The below graph representing results of two different doses of resveratrol in the same patient population. Comparisons are made from the patients baseline and was not placebo controlled. There is a clear difference between the 1gram daily dosing vs the 5gram daily dosing in p-values in all areas measured. There is also a clear difference in adverse events, primarily GI related between the 2 doses. Our target is to replicate the results of the 5 gram results in a placebo controlled study with the low side effect results from the 1 gram dosing.

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JNS102 Phase II trial for MPS I

JNS102 is utilizing JOTROL for treatment of Lysosomal Storage disease areas whereas MPS Type I is the first target.

Mucopolysaccharidosis Type 1 (MPS I)

MPS I is divided into three subtypes based on severity of symptoms. All three types result from an absence of, or insufficient levels of, the enzyme alpha-L-iduronidase. Children who have parents with MPS I will carry the defective gene.

MPS I patients are presently treated with an Enzyme Replacement Therapy (ERT) named Aldurazyme. This requires a weekly infusion of 4 hours per event and cost over $500,000 per year per patient. The ERT is effective in significantly prolonging life however since the ERT does not penetrate the Blood Brain Barrier, Ears, Eyes and Joints, it leaves the patients with a gradually worsening quality of life including loss of hearing, blindness and severe arthritis.

JNS102 is targeting the specific areas that ERT cannot treat, with JOTROL™ treatment.

JNS102 Phase II Clinical Trial

1.	Preclinical studies conducted at University of Miami in MPS I mice results showed that a high dose of resveratrol increased the alpha-L-iduronidase which is the critical enzyme that is too low in these patients.
2.	IND application for Phase I study was approved by the FDA and the clinical trial is completed. Results documented in the section JOTROL Phase I Pharmacokinetic (“PK”) and Safety Study.
3.	Final study details and start to be determined by consultation with the FDA and supportive additional financing.

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4.	Primary endpoint:

Safety, tolerability and PK/PD values

5.	Secondary endpoints to include (subject to FDA acceptance)

	i.	Improvement in 6-minute walk distance
	ii.	Forced vital capacity
	iii.	Biomarkers, such as alpha-L-iduronidase levels
	iv.	MPS I validated pain survey

JNS107 Phase II trial for MELAS Syndrome

JNS107 is utilizing JOTROL as the product to treat MELAS Syndrome.

MELAS (Mitochondrial Encephalopathy, Lactic Acidosis, and Stroke-like episodes) syndrome is a rare disorder that begins in childhood, usually between two and fifteen years of age, and mostly affects the nervous system and muscles. The most common early symptoms are seizures, recurrent headaches, loss of appetite, and recurrent vomiting. Stroke-like episodes with temporary muscle weakness on one side of the body (hemiparesis) may also occur and this can lead to altered consciousness, vision and hearing loss, loss of motor skills, and intellectual disability. MELAS is caused by mutations in mitochondrial DNA. Pre-clinical trials performed with mice at University of Miami showed that JOTROL™ increased mitochondrial biogenesis in the liver with 70% and in the brain with 30%, which is expected to lead to an increase in the mitochondria levels in MELAS patients and thereby show positive patient outcomes.

Signs & Symptoms

Symptoms of MELAS syndrome usually begin between the ages of two and fifteen years, but delayed onset cases have also been reported in people aged fifteen to forty years and older. In approximately 75 percent of cases, onset of the disorder occurs before the age of 20 years. Symptoms and physical findings associated with MELAS syndrome vary greatly among affected individuals. The distinguishing feature in MELAS syndrome is the recurrence of stroke-like episodes. It is currently thought that the deficiency of a compound called nitric oxide in the small blood vessels of the brain may be responsible for the stroke-like episodes. Short stature and hearing loss may be present and fatigue and difficulty tolerating exercise may be early symptoms.

Affected Populations

MELAS syndrome is a rare disorder that affects males and females in equal numbers. Although rare, MELAS syndrome is probably the most common type of mitochondrial myopathy caused by mutations in mtDNA. Some researchers believe that mitochondrial myopathies may go unrecognized and underdiagnosed in the general population, making it difficult to determine the true frequency of disorders like MELAS syndrome.

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Opportunity for JNS107

Approximately 80,000 patients in the USA

Assumptions:

●	Projected treatment cost per patient in USA: ~ $75,000 per year
●	50,000 patients treated with JOTROL = ~ $3.75 B per year product
●	in addition, positive clinical trial results might be applicable for other Mitochondrial diseases

JNS108 Mild Cognitive Impairment/early Alzheimer’s Disease

We will be utilizing JOTROL in our applications for investigating treatment of various segments of Alzheimer’s disease of which MCI/early AD is the initial target. If any NIA grant application is successful, we will have the funding to conduct a Phase II trial in MCI/early Alzheimer’s Disease. Our failure to obtain such a grant will most likely result in delays of this project and the need to raise additional capital.

Early-stage Alzheimer’s (mild)

Later stages of Alzheimer’s are very difficult to reverse and therefore it is important to start treatment of Alzheimer’s in the earliest possible stage so the individuals can continue living normal lives and maintain their independence.

In the early stage of Alzheimer’s, a person may function independently. He or she may still drive, work and be participate in social activities. Despite this, the person may feel as if he or she is having memory lapses, such as forgetting familiar words or the location of everyday objects.

Symptoms may not be widely apparent at this stage, but family and close friends may take notice and a doctor would be able to identify symptoms using certain diagnostic tools.

Common difficulties include:

●	Coming up with the right word or name.
●	Remembering names when introduced to new people.
●	Having difficulty performing tasks in social or work settings.
●	Forgetting material that was just read.
●	Losing or misplacing a valuable object.
●	Experiencing increased trouble with planning or organizing.

This is the Alzheimer’s disease patient category that we will include in our proposed Phase II clinical trial with the final objective of showing that JOTROL has the potential of slowing and/or possibly stopping the progression of this disease. The effect of JOTROL treatment, in the Phase II trial, will primarily be measured through several biomarkers.

Economic burden of Alzheimer’s disease on society in USA is generating a very large opportunity

According to Alzheimer’s Association’s 2020 annual report Alzheimer’s disease has impacted 5.7 million Americans and that it costs the US $277 billion each year, excluding the cost of “unpaid time and effort of the people, mostly women, who are caring for spouses, parents, siblings, and friends with dementia.” The Association explained, “In 2017, 16 million Americans provided an estimated 18.4 billion hours of unpaid care in the form of physical, emotional and financial support – a contribution to the nation valued at $232.1 billion.” Any product that delays the onset of severe Alzheimer’s disease should represent a significant savings to society.

JNS108 Phase II Clinical Trial for MCI/early Alzheimer’s Disease

National Institute on Aging (“NIA”) financed our Phase I study with $1.76 million through grant 1R44AG067907-01A1. Since there were unanticipated higher costs, mostly due to Covid-19 related additional procedures during the Phase I trial, a supplemental grant of $233,281 was submitted to the NIA in December of 2021. We were awarded the supplemental grant on April 7, 2022. In April 2021, we submitted our first grant application to the NIA for full funding of a Phase II trial in Mild Cognitive Impairment (MCI) and early Alzheimer’s disease. The Phase II trial was designed to focus on 3 areas: 1) safety and tolerability; 2) pharmacokinetics and pharmacodynamics, measuring of responses from 2 different doses vs. placebo; and 3) measuring of effect on multiple biomarkers related to the disease. The application was not accepted but we were encouraged by the NIA to refine our application and submit again. We have since submitted 3 grant applications, with budgets of $20 M or higher, to the NIA for full funding of such Phase II trial but none of those applications were successful. The NIA scientific review of our Alzheimer’s Phase II trial grant application, which is attached as Exhibit 10.38 to the registration statement of which this prospectus forms a part, shows a total score of 47 which is our best score so far. A score of 40 or below is necessary for being considered for funding. After discussions with the NIA, we have decided to apply, in September of 2024, for a much smaller grant, $2.5 million, for a Proof of Concept study focusing on JOTROL’s effect on validated biomarker. The final study design is not yet determined but a draft synopsis is described below. There is however no guarantee that we will ever receive NIA grant funding for this project. A delay or rejection of this funding will cause a delay in this program and most likely requiring additional financing.

The proposed Phase II trial is utilizing published information from the earlier Turner et al Phase II trial, completed in 2015 with 119 patients with early Alzheimer’s disease who were treated with 4 different doses of resveratrol. The study was conducted by Professor Raymond Turner, MD. at Georgetown University, a member of our Scientific Advisory Board, as the Principal Investigator. Dr. Turner is the Principal Investigator of our proposed Phase II trial. The study tried 500mg, 1000mg, 1500mg and 2000mg daily doses with each dose taken by the patients over 13 weeks. Only the highest dose of 2000mg (2 X 1g per day) showed positive results on biomarkers which lead to the conclusion that this study was most likely underdosed for achieving the best therapeutic effect. PK analysis showed that the average C-Max of resveratrol in the blood on the highest dose was 181 ng/ml, which is far from the target of 300ng/ml that we believe is needed for reaching therapeutic effect.

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Based on the recent Scientific Review received from NIA. Our team of scientists in the Alzheimer’s field, Professors Raymond Turner, MD, Ph.D. and Charbel Moussa, Ph.D. from Georgetown University, Rudolph Tanzi, Ph.D. Harvard and Li-Huei Tsai, Ph.D. MIT are assisting in designing our POC study to address and explore several biomarkers and areas where the trial results can guide us to a follow-on Phase II trial, if approved to do so by the FDA, that might generate meaningful outcomes for MCI/early AD patients. The Company has not discussed its ability to rely on and reference the Phase II trial conducted by Georgetown with the FDA nor has it discussed the design of the planned POC study in MCI patients with the FDA.

JOTROL MCI POC STUDY SYNOPSIS (DRAFT)

Title:	A phase II, randomized, double-blind, study to assess the safety and efficacy of JOTROL (micellar resveratrol solubilisation formulation) in early Alzheimer’s Disease (AD) patients

Study Description:

This study seeks to assess the safety and blood biomarker assessed efficacy of JOTROL (resveratrol) in patients with MCI/early AD. Approximately 40 patients would be enrolled at 2 study centers in the United States. Patients will be randomized into one of two active treatment arms to receive JOTROL 500 (resveratrol) mg BID or conventional resveratrol 500 mg BID. Treatment duration will be 3 months. There is no placebo group.

We hypothesize that JOTROL will be safe and tolerable in individuals with MCI/early AD, and that key biomarkers will show evidence of efficacy.

The blood draw-biomarker assays will be evaluated pretreatment, at 0.5 months, 1 month, 2 months, and 3 months of treatment, and a 1-month post treatment evaluation (safety follow-up and biomarker assessment).

Objectives:

To determine the safety and efficacy of JOTROL for neuroinflammation and biomarkers of MCI/early AD.

Primary Objective:

● To assess safety and tolerability of JOTROL in AD-MCI patients by monitoring adverse events (AEs) and serious adverse events (SAEs) and assessing their relationship to the study drug. Tolerability will be measured by subjects’ ability to remain on treatment. Overall tolerability of the drug will be defined as fewer than 25% discontinuations due to drug-related AEs and SAEs

● Early efficacy indicator(s) will be Abeta40, Abeta42, Abeta40/42 ratio, total tau, p-tau181, p-tau217, nfl, GFAP, and ApoE genotype or proteotypeptau231, MMP9, IL6 and FGF2.

Secondary Objectives:

● To assess population pharmacokinetics (Pop PK) in the ITT population.

● To measure the effect of JOTROL on biochemical markers for AD, neurodegeneration, vascular damage, metabolic effects, and neuroinflammation

Endpoints:

Primary Endpoint:

● Assessment of safety/tolerability by monitoring AEs and SAEs, assessing their potential relationship to the study drug and Abeta 40/42 ratio.

Secondary Endpoints:

● Additional experimental biomarkers such as total tau, p-tau181, p-tau 217, nfl, GFAP, and ApoE genotype or proteotypeptau231, MMP9, IL6 and FGF2.

Study Population:

Approximately 40 male or female subjects between 55 and 85 years of age with a diagnosis of MCI/early AD to be enrolled. MCI/early AD patients should be amyloid positive (by PET, if available in the patient background) with an AD/MCI clinical diagnosis.

Phase:	Phase II

Description of Sites/Facilities Enrolling Participants:	Approximately 2 study centers in the USA. Study sites will be determined by competitive selection of interested and eligible ADCS sites - with experienced study coordinators, raters, and site PIs

Description of Study Intervention:	Subjects will be randomized 1:1 to receive 500 mg bid (1g/day) resveratrol as JOTROL; or 500 mg bid conventional resveratrol

Participant Duration:	Treatment phase will be 3 months with a one month follow up safety visit and safety monitoring over a 6-month period to ensure that patients have no long lasting treatment related effects.

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JNS115 Parkinson’s Disease project

We will be utilizing JOTROL in our application for investigating a treatment for Parkinson’s Disease (PD).

The Michael J Fox Foundation, that we have used as the primary source for disease related information, has been informed about our activities and pre-clinical results and are guiding us on how to apply for further research grants from their organization. There is however no guarantee that we will obtain any grants and therefore we are planning to use proceeds from this offering to conduct a Phase IIA trial.

There are multiple Symptoms for PD and those can vary from person to person affected by PD. Here are some of the most common Symptoms.

Motor Symptoms

People are usually more familiar with the motor (movement) symptoms of Parkinson’s disease (PD). These signs are noticeable from the outside and are used by doctors to make a diagnosis. The three “cardinal” motor symptoms of PD are:

●	Stiffness (rigidity): muscle stiffness detected by a doctor on examination
●	Slowness (bradykinesia): decrease in spontaneous and voluntary movement; may include slower walking, less arm swinging while walking, or decreased blinking or facial expression
●	Resting tremor: a rhythmic, involuntary shaking that occurs in a finger, hand or limb when it’s relaxed and disappears during voluntary movement

Non-motor Symptoms

Non-motor (non-movement) symptoms sometimes are called the “invisible” symptoms of Parkinson’s because you can’t see them from the outside. These common symptoms can affect almost every body system, occur any time in the course of disease (even before motor symptoms or diagnosis) and differ in severity from person to person. Non-motor symptoms can significantly impact quality of life for people with Parkinson’s and their families. They may include:

Autonomic Dysfunction

Parkinson’s can affect the automatic/involuntary functions that our bodies perform.

●	Constipation: decreased or difficult-to-pass bowel movements
●	Low blood pressure (orthostatic hypotension): decrease in blood pressure when changing positions, such as standing from sitting, which can cause lightheadedness, dizziness or fainting
●	Sexual problems: erectile dysfunction in men; decreased libido or pain in women
●	Sweating problems: excessive perspiration, even when not hot or anxious
●	Urine problems: frequent urination, involuntary loss of urine (incontinence) or difficulty emptying the bladder

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Medication and Treatments

While available therapies can treat some symptoms, people with Parkinson’s urgently need better treatments to improve quality of life and slow or stop disease progression.

There are several approved medications for Motor Symtoms but none of them alone or in combination can stop progression of the disease.

●	Dopamine Replacement Therapy: levodopa/carbidopa
●	Adenosine Receptor Antagonist
●	Amantadine
●	Anticholinergic Medications
●	Catechol-O-methyltransferase (COMT) Inhibitors
●	Decarboxylase Inhibitor
●	Dopamine Agonists
●	Monoamine Oxidase (MAO) B Inhibitors

Researchers are appreciating what patients have long known: non-motor symptoms of Parkinson’s can be debilitating and difficult to treat. While scientists work on new therapies, doctors use what is on the market today to help manage these symptoms.

Preclinical results leading to encouraging of JOTROL possibly being a treatment for PD

The Company recently completed preclinical activities in a validated mouse model of Parkinson’s Disease (PD) at the University of Miami. The model of PD that was used is an industry accepted non-human primate animal model used in research and development of new therapeutics in Parkinson’s Disease.  The ability of the MPTP-mouse model to almost mirror the parkinsonian symptoms in PD is the reason we chose to use this translational animal model. The PD model (MPTP unilateral infusion into 2 sites along the nigrostriatal pathway) displayed significant motor deficits which were attenuated by treatment with JOTROL™. Most importantly, MPTP-infused (PD model mice) treated with either 25 mg/kg (low dose) or 50 mg/kg (high dose) did not significantly differ from healthy controls, suggesting that JOTROL treatment is able to mediate various motor dysfunctions to the point that those PD model mice function comparable to healthy, non-PD (wild-type, Sham surgery) controls.

Non-infused MPTP mice were tested as well to demonstrate a clear comparison. The MPTP treated mice were tested with a placebo product, 25 mg of JOTROL and 50mg of JOTROL. 3 key areas were evaluated, grip strength, rotarod time and rotarod speed. Results are presented below.

The SHAM columns are healthy mice while the MTPT columns are mice induced to almost mirror the Parkinson’s symptoms in PD. The MTPT vehicle is a placebo dose.

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The Company’s Conclusion of the trial is that JOTROL has the possibility of being neuroprotective in PD patients and to further explore this we have decided to use a part of the proceeds from this offering to conduct a clinical Phase II A, or alternatively a smaller Phase I B study, depending on cost and FDA recommendations and IND approval, to target results that can give indications that JOTROL has the potential of being beneficial as an adjunct treatment in the disease.

The study, subject to approval by the FDA, is projected to be with 30 individuals diagnosed with PD (stage TBD)

Randomize 30 individuals 1:1:1 into JOTROL 200mg, JOTROL 500mg versus placebo)

Drug administration and study duration:

Taken orally, by mouth, twice daily, for 24 weeks (6 months)

Study Objectives:

●	Primary Objectives –Safety and Pharmacokinetics
●	Secondary Objectives –Biomarker and Target Engagement (TBD)
●	Exploratory Objectives –TBD

The final study design, protocol, IND submission and execution of the trial will be led by our SAB member Dr. Charbel Moussa, Associate Professor of Neurology at Georgetown University Medical Center. Since March 2015, Dr. Moussa has served as the director of Translational Neurotherapeutics Program at Georgetown University Medical Center. Since January 2018, Dr. Moussa has served as the Principal Investigator of the Lewy Body Disease Association (LBDA) Research Center of Excellence at Georgetown University Medical Center. Since March 2015, Dr. Moussa has served as Clinical Research Director at the Parkinson’s Foundation Center of Excellence.

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Competitive Analysis

The following is an overview of JNS’s competitors.

Many companies, including the largest pharma companies in the world, are competitors in some of the disease areas for which we are developing treatments for through our various projects. We will compete with both small and large companies in each indication we are pursuing.

There are a multiple of companies, both smaller biotech’s as well as large pharmaceutical companies, that are working on solutions for the same indications that we are pursuing. There is no assurance that we will be able to compete with these companies even if our product gets approved in an indication.

Competition in Rare Diseases

There are several companies that are targeting the same rare diseases as us. Below is description of a selection of those companies that we see as our closest competitors. However, it is possible that another company, that is not listed below, can potentially have a successful product approved before us and have a more effective treatment.

MPS -1

1.	Sanofi Genzyme: Aldurazyme is an Enzyme Replacement Therapy that has been in the market for nearly 20 years and is the standard of care.
2.	RegenexBio: RGX-111 is a gene therapy which is intended to deliver a functional copy of the α-L-iduronidase (IDUA) gene to the central nervous system.
3.	Sigilon Therapeutics, Inc.: SIG-005 contains a human cell line genetically modified with a non-viral vector designed to express human a-L-iduronidase (IDUA), an enzyme which is missing or defective in patients with MPS-1. IND application to start Phase I is submitted to the FDA.
4.	There are other companies, such as Sangamo Therapeutics, Inc., that has sought to produce gene editing products, but no positive results have been published so far.

Friedreich’s ataxia, there is now one approved treatment for the disease.

1.	Reata Pharmaceuticals, Inc.: Omaveloxolone, brand name SKYCLARYS, went through two Phase II and one Pivotal trial. Reata submitted an NDA to the FDA in early 2022 that led to an approval during the first half of 2023. Based on the MCRI study results with resveratrol we believe that we have the possibility of showing that JOTROL can be more effective than Omaveloxolone in several areas, such as oxidative stress, hearing and speech. However, with Biogen’s recent acquisition of Reata ($7.3 Billion), and their strength in marketing and distribution, it will be very hard to find patients for a study in USA since they most likely will be prescribed SKYCLARYS. Therefore, we expect to conduct future studies in Europe and Australia where it will most likely take several years before SKYCLARYS is approved.
2.	Minoryx Therapeutics: MIN-102, Leriglitazone selective PPAR gamma agonist, Phase II (Proof of Concept) trial completed.
3.	Larimar Therapeutics, Inc.: CTI-1601 is a recombinant fusion protein intended to deliver human frataxin into the mitochondria of patients with Friedreich’s ataxia. Phase I trial in process.

MELAS, there is no existing approved treatment for the disease.

1.	Cyclerion Therapeutics, Inc.: CY643 is in Phase 1B. In addition to safety, the study will assess the impact of short-term CY6463 treatment on biomarkers of mitochondrial dysfunction, brain perfusion, neurodegeneration, and cognition.
2.	Abliva AB: KL1333 has been evaluated in both healthy volunteers and in patients and has been granted orphan drug designation in both the United States and Europe. Abliva kicked off a registrational Phase 2/3 study in December 2022.

Competition in Alzheimer’s Disease

There are several companies that are targeting treatment for Alzheimer’s disease. Below is a selection of those companies that we see as our closest competitors. However, it is possible that another company, that is not listed below, can potentially have a successful product approved before us and have a more effective treatment.

1.	Biogen: Aduhelm is a drug that you get once a month through a needle in the vein (IV) as an infusion. You may need to take it for the rest of your life. Aduhelm targets a key sign of Alzheimer’s disease: plaques of a protein called amyloid-beta, which builds up in the brain and can lead to the death of neurons. Aduhelm was approved by the FDA but has since received a lot of re-imbursement resistance and therefore has had a very low market penetration.
2.	Eli Lilly: Donanemab, an investigational antibody that targets a modified form of beta amyloid called N3pG has received an FDA Breakthrough Therapy designation. Lilly’s Phase 2 trial, TRAILBLAZER-ALZ, studied the efficacy and safety of donanemab in patients with early, symptomatic AD. Lilly intends to submit a biologics license application (BLA) for donanemab under the accelerated approval pathway later this year based on data from TRAILBLAZER-ALZ. The safety, tolerability and efficacy of donanemab are also being evaluated in the ongoing randomized, placebo-controlled, double-blind, multi-center Phase 3 study. This product was very recently approved by the FDA and the estimated price of the product is $32,000 per year.
3.	Cognition Therapeutics: CT1812 is a first-in-class, orally dosed and highly brain penetrant small molecule that is being assessed as a treatment for mild-to-moderate Alzheimer’s disease. Received approximately $164 million in grants from the NIA for their development of CT1812. CT1812 is presently in Phase II.
4.	Anavex Life Sciences: SIGMACEPTOR™ Discovery Platform produces therapeutic candidates designed to activate SIGMAR1, a novel pathway designed to target chronic central nervous system (CNS) conditions with genomic precision. Anavex 2-73 is presently in Phase III.
5.	Eisai and Biogen: A panel of expert advisers on June 6, 2023 unanimously agreed that a late-stage trial of Eisai (4523.T) and Biogen’s (BIIB.O) Alzheimer’s drug, Leqembi, verified the benefit of the treatment for those at an early stage of the disease, clearing the way for a traditional U.S. approval. All six advisers on the panel voted in favor of Leqembi for treatment of the mind-wasting illness. Regular approval by Food and Drug Administration is likely to expand Medicare payment for the treatment. The price of the drug is set to $26,000 per year.

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Competition in Parkinson’s Disease.

There are products that are FDA approved for treatment of Parkinson’s Disease, but it has been many years since there has been any breakthrough of an additionally effective treatment. No product exist that completely stops the progression of the disease.

Approved Dopamine Replacement Therapy for PD Motion Symptoms: levodopa/carbidopa

Examples: Sinemet, Dhivy,* Duopa,* Inbrija,* Parcopa, Rytary*, Stalevo (levodopa/carbidopa and entacapone)

Levodopa was approved for Parkinson’s in the late 1960s and is the most commonly prescribed drug for Parkinson’s. It is absorbed in the intestine and the brain converts it to dopamine, which is the brain chemical that powers normal movement but decreases in Parkinson’s disease (PD).

Carbidopa prevents levodopa from turning into dopamine before it gets to the brain and limits levodopa’s side effects, such as nausea and vomiting. In the United States, the combination of immediate-release levodopa and carbidopa is commonly referred to by the brand name Sinemet. A controlled-release form also is available, as is a capsule (Rytary) that combines both immediate and extended-release levodopa in one.

Levodopa/carbidopa can be taken alone or with other Parkinson’s medications. It comes in a pill, a dissolvable tablet (Parcopa) and a gel (Duopa). The gel is infused directly into the small intestine, where levodopa is absorbed.

Pros

In the majority of patients, especially people with mild symptoms, levodopa significantly improves motor symptoms. Typically, the medication remains effective as long as you need it, but since Parkinson’s symptoms gradually progress over time, you may need to increase your dose or change how often you take it.

Cons and Complications

When first starting levodopa, the most common potential side effects are nausea and vomiting. If these occur, doctors usually recommend taking the medication with a small carbohydrate snack, such as crackers or toast, or adding extra carbidopa (Lodosyn). Other possible side effects include drowsiness, low blood pressure (which can cause lightheadedness or dizziness) or hallucinations.

Competitive Advantages

We believe that we are positioned to outperform competitors for the following reasons:

We believe that the focus on a new product based on resveratrol with higher bioavailability, JOTROL, will enable us to utilize the same product for several indications, subject to FDA’s approval. We believe that this enables us to have several opportunities to obtain a regulatory approval in case we are able to show efficacy and safety acceptable to regulatory agencies for one or more of our targeted indications.

JOTROL is an oral product based on a natural compound. Oral delivery of medications is a physician and patient preferred treatment compared with injections and infusions and we expect that our product will have an attractive and affordable price point for reimbursors and patients.

We are building a close relationship with Key Opinion Leaders (KOL’s) and patient organizations to facilitate a better understanding of patient needs and thereby design trials targeting solutions to those needs as long as these targets are acceptable to the FDA.

The natural product resveratrol is well studied with over 14,000 scientific publications to date. Published scientific papers, such as AY Berman.et al, indicate that a highly bioavailable product generating less GI side effects may have application in a number of indications.

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Based upon available scientific literature, it appears that resveratrol is an activator of SIRT1, one of the mammalian forms of the sirtuin family of proteins. SIRT1 deacetylates histones and nonhistone proteins including transcription factors. The SIRT1-regulated pathway affects metabolism, stress resistance, cell survival, cellular senescence, inflammation/immune function, endothelial functions, and circadian rhythms. Resveratrol has been documented in scientific literature to activate SIRT1, NrF2, NLR3P inflammasomes and have an epigenetic mechanism and therefore is predicted to benefit diseases affected by abnormal metabolic control, inflammation, and cell cycle defects. Nonetheless, resveratrol application is a major challenge for the pharmaceutical industry, due to its poor solubility and bioavailability, as well as adverse effects, such as severe gastro-intestinal side effects when taken at effective dose levels (over 2,000 mg daily). In this context, studies have proposed that structural changes in the resveratrol molecule, including glycosylation, alkylation, halogenation, hydroxylation, methylation, and prenylation could lead to the development of derivatives with enhanced bioavailability and pharmacological activity. Resveratrol has never been developed with all the necessary steps to achieve an approval as a pharmaceutical product since the existing natural supplements cannot provide high enough levels of resveratrol in blood plasma to be able to provide a therapeutically effective dose without generating severe gastro-intestinal side effects. This means that we need to take JOTROL through the full regulatory NDA (New Drug Application) requirement to obtain a marketing approval. We were able to receive, through a confidential agreement from a major pharmaceutical company, a chronic toxicology study performed with resveratrol, in two different species, that was referenced in our approved Phase I IND application submitted to the FDA. The study was conducted by Charles River Laboratories.

Possible out-licensing for Asian markets is being considered as it may reduce risk and cost of product development in those markets that requires confirming trials in an Asian population, while generating income through milestones and royalty agreements, see “Asian Business Development Activities” regarding further developments and strategy in the Asian market.

Marketing and Commercialization Plan

We currently have no plans to implement the commercialization of our product JOTROL but expect to either out-license JOTROL to one or more companies that has such commercialization capability in place. We may consider at any time a complete exit through any proposed acquisition of our company. In case no acceptable M&A offer is presented we might consider marketing and distributing JOTROL in the USA for the rare disease market only and have companies with large sales organizations distribute our product for the larger indications. All international distributions will most likely be out licensed.

The marketing and sales of orphan drugs can be relatively fast and effective. We believe, based on discussions with organizations such as the EveryLife Foundation an approval of a drug for a rare disease is efficiently communicated through social media to Key Opinion Leaders (KOL), patient advocacy groups and directly to patients, which may reduce marketing costs.

We are already using information regarding our development progress through KOL’s and the respective patient organizations that exist for each indication. We have also initiated a collaboration with several patient organizations such as the FARA organization, www.curefa.org, the National MPS Society, UMDF, www.umdf.org, and the EveryLife Foundation in USA.

We have been approached by several large and mid-size pharmaceutical companies discussing future collaborations once we have more clinical data available. We will try to utilize this interest by out-licensing primarily the Asian territories while waiting to conduct out-licensing in USA and Europe until after Phase II results are obtained.

We have participated in several industry trade shows, such as Biotech Showcase, BIO USA, LSX World, World Orphan Congress, World Symposium for LSD, BIO Hong Kong 2023 and many others. We plan to continue to participate in those conferences as well as, post IPO, conferences targeting presentations by publicly traded companies.

Operation and Organization

We are, and plan to stay, primarily a virtual organization utilizing partnership arrangements for certain functions including but not limited to our R&D, clinical trial work, regulatory affairs and product manufacturing. A core organization is in place and will be expanded handling Strategy, Project Management, Clinical trial Management, Regulatory Affairs, Finance and Business Development. We believe that our core management team structure has proven experience in utilizing outside resources which allows us to efficiently execute several programs simultaneously in what we believe to be a very cost-effective way.

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Below is an organization chart representing the key staff and planned additions to be employed in the near term (* mark part-time consultants).

BOD
Christer Rosén Chairman & CEO
Executive Assistant
Marshall Hayward Chief Scientific Officer
Saleem Elmasri * CFO/Secretary
Alison D. Silva CBO/President
Claes Wahlestedt * Chief Medical Officer
TRI * Regulatory Affairs
Shaun Brothers * Head of Scientific Research
Clinical Trials Manager
Project Manager
Accounting
Alexander Rosén Chief Admin Officer
IT
HR
Grant Administration
IR and PR *
Business Development
Scientific Advisory * Board
Claude-H Volmar * Pre-clinical research

NIA Supplemental Grant Funding

In December of 2021 the Company submitted a grant for supplemental funding of $233,281 of our Phase I study due to unanticipated costs, mostly due to COVID-19. We received and were awarded this grant on April 7, 2022.

Senior Secured Note

On April 11, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor for the sale of the Company’s convertible notes. Pursuant to the terms of the Purchase Agreement, on April 11, 2022, the Company received aggregate gross proceeds of $1,000,000 and issued (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $1,111,111.11 (the “Note”) and (ii) 514,403 shares of common stock, par value $0.0001 per share (the “Shares”), of the Company.

The Note. The aggregate principal amount of the Note is $1,111,111.11, and the Company received gross proceeds of $1,000,000 after giving effect to the original issue discount of 10%. The Note bears interest at a rate of 10% per year, payable monthly in arrears, and mature 12 months from issuance. A “Qualified Offering” is a debt or equity financing for the account of the Company or any of its subsidiaries in which shares of common stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock are issued, which financing results in cumulative aggregate proceeds to the Company of at least $8,000,000. The principal and interest on the Note will be amortized on a straight-line basis at 110% of the principal amount commencing sixth months after the closing.

Upon an Event of Default and after a Qualified Offering, the principal and interest are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price equal to 30% discount to the lowest closing price of the common stock for the 20 prior trading days; provided, however, the holder will not have the right to convert any portion of the Note, to the extent that after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion. The holder may increase or decrease its ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to the Company.

The Company will have the right at any time to redeem in cash all or a portion of the Note at 120% (or 125% on or after the first six months from the closing; provided, however, if interest due and payable on January 31, 2023 is not paid in full, 130% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment.

The Company will be required to offer to prepay in cash the aggregate principal amount of the Note at 120% (or 125% on or after the first six months from the closing; provided, however, if interest due and payable on January 31, 2023 is not paid in full, 130% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment, on the sale of all or substantially all of the assets of the Company and its subsidiaries, upon a Change of Control (as defined in the Note), or on a Qualified Offering.

Upon an Event of Default (as defined therein) interest shall accrue at 1 1/2% per month and the 125% (or 130% if interest due and payable on January 31, 2023 is not paid in full) of principal and interest through maturity shall be due and payable. At the holder’s option the holder shall be entitled to be paid in cash or after the Qualified Offering (as defined in the Purchase Agreement) common stock with the conversion price of the common stock equal to a 30% discount to the lowest closing price of the common stock for the 20 prior trading days.

On October 10, 2022, the Note was amended to postpone the commencement of the amortization amount from October 11, 2022 to November 11, 2022. On November 10, 2022, the Note was amended to postpone the commencement of the amortization from November 11, 2022 to February 11, 2023 and payable in three monthly installments. As consideration for the amendment, an additional 11,431 shares of common stock were issued to the accredited investor on October 10, 2022 and 34,293 shares issued to the accredited investor on November 10, 2022. On January 13, 2023, the Note was amended to delay the interest payment due and payable on January 11, 2023 to the earlier of (i) January 31, 2023 and (ii) the closing of a Qualified Offering.

On February 6, 2023, the Note was amended to postpone the commencement of the principle to February 28, 2023. On March 6, 2023, the Note was amended to postpone the commencement of the principal from February 11, 2023 to May 31, 2023. The Company and the note holder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note of 120% (or 137.5% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of the Note the Company agrees to pay 137.5% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $670,419.

On September 22, 2023, the Note was amended to postpone the commencement of the principle to December 31, 2023. The Company and the note holder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note of 120% (or 150% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of the Note the Company agrees to pay 150% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. In addition, upon closing the Note holder will receive 175% stock coverage. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $217,527.

The Shares. In connection with the issuance of the Note, the Company issued 514,403 shares of common stock to the holder with a fair market value of $2.16 per share (aggregate value of $1,111,111) as additional consideration for the holder lending $1,000,000 to the Company. The 514,403 shares have a relatively fair value of $310,000.

The Purchase Agreement related to the Note was amended to provide that upon closing, the purchaser will receive 175% coverage (i.e. the face amount of the Note, i.e., $1,111,111.11 divided by the lesser of (i) the price/share of the last issuance of solely common stock (including options) of the Company, i.e., $5.00/share or (ii) the price per share of common stock (or if units are issued in the Qualified Offering, the price of units sold in the Qualified Offering), in shares of common stock of the Company (or if units are issued in the Qualified Offering, units). The number of shares to be received at closing shall be determined by using clause (i) above.

In light of the foregoing, the holder shall receive an additional number of shares of common stock, such that it shall have received the number of shares of common stock of the aggregate value of $1,111,111 divided by the lesser of (i) the price/share of the last issuance of solely common stock (including options) of the Company, i.e., $5.00/share or (ii) the price per share of common stock (or if units are issued in the Qualified Offering, the price of units sold in the Qualified Offering), in shares of common stock of the Company (or if units are issued in the Qualified Offering, units) (“Share True Up”). The True-Up Shares have been forfeited as a result of the April 29, 2024 agreement.

Ancillary Agreements. In connection with the Company’s obligations under the Note, the Company entered into a security agreement and intellectual property security agreement with the holder, pursuant to which the Company granted a security interest on all assets of the Company, including all intellectual property of the Company, for the benefit of the holders, to secure the Company’s obligations under the Note and the other transaction documents. In addition, the holder was granted piggyback registration rights for the shares of common stock issued under the Purchase Agreement and shares of common stock issuable upon conversion of the Note (collectively, “Registrable Securities”). At any time while there are any Registrable Securities of holder outstanding, if the Company proposes to register any of its securities either for its own account or for the account of other security holders (other than a registration statement relating solely to employee benefit plans on Form S-8 or a Commission Rule 145 transaction on Form S-4), the holder is entitled to include its Registrable Securities in the registration. Notwithstanding, the Company and underwriters in an underwritten registration may exclude some or all of the Registrable Securities from the underwritten registration if the underwriters believe that including the Registrable Securities would adversely affect the underwritten offering.

At any time within the 12 months closing, upon any issuance by the Company or any of its subsidiaries of debt or common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof, other than in an underwritten public offering (a “Subsequent Financing”), the investor will have the right to participate up to its investment amount in the Note, but not more than 25% of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

Until the Company has consummated a Qualified Offering which results in a listing of the common stock onto a national securities exchange, if the Company engages in any future financing transactions with a third-party investor, if the holder determines that the terms of the subsequent investment are preferable in any respect to the terms of the securities of the Company issued to the Holder pursuant to the terms of the Purchase Agreement, the holder will have the right to amend and restate such securities to include the preferable term or terms.

The descriptions of the Securities Purchase Agreement, the Note, the Security Agreement, and the Intellectual Property Security Agreement as set forth above is qualified in their entirety to the full Securities Purchase Agreement, the Note, the Security Agreement, and the Intellectual Property Security Agreement as attached as Exhibits 10.25, 10.26, 10.27, and 10.28 to the registration statement of which this prospectus forms a part.

Research Agreement

On July 1, 2022, the Company entered into a research agreement with the University of Miami to conduct a preclinical study to evaluate the effect of JOTROL in Parkinson’s Disease models. The cost of the research agreement activities, to be paid by the Company, is $72,844. Jupiter Neurosciences owns any intellectual property generated from the research. The agreement is for 1 year from the start date, July 1, 2022. Either the Company or University of Miami may terminate this agreement upon thirty (30) days written notice for any reason. In the event of such termination, both the Company and University of Miami shall take all reasonable steps to cancel further costs in connection with this agreement. The Company and University of Miami will be entitled to reimbursement for costs and non-cancelable obligations incurred prior to effective day of the termination, not to exceed the total amount of the project. The description of the foregoing agreement as set forth above is qualified in its entirety to the full agreement as attached as Exhibit 10.29 to the registration statement of which this prospectus forms a part.

Amendment to Stock Options Awards

On July 14, 2022, ten stock option awards were amended to reduce the exercise price of the option awards from $2.16 to $1.33 per share, pursuant to a Board of Directors’ resolution. Pursuant to the resolution, $5.00 per share was identified as the fair market value of the Company’s common stock when considering recent market conditions and evaluating historical purchases of common stock for cash.

Increase in Reserved Shares under 2021 Equity Incentive Plan

On July 19, 2022, the Board of Directors executed a Unanimous Written Consent to increase the 2021 Equity Incentive Plan from a pool of 1,125,000 shares to a pool of 1,710,000 shares.

Restricted Stock Awards for Salary Forgiveness

On July 21, 2022, the Board of Directors executed a Unanimous Written Consent relating to the forgiveness of $1,556,010 of accrued salaries for executives and two consultants. Subsequently, each executive and consultant executed a Debt Forgiveness and Release Agreement with the Company. In consideration for the salary forgiveness, the Company awarded restricted stock awards with a fair market value of $1.33 per share, totaling 1,167,011 shares. The restricted stock awards vest 100% on the first business day following the expiration of a lock-up period after the Company’s common stock is listed for trading on NASDAQ, NYSE, or NYSE American.

On September 29, 2023, the Board of Directors executed a Unanimous Written Consent relating to the forgiveness of accrued compensation for executives, consultants, and board members in the amount of $4,189,626. In exchange for the forgiveness of the accrued compensation the Company agreed to a cash bonus of $583,214 to be paid upon the occurrence of a successful IPO. In addition, the Company agreed to issue an aggregate of 2,353,665 stock options with an exercise price of $1.33 and an aggregate of 1,399,833 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $4,189,626.

On December 18, 2023, the Board of Directors executed a Unanimous Written Consent relating to the forgiveness of the $583,214 cash bonus granted in the September 29, 2023 forgiveness in exchange for 338,899 stock options with an exercise price of $1.33 and an aggregate of 226,203 restricted stock units with a grant date value of $1.33.

Amendments to Convertible Promissory Notes

During January 2024, the Company and all Note holders agreed to amend and extend the maturity date of their notes to December 31, 2024. The holders waived any default under the original notes prior to the amendment date. With the amendments the applicable interest rate increased to 10% effective from January 1, 2024.

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Asian Business Development Activities

Our Chairman & CEO, Christer Rosén, presented in person, our company’s status and pipeline at the BIOHK 2023 in Hong Kong in September of 2023. The presentation led to several follow-on meetings, and we have recently agreed to service agreements in the areas of CMC (Chemistry, Manufacturing, and Controls), regulatory affairs and clinical trial management. These agreements are with companies that, we believe, have the knowledge and network in the South-East Asian market. The agreements are further described in the section “Other Material Agreements”. In addition, we are in active negotiations with Dominant Treasure Health (“DTH”), a BVI company. DTH has demonstrated to us, through several company introductions, that they have business relationships, either directly or through affiliates, with many South-East Asian pharmaceutical companies as well as companies involved in distribution and sales of TCM, Traditional Chinese Medicine. We are therefore planning to engage DTH in active business development in China, Malaysia and Singapore as soon as we have financing in place for their engagement. DTH has already introduced us to 3 Chinese companies, Beimei Pharma, http://en.beimeiyaoye.com, that specializes in pediatric medications, Sichuan Kelun Pharmaceutical Co., ltd, a publicly traded company that is part of the Kelun Industrial Group, https://www.kelun.com/, and Tianjin Pharmaceuticals, https://en.pharm.com.cn/, that advocates the corporate core values of “Love, Integrity and Power”. TCM products are run in a separate division within Tianjin. Discussions with all three companies are ongoing. We believe that with DTH’s assistance we can co-ordinate and oversee the work of our Service providers in the territory and more expediently negotiate and finalize an out-license agreement with one or more pharmaceutical companies in South-East Asia. The Asian market is very large and hard to penetrate for a small company and we believe that our strategy with these agreements have the possibility to accelerate an out-licensing deal in the South-East Asian territories. However, there are no assurances that this approach will be successful.

Our rationale for the strong approach into the South-East Asian market is:

Background: Asian countries are not accepting pharmaceutical products to be sold without clinical trial approvals based on trials conducted in an Asian population

●	The Company’s strategy is to partner with organizations in the territory that can execute much more efficiently than trying to manage the process from USA.
●	We have already received interest for our JOTROL product in the Asian market since resveratrol is listed as a Traditional Chinese Medicine.
●	The need for a set up that can service this market is imperative for success.
●	Strategic collaboration agreements have been executed to facilitate an expedited execution of an out-licensing agreement with one or more Chinese or other SE Asian pharmaceutical companies.
●	The Company is too small, both financially as well as internal manpower, to manage developments in the territory.
●	The Company has a history of poor financial status and not being able to fulfill commitments and finalize clinical studies.
●	By utilizing equity as service payments, the company believes that it can get projects finalized without any significant cash outflow.
●	The service agreements are therefore designed to be a win for both parties, assuming an increase in equity value, in case clinical studies and out-licensing activities will be successful in the territory.

Amendments to Senior Secured Convertible Note – Postpone Commencement of Amortization Amount

On April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 182,898 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering. In addition, the Holder agreed to extend the note maturity date to August 11, 2024. The note shall be designated as a 10% original issued discount secured note (“Senior Secured Note”) moving forward. The note and interest will become due and payable upon the earliest of the maturity date or upon the occurrence of a qualified event.

The descriptions of the Amendments as set forth above are qualified in their entirety to the full Amendment and subsequent Amendments as attached as Exhibits 10.31 and 10.32 to the registration statement of which this prospectus forms a part.

Elimination of Derivative Liability

On April 29, 2024, the Company, the senior secured note investor, and the CEO entered into an amendment in which the CEO agreed to exchange 685,867 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering and the convertible feature of the note, resulting in a reduction of derivative liabilities from $1,543,109 as of June 30, 2024 to approximately $616,672. In addition, the Holder agreed to extend the note maturity date to August 11, 2024. The note shall be designated as a 10% original issued discount secured note (“Senior Secured Note”) moving forward. The note and interest will become due and payable upon the earliest of the maturity date or upon the occurrence of a qualified event.

Stock Issuances

On June 3, 2024, the Company entered into a three 36-month service agreement with three different entities. Upon the closing of these agreements, the Company issued an aggregate of 3,487,500 shares of common stock, 1,162,500 of shares of common stock for each entity with a fair market value of $1.33 per share, for services to be rendered. The shares issued are free from any restriction as a pre-payment in full for the 36 months of services to be provided. The aforementioned shares will be registered upon an IPO as long as an IPO happens no later than March 31, 2025. In addition, each of the entities agreed to purchase 37,500 shares each of the Company’s common stock at a price of $1.33 per share prior to the occurrence of the IPO. Either party is able to terminate the respective agreement with no liability upon the occurrence of i) the Company failing to raise at least $10 million in gross proceeds from an IPO prior to May 31, 2025, ii) if either party is involved in any illegal activity or iii) at any time as long as both parties agree to it.

Recent Developments

Subsequent to June 30, 2024, the Company’s CEO loaned the Company an additional $18,000. The loans are due on demand and accrues interest at 3% per year.

On August 8, 2024, the Company, and the Holder of the Senior Secured Note entered into an amendment to extend the maturity date of the Senior Secured Note to October 11, 2024.

Subsequent to the June 30, 2024, the Company received $25,000 related to the shares sold per the service agreements.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising from the normal course of business activities.

On July 19, 2022, Tiberend Strategic Advisors (“Tiberend”), an entity that the Company had previously engaged as a communications and investor relations firm, filed a summons for civil action in the District Court of Southern Florida against the Company alleging non-payment by the Company under a services agreement (the “Services Agreement”) with Tiberend in the amount of $130,400. Additionally, Tiberend was seeking an $19,600 in legal fees. Tiberend and the Company elected to take this to arbitration and at that time both parties agreed that Tiberend will be issued a convertible note of $150,000 that will be converted into shares of the Company, immediately after an IPO is completed, based on the share value in an IPO.

Other than the foregoing, we are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Facilities

Our corporate headquarters are located at 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477, where we lease approximately 1,206 rentable square feet of office space. This lease expires on May 31, 2026. Terms of the office lease provide for a base rent payment of $3,783 per month and a share of the buildings operating expenses such as taxes and maintenance of $476 per month. In September 2021, we added an additional office located at 127 Main Street, Boston, Massachusetts, 02129, for 120 rentable square feet of office space for our Boston based employees and scientist to utilize as necessary.

We believe that these facilities are adequate for our current and near-term future needs.

Employees

As of June 30, 2024, we had a total of 4 full-time employees, 1 full-time consultant and 7 part-time consultants plus our 6 Scientific Advisory Board members. Of these, 10 were primarily engaged in research or product development and clinical activities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this prospectus to “we,” “us” or the “Company” refer to Jupiter Neurosciences, Inc. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus.

Business Overview

Jupiter Neurosciences, Inc. (the “Company”) is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company incorporated in Delaware in January 2016. The Company has developed a unique resveratrol platform product primarily targeting treatment of neuro-inflammation.

The product, called JOTROL, has many potential indications of use for rare diseases, which of we primarily are targeting Mucopolysaccharidoses Type 1, Friedreich’s ataxia and MELAS. In the larger disease areas, we are primarily targeting Parkinson’s Disease and Mild Cognitive Impairment/early Alzheimer’s disease.

The Company has recently completed preclinical activities in a validated mouse model of Parkinson’s Disease (PD) at the University of Miami. The model of PD that was used mimics many aspects of the disease utilizing a unilateral injection of a neurotoxin precursor that elicits nigral cell loss, striatal dopamine loss and behavior deficits similar to physiological characteristics of human disease. We believe that results from this trial indicates that PD might be the best target for treatment among the multiple indications where JOTROL might play a role. The trial design and outcomes are further described section “Description of Business”. On May 23, 2024 the US Senate unanimously passed the National Plan to End Parkinson’s Act, the first-ever federal legislation dedicated to ending Parkinson’s disease. A cross-country strategy to end Parkinson’s and atypical parkinsonism has the potential to:

●	Dramatically increase federal research funding;
●	Develop more effective pathways for treatments and cures;
●	Improve early diagnosis;
●	Spark new and improved models for patient care;
●	Create standards and measures to prevent Parkinson’s disease;
●	Address health disparities in diagnosis, treatment and clinical trial participation and
●	Enhance public awareness of the disease.

The Company intends to follow the various opportunities closely with a particular focus on seeking available funding to accelerate research and development JOTROL’s Parkinson’s Disease indication. However, there is no assurance that such funding will ever become available or be awarded to the Company.

We have over the past 2 years received a strong interest in JOTROL from various Asian organizations. We believe that this interest has been triggered, in part, by (i) resveratrol becoming commonly used in Asian herbal medicines as a therapeutic strategy as described in available scientific literature published by PubMed Central: PMCID: PMC7498443 (September 2020), (ii) Hong Kong’s and China’s recent approval of the patent for JOTROL, (iii) China releasing a list of approximately 120 rare disease indications issued jointly by five national bodies, including the National Health Commission, Ministry of Science and Technology, Ministry of Industry and Information Technology, State Drug Administration, and State Administration of Traditional Chinese Medicine (May 2018), that we believe JOTROL can be applicable as a treatment for MPS-1 and MELAS in this population and (iv) recent publications regarding JOTROL in the Journal of Alzheimer’s Disease and AAPS Open (Journal of Alzheimer’s Disease 86 (2022) 173–190 February 2022; Kemper et al. AAPS Open June 2022). (v) the projected increase of the TCM market due to several factors which of one is reformulation of existing compounds. Our Chairman & CEO, Christer Rosén, presented in person, our company’s status and pipeline at the BIOHK 2023 in Hong Kong in September of 2023. The presentation led to several follow-on meetings, and we have therefore recently agreed to service agreements in the areas of CMC (Chemistry, Manufacturing, and Controls), regulatory affairs and clinical trial management. These agreements are with companies that, we believe, have the knowledge and network in the South-East Asian market to accelerate steps that is needed to have a product that can have treatment value in the territory. In addition, we are planning to use some of the IPO proceeds to engage a partner in business development in the South-East Asian market since we believe that this will increase the potential of an out-licensing deal within the near future. The agreements are further described in the section “Other Material Agreements”. In addition, we are in active negotiations with Dominant Treasure Health (“DTH”), a BVI company. DTH has demonstrated to us, through several company introductions, that they have business relationships, either directly or through affiliates, with many South-East Asian pharmaceutical companies as well as companies involved in distribution and sales of TCM, Traditional Chinese Medicine. We are therefore planning to engage DTH in active business development in China, Malaysia and Singapore as soon as we have financing in place for their engagement. DTH has already introduced us to 3 Chinese companies, Beimei Pharma, http://en.beimeiyaoye.com, that specializes in pediatric medications, Sichuan Kelun Pharmaceutical Co., ltd, a publicly traded company that is part of the Kelun Industrial Group, https://www.kelun.com/, and Tianjin Pharmaceuticals, https://en.pharm.com.cn/, that advocates the corporate core values of “Love, Integrity and Power”. TCM products are run in a separate division within Tianjin. Discussions with all three companies are ongoing. We believe that with DTH’s assistance we can co-ordinate and oversee the work of our Service providers in the territory and more expediently negotiate and finalize an out-license agreement with one or more pharmaceutical companies in South-East Asia. The Asian market is very large and hard to penetrate for a small company and we believe that our strategy with these agreements have the possibility to accelerate an out-licensing deal in the South-East Asian territories. However, there are no assurances that this approach will be successful.

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We believe that a high dose of resveratrol is needed for therapeutic effects. Currently available resveratrol products are associated with severe gastrointestinal (GI) side effects at the dose levels we believe are needed. Our belief is based on available scientific literature, preclinical trial results conducted in mice and rats, and previously conducted human trials with resveratrol. We believe that JOTROL, based on the results from our Phase I trial, see section “Description of Business”, has the potential to deliver a therapeutically effective dose of resveratrol in the blood stream without causing gastrointestinal (GI) side effects. Based on our pre-clinical and Phase I study results, we expect that JOTROL will resolve “the major obstacle of resveratrol’s poor bioavailability” as discussed in AY Berman’s summary article in the Journal of Precision Oncology (AY Berman, 2017). Based on our own preclinical studies we believe that resveratrol has the ability to cross the blood-brain barrier. In studies conducted in Friedreich’s ataxia (FA) and Alzheimer’s disease (AD) patients, resulted in positive effects on oxidative stress, inflammation, and mitochondrial function. The FA study was concluded in Australia by Murdoch Children’s Research Institute in 2015 (Yiu et al.). The AD study was conducted in 2015 by the Alzheimer’s Disease Cooperative Study with Professor Raymond Turner, MD, Ph.D., Georgetown, as principal investigator (Turner et al.). Both studies have been published in scientific journals and further described in the section “Description of Business”.

In 2020, we received approval for full funding, $1.76 million, for our Phase I study from the National Institute on Aging (“NIA”). Since there were unanticipated higher costs, mostly due to Covid-19 related additional procedures during the Phase I trial, a supplemental grant of $233,281 was submitted to the NIA in December of 2021. We were awarded the supplemental grant on April 7, 2022. In the NIA scientific review summary statement of our Phase I study application, it is stated that the NIA is looking forward to a Phase II study with an enhanced resveratrol product, based on the earlier study results from the well published Turner et al. Alzheimer’s study. In April 2021, we submitted our first grant application to the NIA for full funding of a Phase II trial in Mild Cognitive Impairment (MCI) and early Alzheimer’s disease. The Phase II trial was designed to focus on 3 areas: 1) safety and tolerability; 2) pharmacokinetics and pharmacodynamics, measuring of responses from 2 different doses vs. placebo; and 3) measuring of effect on multiple biomarkers related to the disease The application was not accepted but we were encouraged by the NIA to refine our application and submit again. We have since submitted 3 grant applications, with budgets of $20 million or higher, to the NIA for full funding of such Phase II trial but none of those applications were successful. The NIA scientific review of our Alzheimer’s Phase II trial grant application, which is attached as Exhibit 10.38 to the registration statement of which this prospectus forms a part, shows a total score of 47 which is our best score so far. A score of 40 or below is necessary for being considered for funding. After discussions with the NIA, we have decided to apply, in September of 2024, for a much smaller grant, $2.5 million, for a Proof of Concept study focusing on JOTROL’s effect on validated biomarker. The final study design is not yet determined but a draft synopsis is described in the section “Description of Business”. There is no guarantee that this and future grant applications will be successful and therefore the rejection of our future grant application may significantly delay the Company’s plans in connection with MCI and Alzheimer’s and may have a significant impact on the Company’s financial performance. Further, the Company may never receive any future grants or costs savings. The Company continues to apply for grants opportunistically and on August 12, 2022, submitted a $10.1 million grant to the Department of Defense for a Phase II Friedreich’s Ataxia study. This study planned to assess the efficacy of JOTROL as a potential treatment for FA through a randomized, blinded, placebo-controlled clinical trial. On December 30 the Company received notification that the application was not recommended for funding. The grounds for denial were the weaknesses noted in the peer review summary statement, attached as Exhibit 10.34 to the registration statement of which this prospectus forms a part, specifically concerning clinical impact and research strategy and feasibility. Reata Pharmaceuticals has recently received an approval for their product, Omaveloxolone, for treatment of Friedreich’s ataxia. After the FDA approval was achieved by Reata, Biogen announced that it has agreed to purchase Reata for $7.3 billion in cash. The approval of Omaveloxolone will make it hard to find patients for a FA clinical study in USA and therefore we have decided to explore the possibility of conducting a Phase II trial in Europe and/or Australia.

Since inception, we have operated with limited human capital, utilizing agreements with academia to get pre-clinical work executed at no cost, negotiating favorable deals for data already produced for resveratrol (e.g. toxicity studies and Phase II clinical study data), obtaining a full grant from the NIA for our first clinical trial and building a management and scientific consulting team (consisting of the Scientific Advisory Board and business advisors) as well as negotiating service agreements with companies to handle CMC, Regulatory work and Clinical trials in South-East Asia primarily compensated with equity securities of the company. We believe that this compensation method aligns the management, Scientific Advisory Board members and business advisors’ interests with the shareholders. We believe that our structure with a core management team that has experience in the utilization of outside resources makes it possible for us to efficiently execute several programs simultaneously in a cost-effective way.

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Resveratrol

Resveratrol has been studied for over 50 years by academic institutions as well as by small and large pharmaceutical companies. The multi-functional mechanisms of resveratrol are well documented in over 9,000 scientific publications. Several of these publications, including a summary paper by AY Berman.et al, published in Precision Oncology 2017, point to the issue of the poor bioavailability that has stopped medical utilization of regular resveratrol and never received regulatory approval for any indication. We believe that the Phase I study we have conducted indicates that we have resolved the poor bioavailability issue with JOTROL. Resveratrol (3,4′,5- trihydroxystilbene) is a nutraceutical that has recently attracted a lot of research attention due to its pharmacological potential. It is a phytoalexin found in many plants including grapes, peanuts, and berries. Resveratrol was first isolated in Veratrum grandiflorum, or white hellebore plant, in the 1940’s. Stilbene compounds are known for their ability to provide plants with resistance to microbial and fungal infection. Early research showed that resveratrol was present in large quantities in injured, infected, and ultraviolet-treated leaves. Processed plant products also contain a significant amount of resveratrol.

Based upon available scientific literature, it appears that resveratrol is an activator of SIRT1, one of the mammalian forms of the sirtuin family of proteins. SIRT1 deacetylates histones and nonhistone proteins including transcription factors. The SIRT1-regulated pathway affects metabolism, stress resistance, cell survival, cellular senescence, inflammation/immune function, endothelial functions, and circadian rhythms. Resveratrol has been documented in scientific literature to activate SIRT1, NrF2, NLR3P inflammasomes and have an epigenetic mechanism and therefore is predicted to benefit diseases affected by abnormal metabolic control, inflammation, and cell cycle defects. Nonetheless, resveratrol application is a major challenge for the pharmaceutical industry, due to its poor solubility and bioavailability, as well as adverse effects, such as severe gastro-intestinal side effects when taken at effective dose levels (over 2,000 mg daily). In this context, studies have proposed that structural changes in the resveratrol molecule, including glycosylation, alkylation, halogenation, hydroxylation, methylation, and prenylation could lead to the development of derivatives with enhanced bioavailability and pharmacological activity. Resveratrol has never been developed with all the necessary steps to achieve an approval as a pharmaceutical product since the existing natural supplements cannot provide high enough levels of resveratrol in blood plasma to be able to provide a therapeutically effective dose without generating severe gastro-intestinal side effects. This means that we need to take JOTROL™ through the full regulatory NDA (New Drug Application) requirement to obtain a prescription marketing approval in the USA.

Resveratrol holds a significant place in Traditional Chinese Medicine (TCM) due to its potent antioxidant and anti-inflammatory properties. In TCM, resveratrol-rich plants, such as the root of Polygonum cuspidatum (commonly known as Hu Zhang), have been used for centuries to treat a variety of ailments. The compound is prized for its ability to combat oxidative stress and inflammation, which are underlying factors in many chronic diseases. This aligns with the TCM principle of restoring balance and harmony within the body to maintain health and prevent disease. Resveratrol’s role in TCM extends to supporting cardiovascular health, boosting immune function, and even exhibiting anti-aging properties, making it a versatile and valuable component of the medicinal repertoire.

The growing body of scientific research on resveratrol has further cemented its importance in TCM by providing a modern understanding of its mechanisms and potential therapeutic benefits. Studies have shown that resveratrol can modulate various molecular pathways, including those involved in cell survival, apoptosis, and inflammation, which are crucial in the management of conditions such as cardiovascular diseases, neurodegenerative disorders, and cancers. This scientific validation supports TCM practitioners in integrating resveratrol into their treatment protocols, enhancing the credibility and acceptance of traditional remedies. Additionally, the compound’s ability to improve metabolic health and its neuroprotective effects are particularly relevant in addressing the rising prevalence of metabolic syndrome and cognitive decline in aging populations. As research continues to unveil the full spectrum of resveratrol’s benefits, its integration into TCM practices is likely to increase, further bridging the gap between ancient wisdom and contemporary medicine.

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The Traditional Chinese Medicine (TCM) market is experiencing several technological trends that are transforming how traditional remedies are developed, delivered, and integrated with modern healthcare practices. These advancements are helping to increase the efficacy, accessibility, and acceptance of TCM. Below are some of the key technological trends in the TCM market:

i.	Digital platforms and telemedicine services allow patients to consult with TCM practitioners remotely, expanding access to TCM treatments.
j.	Apps are being developed to help users track their health metrics, manage their treatment plans, and access personalized TCM advice.
k.	Using advanced extraction techniques to concentrate active ingredients from traditional herbs, resulting in more potent and consistent products.
l.	Development of new delivery methods such as transdermal patches, sustained-release capsules, and nanoparticles to enhance the bioavailability and efficacy of TCM products.

(source Emergn Research, Global TCM Market, Forecast to 2033).

JOTROL

JOTROL was developed together with our technology partner Aquanova AG, Darmstadt, Germany. JOTROL is formulated with a unique patented micellar technology that is projected to increase the bioavailability profile of resveratrol. Manufacturing technology transfers were completed in 2017 and manufacturing procedures and clinical trial supply manufacturing has been completed at Catalent Pharmaceutical Services, Inc., St Petersburg, Florida.

JOTROL is a micellar non-aqueous solution of resveratrol delivered in a softgel capsule. Each capsule includes 100mg of resveratrol. Pre-clinical trials in mice and rats were conducted comparing JOTROL to micronized resveratrol, labeled to have the highest bioavailability in the nutritional market, to demonstrate that we could achieve a significantly higher bioavailability. Summary details of these studies are included in the section “Description of Business”. A Phase I dose finding pharmacokinetic (“PK”) study in healthy volunteers was completed during the first half of 2021. The study results met our targeted goals. The results from this study will be used as a cross-reference for all indications where JOTROL will be used in Phase II and Phase III clinical trials. The Phase I results and the FDA guidance of cross-referencing is further described in the section “Description of Business”. The Company has not discussed the use of cross-referencing in this manner with the FDA or other comparable regulatory authorities.

Financial Position

For the fiscal years ended December 31, 2023 and 2022, we generated no revenues from product sales and reported net losses of $4,783,689 and $4,957,580 respectively, and negative cash flow from operating activities of $480,953 and $1,248,504, respectively. For the six months ended June 30, 2024 and 2023, we generated no revenues from product sales and reported net losses of $320,977 and $2,579,855, respectively, and negative cash flow from operating activities of $172,627 and $156,640, respectively. As noted in our financial statements, as of June 30, 2024, we had an accumulated deficit of $23,903,481. There is substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings. See “Risk Factors—We have a history of operating losses, our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal years ended December 31, 2023 and 2022.

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Results of Operations

Six Months Ended June 30, 2024 Compared to Six Months Ended June 30, 2023

Revenue and Federal Awards

There was no revenue from product sales during the six months ended June 30, 2024 or 2023 as we are focused on research and development.

We intend to apply for additional federal grants through the Small Business Innovation and Research programs through the National Institute of Health (“NIH”). In April 2021, we submitted our first grant application to the NIA for full funding of a Phase II trial in Mild Cognitive Impairment (MCI) and early Alzheimer’s disease. The Phase II trial was designed to focus on 3 areas: 1) safety and tolerability; 2) pharmacokinetics and pharmacodynamics, measuring of responses from 2 different doses vs. placebo; and 3) measuring of effect on multiple biomarkers related to the disease. The application was not accepted but we were encouraged by the NIA to refine our application and submit again. We have since submitted 3 grant applications, with budgets of $20 M or higher, to the NIA for full funding of such Phase II trial but none of those applications were successful. After discussions with the NIA, we have decided to apply, in September of 2024, for a much smaller grant, $2.5 million, for a Proof of Concept study focusing on JOTROL’s effect on validated biomarker. The final study design is not yet determined but a draft synopsis is described in the section “Description of Business”. There is no guarantee that this and future grant applications will be successful and therefore the rejection of our future grant application may significantly delay the Company’s plans in connection with MCI and Alzheimer’s and may have a significant impact on the Company’s financial performance. We intend to apply for Phase IIB for clinical trial related to Orphan diseases. Phase IIB grants may fund 50% of clinical trial expenses over three years, not to exceed approximately $2,500,000 per year for a maximum of three years. However, those limits may be adjusted annually at the discretion of the Small Business Administration. We recognize there is no guarantee of future federal grant funding and that might have an impact on our possibility to conclude our planned MCI/early Alzheimer’s disease project.

Research and Development Expenses

Research and development (“R&D”) expenses were $199,744 for the six months ended June 30, 2024 compared to $470,605 for the six months ended June 30, 2023. The decrease is primarily due to the reduction of employee salaries beginning in December 2023.

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R&D expenses related to the federal grant were segregated in the chart of accounts from non-federal award costs. At this time, we are not tracking R&D expenses per indication as all of the R&D expenses incurred to date related to JOTROL, which is the platform product used in each indication defined in our product pipeline. Costs will be segregated amongst the different indications beginning next fiscal year.

In addition, the probability of success for JOTROL will depend on numerous factors, including manufacturing capability, satisfactory results in follow on clinical trials, regulatory approvals and commercial viability. See “Risk Factors”.

General and Administrative Expenses

General and administrative expenses were $939,635 for the six months ended June 30, 2024 compared to $1,422,397 for the six months ended June 30, 2023. The decrease is primarily due to the reduction of employee salaries beginning in December 2023.

Loss on Extinguishment of Debt and (Loss)/Gain on Change in Fair Value of Derivative Liability

In 2023, the Senior Secured Convertible Note were amendment several times with materially different economics thus requiring for the recording of debt as an extinguishment and re-recording the debt with the amended terms. This resulted in a loss on extinguishment of debt in the six month period ended June 30, 2023 of $670,419.

As of June 30, 2024 and 2023 the variable conversion options embedded in our convertible notes was marked to market and the change in fair value of the derivative was recorded as a loss of $63,142 and a gain of $18,628, in the six month periods ended June 30, 2024 and 2023, respectively.

Interest Expense

Interest expense is primarily attributable to interest expense associated with our previously outstanding notes payable, convertible notes payable and related amortization of the debt discount, notes payable to Chief Executive Officer, Christer Rosén, and interest expense on our corporate credit card.

Gain on forgiveness of accrued compensation

In March 2024, the former CFO of the Company, Dana Escherburg Perez agreed to exchange $100,000 in accrued compensation in exchange for 49,605 options to purchase common stock and 7,500 restricted stock units. The options to purchase common stock have a strike price of $1.33.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Revenue and Federal Awards

There was no revenue from product sales during the twelve months ended December 31, 2023 or 2022 as we are focused on research and development. The revenue for the twelve months ended December 31, 2022 consisted of federal grant income of $233,281 for award number R44AG067907-01A1 for a Phase I dose finding pharmacokinetics (“PK”) study. The study will be foundational for all indications where our product candidate will be used for Phase II and Phase III clinical trials.

Research and Development Expenses

Research and development (“R&D”) expenses were $954,793 for the twelve months ended December 31, 2023 compared to $942,806 for the twelve months ended December 31, 2022.

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R&D expenses related to the federal grant were segregated in the chart of accounts from non-federal award costs. At this time, we are not tracking R&D expenses per indication as all of the R&D expenses incurred to date related to JOTROL, which is the platform product used in each indication defined in our product pipeline. Costs will be segregated amongst the different indications beginning next fiscal year.

In addition, the probability of success for JOTROL will depend on numerous factors, including manufacturing capability, satisfactory results in follow on clinical trials, regulatory approvals and commercial viability. See “Risk Factors”.

General and Administrative Expenses

General and administrative expenses were $2,915,978 for the twelve months ended December 31, 2023 compared to $2,722,922 for the twelve months ended December 31, 2022. The increase relates to general consulting, accountancy, legal and public relation services related to preparing the Company for the public offering.

Interest Expense

Interest expense is primarily attributable to interest expense associated with our previously outstanding notes payable, convertible notes payable, notes payable to Chief Executive Officer, Christer Rosén, and interest expense on our corporate credit card.

Gain on Change in Fair Value of Derivative Liability

As of December 31, 2023 and 2022 and at each quarter end during the years, the variable conversion options embedded in our convertible notes was marked to market and the change in fair value of the derivative was recorded as a gain of $148,751 and $262,514, in the twelve month periods ended December 31, 2023 and 2022, respectively.

Loss on Extinguishment of Debt

In 2022 and 2023, the Senior Secured Convertible Note was amendment several times with materially different economics thus requiring for the recording of debt as an extinguishment and re-recording the debt with the amended terms. This resulted in a loss on extinguishment of debt in the twelve month period ended December 31, 2023 and 2022 of $887,946 and $1,047,410, respectively.

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Liquidity and Capital Resources; Plan of Operations

As of June 30, 2024, we had cash and cash equivalents of $14,851. Our cash equivalents are held in high yield savings account. Since inception, we have incurred net losses and negative cash flows from operations. On June 30, 2024, we had an accumulated deficit of $23,903,481.

We have historically financed our operations primarily through the sale of common stock and convertible debt. On April 11, 2022, we issued a senior secured convertible note in the principal amount of $1,111,111 in exchange for $1,000,000 as described above under “Description of Business – Corporate History.” As of September 13, 2024, we had cash and cash equivalents of $13,335. We believe that our existing cash and cash equivalents will be sufficient to fund our planned operations for the next 1 month from the date of this prospectus without the proceeds from this offering. Management expects operating losses to continue for the foreseeable future. As we continue to incur losses, a transition to profitability is dependent upon the successful development, approval and commercialization of our drug candidate and the achievement of a level of revenues adequate to support our cost structure. We will continue to require additional capital to develop our drug candidate and fund operations for the foreseeable future. We may seek to raise capital through private or public equity or debt financings, collaborative or other arrangements with other companies, or through other sources of financing. Adequate additional funding may not be available to us on acceptable terms, or at all.

Our failure to raise capital as and when needed could have a negative impact on our financial condition and our ability to pursue our business strategies. We anticipate that we will need to raise substantial additional capital, the requirements of which will depend on many factors, including:

●	the scope, rate of progress and costs of our drug delivery, preclinical development activities, laboratory testing and clinical trials for our drug candidate;

●	the number and scope of clinical programs we decide to pursue;

●	the scope and costs of manufacturing development and commercial manufacturing activities;

●	the extent to which we acquire or in-license other drug candidate and technologies;

●	the cost, timing and outcome of regulatory review of our drug candidate;

●	the cost and timing of establishing sales and marketing capabilities, if of our drug candidate receives marketing approval;

●	the costs of preparing, filing and prosecuting patent applications, obtaining, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;

●	our ability to establish and maintain collaborations on favorable terms, if at all;

●	our efforts to enhance operational systems and our ability to attract, hire and retain qualified personnel, including personnel to support the development of our drug candidate;

●	the costs associated with being a public company; and

●	the cost associated with commercializing our drug candidate, if it receives marketing approval.

If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Any future debt financing into which we enter may impose upon us additional covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If we are unable to raise additional funds when needed, we may be required to delay, reduce, or terminate some or all of our development programs and clinical trials. We may also be required to sell or license to other parties rights to develop or commercialize our drug candidate that we would prefer to retain.

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See “Risk Factors” for additional risks associated with our capital requirements.

Cash Flows for the Years Ended December 31, 2023 and 2022

The following table shows a summary of our cash flows for the years ended December 31, 2023 and 2022.

	Fiscal Years Ended December 31,
	2023		2022
Net cash from operating activities		$(480,953)		$(1,248,504)
Net cash used in investing activities		-		-
Net cash provided by financing activities		$445,000		$982,333
Net increase (decrease) in cash		$(35,953)		$(266,171)
Cash - beginning of the period	$		$
Cash - end of the period		$28,478		$64,431

Net Cash from Operating Activities:

Cash used in operating activities during the year ended December 31, 2023 decreased $767,551 from December 31, 2022 mainly attributable to an increase of $443,828 in stock-based compensation, $636,171 in accrued compensation, and $221,160 in accounts payable and accrued expenses, offset by a $587,015 in changes associated with debt (amortization of debt discounts, loss on extinguishment of debt, and gain/loss on change in fair value of derivative liabilities).

Net Cash Provided by Financing Activities:

Cash flows provided by financing activities for the year ended December 31, 2022 decreased $537,333 from the year ended December 31, 2022 due to a reduction in investment proceeds from issuance of convertible notes.

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Cash Flows for the Six Months Ended June 30, 2024 and 2023

The following table shows a summary of our cash flows for the six months ended June 30, 2024 and 2023.

	Six Months Ended June 30,
	2024	2023
Net cash used in operating activities	$(172,627)	$(156,640)
Net cash used in investing activities	-	-
Net cash provided by financing activities	$159,000	$120,000
Net increase (decrease) in cash	$(13,627)	$(36,640)
Cash - beginning of the period	$28,478	$64,431
Cash - end of the period	$14,851	$27,791

Net Cash from Operating Activities:

Cash used in operating activities during the six months ended June 30, 2024 increased $15,987 from June 30, 2023 mainly attributable to an decrease in net loss of $2,258,878 and a decrease of $520,711 in accrued compensation, and $95,833 in accounts payable and accrued expenses, offset by a $1,537,174 in increases as a result of changes associated with debt (amortization of debt discounts, gain/loss on extinguishment of debt, and gain/loss on change in fair value of derivative liabilities).

Net Cash Provided by Financing Activities:

Cash flows provided by financing activities for the six months ended June 30, 2024 increased $39,000 from June 30, 2023. The financing activity during the periods relate to proceeds from notes from related parties or sale of common stock.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

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Asian Business Development Activities

The Company initiated business development activities in the Asian region beginning in October of 2021. The Company has a strong strategic interest in accelerating the drug development and potential commercialization efforts of JOTROL in this market. Our Chairman & CEO, Christer Rosén, presented in person, our company’s status and pipeline at the BIOHK 2023 in Hong Kong in September of 2023. The presentation led to several follow-on meetings, and we have recently agreed to service agreements in the areas of business development, CMC (Chemistry, Manufacturing, and Controls), regulatory affairs and clinical trial management. These agreements are further described in the section “Other Material Agreements”. In addition, we are in active negotiations with Dominant Treasure Health (“DTH”), a BVI company. DTH has demonstrated to us, through several company introductions, that they have business relationships, either directly or through affiliates, with many South-East Asian pharmaceutical companies as well as companies involved in distribution and sales of TCM, Traditional Chinese Medicine. We are therefore planning to engage DTH in active business development in China, Malaysia and Singapore as soon as we have financing in place for their engagement. DTH has already introduced us to 3 Chinese companies, Beimei Pharma, http://en.beimeiyaoye.com, that specializes in pediatric medications, Sichuan Kelun Pharmaceutical Co., ltd, a publicly traded company that is part of the Kelun Industrial Group, https://www.kelun.com/, and Tianjin Pharmaceuticals, https://en.pharm.com.cn/, that advocates the corporate core values of “Love, Integrity and Power”. TCM products are run in a separate division within Tianjin. Discussions with all three companies are ongoing. We believe that with DTH’s assistance we can co-ordinate and oversee the work of our Service providers in the territory and more expediently negotiate and finalize an out-license agreement with one or more pharmaceutical companies in South-East Asia. The Asian market is very large and hard to penetrate for a small company and we believe that our strategy with these agreements is very cost effective and have the possibility to accelerate an out-licensing deal in the South-East Asian territories. However, there are no assurances that this approach will be successful.

The agreements executed are very similar in nature that include an equity investment in our company by the other party and in turn the company issued equity in form of shares of common stock, in lieu of cash, for 3 years of services from each company.

The company believes these agreements to be favorable for both parties based on the cash position of the company and the need for these activities to be executed and enabling the possibility of a one or more out-licesning agreements in the territory.

Contractual obligations

We do not have any long-term capital lease obligations, operating lease obligations or long-term liabilities, except as follows:

On April 30, 2021, the Company executed a lease agreement for office space in Jupiter, Florida. The term of the lease is sixty-one months commencing May 1, 2021 rent free until June 1, 2021. Fixed annual rent amounts are as follows:

Lease Period	Annual Fixed Rent
6/1/2021-5/31/2022	$45,396
6/1/2022-5/31/2023	$46,758
6/1/2023-5/31/2024	$48,158
6/1/2024-5/31/2025	$49,608
6/ l/2025-5/31/2026	$51,096

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Senior Secured Note

On April 11, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor for the sale of the Company’s convertible notes. Pursuant to the terms of the Purchase Agreement, on April 11, 2022, the Company received aggregate gross proceeds of $1,000,000 and issued (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $1,111,111.11 (the “Note”) and (ii) 514,403 shares of common stock, par value $0.0001 per share (the “Shares”), of the Company.

The Note. The aggregate principal amount of the Note is $1,111,111.11, and the Company received gross proceeds of $1,000,000 after giving effect to the original issue discount of 10%. The Note bears interest at a rate of 10% per year, payable monthly in arrears, and mature 12 months from issuance. A “Qualified Offering” is a debt or equity financing for the account of the Company or any of its subsidiaries in which shares of common stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock are issued, which financing results in cumulative aggregate proceeds to the Company of at least $8,000,000. The principal and interest on the Note will be amortized on a straight-line basis at 110% of the principal amount commencing sixth months after the closing. On October 10, 2022, the Note was amended to postpone the commencement of the amortization amount from October 11, 2022 to November 11, 2022. On November 10, 2022, the Note was amended to postpone the commencement of the amortization from November 11, 2022 to February 11, 2023 and payable in three monthly installments. As consideration for the amendment, an additional 11,431 shares of common stock were issued to the accredited investor on October 10, 2022 and 34,293 shares issued to the accredited investor on November 10, 2022. On January 13, 2023, the Note was amended to delay the interest payment due and payable on January 11, 2023 to the earlier of (i) January 31, 2023 and (ii) the closing of a Qualified Offering.

Upon an Event of Default and after a Qualified Offering, the principal and interest are convertible at any time at the option of the holder into shares of the Company’s common stock at a conversion price equal to 30% discount to the lowest closing price of the common stock for the 20 prior trading days; provided, however, the holder will not have the right to convert any portion of the Note, to the extent that after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion. The holder may increase or decrease its ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to the Company.

The Company will have the right at any time to redeem in cash all or a portion of the Note at 120% (or 125% on or after the first six months from the closing; provided, however, if interest due and payable on January 31, 2023 is not paid in full, 130% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment.

The Company will be required to offer to prepay in cash the aggregate principal amount of the Note at 120% (or 125% on or after the first six months from the closing; provided, however, if interest due and payable on January 31, 2023 is not paid in full, 130% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment, on the sale of all or substantially all of the assets of the Company and its subsidiaries, upon a Change of Control (as defined in the Note), or on a Qualified Offering.

Upon an Event of Default (as defined therein) interest shall accrue at 1 1/2% per month and the 125% (or 130% if interest due and payable on January 31, 2023 is not paid in full) of principal and interest through maturity shall be due and payable. At the holder’s option the holder shall be entitled to be paid in cash or after the Qualified Offering (as defined in the Purchase Agreement) common stock with the conversion price of the common stock equal to a 30% discount to the lowest closing price of the common stock for the 20 prior trading days.

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On February 6, 2023, the Note was amended to postpone the commencement of the principle to February 28, 2023. On March 6, 2023, the Note was amended to postpone the commencement of the principal from February 11, 2023 to May 31, 2023. The Company and the note holder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note of 120% (or 137.5% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of the Note the Company agrees to pay 137.5% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $670,419.

On September 22, 2023, the Note was amended to postpone the commencement of the principle to December 31, 2023. The Company and the note holder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note of 120% (or 150% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of the Note the Company agrees to pay 150% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. In addition, upon closing the Note holder will receive 175% stock coverage. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $217,527.

The Shares. In connection with the issuance of the Note, the Company issued 514,403 shares of common stock to the holder with a fair market value of $2.16 per share (aggregate value of $1,111,111) as additional consideration for the holder lending $1,000,000 to the Company. The 514,403 shares have a relatively fair value of $310,000.

The Purchase Agreement related to the Note was amended to provide that upon closing, the purchaser will receive 133.33% coverage (i.e. the face amount of the Note, i.e., $1,111,111.11 divided by the lesser of (i) the price/share of the last issuance of solely common stock (including options) of the Company, i.e., $5.00/share or (ii) the price per share of common stock (or if units are issued in the Qualified Offering, the price of units sold in the Qualified Offering), in shares of common stock of the Company (or if units are issued in the Qualified Offering, units). The number of shares to be received at closing shall be determined by using clause (i) above.

In light of the foregoing, the holder shall receive an additional number of shares of common stock, such that it shall have received the number of shares of common stock of the aggregate value of $1,111,111 divided by the lesser of (i) the price/share of the last issuance of solely common stock (including options) of the Company, i.e., $5.00/share or (ii) the price per share of common stock (or if units are issued in the Qualified Offering, the price of units sold in the Qualified Offering), in shares of common stock of the Company (or if units are issued in the Qualified Offering, units) (“Share True Up”). The Share True Up was forfeited as a result of the April 29, 2024 agreement.

Ancillary Agreements. In connection with the Company’s obligations under the Note, the Company entered into a security agreement and intellectual property security agreement with the holder, pursuant to which the Company granted a security interest on all assets of the Company, including all intellectual property of the Company, for the benefit of the holders, to secure the Company’s obligations under the Note and the other transaction documents. In addition, the holder was granted piggyback registration rights for the shares of common stock issued under the Purchase Agreement and shares of common stock issuable upon conversion of the Note (collectively, “Registrable Securities”). At any time while there are any Registrable Securities of holder outstanding, if the Company proposes to register any of its securities either for its own account or for the account of other security holders (other than a registration statement relating solely to employee benefit plans on Form S-8 or a Commission Rule 145 transaction on Form S-4), the holder is entitled to include its Registrable Securities in the registration. Notwithstanding, the Company and underwriters in an underwritten registration may exclude some or all of the Registrable Securities from the underwritten registration if the underwriters believe that including the Registrable Securities would adversely affect the underwritten offering.

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At any time within the 12 months closing, upon any issuance by the Company or any of its subsidiaries of debt or common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof, other than in an underwritten public offering (a “Subsequent Financing”), the investor will have the right to participate up to its investment amount in the Note, but not more than 25% of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

Until the Company has consummated a Qualified Offering which results in a listing of the common stock onto a national securities exchange, if the Company engages in any future financing transactions with a third-party investor, if the holder determines that the terms of the subsequent investment are preferable in any respect to the terms of the securities of the Company issued to the Holder pursuant to the terms of the Purchase Agreement, the holder will have the right to amend and restate such securities to include the preferable term or terms.

The descriptions of the Securities Purchase Agreement, the Note, the Security Agreement, and the Intellectual Property Security Agreement as set forth above is qualified in their entirety to the full Securities Purchase Agreement, the Note, the Security Agreement, and the Intellectual Property Security Agreement as attached as Exhibits 10.25, 10.26, 10.27, and 10.28 to the registration statement of which this prospectus forms a part.

Notes Payable, related party

Note payable, related party, to the CEO totaled $200,812 and $358,479 as of June 30, 2024 and December 31, 2023, respectively. The note bears interest at 3% per year and is payable upon demand. Accrued interest was $15,913 and $11,308 as of June 30, 2024 and December 31, 2023, respectively.

Note payable, related party, to an employee totaled $25,000 as of June 30, 2024 and December 31, 2023. The note bears interest at 3% per year and is payable upon demand. Accrued interest was $1,099 and $723 as of June 30, 2024 and December 31, 2023, respectively.

During 2020, $100,000 of principal plus accrued interest of $1,001, owed to the CEO, was converted to 84,168 shares of common at $3.00 per share which was the estimated fair value of the common stock based on recent sales.

April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 685,869 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering and the conversion feature of the note. In addition, the Holder agreed to extend the note maturity date to August 11, 2024. The note shall be designated as a 10% original issued discount secured note (“Senior Secured Note”) moving forward. The note and interest will become due and payable upon the earliest of the maturity date or upon the occurrence of a qualified event.

Other Related Party Transactions

During 2020, the CEO forgave $536,314 of accrued compensation which has been reflected as additional paid in capital on the statement of stockholders’ deficit due to the related party nature of the transaction.

Accrued compensation includes partially accrued salaries to executives since inception. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. During 2020, the Company began paying salaries at 50% of the respective employment agreements. As of September 2021, the Company began paying full salaries. During the first quarter of 2022, the Company returned to paying partial salaries in an effort to conserve cash outflows in an effort to conserve cash outflows.

On July 21, 2022, the Board of Directors executed a Unanimous Written Consent relating to the forgiveness of $1,556,010 of accrued salaries for executives and two consultants. Subsequently, each executive and consultant executed a Debt Forgiveness and Release Agreement with the Company. In consideration for the salary forgiveness, the Company awarded restricted stock awards with a fair market value of $1.33 per share, totaling 1,167,011 restricted shares. The restricted stock awards vest 100% on the first business day following the expiration of a lock-up period after the Company’s common stock is listed for trading on NASDAQ, NYSE, or NYSE American.

On September 29, 2023, the Board of Directors executed a Unanimous Written Consent relating to the forgiveness of accrued compensation for executives, consultants, and board members in the amount of $4,189,626. In exchange for the forgiveness of the accrued compensation the Company agreed to a cash bonus of $583,214 to be paid upon the occurrence of a successful IPO. In addition, the Company agreed to issue an aggregate of 2,353,665 stock options with an exercise price of $1.33 and an aggregate of 1,399,833 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $4,189,626.

On December 18, 2023, the Board of Directors executed a Unanimous Written Consent relating to the forgiveness of the $583,214 cash bonus granted in the September 29, 2023 forgiveness in exchange for 338,899 stock options with an exercise price of $1.33 and an aggregate of 226,203 restricted stock units with a grant date value of $1.33.

As of June 30, 2024 and December 31, 2023, $119,550 and $67,750 were due to a Company wholly owned by the Company’s Chief Financial Officer, who also is an option holder. The amount is included in accrued compensation.

Included in accounts payable and accrued expenses as of June 30, 2024 and December 31, 2023 are the following related party balances, respectively: expense reports due to employees $102,218 and $49,214 and annual license fee due to Aquanova AG totaling $187,500 and $150,000.

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Share Issuances

On June 3, 2024, the Company issued 1,162,500 shares of common stock to each of Optimize Wellness Limited, Regis Healthcare Group Limited, and Longevity Technology Group Limited (collectively, “Selling Stockholders”) with a fair market value of $1.33 per share (3,487,500 shares in aggregate, with an aggregate fair market value of $4,638,375), as pre-payment for 3 years of services.

On June 3, 2024, the Company sold 112,500 shares of common stock to the Selling Stockholders for $1.33 per share, with each Selling Stockholder purchasing 37,500 shares of common stock.

Recent Developments

Subsequent to June 30, 2024, the Company’s CEO loaned the Company an additional $18,000. The loans are due on demand and accrues interest at 3% per year.

On August 8, 2024, the Company, and the Holder of the Senior Secured Note entered into an amendment to extend the maturity date of the Senior Secured Note to October 11, 2024.

Subsequent to June 30, 2024, the Company received $25,000 related to the shares sold per the service agreements.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates.

Federal Contract Revenue

The Company recognizes federal contract revenue from the NIH Award in the period in which the allowable research and development expenses are incurred, and receivables associated with this revenue are included within federal contract revenue receivable on our balance sheets. This revenue is not within the scope of Accounting Standards Codification (ASC) 606 – Revenue from contracts with customers.

Research and Development

Research and development costs are expensed as incurred. Costs for certain development activities, such as clinical trials, are recognized based on an evaluation of the progress to completion of specific tasks using data such as subject enrollment, monitoring visits, clinical site activations, or information provided to us by our vendors with respect to their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the financial statements as prepaid or accrued research and development expense, as the case may be. Total research and development costs for the fiscal years ended December 31, 2023 and 2022 were $954,793 and $942,806, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation, or ASC 718, which requires the recognition of expense related to the fair value of stock-based awards in the statements of operations. For stock options issued to employees, non-employees and members of our board of directors for their services on our board of directors, the Company estimates the grant-date fair value of options using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates, and, for grants prior to our initial public offering, the value of the common stock. For awards subject to time-based vesting, the Company recognized stock-based compensation expense, on a straight-line basis over the requisite service period, which is generally the vesting term of the award. As of December 31, 2022 and 2021, stock-based compensation expense totaled $2,310,761 and $1,302,495 respectively.

Clinical Trial Expenses

As part of the process of preparing our financial statements, the Company is required to estimate expenses resulting from obligations under contracts with vendors, clinical research organizations and consultants and under clinical site agreements in connection with conducting clinical trials. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. The Company’s objective is to reflect the appropriate trial expenses in the financial statements by matching those expenses with the period in which services are performed and efforts are expended. The Company accounts for these expenses according to the progress of the trial as measured by patient progression and the timing of various aspects of the trial. The Company determines accrual estimates based on estimates of services received and efforts expended that take into account discussion with applicable personnel and outside service providers as to the progress or state of consummation of trials. During the course of a clinical trial, the Company adjusts the clinical expense recognition if actual results differ from its estimates. The Company makes estimates of the accrued expenses as of each balance sheet date based on the facts and circumstances known at that time. The clinical trial accruals are dependent upon the timely and accurate reporting of contract research organizations and other third-party vendors. Although the Company does not expect the estimates to be materially different from amounts actually incurred, understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low for any particular period.

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Convertible Notes with Embedded Derivative Liabilities

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into shares of common stock at a fixed discount to the price of the common stock at or around the time of conversion upon certain trigger events. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10 – Derivative and Hedging – Contract in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

MANAGEMENT

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each. Our Board of Directors elects our executive officers annually by majority vote. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting, unless such director earlier resigns or is removed. In addition, the following table sets forth the names and ages of the members of our Science Advisory Board.

Name	Age	Positions Held	Initial Term of Office
Executive Officers and Directors

Christer Rosén	72	Chairman of Board, Chief Executive Officer and Director	January 1, 2016

Saleem Elmasri, CPA	38	Chief Financial Officer and Secretary	January 1, 2023

Marshall Hayward, Ph.D.	67	Chief Scientific Officer and Director	January 1, 2016

Alexander Rosén	33	Chief Administrative Officer	January 1, 2016

Alison D. Silva	45	President, Chief Business Officer, and Director	November 30, 2018

Nicholas H. Hemmerly	40	Independent Director	September 8, 2021

Julie Kampf	61	Independent Director	September 8, 2021

Allison W. Brady	51	Independent Director	September 8, 2021

Holger Weis	60	Independent Director	September 8, 2021

Scientific Advisory Board

Dr. Claes Wahlestedt, MD, Ph.D.	64	Member of Science Advisory Board	January 1, 2016

Shaun P. Brothers, Ph.D.	44	Member of Science Advisory Board	January 1, 2016

Rudolph Tanzi Ph.D.	64	Member of Science Advisory Board	November 1, 2019

Li-Huei Tsai, Ph.D.	62	Member of Science Advisory Board	June 1, 2016

Raymond Scott Turner, MD, Ph.D.	63	Member of Science Advisory Board	August 1, 2016

Charbel Moussa, MBBS, Ph.D.	50	Member of Science Advisory Board	April 21, 2020

Peter Elliott, Ph.D.	64	Member of Science Advisory Board	October 17, 2016

Dalton Dietrich, Ph.D	70	Member of Science Advisory Board	June 22, 2021

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Biographical information concerning our directors and executive officers listed above is set forth below.

Executive Officers

Christer Rosén. Mr. Rosén is our Co-Founder and has served as our Chief Executive Officer and Chairman of our Board of Directors since January 1, 2016. From 1997 through May 2015, Mr. Rosén founded and served as the Chief Executive Officer and Chairman of EffRx Pharmaceuticals. Mr. Rosén together with Marshall Hayward, our Chief Scientific Officer, held the same position at EffRx, invented, developed and received FDA and EU approvals of a drug treating osteoporosis, Binosto®. Binosto® is distributed in several parts of the world and gave Mr. Rosén a full insight in all the aspects of pharmaceutical development, regulatory paths and distribution. Mr. Rosén is a graduate of Malmo Trade Schools/Lund University, Sweden, with a degree in Computer Sciences in 1971.

Saleem Elmasri, CPA. Mr. Elmasri has served as our Chief Financial Officer and Secretary since January 1, 2023. From September 2020 to December 2022, he served as a Principal at Titan Advisory Services LLC, a boutique advisory firm focused on providing collaborative and customized financial operations and CFO services to early-stage companies. From September 2020 to April 2021, Mr. Elmasri was a consultant to DLA LLC, a professional services firm providing clients internal audit, accounting advisory, and corporate finance services. From June 2019 to August 2020, he was Managing Director at DLA LLC. From September 2007 to March 2018, Mr. Elmasri worked as Senior Director for Pine Hill Group LLC, a boutique accounting and transaction advisory firm, From March 2018 to June 2019, he worked as Senior Director for Pine Hill Group LLC, a boutique accounting and transaction advisory firm. From September 2007 to March 2018, Mr. Elmasri worked as Senior Manager for PricewaterhouseCoopers LLP, a Big-4 Accounting and Global Professional Services firm. Mr. Elmasri is a CPA and seasoned business professional who has a passion for delivering meaningful and measurable value to clients through practical solutions. He has over 15 years of experience in financial and management consulting. Mr. Elmasri began his career at PricewaterhouseCoopers and worked on several of the firm’s Fortune 500 clients, primarily focused on the Life Sciences and Pharmaceutical industry. From PwC, he transitioned to lead advisory practices at boutique consulting firms, specializing in transaction and complex accounting advisory. Mr. Elmasri received B.S. degrees in Accounting and Finance from Rutgers University in 2007.

Marshall Hayward, Ph.D. Dr. Hayward is one of our Co-Founders, serves as our Chief Scientific Officer, and is a member of our Board of Directors since January 1, 2016. Since May 2013, Dr. Hayward has served as the managing member of Marshall Hayward Associates LLC. From September 2003 to May 2013, Dr. Hayward served as the Chief Scientific Officer of EffRx Pharmaceuticals where he was instrumental in all aspects of the development and approvals of the Binosto® product. Dr. Hayward received a Ph.D. in Biochemistry from the University of Illinois at Urbana-Champaign in 1982 and did postdoctoral work there in molecular biology. Dr. Hayward received a B.S. degree (in Biochemistry with High Honor) from the Honors College of Michigan State University in 1977. Dr. Hayward does not hold, and has not previously held, any directorships in any reporting companies.

Alexander Rosén. Mr. Rosén is a Co-Founder and our Chief Administrative Officer and has been with Jupiter Neurosciences, Inc. since its inception. Previously, Mr. Rosén held the position of Head of Administration at X-Vax Technology, Inc. from November 2020 to June 2021. From February 2019 to November 2020, Mr. Rosén served as the Controller at X-Vax Technology, Inc. Mr. Rosén attended Halmstad University, Sweden from 2009 - 2012. Mr. Rosén does not hold, and has not previously held, any directorships in any reporting companies.

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Alison D. Silva. Alison Silva, who has been a member of our Board of Directors since 2018, has now expanding her role to include President and Chief Business Officer since September 1, 2021. Previously, Ms. Silva was the Chief Executive Officer of Cotinga Pharmaceuticals, formerly Critical Outcome Technologies, from July 2016 through August 2021. She continues to serve on the Board of Directors of Cotinga Pharmaceuticals since 2015, and management consultant to several organizations, including EMA Wellness and The Orphan Group. Before joining Cotinga, Alison co-founded The Microbiome Company in 2013, later rebranded to Synlogic Therapeutics, where she served as Executive Vice President and Chief Operating Officer until June 2016. Other relevant positions include co-founder and Vice President, Development at Marina Biotech; co-founder and Director at The Orphan Group; Director, Drug Development at Cequent Pharmaceuticals; COO at SLA Pharma; and various other positions in biotech and pharma. Ms. Silva obtained her undergraduate degree in Biologyfrom Clark University in 2001 and her graduate degree from the University of Massachusetts Medical Center in 2002.

Independent Directors

Allison W. Brady. Ms. Brady has served as an independent director at Jupiter Neurosciences, Inc. since September 8, 2021. She serves on the board of Gene Spotlight, Inc., where she is co-founder, a non-profit dedicated to raising money to sponsor medical research for rare diseases, since April 2011. Since 2016, Ms. Brady has served on the Board of Advisors at University of Pennsylvania’s school of Social Policy & Practice and is currently the Fundraising Chair of its Power of Penn campaign. Ms. Brady received a BAS from University of Pennsylvania in 1993. She also received a PR Strategy Certificate in 2021 from Cornell University. Ms. Brady does not hold, and has not previously held, any directorships in any reporting companies. Gene Spotlight is presently the largest outside investor in the Company. Ms. Brady does not hold, and has not previously held, any directorships in any reporting companies.

Nicholas H. Hemmerly. Mr. Hemmerly has served as an independent director at Jupiter Neurosciences, Inc. since September 8, 2021. Mr. Hemmerly has been Managing Director and Co- Head of Investment Banking for Clear Street LLC since June 2023. Mr. Hemmerly has over 18 years of investment banking experience with broad transactional experience having completed approximately $25 billion of debt and equity transactions. Prior to joining Clear Street Mr. Hemmerly was Head of Investment Banking at Bridgeway Capital Partners, a merchant banking firm, From March 2016 to February 2020 Mr. Hemmerly was the Director, Head of Life Sciences at PricewaterhouseCoopers LLC where he led U.S. M&A and capital raising in the life sciences space with a focus on specialty and generic pharmaceuticals as well as healthcare consumer products and contract manufacturing. Prior to PwC from June 2014 to March 2016, Mr. Hemmerly was a Vice President at Jefferies LLC with a focus on executing M&A and financing transactions within the pharmaceutical and life sciences sectors. Prior experience includes investment banking roles in JPMorgan Chase & Co.’s Healthcare Group as well as JMP Securities LLC’s Healthcare Group. Mr. Hemmerly began his investment banking career as an analyst with Wachovia Securities. Mr. Hemmerly also serves as an independent director for Liberty Star Uranium & Metals Corp.

Julie Kampf. Ms. Kampf has served as an independent director at Jupiter Neurosciences, Inc. since September 8, 2021. Ms. Kampf is currently a Director and CEO of JBK Associates International an Executive Search firm focused on the Life Science Industry, which she founded in 2003. Ms. Kampf is also currently a Director at Marizyme, Inc. a Florida-based Biotech Company. Ms. Kampf has significant not-for-profit board and advisory committee experience having served on Howard University’s School of Communications Board of Visitors, where she helped launch an entrepreneurial incubator and established an award for student entrepreneurs. Deeply committed to enhancing the careers and well-being of other women, Ms. Kampf was president of the 1,750-member HBA (Healthcare Businesswomen’s Association) Metro Chapter, where she co-founded a successful mentoring program. Ms. Kampf has received numerous awards, including having been recognized as one of New Jersey’s Best 50 Women in Business, an Enterprising Woman of The Year, an Ernst & Young Entrepreneurial Winning Woman and a Brava Smart CEO Winner. In 2013 and 2009, Julie was recognized as one of the PharmaVoice 100 ‘most inspiring people in the Life Science Industry’. Ms. Kampf received a B.A. in Political Science from the University of Rhode Island in 1983. Ms. Kampf does not hold, and has not previously held, any directorships in any reporting companies.

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Holger Weis. Mr. Weis has served as an independent director at Jupiter Neurosciences, Inc. since September 8, 2021. Since December 2020, he has served as a Director, member of Audit and Compensation Committees as Alaunos Therapeutics, Inc. He is the principal of Weis Advisors, Inc., a company that provides consulting services to life science companies, since founding the company in April 2018. Between December 2011 and April 2018, Mr. Weis served many roles at DemeRx, Inc. including COO, CFO, President as well as a Consultant. From August 2010 to November 2011 Mr. Weis served as CFO for EnSA Holdings, LLC. Prior to his time at EnSA Holdings, LLC. Mr. Weis served as Vice President & CFO, Secretary and Treasurer at NovaVision, Inc. from January 2006 to August 2010. Prior to that, he served as the Chief Financial Officer & Treasurer of GMP Companies, Inc., a company that develops and commercializes pharmaceutical, medical device and diagnostic technologies, from 2000 to 2005. Earlier in his career, Mr. Weis served as a Senior Manager at Ernst & Young, a multinational professional services company, from 1986 to 2000. Mr. Weis received a Bachelor of Business Administration in Accounting from the University of Georgia in 1985 and is a Certified Public Accountant.

Scientific Advisory Board

We want to emphasize that our SAB members and Business Advisors take a very active role in our company and specific projects. This is one important reason how a company with our small staff can execute so many different pipeline projects effectively.

Shaun P. Brothers, Ph.D. Dr. Brothers has served as a member of our Scientific Advisory Board and our Consulting VP of Scientific Research since January 1, 2016. Dr. Brothers is an expert reviewer for molecular probes and drug discovery in neuroscience NIH study sections. Since June 2017, Dr. Brothers has served as an Associate Professor at the University of Miami, Miller School of Medicine. Since June 2016, Dr. Brothers has served as Director at Sylvester Cancer Center Molecular Therapeutics Shares Resource at University of Miami, Miller School of Medicine. From March 2011 through May 2017, Dr. Brothers served as an Assistant Professor at the University of Miami, Miller School of Medicine. Since September 2012, Dr. Brothers has served as Director of Pharmacology at Epigenetix Inc. From 2016 through 2018, Dr. Brothers served as Director Preclinical Research at DemeRx, Inc. From October 2006 to March 2011, Dr. Brothers served as a researcher at Scripps Research Institute in Jupiter, Florida. Dr. Brothers has also co-founded 2 biotech companies. Dr. Brothers received an MBA from West Texas A&M University in 2019, Ph.D. in physiology and pharmacology from Oregon Health and Science University in 2006, and Bachelor of Science degree in Microbiology from Oregon State University in 2000.

Dalton Dietrich, Ph.D. Dr. Dietrich has served as a member of our Scientific Advisory Board since June 22, 2021. Dr. Dietrich currently is the Scientific Director at The Miami Project to Cure Paralysis and the Kinetic Concepts Distinguished Chair in Neurosurgery at the University of Miami Miller School of Medicine which is where he has been since 1997. Dr. Dietrich also currently serves as the Senior Associate Dean for Discovery Science at the University of Miami Miller School of Medicine and Co-Director of the Institute for Neural Engineering at the University of Miami. Between 1995 to 1997 Dr. Dietrich served as Vice-Chairman for Basic Science in the Department of Neurology at the University of Miami. He attained the rank of Professor in 1993. In 1981, Dr. Dietrich joined the Department of Neurology at the University of Miami with a joint appointment in Cell Biology and Anatomy. Dr Dietrich has published over 375 refereed journal articles, 75 book chapters and 4 books. His published work has been cited over 38,000 times. He has been listed by the Institute of Scientific Information as a “Highly Cited Researcher”, placing him in the top 0.5% of all scientists based on the impact his research has made on other scientists. Dr. Dietrich received his Ph.D. in Anatomy from the Medical College of Virginia in 1979 and completed a postdoctoral fellowship in the Department of Pharmacology at Washington University, St. Louis, MO in 1981.

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Peter Elliott, Ph.D. Dr. Elliott has served as a member of our Scientific Advisory Board since October, 2016. Since 2009, Dr. Elliott has served as a consultant to the pharmaceuticals industry. From 2005 to 2009, Dr. Elliott served as Senior Vice President of R&D at Sirtris Pharmaceuticals. As part of work from his teams at Sirtris, three SIRT1 activators entered clinical development, SRT501, SRT2104 and SRT2379. He was also an integral part of the road-show to take Sirtris public with a successful IPO in 2007, leading to it being purchased by GSK in 2008 for $720 million. From 2001 to 2005, Dr. Elliott served as Executive Vice President of Product Development at CominatoRx leading efforts in 8 Phase II programs in inflammation and oncology. From 1996 to 2001, Dr. Elliott served as Vice President of Pharmacology and Development at ProScript which was acquired by LeukoSite, and ultimately Millennium where he co-developed the multiple myeloma drug, Velcade© and PS-519 for stroke. From 1993 to 1996, Dr. Elliott served as Associate Director of Pharmacology at Alkermes. From 1988 to 1993, Dr. Elliott served as Group & Research Leader at Glaxo Group Research where he led a number of CNS programs focusing on movement disorders, neurodegeneration as well as pain. Dr. Elliott received a B.Sc. in Pharmacology from London University and a Ph.D. in Psychopharmacology from Cambridge University.

Charbel Moussa, MBBS, Ph.D. Dr. Moussa has served as a member of our Scientific Advisory Board since April, 2020. Since July 2017, Dr. Moussa has served as an Associate Professor of Neurology at Georgetown University Medical Center. Since March 2015, Dr. Moussa has served as the director of Translational Neurotherapeutics Program at Georgetown University Medical Center. Since January 2018, Dr. Moussa has served as the Principal Investigator of the Lewy Body Disease Association (LBDA) Research Center of Excellence at Georgetown University Medical Center. Since March 2015, Dr. Moussa has served as Clinical Research Director at the Parkinson’s Foundation Center of Excellence. Since August 2016, Dr. Moussa has served as Director of Neurosciences Grand Rounds at Georgetown University Medical Center. Dr. Moussa received a Bachelor of Medicine, Bachelor of Surgery (MBBS), and Doctor of Philosophy (Ph.D) in Biomedical Sciences from the University of Sydney Australia in 1996 and 2002, respectively. Dr. Moussa has expertise in geriatric neurology with a special focus on movement and memory disorders.

Rudolph Tanzi Ph.D. Dr. Tanzi has served as the Co-Chairman of our Scientific Advisory Board since November, 2019. Since 2013, Dr. Tanzi has served as the Vice-Chair of Neurology and Director of the Genetics and Aging Research Unit at Massachusetts General Hospital. Since 2008, Dr. Tanzi has also served as the Joseph P. and Rose F. Kennedy Professor of Neurology at Harvard Medical School. Dr. Tanzi received his B.S. (microbiology) and B.A. (history) at the University of Rochester in 1980 and his Ph.D. (neurobiology) at Harvard Medical School in 1990. In his research achievements, Dr. Tanzi served on the team that was the first to find a disease gene ((Huntington’s disease) using human genetic markers, helping to launch the field of neurogenetics. He later co-discovered all three early-onset familial Alzheimer’s disease genes and identified several others as leader of the Cure Alzheimer’s Fund Alzheimer’s Genome Project. He also co-discovered the Wilson’s disease gene and several other neurological disease genes. Most recently, he and his team used Alzheimer’s genes and human stem cells to create what the New York Times coined, “Alzheimer’s-in-a-Dish”. This is a three-dimensional human stem cell-derived neural culture system that is considered to be the first true model of Alzheimer’s disease, recapitulating both pathological hallmarks of Alzheimer’s disease: plaques and tangles. The model has made drug screening for Alzheimer’s disease 10 times cheaper and 10 times faster. Dr. Tanzi has developed novel therapeutics for Alzheimer’s disease including gamma secretase modulators and metal chaperones (PBT; Prana) aimed at lowering plaque and tangle pathology. Both have been entered into clinical trials for Alzheimer’s patients. Dr. Tanzi is also very active in the areas of integrative medicine and applications to brain health. In this regard, along with Dr. Deepak Chopra, Dr. Tanzi co-directs the Self-Directed Biological Transformation Initiative (SBTI) aimed at exploring and quantifying the effects of lifestyle interventions on neuroplasticity and epigenetics.

Dr. Tanzi has published over 500 research papers and has received the highest awards in his field, including the Metropolitan Life Foundation Award, Potamkin Prize, Ronald Reagan Award, Silver Innovator Award, and many others. He was named to TIME magazine’s 2015 list of TIME100 Most Influential People in the World, and received the Smithsonian American Ingenuity Award, the top national award for invention and innovation. He co-authored the popular trade books “Decoding Darkness”, New York Times best seller, “Super Brain”, and international best seller “Super Genes” with Dr. Deepak Chopra. He was named by GQ magazine as a Rock Star of Science, and in his spare time, has played keyboards with the band Aerosmith. With singer, Chris Mann, he also composed the beautiful ballad, “Remember Me”, which honors Alzheimer’s patients, and is being used to raise funds for Alzheimer’s research at the Cure Alzheimer’s Fund, for which, Dr. Tanzi serves as Chair of the Cure Alzheimer’s Fund Research Consortium.

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Li-Huei Tsai, Ph.D. Dr. Tsai has served as a member of our Scientific Advisory Board since June, 2016. Since May 2006, Dr. Tsai has served as the Director of the Picower Institute for Learning and Memory at the Massachusetts Institute of Technology, a Picower Professor of Neuroscience, and an Associate Member of the Broad Institute. From 1994 to May 2006, Dr. Tsai served as an Assistant Professor of Pathology at Harvard Medical School and was promoted to tenure Professor at Harvard in 2002. From 1997 to 2013, Dr. Tsai served as an Investigator of the Howard Hughes Medical Institute from 1997 to 2013. Dr. Tsai is also a Fellow of the American Association for the Advancement of Science, a member of the National Academy of Medicine, and an Academician of the Academia Sinica in Taiwan. Dr. Tsai obtained a Ph.D. from University of Texas Southwestern Medical Centre in Dallas, Texas in 1990 and postdoctoral training at Cold Spring Harbor Laboratories and Massachusetts General Hospital from 1990 to 1994.

Raymond Scott Turner, MD, Ph.D. Dr. Turner has served as a member of our Scientific Advisory Board since August, 2016. Since April 2020, Dr. Turner has served as the Vice Chair for Clinical Research, Department of Neurology at Georgetown University Medical Center. Since July 2008, Dr. Turner has served as a Professor at the Department of Neurology and the Director of the Memory Disorders Program, Department of Neurology at Georgetown University Medical Center. From March 2007 to July 2008, Dr. Turner served as the Associate Chair in the Department of Neurology, University of Michigan at Ann Arbor, Michigan. From October 2003 to July 2008, Dr. Turner served as Associate Professor in the Department of Neurology, University of Michigan. From July 1995 to October 2003, Dr. Turner served as Assistant Professor in the Department of Neurology, University of Michigan. From September 2002 to July 2008, Dr. Turner served as Chief of Neurology Service at VA Ann Arbor Healthcare System in Ann Arbor, Michigan. From July 1995 to July 2008, Dr. Turner served as Attending Neurologist and Research Scientist, Geriatric Research Education and Clinical Center at VA Ann Arbor Healthcare System in Ann Arbor, Michigan. Dr. Turner received a Bachelor of Science degree in microbiology/molecular biology from Clemson University in 1979. Dr. Turner obtained a Ph.D. in pharmacology and an MD from Emory University in 1984 and 1988, respectively, and completed his internship, residency, and fellowship at the University of Pennsylvania, Philadelphia in 1992. Dr. Turner has received numerous prestigious awards, including a fellowship from the Howard Hughes Medical Institute and a Paul Beeson Scholarship. Dr. Turner serves as a reviewer for granting agencies and biomedical journals, has published more than seventy peer-reviewed paper, editorials, and book chapters, as well as lectures widely. He became board-certified in Psychiatry and Neurology in 1993.

Dr. Claes Wahlestedt, MD, Ph.D. Dr. Wahlestedt has served as the Co-Chairman of our Scientific Advisory Board and our Consulting Chief Medical Officer since January 1, 2016. From January 1, 2016 through October 1, 2021, he previously served as a member of our Board of Directors. Dr. Wahlestedt is a renowned scientist throughout the pharmaceutical industry. Since March 2011, Dr. Wahlestedt has served as the Leonard M. Miller Professor & Associate Dean for Therapeutic Innovation at the University of Miami Miller School of Medicine. From 2005 to March 2011, Dr. Wahlestedt was the founding Professor and Director of Neuroscience at The Scripps Research Institute in Florida. From 1997 to 2005, Dr. Wahlestedt was the Professor and Department Chair at Karolinska Institute in Stockholm, Sweden. Dr. Wahlestedt was the Director of Worldwide Genomics for Pharmacia between 1997 to 2004. From 1994 to 1997, Dr. Wahlestedt was a faculty member at McGill University. From 1993 to 1997, Dr. Wahlestedt directed the research and development team for Astra-Zeneca Research Centre in Montreal, Canada. From 1989 to 1993, Dr. Wahlestedt was the Assistant Professor of the Department of Neurology and Neurosciences at Cornell University Medical College in New York, NY. Dr. Wahlestedt has also co-founded 2 other biotech companies, including CuRNA, Inc. and Epigenetix, Inc. Dr. Wahlestedt is a graduate of Lund University, Sweden with a M.D. in Medicine and Ph.D. in Pharmacology in 1986 and 1987, respectively.

Business Advisors

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Ulf Wiinberg. Mr. Wiinberg is an experienced healthcare industry professional who has served on the boards of several healthcare industry associations. Since April 2017, Mr. Wiinberg has had the position of Chief Executive Officer at X-VAX Technology, Inc. From June 2008 to December 2014, Mr. Wiinberg served as the Chief Executive Officer at Lundbeck, a pharmaceutical company specialized in psychiatric and neurological disorders. Mr. Wiinberg served as President of the European pharma business at Wyeth from June 2005 to May 2008. At Wyeth, Mr. Wiinberg also served as President of the global consumer health care business from 2002 to 2005. From 1997 to 2002, Mr. Wiinberg served as Managing Director at Wyeth UK and Ireland. Ulf is presently a non-executive member of the board of Alfa Laval AB, Agenus Inc and at the Belgian pharmaceutical company UCB. He is also chairman of the board of Sigrid Therapeutics AB, Chairman of the Board at Hansa Biopharma as well as CEO and chairman of the board of Ulf Wiinberg Consulting & Invest AB.

Arthur Kirsch. Mr. Kirsch has advised the Company since June 2020 on a variety of financial and strategic initiatives. Previously he was a Senior Advisor and Head of Global Healthcare at GCA Global from 2005 to 2019, an investment bank providing strategic M&A and capital markets advice for growth companies. From 1994 to 2004 he was Head of Research for Vector Securities with over 200 companies under coverage and later became Head of Capital Markets that acquired by Prudential Securities. From 1990 to 1993 Mr. Kirsch was CEO OF Natwest Markets the investment banking division of Natwest Bank in the U.K. He began his career at Drexel Burnham where he was an Executive Vice President running the global equity division as well as being on the Executive Committee. Mr. Kirsch has served on the Board of Kadmon since 2019, a publicly traded bio pharmaceutical company where he serves on the Audit Committee. He also serves on the board of Liquidia Technologies a public nano technology healthcare company as well as being the Chairman of the Audit Committee. Mr. Kirsch received his B.A. in Finance from the University of Rhode Island and an M.B.A. from Bernard M. Baruch College.

Mark Dant. Mr. Dant, EveryLife Foundation for Rare Diseases Board Chair, is a parent advocate and retired Carrolton, Texas Police Department Chief of Police. Mark and his wife Jeanne are the parents of Ryan, who is 33 years old and the longest treated person in the world with MPS I. Mark and Jeanne spearheaded the funding for the first MPS Enzyme Replacement Therapy, Aldurazyme, through their Foundation, the Ryan Foundation. In partnership with Dr. Emil Kakkis, Mr. Dant and his family were also key advocates speaking to the FDA about the importance and significant impact of ERT for the treatment of mucopolysaccharidoses. In 2009, Mr. Dant and his family successfully championed Congress to pass the Ryan Dant Health Care Opportunity Act, H.R. 1441-111.

Collaborating Partners

Our philosophy and strategy are to utilize strong established outside partners. These strategic partnerships have enabled the Company to operate with a relatively small management team resulting in a low fixed overhead cost. This strategy enables us to utilize resveratrol’s multi-functional effects quickly and effectively by adding new partners for each project we want to pursue. Below are our present key partners as well as supporting organizations.

Catalent is the world’s #1 drug development, delivery and supply partner. Catalent has helped thousands of innovators by optimizing and manufacturing thousands of pharmaceutical, biologic, consumer health and beauty products utilizing their superior innovative drug delivery technologies to improve their value to patients and consumers. Catalent is our JOTROL product manufacturer. The material terms of our agreement with Catalent are as follows:

●	Signing Date

o	September 16, 2020

●	Termination Date

o	Upon completion of project

●	Termination Provisions & Penalties

o	Either party may terminate project or any portion at any time by providing 30 days written notice.
o	Catalent reserves the right to project cancellation fees

●	Fees Payable Under the Agreement

o	Prepayment 1 - $33,000
o	Prepayment 2 - $58,000
o	Prepayment 3 - $64,100
o	Project completed and fully paid by the Company

A copy of this agreement is attached as Exhibit 10.19 to the registration statement of which this prospectus forms a part.

Evolva discovers and provides innovative, high-value, sustainable ingredients, with an emphasis on health, wellness and nutrition. Evolva is our API supplier. We deal with Evolva on a basis of purchase orders for resveratrol needed for JOTROL manufacturing.

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Murdoch Children’s Research Institute (MCRI) is the largest child research institute in Australia. We have a worldwide exclusive license on all its research and know-how in Friedreich’s ataxia. A description of the terms of this agreement is included on page 93 hereof. A copy of this agreement is attached as Exhibit 10.18 to the registration statement of which this prospectus forms a part.

The Friedreich’s Ataxia Research Alliance (FARA) is a national, public, 501(c)(3), non-profit, tax-exempt organization dedicated to the pursuit of scientific research leading to treatments and a cure for Friedreich’s Ataxia. We work closely with FARA in a supporting role in all aspects of upcoming clinical trial for FA. Although we do not have any formal written or verbal agreement with FARA, FARA as the patient organization for Friedreich’s Ataxia, has in the past been willing to provide input to clinical trial protocols, KOL and patient connections.

Syneos Health has helped to develop of commercialize a large amount of all new drugs approved by the FDA and by the EMA over the last five years. Syneos conducted our Phase I PK study at their Miami clinical site. Syneos has completed, signed and issued the final Clinical Study Report. The material terms of our agreement with Syneos are as follows:

●	Signing Date

o	October 15, 2020

●	Termination Date

o	Upon receipt of Phase I final study report

●	Termination provisions & penalties

o	Agreement may be terminated or postponed by either party, without cause upon a 30 day prior termination or postponement notice.
o	Either party may terminate if the authorization and approval to perform the Study is withdrawn by the applicable regulatory agency having jurisdiction over the Study
o	The emergence of any unanticipated significant safety issues with the study design
o	Termination for breach
o	Termination for bankruptcy
o	Effects on termination or postponement
o	Cooperation
o	No rights affected
o	Accounting

●	Fees Payable Under Agreement

o	Total Budget of $815,866
o	Final cost of $858,289 which has been fully paid

A copy of this agreement is attached as Exhibit 10.20 to the registration statement of which this prospectus forms a part.

Our company was started based on resveratrol research at University of Miami. Two of our Co-Founders, Professor Claes Wahlestedt, MD, Ph.D. & Associate Professor Shaun Brothers, Ph.D., MBA, were conducting those studies and are actively involved in all our R&D activities. Several pre-clinical projects with our product have been conducted at UM under a material transfer agreement.

The material terms of our material transfer agreement with the University of Miami are as follows:

●	Type of agreement: Material Transfer Agreement
●	UM is using JOTROL in pre-clinical studies that can be grant financed. UM obtains and keep the grants while the Company has the exclusive rights to all data and results from such studies. No payments are due to any of the parties.
●	Effective Date

o	April 5, 2017

●	Termination Date

o	April 4, 2019

●	Termination provisions & penalties

o	Either party may terminate the agreement upon 30 days written notice. Upon termination, recipient and recipient organization agree to return or destroy the material, at the providing organization’s request.

A copy of this agreement is attached as Exhibit 10.21 to the registration statement of which this prospectus forms a part.

Technical Resources International, Inc. (TRI) is experienced in the successful design and implementation of regulatory strategies to optimize product development pathways. By employing highly qualified staff, some of whom were previously at the FDA, TRI is able to deliver a portfolio of regulatory and medical writing services to address the needs of every clinical research project. The material terms of our agreement with TRI, as amended, are as follows:

●	Signing Date

o	March 24, 2021

●	Termination Date

o	No end term designated

●	Termination provisions & penalties

o	Either party may terminate the agreement without cause at any time during the term of the agreement upon 30 days prior written notice to the other party. Either party may terminate this agreement for material breach upon 10 days written notice specifying the nature of the breach, if such breach has not been substantially cured within the 10 day period. Either party may terminate this agreement immediately upon provision of written notice if the other party becomes insolvent or files for bankruptcy.

●	Fees

o	$216.32/hour which may increase up to 4% per year

o	$250 Publishing fee for each submission

o	$20K retainer

■	Once 75% of retainer is fulfilled, invoice for replenishment of retainer will be due

A copy of this agreement is attached as Exhibit 10.22 to the registration statement of which this prospectus forms a part. Additionally, a copy of the amendment to this agreement is attached as Exhibit 10.23 to the registration statement of which this prospectus forms a part.

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Family Relationships

There are no family relationships among any of our directors or executive officers, except that Christer Rosén, our Chief Executive Officer, is the father of Alexander Rosén, our Chief Administrative Officer.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Board Committees and Director Independence

Prior to this offering, there has been no public market for our common stock. Our common stock is not currently listed on any national securities exchange market or quoted on the OTC Markets. We have applied to list our common stock on the Nasdaq Capital Market. In order to list our common stock on the Nasdaq Capital Market, we are required to comply with the Nasdaq Capital Market standards relating to corporate governance, requiring, among other things, that:

●	A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the Nasdaq Capital Market;

●	The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised of at least two independent directors as well as composed entirely of independent directors;

●	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised of at least two independent directors as well as composed entirely of independent directors; and

●	Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules.

For purposes of the audit committee composition requirements, we must have at least one independent director on our audit committee at the time of listing on the Nasdaq Capital Market, at least two independent directors within 90 days of listing on the Nasdaq Capital Market and at least three independent directors within one year of listing on the Nasdaq Capital Market, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rule. In accordance with Rule 5615(b)(1), since we are listing in connection with our initial public offering, we are permitted to phase in our compliance with the independent committee requirements set forth in Rules 5605(d)(2) (for purposes of the compensation committee) and Rules 5605(e)(1)(B) (for purposes of the nominating committee) on the same schedule as we are permitted to phase in our compliance with the independent audit committee requirement pursuant to Rule 10A-3(b)(1)(iv)(A) under the Act. Accordingly, we are permitted to phase in the compensation committee and nominating committee composition requirements as follows: (1) one member must satisfy the independence requirement at the time of listing; (2) a majority of members must satisfy the independence requirement within 90 days of listing; and (3) all members must satisfy the independence requirement within one year of listing. Furthermore, a Company listing in connection with its initial public offering shall have twelve months from the date of listing to comply with the majority independent board requirement in Rule 5605(b). The foregoing is referred to herein as the “Independence Composition Requirements.”

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The Company’s Board of Directors has affirmatively determined that currently three of its seven directors, including, Christer Rosén, Marshall Hayward, Ph.D., and Alison D. Silva, are non-independent directors of the Company and four of its seven directors, namely Nicholas H. Hemmerly, Julie Kampf, Allison W. Brady, and Holger Weis, are independent directors of the Company. Therefore, a majority of the members of our Board of Directors are independent. Currently, the Company’s audit committee consists of three independent directors, namely Holger Weis, Allison W. Brady and Nicholas Hemmerly. Currently, the Company’s compensation committee consists of three independent directors, namely Nicholas H. Hemmerly, Julie Kampf and Allison W. Brady. Currently, the Company’s nominating committee consists of three independent director, namely Julie Kampf, Holger Weis and Nicholas H. Hemmerly. Mr. Weis qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Christer Rosén has served as our Chairman of the Board of Directors and Chief Executive Officer since January 1, 2016. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Rosén is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the completion of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Committees of the Board of Directors

Audit Committee

We have established an audit committee (“Audit Committee”), which consists of three independent directors, Holger Weis, Allison W. Brady and Nicholas Hemmerly. Mr. Weis is the chair of the Audit Committee. Mr. Weis qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules. Our Audit Committee adopted a written charter, a copy of which is posted on the Corporate Governance section of our website, at www.jupiterneurosciences.com.

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Our Audit Committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;
●	review the proposed scope and results of the audit;
●	review and pre-approve audit and non-audit fees and services;
●	review accounting and financial controls with the independent auditors and our financial and accounting staff;
●	review and approve transactions between us and our directors, officers and affiliates;
●	recognize and prevent prohibited non-audit services;
●	establish procedures for complaints received by us regarding accounting matters; and
●	oversee internal audit functions, if any.

Compensation Committee

We have established a compensation committee (“Compensation Committee”), which consists of three independent directors, Nicholas H. Hemmerly, Julie Kampf and Allison Brady. Mr. Hemmerly is the chair of the Compensation Committee. Our Compensation Committee adopted a written charter, a copy of which is posted on the Corporate Governance section of our website, at www.jupiterneurosciences.com.

This Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;
●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
●	administer our incentive compensation and benefit plans and purchase plans;
●	oversee the evaluation of the Board of Directors and management; and
●	review the independence of any compensation advisers.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”), which consists of three independent directors, Julie Kampf, Holger Weis and Nicholas H. Hemmerly. Ms. Kampf is the chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee adopted a written charter, a copy of which is posted on the Nominating and Corporate Governance Committee section of our website, at www.jupiterneurosciences.com.

The functions of the Nominating and Corporate Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;
●	nominees and board members for committee membership;
●	developing and recommending to our board corporate governance guidelines;
●	review and determine the compensation arrangements for directors; and
●	overseeing the evaluation of our board of directors and its committees and management.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

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Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions) and employees. The Code of Ethics and Business Conduct is available on our website at www.jupiterneurosciences.com.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (“DGCL”).

Our certificate of incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation we paid during fiscal years ended December 31, 2023 and 2022 to our chief executive officer (principal executive officer), chief scientific officer, former chief financial officer, chief administrative officer and chief business officer. We refer to these individuals as our “named executive officers.”

Name and Position	Year	Salary (9) ($)		Bonus (8) ($)		Stock Awards ($)	Option Awards ($) (7)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (8)	Total ($)
Christer Rosén	2023	$0	(1)	$0	(1)	$661,531	$771,550	$-	$-	$9,722	$1,442,803
Chief Executive Officer	2022	$147,000	(1)	$-	(1)	$633,173	$-	$-	$-	$13,035	$793,208

Marshall Hayward	2023	$0	(2)	$-	(2)	$518,426	$604,638	$-	$-	$-	$1,123,064
Chief Scientific Officer	2022	$336,000	(2)	$-	(2)	$531,203	$-	$-	$-	$11,485	$542,688

Dana Eschenburg Perez	2023	$-	(3)	$-	(3)	$-	$-	$-	$-	$-	$-
former Chief Financial Officer	2022	$128,250	(3)	$-	(3)	$13,466	$-	$-	$-	$32,849	$174,565

Alexander Rosén	2023	$0	(4)	$-	(4)	$218,855	$255,248	$-	$-	$9,722	$483,825
Chief Administrative Officer	2022	$114,000	(4)	$-	(4)	$128,489	$-	$-	$-	$36,000	$278,489

Alison Silva	2023	$0	(5)	$-	(5)	$146,602	$363,481	$-	$-	$5,804	$515,887
Chief Business Officer & President	2022	$70,000	(5)	$-	(5)	$-	$-	$-	$-	$36,000	$106,000

Saleem Elmasri	2023	$0	(5)	$-	(5)	$88,168	$690,335	$-	$-	$-	$778,503
Chief Financial Officer	2022	$-	(6)	$-	(6)	$-	$-	$-	$-	$-	$-

(1)

Christer Rosén has served as our Chief Executive Officer since January 1, 2016.

During 2022, Mr. Rosén Mr. Rosén was paid $147,000 in salary since he agreed to defer receipt of $273,000 of his $420,000 annual contracted salary. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

During 2023, Mr. Rosén agreed to defer all salary compensation and to reduce his salary to $84,000 beginning on October 1, 2023. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On July 21, 2022, Mr. Rosén agreed to forgive $634,760 of earned compensation in exchange for 476,070 restricted stock awards. On September 29, 2023, Mr. Rosén agreed to forgive $1,433,938 of earned compensation in exchange for 710,344 options to purchase common stock, 430,181 restricted stock units, and $179,242 to be paid out as a bonus upon an IPO. The options to purchase common stock have a strike price of $1.33. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Mr. Rosén agreed to forgive the $179,242 of accrued bonus in exchange for 88,909 options to purchase common stock and an additional 67,215 restricted stock units (total of 497,392 restricted stock units). The options to purchase common stock have a strike price of $1.33.

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(2)

Marshall Hayward has served as our Chief Scientific Officer since January 1, 2016.

During 2022, Mr. Hayward was paid $117,600 in salary since he agreed to defer receipt of $218,400 of his $336,000 annual contracted salary. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

During 2023, Mr. Hayward agreed to defer all salary compensation and to reduce his salary to $67,200 beginning on October 1, 2023. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On July 21, 2022, Mr. Hayward agreed to forgive $532,529 of earned compensation in exchange for 399,401 restricted stock awards. On September 29, 2023, Mr. Hayward agreed to forgive $1,123,727 of earned compensation in exchange for 556,672 options to purchase common stock, 337,118 restricted stock units, and $140,466 to be paid out as a bonus upon an IPO. The options to purchase common stock have a strike price of $1.33. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Mr. Hayward agreed to forgive the $140,466 of accrued bonus in exchange for 69,675 options to purchase common stock and an additional 52,676 restricted stock units (total of 389,794 restricted stock units). The options to purchase common stock have a strike price of $1.33.

(3)

Dana Eschenburg Perez had served as our Chief Financial Officer from June 1, 2021 until resigning on December 31, 2022.

During 2022, Ms. Perez was paid $128,250 in salary since she agreed to defer receipt of $141,750 of her $270,000 annual contracted salary. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

On July 21, 2022, Ms. Perez agreed to forgive $13,500 of earned compensation in exchange for 10,125 restricted stock awards. On March 15, 2024, Ms. Perez agreed to forgive $100,000 of accrued compensation in exchange for 49,605 options to purchase common stock and 7,500 restricted stock units, The options to purchase common stock have a strike price of $1.33.

(4)

Alexander Rosén has served as our Chief Administrative Officer since January 1, 2016.

During 2022, Mr. Rosén was paid $114,000 in salary since he agreed to defer receipt of $126,00 of his $240,000 annual contracted salary. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

During 2023, Mr. Rosén agreed to defer all salary compensation and to reduce his salary to $48,000 beginning on October 1, 2023. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On July 21, 2022, Mr. Rosén agreed to forgive $128,810 of earned compensation in exchange for 96,608 restricted stock awards. On September 29, 2023, Mr. Rosén agreed to forgive $477,382 of earned compensation in exchange for 234,998 options to purchase common stock, 142,316 restricted stock units, and $59,298 to be paid out as a bonus upon an IPO. The options to purchase common stock have a strike price of $1.33. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Mr. Rosén agreed to forgive the $59,298 of accrued bonus in exchange for 29,415 options to purchase common stock and an additional 29,415 restricted stock units (total of 164,553 restricted stock units). The options to purchase common stock have a strike price of $1.33.

(5)

Alison Silva has served as our Chief Business Officer and President since September 1, 2021.

During 2022, Ms. Silva was paid $70,000 in salary since she agreed to defer receipt of $170,000 of her contracted $240,000 salary. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

During 2023, Ms. Silva agreed to defer all salary compensation of salary and to reduce her salary to $60,000 beginning on October 1, 2023. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Ms. Silva agreed to forgive $317,774 of earned compensation in exchange for 157,418 options to purchase common stock, 95,333 restricted stock units, and $39,722 to be paid out as a bonus upon an IPO. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Ms. Silva agreed to forgive the $39,722 of accrued bonus in exchange for 19,703 options to purchase common stock and an additional 14,895 restricted stock units (total of 110,227 restricted stock units). The options to purchase common stock have a strike price of $1.33.

(6)

Saleem Elmasri has served as our Chief Financial Officer and President since January 1, 2023.

During 2023, Mr. Elmasri agreed to defer all salary compensation and to reduce his salary to $250,000 beginning on February 1, 2023, and further reduced to $60,000 beginning on October 1, 2023. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Mr. Elmasri agreed to forgive $164,720 of earned compensation in exchange for 81,599 options to purchase common stock, 49,417 restricted stock units, and $45,000 to be paid out as a bonus upon an IPO. The options to purchase common stock have a strike price of $1.33. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Mr. Elmasri agreed to forgive the $45,000 of accrued bonus in exchange for 22,320 options to purchase common stock and an additional 16,875 restricted stock units (total of 66,292 restricted stock units). The options to purchase common stock have a strike price of $1.33.

(7)	This amount reflects the aggregate grant-date fair value of stock awards computed in accordance with FASB ASC Topic 718. See Note 9 – Stockholders’ Deficit – Stock Options, of the audited December 31, 2023 financial statements.

(8)	This amount represents health insurance premiums and medical reimbursements paid by the Company.

(9)	There is no amount of salary or bonus earned in a given fiscal year in the table that is not calculable through the latest practicable date.

Employment Agreements

The Company has entered into employment agreements with certain of its officers and employees. These employment agreements are as follows:

Employment Agreement with Christer Rosen, dated as of September 1, 2021.

Mr. C. Rosen’s agreement provides that he will serve as the Chief Executive Officer of the Company and provides that he will be paid an annual base salary of $420,000. Commencing with the Company’s 2021 fiscal year, Mr. C. Rosen is eligible to receive an annual cash bonus, with the target amount of the bonus equal to 50% of the base salary in the year to which the bonus relates, and the actual amount of the bonus may be greater or less than the target amount, and will ultimately be determined by the Board.

Amended Employment Agreement with Christer Rosen, dated as of December 18, 2023

Mr. C. Rosen’s employment agreement was amended on December 18, 2023. The amendment reduces Mr. C. Rosen’s annual base salary from $420,000 to $84,000, effective retrospectively to October 1, 2023, until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the base salary shall be adjusted to be 105% the original base salary. The remainder of the original agreement shall remain in full force.

Employment Agreement with Alexander Rosen, dated as of June 1, 2021.

Mr. A. Rosen’s agreement provides that he will serve as the Chief Administrative Officer of the Company, that he will be paid an annual base salary of $240,000 and that he will be issued an option to acquire 337,500 shares of common stock, pursuant to a separate option agreement. 25% of the options are vested upon issuance, with the balance to vest in equal monthly installments over the following 36 months, and the option has a 10 year term. The exercise price for the shares of common stock is $1.33 per share.

Commencing with the Company’s 2021 fiscal year, Mr. A. Rosen is eligible to receive an annual cash bonus, with the target amount of the bonus equal to 30% of the base salary in the year to which the bonus relates, and the actual amount of the bonus may be greater or less than the target amount, and will ultimately be determined by the Board.

Amended Employment Agreement with Alexander Rosen, dated as of December 18, 2023

Mr. A. Rosen’s employment agreement was amended on December 18, 2023. The amendment reduces Mr. A. Rosen’s annual base salary from $240,000 to $48,000, effective retrospectively to October 1, 2023, until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the base salary shall be adjusted to be 105% the original base salary. The remainder of the original agreement shall remain in full force.

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Employment Agreement with Alison Silva, dated as of September 1, 2021.

Ms. Silva’s agreement provides that she will serve as the President and Chief Business Officer of the Company and that she will be paid an annual base salary of $300,000, provided that, for the first 6 months that the agreement is in effect, Ms. Silva will work on a part time basis at a maximum of 25 hours per week and her salary will be 50% of the amount above (i.e., based on a $150,000 annual salary). After this 6 month period, Ms. Silva will work full-time for the Company. The agreement also provides that Ms. Silva will be issued an option to acquire 562,500 shares of common stock, pursuant to a separate option agreement. 25% of the options are vested upon issuance, with the balance to vest in equal monthly installments over the following 36 months, and the option has a 10 year term. The exercise price for the shares of common stock is $1.33 per share.

Commencing with the Company’s 2021 fiscal year, Ms. Silva is eligible to receive an annual cash bonus, with the target amount of the bonus equal to 30% of the base salary in the year to which the bonus relates, and the actual amount of the bonus may be greater or less than such target amount, and will ultimately be determined by the Board.

Amended Employment Agreement with Alison Silva, dated as of December 18, 2023

Ms. A. Silva’s employment agreement was amended on December 18, 2023. The amendment reduces Ms. A. Silva’s annual base salary from $300,000 to $60,000, effective retrospectively to October 1, 2023, until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the base salary shall be adjusted to be 105% the original base salary. The remainder of the original agreement shall remain in full force.

Employment Agreement with Marshall Hayward, dated as of September 1, 2021.

Mr. Hayward’s agreement provides that he will serve as the Chief Scientific Officer of the Company and that he will be paid an annual base salary of $336,000. Commencing with the Company’s 2021 fiscal year, Mr. Hayward is eligible to receive an annual cash bonus, with the target amount of the bonus equal to 30% of the base salary in the year to which the bonus relates, and the actual amount of the bonus may be greater or less than such target amount, and will ultimately be determined by the Board.

Amended Employment Agreement with Marshall Hayward, dated as of December 18, 2023

Mr. M. Hayward’s employment agreement was amended on December 18, 2023. The amendment reduces Mr. M. Hayward’s annual base salary from $336,000 to $67,200, effective retrospectively to October 1, 2023, until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the base salary shall be adjusted to be 105% the original base salary. The remainder of the original agreement shall remain in full force.

Provisions applicable to all of the employment agreements.

Each of the employment agreements described above has a term of 3 years, which will be automatically extended for one or more additional terms of 1 year each unless either party provides notice to the other party of their desire to not so renew the term at least 30 days prior to the expiration of the then-current term. Each of the agreements is “at will,” meaning that either party may terminate the employment at any time and for any reason, subject to the provisions of the applicable agreement.

Each executive is entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, and is entitled to be reimbursed for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of their duties.

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Each agreement may be terminated by the Company at any time, either with or without “Cause”, and by the applicable executive any time, either with or without “Good Reason”. For all of the executives other than Ms. Silva, “Cause” is defined as (i) violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee; (ii) misconduct by the applicable executive to the material detriment of the Company; (iii) the applicable executive conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony; (iv) the applicable executive’s gross negligence in the performance of their duties and responsibilities to the Company as described in the agreement; or the applicable executive’s material failure to perform their duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from their incapacity due to physical or mental illness or any such failure subsequent to the applicable executive delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and such executive’s failure to cure such material failure within 10 days following receipt of such notice

For Ms. Silva, “Cause” is defined as (i) a material violation of any material written rule or policy of the Company for which a material violation by any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee, after written notice from the Board to Ms. Silva of the specific nature of such material violation and Ms. Silva’s failure to cure such material violation within 30 days following receipt of such notice (ii) Ms. Silva’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony involving fraud, dishonesty or other moral turpitude; (iii) Ms. Silva’s gross negligence in the performance of her material duties and responsibilities to the Company as described in the agreement after written notice from the Board to Ms. Silva of the specific nature of such gross negligence and Ms. Silva’s failure to cure such gross negligence within 30 days following receipt of such notice; or (iv) Ms. Silva’s material failure to perform her duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the her incapacity due to physical or mental illness or any such failure subsequent Ms. Silva being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to Ms. Silva of the specific nature of such material failure and Ms. Silva’s failure to cure such material failure within 30 days following receipt of such notice.

For all of the executives other than Ms. Silva, “Good Reason” is defined as (i) at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control; (ii) reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel; (iii) the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from their principal executive office immediately prior to such relocation; or (iv) a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from the applicable executive of such violation.

For Ms. Silva, “Good Reason” is defined as (i) at any time following a Change of Control, a material diminution by the Company of title, authority, responsibility, compensation and/or benefits provided to Ms. Silva immediately prior to a Change of Control; (ii) any reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel; (iii) the relocation of the Ms. Silva’s principal executive office to a location more than 25 miles further from the her principal executive office immediately prior to such relocation; (iv) a material breach by the Company of any of the terms and conditions of the agreement which the Company fails to correct within 10 days after the Company receives written notice from Ms. Silva of such violation; or (iv) a material diminution, at any time, in Ms. Silva’s title, role, authority and/or responsibilities.

A “Change of Control” will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

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If the Company terminates any executive’s employment for “Cause”, or the applicable executive terminates their employment without “Good Reason”, then the Company will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses, any unvested portion of any equity granted to the applicable executive under the agreement or any other agreements with the Company will immediately be forfeited as of the termination date without any further action of the parties; and all of the parties’ rights and obligations under the applicable agreement cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to those provisions which survive the termination.

If the Company terminates the applicable executive’s employment without “Cause”, or the applicable executive terminates their employment with “Good Reason”, the Company will pay to the applicable executive any base salary and benefits then owed or accrued and any unreimbursed expenses; the Company will pay to the applicable executive an amount in cash equal to the target annual performance bonus for which they would have been eligible with respect to the year in which termination of their employment occurs multiplied by a portion of the year for which the agreement was in place; the Company will continue to pay to the applicable executive the base salary that would have been paid to them for the following 12 month period, assuming that the agreement and the term had remained in effect; any equity grant already made to the applicable executive will, to the extent not already vested, be deemed automatically vested; and all of the parties’ rights and obligations under the agreement cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to those provisions which survive the termination.

Each of the agreements also provides for certain “gross-up payments” being payable to the applicable executive if it is determined that any payment or benefit provided to the executive under the agreement or otherwise, whether or not in connection with a Change of Control would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the payment would be subject to an excise tax under section 4999 of the Code.

Each of the agreements contains customary confidentiality provisions, and customary provisions relating to intellectual property created by the executive (i.e., a “work-made-for-hire” provision.

Each of the agreements also contains a customary non-solicitation provision, wherein the executive agrees that they shall not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision does not prohibit the executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person identified above, or from hiring, employing or engaging any such person who responds to such general recruitment advertisement. This provision applies for 1 year for Ms. Silva and for 3 years for all of the other executives under their respective agreements.

Each of the agreements also contains a customary non-compete provision, wherein the executive agrees that they will not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by Company as part of its existing or developing businesses which directly or indirectly competes with Company; nor (ii) solicit or accept, or induce any person to reduce goods or services to Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom Company has had business relationships (or whom Company had specifically identified for a prospective business relationship). This provision applies for 6 months for Ms. Silva and for 9 months for all of the other executives under their respective agreements.

Each of the agreements contains a “Blue Pencil” provision, wherein if a court of competent jurisdiction determines that any of the non-solicit or non-compete provisions are unenforceable, the court may substitute an enforceable restriction in place of any restriction deemed unenforceable.

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Each of the agreements is governed by Florida law, and contains customary representations and warranties and other miscellaneous provisions. Each of the employment agreements were amended on September 29, 2021, to cure certain typographical errors in the agreements.

The descriptions of the employment agreements as set forth above are qualified in their entirety to the full employment agreements as attached as Exhibits 10.2 through 10.11 to the registration statement of which this prospectus forms a part.

Consulting Agreement

On December 31, 2022, the Company entered into a Master Services Agreement with Titan Advisory Services LLC (“Titan”) pursuant to which the Titan will provide certain services to the Company (the “MSA”). The MSA provides that the specific services (the “Services”) will be described in separate Scopes of Work (“SOW”) which will constitute a part of the MSA. The term of the MSA continues until 30 days after either party notifies the others that it desires to terminate the MSA.

The Services, which commenced on January 1, 2023, are to be provided by Saleem Elmasri, and include Mr. Elmasri serving as the Chief Financial Officer of the Company, and having the following responsibilities: (i) overall financial strategy implementation and execution; (ii) overseeing forecasts and budgeting; (iii) overseeing the Company’s finance/accounting department; (iv) financial reporting; and (v) overseeing tax compliance. Separately, Mr. Elmasri has also been named as the Secretary of the Company.

The MSA agreement provides that the Company shall pay Titan a monthly fee in the amount of $25,000 (annual fee in aggregate of $300,000 per year) and that Mr. Elmasri will be issued an option to acquire 562,500 shares of common stock, pursuant to a separate option agreement. 25% of the options are vested upon issuance, with the balance to vest in equal quarterly installments over the following 24 months, and the option has a 10 year term. The exercise price for the shares of common stock will be, $1.33. The options will accelerate and vest immediately upon an merger, acquisition or other transaction that will be deemed a change of control of the Company. Titan and Mr. Elmasri will be eligible to participate in additional incentive equity or cash compensation alongside the Company’s other executives, at the sole discretion of the Company. Any additional resources used by Titan to provide the Services, subject to prior approval by the Company, will be billed to the Company at between $150 and $250 per hour, and the Company has also agreed to reimburse Titan for all reasonable out-of-pocket expenses that Titan incurs in providing the Services.

The MSA includes a customary confidentiality provision for the benefit of the Company, and also includes a non-solicitation provision pursuant to which each party agrees that during the term of the MSA and for a period of one year thereafter, neither party will, without the prior written consent of the other, engage in any way, employ, hire, or otherwise do business with any employee or former employee of the other party.

The MSA provides that the Company will be solely responsible for the contents of the information it provides to Titan in connection with the MSA, and the Company makes customary representations and warranties regarding such information. The Company also agreed in the MSA to indemnify Titan, its principals, employees and representatives, from and against any claims, losses, damages or any other liability arising from or as a result of (i) Titan performing the Services or any other services requested by the Company, (ii) any claim by the Company or any third party of any misrepresentation or reliance on any information resulting from the Services; (iii) any claim by the Company or any third party or governmental agency brought under the federal securities laws or other statutes, state statute, or common law, or otherwise, or (iv) any claim by the Company or any third party in connection with the sale or issuance of any shares of the Company’s stock, or other equity or debt of the Company. The maximum liability of Titan that may arise out of the Services is limited to the total fees paid to Titan for a particular SOW, unless Titan is found to be grossly negligent in its duties or acts with willful misconduct.

The MSA contains customary miscellaneous provisions, including a no-assignment provision, and an agreement to submit any disputes to mediation, or thereafter to arbitration if the mediation is not successful.

The description of the MSA as set forth above is qualified in its entirety to the full MSA as attached as Exhibit 10.33 to the registration statement of which this prospectus forms a part.

On January 31, 2023, Titan agreed to reduce the monthly fee to $20,000 per month until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000

On December 18, 2023, Titan agreed to reduce the monthly fee to $5,000 per month, effective retrospectively to October 1, 2023, until the time that the Company has raised additional capital from the sale of its securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the base salary shall be adjusted to be 105% the original base salary. The remainder of the original agreement shall remain in full force.

Director Agreements

On September 8, 2021, the Company entered into Independent Director Agreements with each of Allison Brady, Holger Weis, Julie Kampf and Nick Hemmerly (each, a “Director”) relating to their service as independent directors of the Company.

Pursuant to each of the agreements, the Director agreed to serve as an independent director of the Company and to perform the duties consistent with such position. In addition, pursuant to their respective agreements, Ms. Brady agreed to serve as a member of the Compensation Committee and Audit Committee; Mr. Weis agreed to serve as a member of the Nomination Committee and the Chairman of the Audit Committee; Ms. Kampf agreed to serve as a member of the Compensation Committee and as Chairman of the Nomination Committee of the Board; and Mr. Hemmerly agreed to serve as Chairman of the Compensation Committee as well as a member of the Audit Committee and Nominating Committee.

Each of the Directors confirmed that the Director is independent (as such term has been construed under Delaware law with respect to directors of Delaware corporations and the OTC Markets, the NASDAQ Stock Exchange and the New York Stock Exchange). Each Director also confirmed that, to their knowledge, (a) that Director does not possess material business, close personal relationships or other affiliations, or any history of any such material business, close personal relationships or other affiliations, with the Company’s significant equity or debt holders or any of their respective corporate affiliates that would cause that Director to be unable to (i) exercise independent judgment based on the best interests of the Company or (ii) make decisions and carry out that Director’s responsibilities as a director of the Company, in each case in accordance with the terms of the Company’s governing documents and applicable law, and (b) that they have no existing relationship or affiliation of any kind with any entity that the applicable Director knows to be a competitor of the Company.

Each of the agreements continues until the earliest of (a) such time as the Director resigns or is removed in accordance with the Company’s governing documents, and (b) the death of the Director.

The Directors are compensated as follows under their respective agreements:

Each of the Directors will be paid $30,000 annually for their service as directors, to be paid $7,500 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated. In addition, the Company agreed that, on October 1, 2021, the Company will issue to each Director an option to acquire up to 67,500 shares of the common stock at an exercise price of $1.33 per share, which options will vest ratably over 36 months subject to the applicable Director continuing to serve as a director of the Company during such period. The option grants were made pursuant to an Option Award Agreement as attached to each of their respective agreements.

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In addition, the applicable agreements provide that the Directors will be compensated as follows in connection with their service on Committees of the Board.

●	Ms. Brady: For as long as Ms. Brady serves as a member of the Compensation Committee, Ms. Brady will be paid $5,000 annually to be paid $1,250 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

●	For as long as Ms. Brady serves as a member of the Audit Committee, Ms. Brady will be paid $5,000 annually to be paid $1,250 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

●	Mr. Weis:

○ For as long as Mr. Weis serves as Chairman of the Audit Committee, Mr. Weis will be paid $10,000 annually to be paid $2,500 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
○ For as long as Mr. Weis serves as a member of the Nominating Committee, Mr. Weis will be paid $4,000 annually to be paid $1,000 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

●	Ms. Kampf:

	○	For as long as Ms. Kampf serves as a member of the Compensation Committee, Ms. Kampf will be paid $5,000 annually to be paid $1,250 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
	○	For as long as Ms. Kampf serves as Chairman of the Nominating Committee, Ms. Kampf will be $7,500 annually to be paid $1,875 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

●	Mr. Hemmerly:

	○	For as long as Mr. Hemmerly serves as a member of the Audit Committee, Mr. Hemmerly will be paid $5,000 annually to be paid $1,250 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
	○	For as long as Mr. Hemmerly serves as Chairman of the Compensation Committee, Mr. Hemmerly will be $10,000 annually to be paid $2,500 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.
	○	For as long as Mr. Hemmerly serves as a member of the Nominating Committee, Mr. Hemmerly will be paid $4,000 annually to be paid $1,000 each calendar quarter, with the amount for any partial calendar quarter being appropriately prorated.

Each of the agreements contains customary confidentiality provisions, and customary provisions relating to intellectual property created by the executive (i.e., a “work-made-for-hire” provision. Each of the agreements is governed by Delaware law and contains customary representations and warranties and other miscellaneous provisions.

The descriptions of the agreements with the Directors as set forth above are qualified in their entirety to the full agreements as attached as Exhibits 10.12 through 10.15 to the registration statement of which this prospectus forms a part.

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Elements of Compensation

Christer Rosén, Marshall Hayward, Dana Eschenburg Perez, Alexander Rosén, and Alison Silva were provided with the following primary elements of compensation in 2023 and 2022:

Base Salary

Christer Rosén, Marshall Hayward, Dana Eschenburg Perez, Alexander Rosén, and Alison Silva received a fixed base salary in an amount determined by the Board of Directors based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability and prior performance;

●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

●	The competitiveness of the market for the officer’s services.

Christer Rosén, Marshall Hayward, Dana Eschenburg Perez, Alexander Rosén, and Alison Silva base salary for 2023 and 2022 is listed in “Summary Compensation Table.”

Stock Awards

On January 1, 2023, the Company granted non-qualified stock option to purchase 562,500 shares of common stock to Saleem Elmasri, CPA, as Chief Financial Officer, at an exercise price of $1.33 per share.

We did not grant any other stock awards to our directors or executive officers in fiscal year 2023 other than those related to the compensation forgiveness as listed in the “Summary Compensation Table.”

On July 21, 2022, the Company issued 476,070 restricted stock shares, pursuant to a restricted stock award, to Christer Rosén, our Chief Executive Officer, at a fair market value of $1.33. The restricted stock award was issued in exchange for forgiveness of $634,760 of accrued compensation.

On July 21, 2022, the Company issued 399,401 restricted stock shares, pursuant to a restricted stock award, to Marshall Hayward, our Chief Scientific Officer, at a fair market value of $1.33. The restricted stock award was issued in exchange for forgiveness of $532,535 of accrued compensation.

On July 21, 2022, the Company issued 96,607 restricted stock shares, pursuant to a restricted stock award, to Alexander Rosén, our Chief Administrative Officer, at a fair market value of $1.33. The restricted stock award was issued in exchange for forgiveness of $128,810 of accrued compensation.

On July 21, 2022, the Company issued 10,125 restricted stock shares, pursuant to a restricted stock award, to Dana Eschenburg Perez, our former Chief Financial Officer, at a fair market value of $1.33. The restricted stock award was issued in exchange for forgiveness of $13,500 of accrued compensation.

Stock Option Grants

In 2021, we granted stock options to (i) purchase a total of 135,000 shares of our common stock to Dana Eschenburg Perez at an exercise price of $1.33 per share that vests 1/36 monthly, (ii) purchase a total of 193,125 shares of our common stock to Dana Eschenburg Perez at an exercise price of $1.33 per share that vests 1/36 monthly with 25% immediately vested, (iii) purchase a total of 168,750 shares of our common stock to Alexander Rosén at an exercise price of $1.33 per share that vests 1/36 monthly with 25% immediately vested, (iv) purchase a total of 281,250 shares of our common stock to Alison Silva at an exercise price of $1.33 per share that vests 1/36 monthly with 25% immediately vested.

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On January 1, 2023, the Company granted non-qualified stock option to purchase 562,500 of common stock to Saleem Elmasri, CPA, as Chief Financial Officer, at an exercise price of $1.33 per share.

On April 1, 2023, the Company granted non-qualified stock options to purchase 187,500 of common stock to Alison Silva, for work done on a pre-clinical trial for Parkinson’s Disease, at an exercise price of $1.33 per share.

On September 29, 2023, the Company granted non-qualified stock options to purchase 157,418 of common stock to Alison Silva at an exercise price of $1.33 per share.

On September 29, 2023, the Company granted non-qualified stock options to purchase 234,998 of common stock to Alexander Rosén at an exercise price of $1.33 per share.

On September 29, 2023, the Company granted non-qualified stock options to purchase 710,344 of common stock to Christer Rosén at an exercise price of $1.33 per share.

On September 29, 2023, the Company granted non-qualified stock options to purchase 556,673 of common stock to Marshall Hayward at an exercise price of $1.33 per share.

On September 29, 2023, the Company granted non-qualified stock options to purchase 81,600 of common stock to Saleem Elmasri, CPA at an exercise price of $1.33 per share.

On December 18, 2023, the Company granted non-qualified stock options to purchase 19,703 of common stock to Alison Silva at an exercise price of $1.33 per share.

On December 18, 2023, the Company granted non-qualified stock options to purchase 29,415 of common stock to Alexander Rosén at an exercise price of $1.33 per share.

On December 18, 2023, the Company granted non-qualified stock options to purchase 88,909 of common stock to Christer Rosén at an exercise price of $1.33 per share.

On December 18, 2023, the Company granted non-qualified stock options to purchase 69,675 of common stock to Marshall Hayward at an exercise price of $1.33 per share.

On December 18, 2023, the Company granted non-qualified stock options to purchase 22,320 of common stock to Saleem Elmasri, CPA at an exercise price of $1.33 per share.

Other Benefits

In fiscal year 2022 and 2021, Christer Rosén, Marshall Hayward, Dana Eschenburg Perez, Alexander Rosén, and Alison Silva were reimbursed healthcare expenses. The amounts paid to Christer Rosén, Marshall Hayward, Dana Eschenburg Perez, Alexander Rosén, and Alison Silva in 2023 and 2022 in respect of these benefits is reflected above in the “Summary Compensation Table” section under the “All Other Compensation” heading.

Compensation Discussion and Analysis

Securities Authorized for Issuance Under Equity Compensation Plan

The following table sets forth information, as of December 31, 2023, with respect to our compensation plans under which common stock on a post-reverse split basis is authorized for issuance.

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Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)
Equity compensation plans approved by stockholders 2016 Equity Incentive Plan (1)	6,167,679	$0.80	2,269,821
2021 Equity Incentive Plan (2)	270,000	$1.33	1,440,000
2023 Equity Incentive Plan(3)	1,873,545	1.33	2,139,240
Equity compensation plans not approved by stockholders	5,308,303	$1.20	-

(1)	Represents options to purchase an aggregate of 8,437,500 shares of common stock issued to officers and employees and consultants for services provided to the Company at exercise price not less than 100% of the fair market value of the Company’s common stock on the date the stock award is granted.
(2)	Represents options to purchase an aggregate of 1,710,000 shares of common stock issued to officers and employees and consultants for services provided to the Company at exercise price not less than 100% of the fair market value of the Company’s common stock on the date the stock award is granted.
(3)	Represents options to purchase an aggregate of 4,012,785 shares of common stock issued to officers and employees and consultants for services provided to the Company at an exercise price not less than 100% of the fair market value of the Company’s common stock on the date the stock award is granted

The Company’s stockholders approved the 2016 Equity Incentive Plan (“2016 Plan”) on January 4, 2016. Under the 2016 Plan, as modified, 8,437,500 shares of common stock are authorized for issuance to employees, officers, directors, consultants. The 2016 Plan authorizes the grant of nonqualified stock options and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, under the 2016 Plan. The Company does not intend to make any grants under the 2016 Plan as the Company has adopted the 2021 Equity Incentive Plan (“2021 Plan”) referred to herein.

The Board of Directors and stockholders of the Company approved the 2021 Plan on September 17, 2021. Under the 2021 Plan, 1,125,000 shares of common stock are authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiaries. The 2021 Plan authorizes equity-based and cash-based incentives for participants. On July 22, 2022, the Board of Directors increased the shares authorized in the 2021 Equity Incentive Plan, increasing the plan to 1,710,000. The Company does not intend to make any grants under the 2021 Plan as the Company has adopted the 2023 Equity Incentive Plan (“2021 Plan”) referred to herein.

The Board of Directors and stockholders of the Company approved the 2023 Plan on October 4, 2023. Under the 2023 Plan, 4,012,785 shares of common stock are authorized for issuance to employees, directors and independent contractors (except those performing services in connection with the offer or sale of the Company’s securities in a capital raising transaction, or promoting or maintaining a market for the Company’s securities) of the Company or its subsidiaries. There were 2,139,240 shares available for award as of September 13, 2024 under the 2023 Plan.

2023 Equity Incentive Plan

Overview

The Board of Directors and shareholders holding a majority of the Company’s voting capital approved and adopted the 2024 Equity Incentive Plan (the “2024 Plan”) on October 4, 2023, respectively. The 2023 Plan authorizes the issuance of up to an aggregate maximum of 4,012,785 shares of the common stock, subject to adjustment as described in the 2023 Plan. The 2023 Plan shall be administered by the Board or one or more committees appointed by the Board or another committee (“Administrator”). The Administrator, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2023 Plan authorizes the Company to grant stock options, stock appreciation rights, restricted shares, restricted share unit, cash awards, other awards, and performance-based awards. Awards may be granted to the Company’s officers, employees, directors and consultants.

The purpose of 2023 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this 2023 Plan, in whole or in part. To the extent then required by applicable law or any applicable stock exchange or required under the Internal Revenue Code to preserve the intended tax consequences of the 2023 Plan, or deemed necessary or advisable by the Board, the 2023 Plan and any amendment to the 2023 Plan shall be subject to stockholder approval. Unless earlier terminated by the Board, the 2023 Plan will terminate ten years from the date of adoption.

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Authorized Shares

A total of 4,012,785 shares of the Company’s common stock are authorized for issuance pursuant to the 2023 Plan. Subject to adjustment as provided in the 2023 Plan, the maximum aggregate number of shares that may be issued under the 2023 Plan will be cumulatively increased on January 1, 2024 and on each subsequent January 1, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the Board.

Additionally, if any award issued pursuant to the 2023 Plan expires or becomes exercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2023 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2023 Plan (unless the 2023 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2023 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2023 Plan (unless the 2023 Plan has terminated). Shares that have actually been issued under the 2023 Plan under any award will not be returned to the 2023 Plan and will not become available for future distribution under the 2023 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2023 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2023 Plan. To the extent an award under the 2023 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2023 Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in the 2023 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, any shares that become available for issuance under the 2023 Plan in accordance with the foregoing.

Plan Administration

The Board or one or more committees appointed by the Board will administer the 2023 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2023 Plan as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2023 Plan, the administrator has the power to administer the 2023 Plan and make all determinations deemed necessary or advisable for administering the 2023 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2023 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2023 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2023 Plan, including creating sub-plans and modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards (provided that no option or stock appreciation right will be extended past its original maximum term), and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

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Eligibility

Awards under the 2023 Plan, other than incentive stock options, may be granted to employees (including officers) of the Company or a subsidiary, members of the Company’s Board, or consultants engaged to render bona fide services to the Company or a subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary.

Stock Options

Stock options may be granted under the 2023 Plan. The exercise price of options granted under the 2023 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2023 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2023 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2023 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2023 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2023 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2023 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2023 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

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Performance Units and Performance Shares

Performance units and performance shares may be granted under the 2023 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of the Company’s common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Non-Employee Directors

The 2023 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2023 Plan. The 2023 Plan includes a maximum limit of $750,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $1,500,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2023 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2023 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2023 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2023 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

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Merger or Change in Control

The 2023 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2023 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, all restrictions on restricted stock and RSUs will lapse and, for awards with performance-based vesting, unless specifically provided for in the award agreement, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Board may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2023 Plan provided such action does not impair the existing rights of any participant. The 2023 Plan automatically will terminate on October 4, 2023, unless it is terminated sooner.

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Director Compensation

Other than as set forth in the table and described more fully below, we did not pay any compensation or make any equity awards or non-equity awards to any of our non-employee directors during fiscal years 2023 and 2022. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who also serve as employees receive no additional compensation for their service as directors. During fiscal years 2023 and 2022, Christer Rosén, our Chief Executive Officer, Marshall Hayward, our Chief Sciences Officer, and Alison Silva, our President and Chief Business Officer, were each a member of our board of directors, as well as an employee, and received no additional compensation for their services as a director. See the section titled “Executive Compensation” for more information about the compensation for Christer Rosén, Marshall Hayward, and Alison Silva for fiscal years 2023 and 2022. The following table presents the total compensation for each person who served as a non-employee director during fiscal years 2023 and 2022.

Name	Year	Compensation ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Nicholas H. Hemmerly (1)(2)	2023(2)	$0	$127,015	$121,654	$248,669
	2022	$0	$-	$-	$0

Julie Kampf (1)(3)	2023(3)	$0	$110,224	$105,518	$215,742
	2022	$0	$-	$-	$0

Holger Weis (1)(4)	2023(4)	$0	$114,114	$109,240	$223,854
	2022	$0	$-	$-	$0

Alison W. Brady (1)(5)	2023(5)	$0	$103,740	$99,305	$203,045
	2022	$0	$-	$-	$0

(1)	As designated, these directors joined our Board of Directors on September 8, 2021. Each member received compensation as defined in their Director Agreement and denoted below.

(2)

During 2022, Mr. Hemmerly agreed to defer all salary compensation. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

During 2023, Mr. Hemmerly agreed to defer all cash compensation of salary. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Mr. Hemmerly agreed to forgive $78,400 of earned compensation in exchange for 116,513 options to purchase common stock, 88,200 restricted stock units, and $19,600 to be paid out as a bonus upon an IPO. The options to purchase common stock have a strike price of $1.33 per share. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Mr. Hemmerly agreed to forgive the $19,600 of accrued bonus in exchange for 9,724 options to purchase common stock and an additional 7,350 restricted stock units (total of 95,550 restricted stock units). The restricted stock units have a fair market value of $1.33 per unit. The options to purchase common stock have a strike price of $1.33 per share.

(3)

During 2022, Ms. Kampf agreed to defer all salary compensation. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

During 2023, Ms. Kampf agreed to defer all cash compensation of salary. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Ms. Kampf agreed to forgive $68,000 of earned compensation in exchange for 101,058 options to purchase common stock, 76,500 restricted stock units, and $17,000 to be paid out as a bonus upon an IPO. The options to purchase common stock have a strike price of $1.33 per share. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Ms. Kampf agreed to forgive the $17,000 of accrued bonus in exchange for 8,501 options to purchase common stock and an additional 6,375 restricted stock units (total of 82,875 restricted stock units). The restricted stock units have a fair market value of $1.33 per unit. The options to purchase common stock have a strike price of $1.33 per share.

(4)

During 2022, Mr. Weis agreed to defer all salary compensation. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

During 2023, Mr. Weis agreed to defer all cash compensation of salary. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Mr. Weis agreed to forgive $70,400 of earned compensation in exchange for 104,624 options to purchase common stock, 79,200 restricted stock units, and $17,600 to be paid out as a bonus upon an IPO. The options to purchase common stock have a strike price of $1.33 per share. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Mr. Weis agreed to forgive the $17,600 of accrued bonus in exchange for 8,730 options to purchase common stock and an additional 6,600 restricted stock units (total of 85,800 restricted stock units). The restricted stock units have a fair market value of $1.33 per unit. The options to purchase common stock have a strike price of $1.33 per share.

(5)

During 2022, Ms. Brady agreed to defer all salary compensation. The deferred compensation is recorded in accrued compensation as of December 31, 2022. No interest was accrued or due on the deferred compensation for 2022.

During 2023, Ms. Brady agreed to defer all cash compensation of salary. The deferred compensation is recorded in accrued compensation as of December 31, 2023. No interest was accrued or due on the deferred compensation for 2023.

On September 29, 2023, Ms. Brady agreed to forgive $64,000 of earned compensation in exchange for 95,113 options to purchase common stock, 72,000 restricted stock units, and $16,000 to be paid out as a bonus upon an IPO. The options to purchase common stock have a strike price of $1.33 per share. On December 18, 2023 the restricted stock units issued on September 29, 2023 were cancelled and reissued as part of an additional forgiveness, whereby, Ms. Brady agreed to forgive the $16,000 of accrued bonus in exchange for 9,724 options to purchase common stock and an additional 6,000 restricted stock units (total of 78,000 restricted stock units). The restricted stock units have a fair market value of $1.33 per unit. The options to purchase common stock have a strike price of $1.33 per share.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we did not have a formal policy to compensate our non-employee directors. Immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, we intend to implement a formal policy pursuant to which our non-employee directors will be eligible to receive the following cash retainers and equity awards. The retainers will be payable in four equal installments in each calendar quarter and will payable within 5 business days of the end of each calendar quarter, and with such amount for any partial calendar quarter being appropriately prorated. The foregoing compensation arrangement will be set forth in independent director agreements entered into or to be entered into which each independent director.

Annual Retainer for Board Membership
Annual service on the board of directors	$30,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit committee (other than chair)	$5,000
Annual service as chair of the audit committee	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as chair of the compensation committee	$10,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as chair of the nominating and corporate governance committee	$7,500

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Our policy will provide (as codified in the independent director agreements) that each non-employee director elected to our board of directors after the effectiveness of this registration statement of which this prospectus forms a part, upon initial election to our board of directors, will be granted an option to acquire up to 18,000 shares of the common stock at an exercise price of $5.00 per share (subject to customary adjustments), which options shall vest ratably over 36 months subject to the director continuing to serve as a director of the Company during such period, pursuant to the Option Award Agreement. During the term of the independent director agreements, the Company shall reimburse each director for all reasonable out-of-pocket expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the director in excess of $500.00) must be approved in advance by the Company.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of September 13, 2024, by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock, immediately prior to this Offering, and immediately after the closing of this offering, as adjusted to reflect the assumed sale of 2,750,000 shares of common stock.

The business address of each of the beneficial owners listed below is c/o Jupiter Neurosciences, Inc., 1001 North US Hwy 1, Suite 504, Jupiter, Florida 33477.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Pre- Closing Percentage of Class (1)	Post- Closing Amount and Nature of Beneficial Ownership	Post- Closing Percentage of Class (1)
Directors and Executive Officers
Christer Rosén (2)	12,571,758	41.7%	12,571,758	38.2%
Marshall Hayward, Ph.D. (3)	3,625,382	12.0%	3,625,382	11.0%
Saleem Elmasri (4)	666,420	2.2%	666,420	2.0%
Alison D. Silva (5)	870,871	2.9%	870,871	2.6%
Nicholas H. Hemmerly (6)	193,737	* %	193,737	* %
Julie Kampf (7)	176,993	* %	176,993	* %
Allison W. Brady (8)	170,659	* %	170,659	* %
Alexander Rosén (9)	1,624,546	5.4%	1,624,546	4.9%
Holger Weis (10)	180,855	* %	180,855	* %
Dana Eschenburg Perez (11)	387,855	1.3%	387,855	1.2%
All directors and officers as a group (10 persons) (12)	20,469,076	67.9%	20,469,076	62.3%
Principal Shareholders (more than 5%):
Dr. Claes Wahlestedt, M.D., Ph.D. (13)	3,318,583	11.0%	3,318,583	10.1%
Shaun Brothers (14)	2,025,553	6.7%	2,025,553	6.2%
* less than 1%

(1)

The pre-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on September 13, 2024. The post-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on September 13, 2024, plus the assumed sale of 2,750,000 common stock in this Offering. On September 13, 2024, there were 30,126,413 shares of our common stock and restricted stock awards outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding, restricted stock awards outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants and other derivative securities owned by that person which are exercisable within 60 days of September 13, 2024. Common stock warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Includes shares issuable upon options to acquire 2,003,678 shares of common stock exercisable within 60 days of September 13, 2024.

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(3)	Includes shares issuable upon options to acquire 1,245,098 shares of common stock exercisable within 60 days of September 13, 2024.

(4)	Includes shares issuable upon options to acquire 666,420 shares of common stock exercisable within 60 days of September 13, 2024.

(5)	Includes shares issuable upon options to acquire 870,871 shares of common stock exercisable within 60 days of September 13, 2024.

(6)	Includes shares issuable upon options to acquire 193,737 shares of common stock exercisable within 60 days of September 13, 2024.

(7)	Includes shares issuable upon options to acquire 176,993 shares of common stock exercisable within 60 days of September 13, 2024.

(8)	Includes shares issuable upon options to acquire 170,659 shares of common stock exercisable within 60 days of September 13, 2024.

(9)	Includes shares issuable upon options to acquire 1,171,688 shares of common stock exercisable within 60 days of September 13, 2024.

(10)	Includes shares issuable upon options to acquire 180,855 shares of common stock exercisable within 60 days of September 13, 2024.

(11)	Includes shares issuable upon options to acquire 377,730 shares of common stock exercisable within 60 days of September 13, 2024.

(12)	Includes Christer Rosén, Marshall Hayward, Ph.D., Saleem Elmasri, Alison D. Silva, Nicholas H. Hemmerly, Julie Kampf, Allison W. Brady, Alexander Rosén, Dana Eschenburg Perez, and Holger Weis.

(13)	Includes shares issuable upon options to acquire 514,609 shares of common stock exercisable within 60 days of September 13, 2024.

(14)	Includes shares issuable upon options to acquire 326,319 shares of common stock exercisable within 60 days of September 13, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our Company and stockholders.

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The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party

From time to time we engage in transactions with related parties. The following is a summary of the related party transactions for the fiscal years ended December 31, 2023 and 2022 requiring disclosure pursuant to Item 404 of Regulation S-K.

Notes Payable, related party

Notes payable, related party, to the CEO totaled $200,812 and $358,479 as of June 30, 2024 and December 31, 2023, respectively. The note bears interest at 3% per year and is payable upon demand. Accrued interest was $15,913 and $11,308 as of June 30, 2024 and December 31, 2023. See Note 7 – Stockholders’ Deficit – Stock Options for details related to issuance of common stock pursuant to the exercise of options in exchange of $100,000 of principal owed to the CEO on the notes payable, related party.

Note payable, related party, to an employee totaled $25,000 as of June 30, 2024 and December 31, 2023, respectively. The note bears interest at 3% per year and is payable upon demand. Accrued interest was $1,099 and $723, as of June 30, 2024 and December 31, 2023, respectively.

During 2020, $100,000 of principle plus accrued interest of $1,001, owed to the CEO, was converted to 126,251 shares of common at $3.00 per share which was the estimated fair value of the common stock based on recent sales.

On April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 685,867 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering and the conversion feature of the note. In addition, the Holder agreed to extend the note maturity date to August 11, 2024. The note shall be designated as a 10% original issued discount secured note (“Senior Secured Note”) moving forward. The note and interest will become due and payable upon the earliest of the maturity date or upon the occurrence of a qualified event.

Other Related Party Transactions

During 2020, the CEO forgave $536,314 of accrued compensation which has been reflected as additional paid in capital on the statement of stockholders’ deficit due to the related party nature of the transaction.

Accrued compensation includes partially accrued salaries to executives since inception. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. During 2020, the Company began paying salaries at 50% of the respective employment agreements. As of September 2021, the Company began paying full salaries. During the first quarter of 2022, the Company returned to paying partial salaries in an effort to conserve cash outflows and by November 2022 the Company stopped paying salaries 100% in an effort to conserve cash outflows. On July 21, 2022, the Company entered into a Forgiveness and Release Agreement with these executives and two consultants, who also are shareholders’, to forgive accrued salary and consulting fees in the amount of $1,556,010. The executives and consultants received 1,167,386 restricted common stock awards, priced at $1.33, based on the last purchase price of common stock, in exchange for the forgiveness of salaries. See Note 7 for details related to the issuances On September 29, 2023, various employees and board members agreed to forgive accrued compensation in the amount of $4,189,626. In exchange for the forgiveness of the accrued compensation the Company agreed to a cash bonus of 50% of the remaining accrued compensation for each individual. This resulted in an accrual for cash bonuses of $513,013 for employees and an accrual of $70,200 to the board members, to be paid upon the occurrence of a successful IPO. In addition, the Company agreed to issue an aggregate of 2,353,665 stock options with an exercise price of $1.33 and an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $4,189,626.

On September 29, 2023, the Board of Directors executed a Unanimous Written Consent relating to the forgiveness of accrued compensation for executives, consultants, and board members in the amount of $4,189,626. In exchange for the forgiveness of the accrued compensation the Company agreed to a cash bonus of 583,214 to be paid upon the occurrence of a successful IPO. In addition, the Company agreed to issue an aggregate of 2,353,665 stock options with an exercise price of $1.33 and an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $4,189,626.

On December 18, 2023, the Board of Directors executed a Unanimous Written Consent relating to the forgiveness of the $583,214 cash bonus granted in the September 29, 2023 forgiveness in exchange for 338,899 stock options with an exercise price of $1.33 and an aggregate of 226,203 restricted stock units with a grant date value of $1.33.

As of June 30, 2024, $119,550 was due to a Company wholly owned by the Company’s Chief Financial Officer, who also is an option holder. The amount is included in accrued compensation on the balance sheet.

Included in accounts payable and accrued expenses as of June 30, 2024 and December 31, 2023 are the following related party balances, respectively: expense reports due to employees $102,218 and $49,214 and annual license fee due to Aquanova AG totaling $187,500 and $150,000. See Notes 4 and 8.

Director Independence

We have applied to list our common stock on the Nasdaq Capital Market. In order to list our common stock on the Nasdaq Capital Market, we are required to comply with the Nasdaq Capital Market standards relating to corporate governance, requiring, among other things, that:

●	A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the Nasdaq Capital Market;

●	The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised of at least two independent directors as well as composed entirely of independent directors;

●	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised of at least two independent directors as well as composed entirely of independent directors; and

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●	Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules.

Under applicable rules of the Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. For purposes of the audit committee composition requirements, we must have at least one independent director on our audit committee at the time of listing on the Nasdaq Capital Market, at least two independent directors within 90 days of listing on the Nasdaq Capital Market and at least three independent directors within one year of listing on the Nasdaq Capital Market, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rule. In accordance with Rule 5615(b)(1), since we are listing in connection with our initial public offering, we are permitted to phase in our compliance with the independent committee requirements set forth in Rules 5605(d)(2) (for purposes of the compensation committee) and Rules 5605(e)(1)(B) (for purposes of the nominating committee) on the same schedule as we are permitted to phase in our compliance with the independent audit committee requirement pursuant to Rule 10A-3(b)(1)(iv)(A) under the Act. Accordingly, we are permitted to phase in the compensation committee and nominating committee composition requirements as follows: (1) one member must satisfy the independence requirement at the time of listing; (2) a majority of members must satisfy the independence requirement within 90 days of listing; and (3) all members must satisfy the independence requirement within one year of listing. Furthermore, a Company listing in connection with its initial public offering shall have twelve months from the date of listing to comply with the majority independent board requirement in Rule 5605(b). The foregoing is referred to herein as the “Independence Composition Requirements.”

The Company’s Board of Directors has affirmatively determined that currently three of its seven directors, including, Christer Rosén, Marshall Hayward, Ph.D., and Alison D. Silva, are non-independent directors of the Company and four of its seven directors, namely Nicholas H. Hemmerly, Julie Kampf, Allison W. Brady, and Holger Weis, are independent directors of the Company. Therefore, a majority of the members of our Board of Directors are independent. Currently, the Company’s audit committee consists of three independent directors, namely Holger Weis, Allison W. Brady and Nicholas Hemmerly. Currently, the Company’s compensation committee consists of three independent directors, namely Nicholas H. Hemmerly, Julie Kampf and Allison W. Brady. Currently, the Company’s nominating committee consists of three independent directors, namely Julie Kampf, Holger Weis and Nicholas H. Hemmerly. Mr. Weis qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Capital Market rules.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for which Dominari Securities LLC, is acting as the representative (the “representative”), we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the number of shares of our common stock listed next to its name in the following table:

Underwriter	Number of Shares
Dominari Securities LLC
Revere Securities LLC
Total	2,750,000

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the shares offered by this prospectus, if the underwriters buy any of such shares. The underwriters’ obligation to purchase the shares is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

The underwriters initially propose to offer our common stock directly to the public at the public offering price set forth on the front cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $                  per share. After the initial public offering of the shares of our common stock, the offering price and other selling terms may be changed by the underwriters. Sales of shares of our common stock made outside the United States may be made by affiliates of certain of the underwriters.

Discounts and Commissions

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters.

Total
Per Share
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriters will receive an underwriting discount equal to 7.0% (+1.0% in expenses for a total of 8.0%) on shares sold in this offering.

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We have agreed to reimburse the representative for accountable legal expenses and other out-of-pocket expenses, roadshow expenses and cost of background checks incurred by the representative in connection with the offering, in an estimated amount not to exceed $175,000.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $                 .

Right of First Refusal

We have granted Dominari Securities LLC the right, subject to FINRA Rule 5110(g)(5), for a period of 9 months following the successful completion of this offering, (a) to act as financial advisor for certain dispositions, acquisitions, exchange or tender offers, or mergers, consolidations or other business combinations; (b) to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to financings or refinancing of indebtedness; or (c) to act as sole book-running manager, sole underwriter or sole placement agent for any public offering (including at-the-market facility) or private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in any of the activities written below that stabilize, maintain or otherwise affect the price of our common stock. The underwriters are prohibited from conducting any short sale activity in the underlying security including, but not limited to, sales of shares in excess of the number of shares the underwriters are obligated to purchase and/or conducting any naked short sale activity.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

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These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of our common stock being offered in this offering.

Determination of the Public Offering Price

Prior to this offering, there has been no public market for shares of our common stock. The public offering price will be as determined through negotiations between us and the representative. In addition to prevailing market conditions, the factors considered in determining the public offering price included the following:

●	the information included in this prospectus and otherwise available to the representative;

●	the valuation multiples of publicly traded companies that the representative believes to be comparable to us;

●	our financial information;

●	our prospects and the history and the prospectus of the industry in which we compete;

●	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues;

●	the present state of our development; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Lock-Up Agreements

We have agreed that for a period of 180 days after the closing of this offering, we and any of our successors will not, without the prior written consent of the representative, which may be withheld or delayed in the representative’s sole discretion:

●	offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly;

●	enter into any swap or other arrangement that transfers to another entity, in whole or in part, any of the economic consequences of ownership of any of our common stock or such other securities, whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise; or

●	file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

Each of our directors, executive officers, convertible note holders, and all holders of our outstanding common stock as of the effective date of this registration statement, has entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities has agreed that, for a period ending 180 days after the date of this prospectus, none of them will, without the prior written consent of the representative (which may be withheld or delayed in the representative’s sole discretion):

●	Offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including without limitation, shares of common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant);

●	Enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise;

●	Make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock;

●	Publicly announce an intention to effect any transaction specified above.

Other Relationships

The representative and its affiliates may provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. The representative may in the future provide us and our affiliates with investment banking and financial advisory services for which it may in the future receive customary fees. The representative may release, or authorize us to release, as the case may be, the Lock-Up Securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the representative on the same basis as other allocations.

Listing on The Nasdaq Capital Market

Our common stock is not currently listed on any national securities exchange market or quoted on the OTC Markets. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “JUNS.” There is no assurance that our listing application will be approved by the Nasdaq Capital Market. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

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Offer Restrictions Outside the United States

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (the “PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

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Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

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New Zealand

The securities offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

●	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

●	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

●	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

●	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

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United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SELLING STOCKHOLDERS

On June 3, 2024, the Company entered into a 36-month service agreement with three different non-affiliated entities. Upon the closing of these agreements, the Company issued an aggregate of 3,487,500 shares of common stock, 1,162,500 of shares of common stock for each entity, with a fair market value of $1.33 per share. The shares issued are free from any restriction as a pre-payment in full for the 36 months of services to be provided. In addition, each of the entities agreed to purchase 37,500 shares each of the Company’s common stock at a price of $1.33 per share prior to the occurrence of the initial public offering. The shares of common stock were issued by the Company to Selling Stockholders under Rule 506(b) of Regulation D promulgated under the Securities Act or Regulation S promulgated under the Securities Act, as applicable. The shares of common stock being offered by the Selling Stockholders in the Resale Prospectus filed contemporaneously with this prospectus are those acquired by the Selling Stockholders on June 3, 2024. We are registering the shares of common stock in the Resale Prospectus in order to permit the Selling Stockholders to offer the shares for resale from time to time following the closing of the initial public offering and listing on the Nasdaq Capital Market. Except for the ownership of these securities or as otherwise disclosed below, the Selling Stockholders have not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years, and based on the information provided to us by the Selling Stockholders, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

The following table sets forth information with respect to the number of shares of common stock beneficially owned by the Selling Stockholders named below and as adjusted to give effect to the sale of the shares of common stock offered in the Resale Prospectus. The table lists the number of shares of common stock beneficially owned by the Selling Stockholders as of the date of this prospectus, the shares of common stock covered by the Resale Prospectus that may be disposed of by the Selling Stockholders, and the number of shares of common stock that will be beneficially owned by the Selling Stockholders assuming all of the shares of common stock covered by the Resale Prospectus are sold.

The shares of common stock beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The Selling Stockholders may from time to time offer and sell pursuant to the Resale Prospectus any or all of the shares of common stock being registered. The Selling Stockholders are under no obligation to sell all or any portion of such shares of common stock nor are the Selling Stockholders obligated to sell any shares of common stock immediately upon effectiveness of the Resale Prospectus. All information with respect to share ownership has been furnished by the Selling Stockholders.

Name	Shares Beneficially Owned Prior to Resale Offering	Percent Beneficially Owned Prior to Resale Offering(1)	Shares to be Resold	Amount Beneficially Owned After Resale Offering	Percent Beneficially Owned After Resale Offering(1)
Optimize Wellness Limited	1,200,000	3.65%	1,200,000	-	-%
Regis Healthcare Group Limited	1,200,000	3.65%	1,200,000	-	-%
Longevity Technology Group Limited	1,200,000	3.65%	1,200,000	-	-%

* less than 1%

(1)	Based on 32,876,413 shares of common stock issued and outstanding immediately after the completion of this underwritten public offering. As noted above, for purposes of computing percentage ownership after the resale offering, we have assumed that any shares of common stock being offered will be sold in the resale offering.

DESCRIPTION OF SECURITIES

We are offering 2,750,000 shares of common stock in this offering. The following description of our capital stock is based upon our amended and restated certificate of incorporation, as amended, our amended and restated bylaws, as amended, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of September 13, 2024, our authorized capital stock consists of (i) 125,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). At September 13, 2024, we had 30,126,413 shares of Common Stock and Restricted Stock Awards issued and outstanding and no shares of Preferred Stock issued and outstanding.

As of September 13, 2024, there were 26 holders of record of our Common Stock and no holders of record of our Preferred Stock.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. There shall be no cumulative voting.

169

Dividends

The holders of shares of our common stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by the Board of Directors of the Company in their sole discretion, subject to provisions of law, and any provision of the Company’s Certificate of Incorporation, as amended from time to time. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities.

Fully Paid and Non-assessable

All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

The board of directors shall have the authority to authorize the issuance of the preferred stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a)	the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b)	the voting powers, if any, and whether such voting powers are full or limited in such series;

(c)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(d)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(f)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(g)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(h)	the provisions, if any, of a sinking fund applicable to such series; and

(i)	any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof.

The shares of each class or series of the preferred stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the preferred stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the preferred stock not designated for any existing class or series of the preferred stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the preferred stock.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, as Amended, and Our Amended and Restated Bylaws, as Amended

Provisions of our certificate of incorporation, as amended, and our amended and restated bylaws, as amended (“bylaws”), could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. Our amended and restated bylaws provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. Our amended and restated bylaws provide the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors

Preferred Stock. Our certificate of incorporation, as amended, authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Amendment of Bylaws. The certificate of incorporation, as amended, and amended and restated bylaws provide that the bylaws may be altered, amended or repealed by the Board of Directors by an affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors.

Limitation of Liability. The certificate of incorporation provides for the limitation of liability of, and providing indemnification to, our directors and officers;

Special Stockholders Meeting. The amended and restated bylaws provide that a special meeting of the stockholders may only be called by a majority of the board of directors.

Nominations of Directors. The amended and restated bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Exclusive Forum Provision

Section IX of our certificate of incorporation, as amended, and Section 7.4 of our amended and restated bylaws provide that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

170

This choice of forum provision may limit a bondholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation, as amended, and our amended and restated bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Fee Shifting Provision

Section 7.4 of our amended and restated bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.”

Our amended and restated bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the amended and restated bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our amended and restated bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our amended and restated bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our amended and restated bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE AMENDED AND RESTATED BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Our Transfer Agent

The transfer agent and registrar for our Common Stock is Equiniti Trust Company. The transfer agent and registrar’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120. The transfer agent’s telephone (800) 401-1957.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, 1700 Palm Beach Lakes Blvd., Suite 820, West Palm Beach, Florida 33401. ArentFox Schiff LLP, Washington, District of Columbia, is acting as counsel to the underwriters.

EXPERTS

Our balance sheets as of December 31, 2023 and 2022 and the related statement of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2023 and 2022 included in this registration statement and prospectus have been audited by Assurance Dimensions, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

On May 10, 2021, we appointed Assurance Dimensions as our independent registered public accounting firm. Assurance Dimensions audited our financial statements for the years ended December 31, 2023 and 2022 which have been included in this prospectus and registration statement. Prior to engaging Assurance Dimensions as our independent registered public accounting firm, we did not have an independent registered public accounting firm to audit our financial statements.

171

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Delaware law, our certificate of incorporation, as amended, and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

172

JUPITER NEUROSCIENCES, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Jupiter Neurosciences, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jupiter Neurosciences, Inc, (the Company) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ equity (deficit), cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss of approximately $4,784,000 and cash used in operating activities of approximately $481,000 for the year ended December 31, 2023 as well as an accumulated deficit of approximately $23,583,000 as of December 31, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Derivatives

Description of the Matter

The Company has issued various debt and equity offerings in the past. Convertible notes have various terms, including a conversion feature. The Company accounts for derivative instruments in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in the conversion feature.

Significant judgment is exercised by the Company in accounting and valuation of the financial instruments by using a Monte Carlo simulation to value them at inception and on any subsequent valuation dates.

How We Addressed the Matter in Our Audit.

The primary procedures we performed to address this critical audit matter included evaluating all debt instruments, confirmation of significant balances, reviewing inputs used in the valuation of the derivative instruments, and performing a reasonableness test the accuracy of the Company’s calculations.

We have served as the Company’s auditor since 2021
Margate, Florida
July 11, 2024

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-2

JUPITER NEUROSCIENCES, INC.

BALANCE SHEETS

	December 31, 2023	December 31, 2022

Assets
Current Assets:
Cash	$28,478	$64,431
Other current assets	261	5,232
Total current assets	28,739	69,663

Operating lease right of use asset, net	116,070	162,498
Other asset	3,783	3,783
Total assets	$148,592	$235,944

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$546,014	$526,737
Accrued compensation	1,562,041	4,194,778
Accrued interest	88,000	49,730
Current portion of operating lease liability	48,213	46,401
Convertible notes payable, net of discount of $0, respectively	1,638,760	1,638,760
Note payable, related party	383,479	93,479
Derivative liability	1,505,398	710,599
Total current liabilities	5,771,905	7,260,484

Convertible notes payable, net of discount of $43,288	106,712	-
Operating lease liability, net of current portion	71,329	119,544
Total liabilities	5,949,946	7,380,028

Commitments and Contingencies (Note 10)

Stockholders’ Deficit:
Series A preferred stock, par value $0.0001; 5,000,000 shares authorized, nil shares issued and outstanding	-	-
Common stock, par value $0.0001; 125,000,000 shares authorized; 26,526,405 and 26,371,519 issued and outstanding, respectively	2,654	2,637
Additional paid in capital	17,778,498	11,652,094
Accumulated deficit	(23,582,504)	(18,798,815)
Total stockholders’ deficit	(5,801,354)	(7,144,084)
Total liabilities and stockholders’ deficit	$148,592	$235,944

The accompanying notes are an integral part of these audited financial statements

F-3

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2023	December 31, 2022

Federal contract revenue	$-	$233,281

Expenses:
Research and development	954,793	942,806
General and administrative	2,915,978	2,722,922
Total operating expenses	3,870,771	3,665,728

Operating loss	(3,870,771)	(3,432,447)

Other Income (Expenses):
Interest income	482	617
Gain on change in fair value of derivative liability	148,751	262,514
Interest expense	(218,705)	(740,854)
Loss on extinguishment of debt	(887,946)	(1,047,410)
Other income	44,500	-
Total other expenses, net	(912,918)	(1,525,133)

Net loss	(4,783,689)	(4,957,580)

Net loss per common share:
Basic and diluted	$(0.18)	$(0.19)

Weighted average number of common shares outstanding:
Basic and diluted	26,405,109	25,449,675

The accompanying notes are an integral part of these audited financial statements

F-4

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

			Additional		Total
	Common Stock		Paid	Accumulated	Stockholders’
	Shares	Amount	in Capital	Deficit	Deficit
December 31, 2021	24,518,640	$2,452	$8,661,153	$(13,841,235)	$(5,177,630)
Stock-based compensation	-	-	754,751	-	754,751
Common stock issued with convertible note	514,403	51	309,949	-	310,000
Issuance of restricted stock for forgiveness of accrued salary	1,167,011	117	1,555,893	-	1,556,010
Stock issued for amendment to convertible note	171,465	17	370,348	-	370,365
Net operating loss	-	-	-	(4,957,580)	(4,957,580)
December 31, 2022	26,371,519	$2,637	$11,652,094	$(18,798,815)	$(7,144,084)
Stock-based compensation	-	-	1,198,579	-	1,198,579
Selling of Common stock	41,250	4	54,996	-	55,000
Stock issued for exercise of options in exchange for note payable, related party	113,636	11	99,989	-	100,000
Issuance of restricted stock units for forgiveness of accrued salaries and accrued bonuses	-	-	2,158,050	-	2,158,050
Issuance of stock options for forgiveness of accrued salaries and accrued bonuses	-	-	2,614,790	-	2,614,790
Net operating loss	-	-	-	(4,783,689)	(4,783,689)
December 31, 2023	26,526,405	$2,652	$17,778,498	$(23,582,504)	$(5,801,354)

The accompanying notes are an integral part of these audited financial statements

F-5

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
Cash Flows from Operating Activities:
Net Loss	$(4,783,689)	$(4,957,580)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on change in fair value of derivative liability	(148,751)	(262,514)
Amortization of debt discounts	16,712	558,026
Amortization of prepaid stock issued for advisor services	-	62,500
Loss on extinguishment of debt	887,946	1,047,410
Stock based compensation	1,198,579	754,751
Changes in operating assets and liabilities:
Decrease in other current assets	4,971	56,340
Decrease in operating lease right of use asset	25	1,782
Increase in accounts payable and accrued expenses	164,881	(56,279)
Increase in accrued compensation	2,140,103	1,503,932
Increase in accrued interest	38,270	43,128
Net cash used in operating activities	(480,953)	(1,248,504)

Cash Flows from Financing Activities:
Proceeds from convertible notes payable	-	982,333
Proceeds from note payable, related parties	390,000	-
Proceeds from sale of common stock	55,000	-
Net cash provided by financing activities	445,000	982,333

Net Change in Cash	(35,953)	(266,171)

Beginning of period	64,431	330,602
End of period	$28,478	$64,431

Supplemental disclosure of cash flow information:
Cash paid for interest	$28,128	$81,500
Cash paid for income taxes	$-	$-

Schedule of Non-Cash Investing and Financing Activities:
Discount on convertible note payable	$60,000	$801,111
Common stock issued with convertible note payable	$-	$310,000
Convertible note issued as a settlement of a previously accrued liability	$150,000	$-
Restricted stock issued for forgiveness of accrued salary	$2,158,050	$1,556,010
Stock options issued for forgiveness of accrued salary	$2,614,790	$-
Stock issued for exercise of options in exchange for note payable, related party	$100,000	$-

The accompanying notes are an integral part of these audited financial statements

F-6

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 1 – Organization and Description of Business

Jupiter Neurosciences, Inc. (the “Company”) is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company incorporated in Delaware in January 2016. The Company has developed a unique resveratrol platform product primarily targeting treatment of neuro-inflammation. The product candidate, called JOTROL, has many potential indications of use for rare diseases, which of we primarily are targeting Mucopolysaccharidoses Type 1, Friedreich’s Ataxia, and MELAS. In the larger disease areas, we are primarily targeting Parkinson’s Disease and Mild Cognitive Impairment/early Alzheimer’s disease.

On August 30, 2021, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the State of Delaware to change its name from Jupiter Orphan Therapeutics, Inc. to Jupiter Neurosciences, Inc.

JOTROL has the potential to deliver a therapeutically effective dose of resveratrol in the blood stream, using a unique patented micellar formulation, without causing gastrointestinal side effects. We expect JOTROL, based on the results of our Phase I study, will resolve the major obstacle of resveratrol’s poor bioavailability, which has been documented in various scientific articles describing previously conducted human trials with resveratrol as well as preclinical trial results in mice and rats

The Company’s activities and operations include a project funded by the U.S. National Institute on Aging, an institute of the U.S. National Institutes of Health (“NIH”): Safety and Pharmacokinetics of JOTROL for Alzheimer’s Disease, Federal Award Identification Number R44AG067907-01A1 (the “Award”). The project encompassed a Phase 1 dose finding pharmacokinetics (“PK”) study which was completed before December 31, 2021. The award end date was May 31, 2022. This Phase 1 PK study will be homogeneous for all indications where JOTROL will be used in Phase II and Phase III clinical trials.

On January 9, 2020, the Company effected a three-for-one (3:1) forward stock split whereby the Company (i) increased the number of authorized shares of common stock, $0.0001 par value per share, to 25,000,000 from 5,000,000 and (ii) increased by a ratio of three-for-one (3:1) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the forward stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans.

On November 11, 2021, the Company increased the number of authorized shares of common stock, $0.0001 par value per share, to 45,000,000 from 25,000,000.

On January 25, 2022, the Company effected a one-for-two (1:2) reverse stock split whereby the Company (i) decreased the number of issued and outstanding shares of common stock, $0.0001 par value per share, from 13,076,608 to 6,538,304 and (ii) decreased by a ratio of one-for two (1:2) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the financial statements to reflect the reverse stock split.

On June 14, 2024, the Company effected a fifteen-for-four (15:4) forward stock split whereby the Company (i) increased the number of issued and outstanding shares of common stock, $0.0001 par value per share, to 30,123,405 from 8,033,706 and (ii) increased by a ratio of fifteen-for-four (15:4) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the forward stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the financial statements to reflect the forward stock split. In addition, the Company increased the number of authorized shares of common stock, $0.0001 par value per share, to 125,000,000 from 45,000,000.

F-7

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 2 – Significant Accounting Policies

Basis of Accounting and Going Concern

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). US GAAP contemplates continuation of the Company as a going concern. For the fiscal year ended December 31, 2023 and 2022, the Company had no revenues from product sales and incurred a net loss of $4,783,689 and $4,957,580, respectively. Net cash used in operations for years ended 2023 and 2022 was $480,953 and $1,248,504, respectively. As of December 31, 2023, the Company had a working capital deficit and accumulated deficit of $5,743,166 and $23,582,504, respectively.

The Company plans to finance future operations with proceeds from equity securities, grant awards and strategic collaborations. However, there is no assurance the Company will be successful. It is the management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date of this report.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates.

Federal Contract Revenue

The Company recognizes federal contract revenue from the NIH Award in the period in which the allowable research and development expenses are incurred, and receivables associated with this revenue are included within federal contract revenue receivable on our balance sheets. This revenue is not within the scope of Accounting Standards Codification (ASC) 606 – Revenue from contracts with customers.

Federal Contract Receivable

Federal contract receivable represents amounts due to us under the NIH Award for valid expenditures expected to be reimbursed to us under the terms of the NIH contract.

Cash

The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents. As of December 31, 2023 and December 31, 2022, the Company invested a portion of cash balances in a high yield savings account, which are included as cash equivalents on the balance sheets. As of December 31, 2023 and December 31, 2022, the cash balances did not exceed the FDIC limit of $250,000.

Other Current Assets and Prepaid Expenses

Other current assets and prepaid expenses generally represent payments made for goods or services to be received within one year and are expensed as the related benefit is received.

F-8

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 2 – Significant Accounting Policies, continued

Research and Development

Research and development costs are expensed as incurred. Costs for certain development activities, such as clinical trials, are recognized based on an evaluation of the progress to completion of specific tasks using data such as subject enrollment, monitoring visits, clinical site activations, or information provided to us by our vendors with respect to their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the financial statements as prepaid or accrued research and development expense, as the case may be. Total research and development costs for the years ended December 31, 2023, and 2022 were $954,793 and $942,806, respectively.

Income Taxes

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of our assets and liabilities and the expected benefits of net operating loss carryforwards. The impact of changes in tax rates and laws on deferred taxes, if any, applied during the years in which temporary differences are expected to be settled, is reflected in the financial statements in the period of enactment. The measurement of deferred tax assets is reduced, if necessary, if, based on weight of the evidence, it is more likely than not that some, or all, of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. As of December 31, 2023 and 2022, the Company concluded that a full valuation allowance is necessary for the net deferred tax assets. The Company had no material amounts recorded for uncertain tax positions, interest or penalties in the accompanying financial statements. The Company is subject to taxation in the U.S. Our tax years for 2021 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Loss Per Share of Common Stock

Basic loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during each period. Diluted loss per share includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock, convertible notes payable, warrants, stock options, and unvested restricted stock, which would result in the issuance of incremental shares of common stock. In computing the basic and diluted net loss per share applicable to common stockholders, the weighted average number of shares remains the same for both calculations due to the fact that when a net loss exists, dilutive shares are not included in the calculation. As of December 31, 2023, there were 1,359,375 warrants outstanding, 1,618,537 restricted stock units and 10,336,882 stock options and 14 convertible notes payable, which are convertible into restricted fully-paid and non-assessable shares of the Company’s common stock or units of common stock and warrants to purchase common stock, if units are offered in the Initial Public Offering equal to the indebtedness divided by 70% of the offering price paid per share of at which the IPO is made. Such securities are considered dilutive securities which were excluded from the computation since the effect is anti-dilutive. As of December 31, 2022, there were 1,359,375 warrants outstanding and 6,682,560 stock options and 13 convertible notes payable, which are convertible into restricted fully-paid and non-assessable shares of the Company’s common stock or units of common stock and warrants to purchase common stock, if units are offered in the Initial Public Offering equal to the indebtedness divided by 70% of the offering price paid per share of at which the IPO is made.

F-9

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 2 – Significant Accounting Policies, continued

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, or ASC 718, which requires the recognition of expense related to the fair value of stock-based awards in the statements of operations. For stock options issued to employees, non-employees and members of our board of directors, the Company estimates the grant-date fair value of options using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates, and, for grants prior to our initial public offering, the value of the common stock. For awards subject to time-based vesting, the Company recognized stock-based compensation expense, on a straight-line basis over the requisite service period, which is generally the vesting term of the award.

Clinical Trial Expenses

As part of the process of preparing our financial statements, the Company is required to estimate expenses resulting from obligations under contracts with vendors, clinical research organizations and consultants and under clinical site agreements in connection with conducting clinical trials. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. The Company’s objective is to reflect the appropriate trial expenses in the financial statements by matching those expenses with the period in which services are performed and efforts are expended. The Company accounts for these expenses according to the progress of the trial as measured by patient progression and the timing of various aspects of the trial. The Company determines accrual estimates based on estimates of services received and efforts expended that take into account discussion with applicable personnel and outside service providers as to the progress or state of consummation of trials. During the course of a clinical trial, the Company adjusts the clinical expense recognition if actual results differ from its estimates. The Company makes estimates of the accrued expenses as of each balance sheet date based on the facts and circumstances known at that time. The clinical trial accruals are dependent upon the timely and accurate reporting of contract research organizations and other third-party vendors. Although the Company does not expect the estimates to be materially different from amounts actually incurred, understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low for any particular period.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with US GAAP. For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, and loans payable also approximate fair value because current interest rates available for debt with similar terms and maturities are substantially the same.

The Company follows accounting guidance for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

F-10

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 2 – Significant Accounting Policies, continued

Fair Value of Financial Instruments and Fair Value Measurements, continued

The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into six broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The following table represents the Company’s financial instruments that are measured at fair value on a recurring basis at each reporting period for each fair value hierarchy level:

	Derivative Liability 12/31/2023	Derivative Liability 12/31/2022
Level I	$-	$-
Level II	$-	$-
Level III	$1,505,398	$710,599
Total	$1,505,398	$710,599

Also see Note 5 - Convertible Debt and Derivative Liability.

Derivative Instruments

ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion or payoff of debt, the Company records the fair value of the conversion shares, removes the fair value of the related derivative liability, removes any discounts and records a net gain or loss on debt extinguishment. On January 1, 2020 the Company adopted ASU 2017-11 under which down-round Features in Financial Instruments will no longer cause derivative treatment. The Company applies the modified prospective method of adoption. There were no cumulative effects on adoption.

F-11

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 2 – Significant Accounting Policies, continued

Convertible Notes with Embedded Derivative Liabilities

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principle and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at or around the time of conversion upon certain trigger events. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10 – Derivative and Hedging – Contract in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the statements of operations.

Recent Accounting Pronouncements

The Company has reviewed the FASB issued ASU accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) – Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exceptions. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

All other newly issued accounting pronouncements but not yet effective have been deemed immaterial or nonapplicable.

F-12

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 3 – Related Party Transactions

The Company’s Chief Executive Officer (CEO) has loaned the Company working capital since inception. The balance of the loans to the CEO as of December 31, 2023 and December 31, 2022 was $358,479 and $93,479, respectively. The loan is due on demand and accrues interest at 3% per year. Accrued interest relating to the loan was $11,308 and $6,184 as of December 31, 2023 and December 31, 2022, respectively, and is included in accrued interest on the accompanying balance sheets.

During the year ended December 31, 2023, an employee has loaned the Company $25,000. The balance of the loan as of December 31, 2023, was $25,000. The loan is due on demand and accrues interest at 3% per year. Accrued interest related to the loan was $723 as of December 31, 2023, and is included in accrued interest on the accompanying balance sheet.

Accrued compensation includes partially accrued salaries to executives since inception. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. During 2020, the Company began consistently paying salaries at 50% of the salaries reflected in the respective employment agreements. As of September 2021, the Company began paying full salaries. Throughout 2022, the Company returned to paying partial salaries and by November 2022 the Company stopped paying salaries 100% in an effort to conserve cash.

On September 29, 2023, various employees and board members agreed to forgive accrued compensation in the amount of $4,189,626. In exchange of the forgiveness the Company issued an aggregate of 2,353,661 stock options with an exercise price of $1.33 and an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $4,189,626. Additionally the Company agreed to a bonus of $513,013 for the employees and a bonus of $70,200 to the board members, to be paid upon the occurrence of a successful IPO in exchange for the forgiveness of the afore mentioned accrued compensation.

On December 18, 2023, various employees and board members agreed to amend the accrued compensation debt forgiveness dated September 29, 2023. Pursuant to the amendment the cash bonuses of $513,013 for the employees and a bonus of $70,200 to the board members agreed to on September 29, 2023, were forgiven, and no cash will be paid upon a successful IPO. In addition, the options issued in connection with the forgiveness dated September 29, 2023, have been amended to vest fully on the effective date of the new amendment. In addition, the restricted stock unit issued in connection with the forgiveness dated September 29, 2023, were terminated and replaced with 1,399,834 restricted stock units that vest upon the earlier occurrence of the initial public offering or a change of control of the Company. In exchange of the forgiveness of the accrued bonuses the Company issued an aggregate of 289,294 stock options with an exercise price of $1.33 and an aggregate of 218,704 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $583,213.

See Note 6 – Stockholders’ Deficit – Stock Options for details related to issuance of common stock pursuant to the exercise of options in exchange of $100,000 of principal owed to the CEO on the notes payable, related party.

Note 4 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	December 31, 2023	December 31, 2022
Accounts payable	$189,495	$187,032
Professional fees	174,053	230,880
License fee	150,000	75,000
General and administrative expenses	32,466	33,825
Total accounts payable and accrued expenses	$546,014	$526,737

As of December 31, 2023, $67,750 was due to a Company wholly owned by the Company’s Chief Financial Officer, who also is an option holder. The amount is included in accrued compensation.

F-13

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 4 – Accounts Payable and Accrued Expenses, continued

Accrued compensation of $1,562,041 and $4,194,778 as of December 31, 2023 and 2022, respectively, includes accrued salaries and accrued health insurance benefits to executives since inception and board fees. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. During 2020, the Company began consistently paying salaries at 50% of the salaries reflected in the respective employment agreements. As of September 1, 2021, the Company began paying full salaries. Throughout 2022, the Company returned to paying partial salaries and by November 2022 the Company stopped paying salaries 100% in an effort to conserve cash. Starting the fourth quarter of 2023 the Company’s executives agreed to reduce their salaries with 80% until an initial public offering. See Note 3 – Related Party Transactions for details related to forgiveness of accrued compensation.

Note 5 – Convertible Debt and Derivative Liability

Convertible Debt I

Between August and December 2021, the Company executed twelve convertible promissory notes (“Notes I”) for $527,650 in proceeds with a maturity date of July 31, 2022, and interest rate of 1%. The Notes I will automatically convert into equity securities on the first business day following effectiveness of an initial public offering of common stock with the Securities and Exchange Commission (“IPO”). Upon IPO, the outstanding principle of the Notes I and all unpaid accrued interest will automatically convert into a number of restricted fully paid and non-assessable shares of common stock, or units of common stock and warrants to purchase common stock if units are offered to the public in the IPO, equal to the indebtedness divided by 70% of the offering price paid per share at which the IPO is made. For the avoidance of doubt, in the event the IPO is not declared effective prior to the maturity date, none of the indebtedness shall convert or be convertible into shares of Common Stock.

At the time of execution, the Company recorded a debt discount of $257,650 based on the fair value of the embedded conversion feature of Notes I, which was amortized into interest expense over term of Notes I, each with a maturity date of July 31, 2022. On August 6, 2022, the Notes I were amended to extend the maturity date to January 31, 2023, and increase the interest rate to 5%. All other terms remain the same as previously stated in Notes I. The impact of the amendment is prospective and increased accrued interest by $23,072 and is included in accrued interest on the accompanying balance sheet. On February 2, 2023, the Notes I were amended to extend the maturity date to December 31, 2023. The amendments were accounted for as a modification and not an extinguishment of debt, therefore there was no gain recorded in the statement of operations. See Note 10 – Subsequent Events for details related to amendment to the Notes I subsequent to December 31, 2023.

Convertible Debt II

The Note - On April 11, 2022, the Company entered into a securities purchase agreement with an accredited investor (the “Holder”). Pursuant to the terms of the securities purchase agreement, the Company received aggregate gross proceeds of $1,000,000, less loan origination costs of $22,667, and issued a (i) 10% original issue discount senior secured convertible note (the “Note II”) in the principal amount of $1,111,111 and (ii) 514,403 shares of common stock.

Note II matures 12 months from issuance and bears interest at 10% per annum, payable monthly in arrears. A “Qualified Offering” is a debt or equity financing for the account of the Company or any of its subsidiaries in which shares of common stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock are issued, which financing results in cumulative aggregate proceeds to the Company of at least $8,000,000. The principal and interest on the Note II will be amortized on a straight-line basis at 110% of the principal amount commencing sixth months after the closing.

F-14

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 5 – Convertible Debt and Derivative Liability, continued

Convertible Debt II, continued

Upon an Event of Default and after a Qualified Offering, the principal and interest are convertible at any time at the option of the Holder into shares of the Company’s common stock at a conversion price equal to 30% discount to the lowest closing price of the common stock for the 20 prior trading days; provided, however, the Holder will not have the right to convert any portion of Note II, to the extent that after giving effect to the conversion, the Holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion. The Holder may increase or decrease its ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to the Company.

The Company will have the right at any time to redeem in cash all or a portion of Note II at 120% (or 125% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment.

The Company will be required to offer to prepay in cash the aggregate principal amount of Note II at 120% (or 125% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment, on the sale of all or substantially all of the assets of the Company and its subsidiaries, upon a Change of Control (as defined in Note II), or on a Qualified Offering.

Upon an Event of Default (as defined therein) interest shall accrue at 1 1/2% per month and the 125% of principal and interest through maturity shall be due and payable. At the Holder’s option the Holder shall be entitled to be paid in cash or after the Qualified Offering (as defined in the Purchase Agreement) common stock with the conversion price of the common stock equal to a 30% discount to the lowest closing price of the common stock for the 20 prior trading days.

On October 10, 2022, Note II was amended to postpone the commencement of the principal payments from October 11, 2022 to November 11, 2022. As consideration for the amendment, an additional 42,867 shares of common stock were issued to the Holder on October 10, 2022, valued at 1/12th of the original 514,403 shares issued at commencement of Note II.

On November 10, 2022, Note II was amended to postpone the commencement of the principle from November 11, 2022 to February 11, 2023 and payable in three monthly installments. An additional 128,599 shares of common stock were issued to the Holder on November 10, 2022, value at 1/4th of the original 514,403 shares issued at commencement of Note II.

On February 6, 2023, Note II was amended to postpone the commencement of the principle to February 28, 2023. On March 6, 2023, Note II was amended to postpone the commencement of the principal from February 11, 2023 to May 31, 2023. The Company and the noteholder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note II of 120% (or 137.5% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of Note II, the Company agrees to pay 137.5% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $670,419.

F-15

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 5 – Convertible Debt and Derivative Liability, continued

Convertible Debt II, continued

On September 22, 2023, Note II was amended to postpone the commencement of the principle to December 31, 2023. The Company and the noteholder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note II of 120% (or 150% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of Note II, the Company agrees to pay 150% of the outstanding note principal and accrued interest through maturity and all liquidation damages. In addition, upon closing the Note Holder will receive 175% stock coverage. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $217,527. See Note 10 – Subsequent Events for details related to amendment to the Note II subsequent to December 31, 2023.

The Shares - In connection with the issuance of Note II, the Company issued 514,403 shares of Common Stock to the Holder with a fair market value of $2.16 per share (aggregate value of $1,111,111) as additional consideration for the Holder lending $1,000,000 to the Company. The 514,403 shares have a relative fair value of $310,000. See Derivative Liability Pursuant to Convertible Debt in the following section. If the price per share in a Qualified Offering is less than $2.16, the Holder shall receive an additional number of shares of common stock, such that it shall have received the number of shares of common stock of the aggregate value of $1,111,111 divided by the price per share in the Qualified Offering, (“Share True Up”).

Ancillary Agreements - In connection with the Company’s obligations under Note II, the Company entered into a security agreement and intellectual property security agreement with the holder, pursuant to which the Company granted a security interest on all assets of the Company, including all intellectual property of the Company, for the benefit of the Holders, to secure the Company’s obligations under Note II and the other transaction documents. In addition, the Holder was granted piggyback registration rights for the shares of common stock issued under the Purchase Agreement and shares of common stock issuable upon conversion of Note II (collectively, “Registrable Securities”). At any time while there are any Registrable Securities of Holder outstanding, if the Company proposes to register any of its securities either for its own account or for the account of other security Holders (other than a registration statement relating solely to employee benefit plans on Form S-8 or a Commission Rule 145 transaction on Form S-4), the Holder is entitled to include its Registrable Securities in the registration. Notwithstanding, the Company and underwriters in an underwritten registration may exclude some or all of the Registrable Securities from the underwritten registration if the underwriters believe that including the Registrable Securities would adversely affect the underwritten offering.

At any time within the 12 months closing, upon any issuance by the Company or any of its subsidiaries of debt or common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof, other than in an underwritten public offering (a “Subsequent Financing”), the Holder will have the right to participate up to its investment amount in Note II, but not more than 25% of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

Pursuant to the terms of the securities purchase agreement, the Company received aggregate gross proceeds of $1,000,000, less loan origination costs of $22,667, and issued a (i) 10% original issue discount senior secured convertible note (the “Note II”) in the principle amount of $1,111,111 and (ii) 514,403 shares of common stock.

F-16

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 5 – Convertible Debt and Derivative Liability, continued

Convertible Debt III

On March 1, 2023, the Company issued a convertible promissory note (the “Note III”) with a principal amount of $150,000 as part of a settlement agreement with an investor relations firm. Note III matures on February 28, 2026 and accrues interest at 5% annually which compounds quarterly. Note III is convertible upon election of the holder upon a qualified financing of at least $5,000,000 into shares of common stock equal to 70% of the per share price of the equity issued in the qualified financing. Note III is also convertible upon the completion of an IPO by the Company into shares of common stock equal to 70% of the per share price of the equity issued in connection with the IPO. In both cases the Holder can elect to receive the principal and accrued interest instead of converting the note.

During the year ended December 31, 2023, $143,761 is included in interest expense for the combined convertible Notes I, II and III on the accompanying statements of operations. During the year ended December 31, 2022, $114,193 is included in interest expense for the combined convertible Note I and II on the accompanying statements of operations. As of December 31, 2023 the balance of the combined convertible promissory Note I, II and III was $1,745,472, net of the debt discount and loan origination costs of $43,288.

Derivative Liability Pursuant to Convertible Debt

In connection with the issuance of the Notes, the Company determined that the terms of Notes contain an embedded conversion option to be accounted for as a derivative liability due to the Holder having the potential to gain value upon IPO. Accordingly, under the provisions of ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in Notes was accounted for as derivative liability and debt discount at the date of issuance and has been adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option was determined using the Monte Carlo valuation model.

In connection with the issuance of Notes I, on the initial measurement date of September 2021, the fair value of the embedded conversion option of $257,650 was recorded as derivative liability and debt discount to be amortized into interest expense over the terms of the Notes.

In connection with the issuance of Note II, on the initial measurement date of April 2022, the fair value of the embedded conversion option of $346,000 and the fair value of the Share True Up of $34,000 was recorded as derivative liability and a debt discount to be amortized into interest expense over the term of Note II. An additional discount of $421,111 was recorded on the initial measurement date for the 10% original issue discount of $111,111 and the relative fair value of the allocation of proceeds to the 514,403 shares of common stock issued, valued at $310,000, to be amortized into interest expense over the term of Note II.

During the year ended December 31, 2023, the derivative liabilities were revalued and a $887,946 adjustment was recorded as a loss on extinguishment of debt to other expense reflected in the accompanying statements of operations. The Company also recorded a $148,751, adjustment as a gain on the change in the fair value of the derivative liability for the year ended December 31, 2023.

F-17

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 5 – Convertible Debt and Derivative Liability, continued

Derivative Liability Pursuant to Convertible Debt, continued

The fair value of the derivative liability of Notes I, Note II and Note III was estimated using the Monte Carlo Valuation model at issuance and each reporting period with the following assumptions:

	NOTES I	NOTES I	NOTE II	NOTES I & II	NOTE III	NOTES I, II & III
	August 2, 2021 - September 15, 2021 (Issuance)	December 1, 2021 (Issuance) - December 31, 2021	April 11, 2022 (Issuance)	December 31, 2022	March 1, 2023 (Issuance)	December 31, 2023
Dividend Rate	-	-	-	-	-
Term	1 - 0.88	0.66 - 0.58	1	0.12	0.25	0.25
Volatility	82%	140%	95%	90%	90%	90%
Risk-free rate	0.07%	0.09%	1.85%	4.70%	N/A	4.70%
Probability of IPO	50%	80%	50%	60%	60%	60%

A summary of activity of the derivative liability pertaining to the Notes is presented below:

Derivative Liability
Balance at December 31, 2021	$351,000
Fair value at issuance April 11, 2022	380,000
Fair value on date of amendment, net	242,113
Fair value change	(262,514)
Balance at December 31, 2022	$710,599
Fair value at issuance March 1, 2023	55,604
Fair value on date of amendment, net	887,946
Fair value change	(148,751)
Balance at December 31, 2023	$1,505,398

Note 6 – Stockholders’ Deficit

Common Stock

The Company is authorized to issue 125,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Company had 26,426,405 shares of common stock issued and outstanding as of December 31, 2023. There was no preferred stock issued and outstanding as of December 31, 2023.

The Company is authorized to issue 125,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Company had 26,371,519 shares of common stock issued and outstanding as of December 31, 2022. There was no preferred stock issued and outstanding as of December 31, 2022.

F-18

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 6 – Stockholders’ Deficit, continued

Stock Options

The Company grants stock awards to officers, employees, directors, and other key persons pursuant to its 2021 Equity Incentive Plan (“the Plan”). During the years ended December 31, 2023 and 2022, the Company granted employees, consultants, board members and advisors, options to acquire 3,767,955 and 0, respectively, shares of common stock with an exercise prices ranging from $0.80 - $2.16 per share.

During the years ended December 31, 2023 and 2022, the Company recognized stock-based compensation of $1,198,579 and $754,751, respectively, related to vested stock options. There was $1,046,670 of unvested stock options expense as of December 31, 2023.

On July 14, 2022, ten option agreements were amended to reduce the exercise price from $2.16 to $1.33. As result of the modification, the options were evaluated to determine the incremental fair value change of the modification and an additional stock-based compensation cost of $50,998 was recorded for the options vested during the period ended December 31, 2022 and an additional $48,626 of unvested stock options will be recognized through December 2024. Stock-based compensation for the twelve months ended December 31, 2022 is inclusive of the modification expense.

On January 1, 2023, the Company granted non-qualified stock option to purchase 562,500 shares of Common Stock to our Chief Financial Officer, at an exercise price of $1.33 per share. The option had a grant date fair value of $589,500.

On April 1, 2023, the Company granted non-qualified stock option to purchase an aggregate of 562,500 shares of Common Stock to an employee and consultants, at an exercise price of $1.33 per share. The options had an aggregate grant date fair value of $589,900.

On September 29, 2023, the company granted non-qualified stock options to purchase an aggregate of 2,353,665 shares of common stock to various employees and executives as part of their accrued compensation forgiveness. The options have an exercise price of $1.33 per share. The options had an aggregate grant date fair value of $2,323,181.

On November 13, 2023, the CEO elected to exercise options to purchase 113,632 shares of common stock at an exercise price of $0.88 in exchange for $100,000 of principal owed on the CEO’s note payable.

On December 18, 2023, the company granted non-qualified stock options to purchase an aggregate of 289,294 shares of common stock to various employees and executives as part of their accrued bonus compensation forgiveness. The options have an exercise price of $1.33 per share. The options had an aggregate grant date fair value of $291,609.

F-19

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 6 – Stockholders’ Deficit, continued

Stock Options, continued

A summary of activity for the years ended December 31, 2023 and 2022, respectively, is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	6,885,060	$0.97	7.41	$2,478,622
Granted	-	-
Exercised	-	-
Forfeited	(202,500)	0.98
Outstanding as of December 31, 2022	6,682,560	$0.89	6.40	$3,376,725
Granted	3,767,955	1.33
Exercised	(113,633)	0.88
Forfeited	-	-
Outstanding as of December 31, 2023	10,336,883	$1.00	6.91	$3,316,119

Exercisable as of December 31, 2023	9,424,826	$1.00	6.76	$3,276,119
Exercisable as of December 31, 2022	5,798,228	$0.78	6.14	$4,367,222

The following table summarized information about employee stock options outstanding as of December 31, 2023:

	Outstanding Options		Vested Options
Exercise Price	Number Outstanding at December 31, 2023	Weighted Average Remaining Life	Number Exercisable at December 31, 2023	Weighted Average Remaining Life
$0.01	675,000	2.51	180,000	2.51
$0.74	1,657,560	5.57	442,017	5.57
$0.80	2,783,243	5.80	722,197	5.62
$1.33	5,164,830	4.51	1,154,073	4.92
$2.16	56,250	7.96	15,000	7.71
	10,336,883	6.91	2,513,287	6.76

F-20

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 6 – Stockholders’ Deficit, continued

Warrants

The following is a summary of the Company’s warrant activity for the years ended December 31, 2023:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Life (Years)
Outstanding as of December 31, 2021	1,359,375	$0.80	1.31
Granted	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2022	1,359,375	$0.80	0.98
Granted	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2023	1,359,375	$0.80	0.64

Restricted Stock Units

On September 29, 2023, the Company issued an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 in exchange for the forgiveness of accrued compensation. Pursuant to the amendment dated December 18, 2023, the restricted stock units shall vest on the on earlier event of either the occurrence of an initial public offering or in the event of change of control of the Company. The restricted stock units have an aggregate grant date fair value of $1,866,445.

On December 18, 2023, the Company terminated 1,399,834 restricted stock units and issued an aggregate of 1,618,537 restricted stock units with a grant date value of $1.33 in exchange for the forgiveness of accrued compensation. The restricted stock units shall vest on the earlier event of either the occurrence of an initial public offering or in the event of change of control of the Company. The restricted stock units have an aggregate grant date fair value of $2,158,050.

Note 7 – Concentrations

The Company’s grant revenues and grant receivables are from the NIH Award. The Company expects to maintain the relationship with the NIH.

F-21

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 8 – Income Taxes

For the years ended December 31, 2023 and 2022, a reconciliation of the total provision for income taxes after applying the U.S. federal statutory rate of 21% to income before provision for income taxes to the reported provision for income taxes are as follows:

	2023	2022
Federal	21.00%	21.00%
State	2.55%	2.37%
Nondeductible expenses	-3.85%	-3.87%
Change in valuation allowance	-19.70%	-19.51%
Effective tax rate	-	-

A summary of the Company’s deferred tax assets is as follows:

	2023	2022
U.S Federal and State net operating loss	$2,429,544	$1,341,184
Stock based compensation	1,031,860	803,365
Accrued salaries	395,899	1,057,019
Orphan drug credit	924,171	882,669
Derivative liability	370,572	180,101
Other	392,486	337,915
Total net deferred tax assets	5,544,532	4,602,252
Valuation allowance	(5,544,532)	(4,602,252)
Total Deferred Tax Asset	$-	$-

As of December 31, 2023, the Company had federal and state (post-apportioned basis) net operating losses (“NOLs”) of $18.6 million, as well as federal orphan drug tax credit carryforwards of approximately $0.9 million. Approximately $10.0 million of the foregoing federal and state NOLs will expire at various dates from 2026 through 2043, if not limited by triggering events prior to such time. Under the provisions of the Internal Revenue Code, changes in ownership of the Company, in certain circumstances, would limit the amount of federal NOLs that can be utilized annually in the future to offset taxable income. In particular, Section 382 of the Internal Revenue Code (“Section 382”) imposes limitations on an entity’s ability to use NOLs upon certain changes in ownership. If the Company is limited in its ability to use its NOLs in future years in which it has taxable income, then the Company will pay more taxes than if it were otherwise able to fully utilize its NOLs. The Company may experience ownership changes in the future as a result of subsequent shifts in ownership of the Company’s capital stock that the Company cannot predict or control that could result in further limitations being placed on the Company’s ability to utilize its federal NOLs.

A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. When determining the amount of net deferred tax assets that are more likely than not to be realized, the Company assesses all available positive and negative evidence. This evidence includes, but is not limited to, prior earnings history, expected future earnings, carry-back and carry-forward periods and the feasibility of ongoing tax strategies that could potentially enhance the likelihood of the realization of a deferred tax asset. The weight given to the positive and negative evidence is commensurate with the extent the evidence may be objectively verified. As such, it is generally difficult for positive evidence regarding projected future taxable income, exclusive of reversing taxable temporary differences, to outweigh objective negative evidence of recent financial reporting losses. Based on these criteria and the relative weighting of both the positive and negative evidence available, management continues to maintain a full valuation allowance against its net deferred tax assets.

F-22

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 9 – Commitments and Contingencies

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods.

On July 19, 2022, Tiberend Strategic Advisors (“Tiberend”), an entity that the Company had previously engaged as a communications and investor relations firm, filed a summons for civil action in the District Court of Southern Florida against the Company alleging non-payment by the Company under a services agreement (the “Services Agreement”) with Tiberend in the amount of $130,400. The Company and Tiberend entered into a full settlement and release agreement in exchange for a $150,000 convertible promissory note in March 2023. See Note 5 – Convertible Debt and Derivative Liability – Convertible Debt III for details associated with the note issuance.

Office Lease

On May 1, 2021 the Company entered into an 61 month operating lease for office space for a base rent of $3,783 subject to a 3% yearly escalation. The Company adopted ASC Topic 842, Leases upon inception of the lease. As of December 31, 2023, the Company’s Operating lease right-of-use asset, net (ROU) is $116,070 and total lease liability is $119,542 based on an incremental borrowing rate of 0.81% at lease inception. As of December 31, 2022, the Company’s Operating lease right-of-use asset, net (ROU) is $162,498 and total lease liability is $165,945 based on an incremental borrowing rate of 0.81% at lease inception.

	2023	2022
Operating lease right-of-use asset (“ROU”) is summarized below:
Office lease ROU	$236,009	$236,009
Less accumulated reduction	(119,939)	(73,511)
Balance of ROU, net	$116,070	$162,498

Operating lease liability related to the ROU asset is summarized below:
Office lease liability	$236,009	$236,009
Reduction of lease liability	(116,467)	(70,064)
Total	$119,542	$165,945

Future minimum lease liability payments under non-cancelable operating lease at December 31, 2023 are as follows:

2023	-	47574
2024	49,004	49,004
2025	50,476	50,476
2026	21,290	21,290
	120,770	168,344
Less: imputed interest	(1,228)	(2,399)
Total lease liabilities	$119,542	$165,945

Current operating lease liabilities	48,213	46,401
Non-current operating lease liabilities	71,329	119,544
Total lease liabilities	$119,542	$165,945

F-23

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 9 – Commitments and Contingencies, continued

Office Lease, continued

On October 1, 2021, the Company entered into a month-to-month lease for office space in Charlestown, MA.

Rental expenses of $20,844 and $20,845 for the year ended December 31, 2023 and 2022, respectively, is included in general and administrative expenses on the accompanying statement of operations.

Consulting Agreements

The Company utilizes various consultants and advisors for clinical research, scientific advisory services and business strategies. Each consultant has an executed agreement in place defining term, compensation, duties, confidentiality, intellectual property. The majority of the agreements have a 2-year term. Agreements are evaluated for renewal upon expiration. Bonus provisions are at the discretion of the Company’s Board of Directors and are granted on an individual agreement basis.

The Company utilizes various consultants and advisors for clinical research, scientific advisory services and business strategies. Each consultant has an executed agreement in place defining term, compensation, duties, confidentiality, intellectual property. The majority of the agreements have a 2-year term. Agreements are evaluated for renewal upon expiration. Bonus provisions are at the discretion of the Company’s Board of Directors and are granted on an individual agreement basis.

Executive Employment Agreements

The Company’s standard executive employment agreements have a stated term of six years. Per the agreements, employees are eligible for a discretionary annual performance bonus, determined by the Board of Directors. If the Company terminates an employee without cause, the employee is entitled to a pro-rated pay out of the annual performance bonus based on days worked in the fiscal year, severance of twelve months of the base salary, and automatic vesting of unvested equity grants. If the employee terminates with good reason, as defined in the employment contract, the employee is entitled to automatic vesting of unvested equity grants.

During 2020, the Company began consistently paying salaries at 50% of the salaries reflected in the respective employment agreements. As of September 2021, the Company began paying full salaries. Throughout 2022, the Company returned to paying partial salaries and by October 2023 the company stopped paying 100% in an effort to conserve cash. See Note 3 – Related Party Transactions for details related to forgiveness of accrued compensation during the year ended December 31, 2023.

On December 18, 2023, various employees agreed to reduce their annual base salary to 20% of their original base salary effective October 1, 2023 until the time the Company raises additional capital from securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the bases salaries shall adjust to be 105% of their original base salary as set forth in their original agreements.

F-24

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 9 – Commitments and Contingencies, continued

Licensing and Royalty Agreements - Aquanova AG

On September 15, 2016 the Company entered into a Development, Collaboration and License Agreement (“License Agreement”) with Aquanova AG, a German company in the field of development, manufacturing and selling of colloidal formulas. The License Agreement resulted in the creation of the pharmaceutic product, JOTROL. The License Agreement is in effect until product launch, which is undeterminable at this time. The Chief Scientific Officer of the Company and the CEO of Aquanova are the joint inventors of JOTROL. Aquanova is assignee on the patents in the United States, the European Union, China and Japan whereas the Company is obligated to maintain the patents. The agreement grants ownership to the Company for regulatory approvals and the sole and exclusive worldwide right to develop, manufacture and commercialize all products, including JOTROL. Aquanova is granted the exclusive license to conduct formulation development and manufacturing. The agreement also defines fees owed to Aquanova for product and formulation development and licensing of the products. The Company is required to pay Aquanova an annual license fee of $75,000 upon acceptance of the product formulation by both parties, with the license fee requirement ending in the year of marketing authorization approval (“MMA”) in a single territory. MMA has not yet been received as of the period ended December 31, 2023. As of December 31, 2023 and December 31, 2022, $150,000 and $75,000 of accrued license fees are included in accounts payable and accrued expenses on the balance sheet, respectively. Upon receipt of approval of the MMA in each territory (e.g United States, European Union, China, Japan), the Company will pay $200,000 to Aquanova per territory an MMA approval is received, up to a max of $600,000. The Company shall pay Aquanova a royalty of 5% of net sales in each territory through the later of ten years after the first commercial sale, the first date there is no valid claim within the Aquanova patent rights, or the date of expiration of the MMA in each territory.

Upon mutual agreement, the Company can pay a one-time royalty of $3,000,000 within 180 days of United States marketing approval, with subsequent royalty payments reduced to 1.25%, in accordance with the terms set forth above.

Murdoch Children’s Research Institute

On September 1, 2015 the Company entered into a Global Development and License Agreement (“License Agreement II”) with Murdoch Children’s Research Institute (“MCRI”), an Australian Institute at the Royal Children’s Hospital in Australia, with the know-how in the process of using pharmaceutical grade Resveratrol for the treatment of Freidreich’s ataxia. The License Agreement II is for both parties to work jointly to develop an appropriate delivery system and conduct clinical trials for the purpose of product approval in the treatment of Friedreich’s ataxia and worldwide commercialization by the Company. The License Agreement II grants an exclusive worldwide license to the Company to use the MCRI know-how for developing, manufacturing and commercializing the product for proposed treatment for Friedreich’s ataxia. MCRI is granted an irrevocable, royalty free, worldwide license to use the product inventions and patent rights for internal research and development. Upon receipt of approval of the MMA in each territory (e.g United States, European Union, China, Japan), the Company will pay $100,000 to MCRI per each territory up to a maximum of $300,000. MMA has not yet been received as of December 31, 2023. The Company shall pay MCRI a royalty of 1.5% of net sales in each territory until the product is no longer sold in the respective territory.

F-25

Jupiter Neurosciences, Inc.

Notes to Financial Statements

December 31, 2023 and 2022

Note 9 – Commitments and Contingencies, continued

Research and Development Service Providers

In addition to the services received under the licensing agreements noted above, a substantial portion of the research and development (“R&D”) expense included in the statement of operations is incurred pursuant to short term service and consulting agreements with third party providers for research, development, testing and manufacturing services. The agreements generally provide termination, at any time by either party without cause, upon a 30-day written notice, unless otherwise disclosed below. There are no pending milestone payments due as of December 31, 2023.

Note 10 – Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the Financial Statements.

On January 24, 2024, the Company granted 180,000 stock options to a consultant with an exercise price of $1.33 per share.

Subsequent to December 31, 2023, the Company and all Note I holders agreed to amend and extend the maturity date of their notes to December 31, 2024. The holders waived any default under the original notes prior to the amendment date. With the amendments the applicable interest rate to Notes I increased to 10% effective from January 1, 2024.

Subsequent to December 31, 2023, the Company’s CEO loaned the Company an additional $109,000. The loans are due on demand and accrues interest at 3% per year.

On March 15, 2024, a former executive agreed to forgive $100,000 of accrued compensation in exchange for 49,605 options to purchase common stock and 7,500 restricted stock units, The options to purchase common stock have a strike price of $1.33.

On March 15, 2024, a former executive agreed to forgive $100,000 of accrued compensation in exchange for 49,605 options to purchase common stock and 7,500 restricted stock units, The options to purchase common stock have a strike price of $1.33 The Company recorded a gain on the forgiveness of accrued compensation in the amount of $40,000.

Senior Secured Note – Formerly Known as the Convertible Debt II

On April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 685,867 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering. In addition, the Holder agreed to extend the note maturity date to August 11, 2024. The note shall be designated as a 10% original issued discount secured note (“Senior Secured Note”) moving forward. The note and interest will become due and payable upon the earliest of the maturity date or upon the occurrence of a qualified event .

Service Agreements

On June 3, 2024, the Company entered into a three 36-month service agreement with three different entities. Upon the closing of these agreements, the Company issued an aggregate of 3,487,500 shares of common stock, 1,162,500 of shares of common stock for each entity. The shares issued are free from any restriction as a pre-payment in full for the 36 months of services to be provided. The aforementioned shares will be registered upon an IPO as long as an IPO happens no later than March 31, 2025. In addition, each of the entities agreed to purchase 37,500 shares each of the Company’s common stock at a price of $1.33 per share prior to the occurrence of the IPO. These shares will also be registered upon an IPO as long as an IPO happens no later than March 31, 2025. Either party is able to terminate the respective agreement with no liability upon the occurrence of i) the Company failing to raise at least $10 million in gross proceeds from an IPO prior to May 31, 2025, ii) if either party is involved in any illegal activity or iii) at any time as long as both parties agree to it.

F-26

JUPITER NEUROSCIENCES, INC.

BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current Assets:
Cash	$14,851	$28,478
Other current assets	25,261	261
Total current assets	40,112	28,739

Operating lease right of use asset, net	92,856	116,070
Other asset	3,783	3,783
Total assets	$136,751	$148,592

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued expenses	$580,538	$546,014
Accrued compensation	1,823,452	1,562,041
Accrued interest	127,410	88,000
Current portion of operating lease liability	49,138	48,213
Note payable	1,377,778	-
Convertible notes payable, net of discount of $0, respectively	527,649	1,638,760
Note payable, related party	225,812	383,479
Derivative liability	616,672	1,505,398
Total current liabilities	5,328,449	5,771,905

Convertible notes payable, net of discount of $33,315 and $43,288	116,685	106,712
Operating lease liability, net of current portion	46,648	71,329
Total liabilities	5,491,782	5,949,946

Commitments and Contingencies (Note 8)

Stockholders’ Deficit:
Series A preferred stock, par value $0.0001; 5,000,000 shares authorized, nil shares issued and outstanding	-	-
Common stock, par value $0.0001; 125,000,000 shares authorized; 30,126,413 and 26,526,405 issued and outstanding	3,012	2,652
Additional paid in capital	18,620,438	17,778,498
Receivables for sale of common stock	(75,000)	-
Accumulated deficit	(23,903,481)	(23,582,504)
Total stockholders’ deficit	(5,355,031)	(5,801,354)
Total liabilities and stockholders’ deficit	$136,751	$148,592

The accompanying notes are an integral part of these unaudited financial statements

F-27

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Federal contract revenue	$-	$-	$-	$-

Expenses:
Research and development	101,077	203,196	199,744	470,605
General and administrative	456,000	630,720	939,635	1,422,397
Total operating expenses	557,077	833,916	1,139,379	1,893,002

Operating loss	(557,077)	(833,916)	(1,139,379)	(1,893,002)

Other Income (Expenses):
Interest income	53	53	115	150
(Loss) gain on change in fair value of derivative liability	(25,431)	-	(63,142)	18,628
Interest expense	(56,290)	(43,242)	(110,439)	(79,712)
Gain (Loss) on extinguishment of debt	951,868	-	951,868	(670,419)
Gain on forgiveness of accrued compensation	-	44,500	40,000	44,500
Total other income (expenses), net	870,200	1,311	818,402	(686,853)

Net income (loss)	$313,123	$(832,605)	$(320,977)	$(2,579,855)

Net income (loss) per common share:
Basic and diluted	$0.01	$(0.03)	$(0.01)	$(0.10)
Diluted	$0.01	$(0.03)	$(0.01)	$(0.10)

Weighted average number of common stock outstanding:
Basic	27,536,259	26,402,153	27,247,275	26,390,535
Diluted	30,592,311	26,402,153	27,247,275	26,390,535

The accompanying notes are an integral part of these unaudited financial statements

F-28

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(Unaudited)

	Common Stock		Additional Paid	Receivables for Sale of Common	Accumulated	Total Stockholders’
	Shares	Amount	in Capital	Stock	Deficit	Deficit
December 31, 2023	26,526,405	$2,625	$17,778,498	$-	$(23,582,504)	$(5,801,354)
Stock-based compensation	-	-	355,317	-	-	355,317
Issuance of restricted stock units for forgiveness of accrued salary	-	-	10,000	-	-	10,000
Issuance of stock options for forgiveness of accrued salary			50,000	-	-	50,000
Net operating loss	-	-	-	-	(634,100)	(634,100)
March 31, 2024	26,526,405	$2,652	$18,193,815	$-	$(24,216,604)	$(6,020,137)
Stock-based compensation	-	-	276,983	-	-	276,983
Restricted stock issued for consulting agreements	3,487,500	349	(349)	-	-	-
Sale of common stock, net of receivables of $75,000	112,500	11	149,989	(75,000)	-	75,000
Reconciling shares due to forward stock split	8	-	-	-	-	-
Net operating income	-	-	-	-	313,123	313,123
June 30, 2024	30,126,413	$3,012	$18,620,438	$(75,000)	$(23,903,481)	$(5,355,031)

	Common Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	in Capital	Deficit	Deficit
December 31, 2022	26,371,519	$2,637	$11,652,094	$(18,798,815)	$(7,144,084)
Stock-based compensation	-	-	381,501	-	381,501
Purchase of common stock	18,750	2	24,998	-	25,000
Net operating loss	-	-	-	(1,747,250)	(1,747,250)
March 31, 2023	26,390,269	$2,639	$12,058,593	$(20,546,065)	$(8,484,833)
Stock-based compensation	-	-	350,862	-	350,862
Purchase of common stock	22,500	2	29,998	-	30,000
Net operating loss	-	-	-	(832,605)	(832,605)
June 30, 2023	26,412,769	$2,641	$12,439,453	$(21,378,670)	$(8,936,576)

The accompanying notes are an integral part of these unaudited financial statements

F-29

JUPITER NEUROSCIENCES, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

(Unaudited)

	2024	2023
Cash Flows from Operating Activities:
Net Loss	$(320,977)	$(2,579,855)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (Gain) on change in fair value of derivative liability	63,142	(18,628)
Amortization of debt discounts	9,973	6,630
(Gain) Loss on extinguishment of debt	(951,868)	670,419
Gain on forgiveness of accrued compensation	(40,000)	-
Stock based compensation	632,300	732,364
Changes in operating assets and liabilities:
(Increase) decrease in other current assets	-	3,472
(Decrease) increase in operating lease right of use asset	(542)	243
Increase in accounts payable and accrued expenses	34,524	130,357
Increase in accrued compensation	361,411	882,122
Increase in accrued interest	39,410	16,130
Net cash used in operating activities	(172,627)	(156,640)

Cash Flows from Financing Activities:
Proceeds from note payable, related parties	109,000	65,000
Proceeds from sale of common stock	50,000	55,000
Net cash provided by financing activities	159,000	120,000

Net Change in Cash	(13,627)	(36,640)

Beginning of period	28,478	64,431
End of period	$14,851	$27,791

Supplemental disclosure of cash flow information:
Cash paid for interest	$56,891	$28,128
Cash paid for income taxes	$-	$-

Schedule of Non-Cash Investing and Financing Activities:
Convertible note issued as a settlement of a previously accrued liability	$-	$150,000
Restricted stock issued for forgiveness of salary	$10,000	$-
Stock options issued for forgiveness of salary	$50,000	$-
Note payable, related party assigned to Note payable	$266,667	$-
Receivables from Sale of Common Stock	$100,000	$-

The accompanying notes are an integral part of these unaudited financial statements

F-30

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 1 – Organization and Description of Business

Jupiter Neurosciences, Inc. (the “Company”) is a clinical stage research and development pharmaceutical company located in Jupiter, Florida. The Company incorporated in Delaware in January 2016. The Company has developed a unique resveratrol platform product primarily targeting treatment of neuro-inflammation. The product candidate, called JOTROL, has many potential indications of use for rare diseases, which of we primarily are targeting Mucopolysaccharidoses Type 1, Friedreich’s Ataxia, and MELAS. In the larger disease areas, we are primarily targeting Parkinson’s Disease and Mild Cognitive Impairment/early Alzheimer’s disease

On August 30, 2021, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the State of Delaware to change its name from Jupiter Orphan Therapeutics, Inc. to Jupiter Neurosciences, Inc.

JOTROL has the potential to deliver a therapeutically effective dose of resveratrol in the blood stream, using a unique patented micellar formulation, without causing gastrointestinal side effects. We expect JOTROL, based on the results of our Phase I study, will resolve the major obstacle of resveratrol’s poor bioavailability, which has been documented in various scientific articles describing previously conducted human trials with resveratrol as well as preclinical trial results in mice and rats

The Company’s activities and operations include a project funded by the U.S. National Institute on Aging, an institute of the U.S. National Institutes of Health (“NIH”): Safety and Pharmacokinetics of JOTROL for Alzheimer’s Disease, Federal Award Identification Number R44AG067907-01A1 (the “Award”). The project encompassed a Phase 1 dose finding pharmacokinetics (“PK”) study which was completed before December 31, 2021. The award end date was May 31, 2022. This Phase 1 PK study will be homogeneous for all indications where JOTROL will be used in Phase II and Phase III clinical trials.

On January 9, 2020, the Company effected a three-for-one (3:1) forward stock split whereby the Company (i) increased the number of authorized shares of common stock, $0.0001 par value per share, to 25,000,000 from 5,000,000 and (ii) increased by a ratio of three-for-one (3:1) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the forward stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans.

On November 11, 2021, the Company increased the number of authorized shares of common stock, $0.0001 par value per share, to 45,000,000 from 25,000,000.

On January 25, 2022, the Company effected a one-for-two (1:2) reverse stock split whereby the Company (i) decreased the number of issued and outstanding shares of common stock, $0.0001 par value per share, from 13,076,608 to 6,538,304 and (ii) decreased by a ratio of one-for two (1:2) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the financial statements to reflect the reverse stock split.

On June 14, 2024, the Company increased the number of authorized shares of common stock, $0.0001 par value per share, to 125,000,000 from 45,000,000.

On June 14, 2024, the Company effected a fifteen-for-four (15:4) forward stock split whereby the Company (i) increased the number of issued and outstanding shares of common stock, $0.0001 par value per share, from 8,033,706 to 30,126,413 and (ii) increased by a ratio of fifteen-for-four (15:4) the number of retroactively issued and outstanding shares of common stock. Proportional adjustments for the forward stock split were made to the Company’s outstanding stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the financial statements to reflect the forward stock split.

F-31

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 2 – Significant Accounting Policies

Basis of Accounting and Going Concern

The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). US GAAP contemplates continuation of the Company as a going concern. For the six months ended June 30, 2024 and 2023, the Company had no revenues from product sales and incurred a net loss of $320,977 and $2,579,855, respectively. Net cash used in operations for six months ended June 30, 2024 and 2023 was $172,627 and $156,640, respectively. As of June 30, 2024, the Company had a working capital deficit and accumulated deficit of $5,288,337 and $23,903,481, respectively.

The Company plans to finance future operations with proceeds from equity securities, grant awards and strategic collaborations. However, there is no assurance the Company will be successful. It is the management’s opinion that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date of this report.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates.

Federal Contract Revenue

The Company recognizes federal contract revenue from the NIH Award in the period in which the allowable research and development expenses are incurred, and receivables associated with this revenue are included within federal contract revenue receivable on our balance sheets. This revenue is not within the scope of Accounting Standards Codification (ASC) 606 – Revenue from contracts with customers.

Federal Contract Receivable

Federal contract receivable represents amounts due to us under the NIH Award for valid expenditures expected to be reimbursed to us under the terms of the NIH contract.

Reclassification

Certain amounts in prior periods have been reclassified to conform to the current period presentation. These reclassifications had no effect on previously reported net loss.

Cash

The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents. As of June 30, 2024 and December 31, 2023, the Company invested a portion of cash balances in a high yield savings account, which are included as cash equivalents on the balance sheets. As of June 30, 2024 and December 31, 2023, the cash balances did not exceed the FDIC limit of $250,000.

Other Current Assets and Prepaid Expenses

Other current assets and prepaid expenses generally represent payments made for goods or services to be received within one year and are expensed as the related benefit is received.

F-32

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 2 – Significant Accounting Policies, continued

Research and Development

Research and development costs are expensed as incurred. Costs for certain development activities, such as clinical trials, are recognized based on an evaluation of the progress to completion of specific tasks using data such as subject enrollment, monitoring visits, clinical site activations, or information provided to us by our vendors with respect to their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the financial statements as prepaid or accrued research and development expense, as the case may be. Total research and development costs for the three months ended June 30, 2024, and 2023 were $101,077 and $203,196, respectively. Total research and development costs for the six months ended June 30, 2024, and 2023 were $199,744 and $470,605, respectively.

Income Taxes

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of our assets and liabilities and the expected benefits of net operating loss carryforwards. The impact of changes in tax rates and laws on deferred taxes, if any, applied during the years in which temporary differences are expected to be settled, is reflected in the financial statements in the period of enactment. The measurement of deferred tax assets is reduced, if necessary, if, based on weight of the evidence, it is more likely than not that some, or all, of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted. As of June 30, 2024 and December 31, 2023, the Company concluded that a full valuation allowance is necessary for the net deferred tax assets. The Company had no material amounts recorded for uncertain tax positions, interest or penalties in the accompanying financial statements. The Company is subject to taxation in the U.S. Our tax years for 2021 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Income (Loss) Per Share of Common Stock

Basic income (loss) per share of common stock is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during each period. Diluted income (loss) per share includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock, convertible notes payable, warrants, stock options, and unvested restricted stock, which would result in the issuance of incremental shares of common stock, as calculated using the treasury method. In computing the basic and diluted net income (loss) per share applicable to common stockholders, the weighted average number of shares remains the same for both calculations due to the fact that when a net loss exists, dilutive shares are not included in the calculation.

As of June 30, 2024, there were 1,359,375 warrants outstanding, 1,626,037 restricted stock units and 10,633,988 stock options and 13 convertible notes payable, which are convertible into restricted fully-paid and non-assessable shares of the Company’s common stock or units of common stock and warrants to purchase common stock, if units are offered in the Initial Public Offering equal to the indebtedness divided by 70% of the offering price paid per share of at which the IPO is made. Such securities are considered dilutive securities which were excluded from the computation since the effect is anti-dilutive. For the three months ended the Company used the treasury method to compute the dilution effect of their securities. This resulted in a diluted weighted average number of shares of common stock outstanding of 30,592,311 and a diluted net income of $0.01 per share of common stock.

As of December 31, 2023, there were 1,359,375 warrants outstanding, 1,618,537 restricted stock units, and 10,336,882 stock options and 14 convertible notes payable, which are convertible into restricted fully-paid and non-assessable shares of the Company’s common stock or units of common stock and warrants to purchase common stock, if units are offered in the Initial Public Offering equal to the indebtedness divided by 70% of the offering price paid per share of at which the IPO is made.

F-33

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 2 – Significant Accounting Policies, continued

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, or ASC 718, which requires the recognition of expense related to the fair value of stock-based awards in the statements of operations. For stock options issued to employees, non-employees and members of our board of directors, the Company estimates the grant-date fair value of options using the Black-Scholes option pricing model. The use of the Black-Scholes option pricing model requires management to make assumptions with respect to the expected term of the option, the expected volatility of the common stock consistent with the expected life of the option, risk-free interest rates, and, for grants prior to our initial public offering, the value of the common stock. For awards subject to time-based vesting, the Company recognized stock-based compensation expense, on a straight-line basis over the requisite service period, which is generally the vesting term of the award.

Clinical Trial Expenses

As part of the process of preparing our financial statements, the Company is required to estimate expenses resulting from obligations under contracts with vendors, clinical research organizations and consultants and under clinical site agreements in connection with conducting clinical trials. The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided under such contracts. The Company’s objective is to reflect the appropriate trial expenses in the financial statements by matching those expenses with the period in which services are performed and efforts are expended. The Company accounts for these expenses according to the progress of the trial as measured by patient progression and the timing of various aspects of the trial. The Company determines accrual estimates based on estimates of services received and efforts expended that take into account discussion with applicable personnel and outside service providers as to the progress or state of consummation of trials. During the course of a clinical trial, the Company adjusts the clinical expense recognition if actual results differ from its estimates. The Company makes estimates of the accrued expenses as of each balance sheet date based on the facts and circumstances known at that time. The clinical trial accruals are dependent upon the timely and accurate reporting of contract research organizations and other third-party vendors. Although the Company does not expect the estimates to be materially different from amounts actually incurred, understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low for any particular period.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with US GAAP. For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, and loans payable also approximate fair value because current interest rates available for debt with similar terms and maturities are substantially the same.

The Company follows accounting guidance for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

F-34

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 2 – Significant Accounting Policies, continued

Fair Value of Financial Instruments and Fair Value Measurements, continued

The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into six broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The following table represents the Company’s financial instruments that are measured at fair value on a recurring basis at each reporting period for each fair value hierarchy level:

	Derivative Liability 06/30/2024	Derivative Liability 12/31/2023
Level I	$-	$-
Level II	$-	$-
Level III	$616,672	$1,505,398
Total	$616,672	$1,505,398

Also see Note 5 - Convertible Debt and Derivative Liability.

Derivative Instruments

ASC Topic 815, Derivatives and Hedging (“ASC Topic 815”), establishes accounting and reporting standards for derivative instruments and for hedging activities by requiring that all derivatives be recognized in the balance sheet and measured at fair value. Gains or losses resulting from changes in the fair value of derivatives are recognized in earnings. On the date of conversion or payoff of debt, the Company records the fair value of the conversion shares, removes the fair value of the related derivative liability, removes any discounts and records a net gain or loss on debt extinguishment. On January 1, 2020 the Company adopted ASU 2017-11 under which down-round Features in Financial Instruments will no longer cause derivative treatment. The Company applies the modified prospective method of adoption. There were no cumulative effects on adoption.

F-35

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 2 – Significant Accounting Policies, continued

Convertible Notes with Embedded Derivative Liabilities

The Company has entered into convertible notes, some of which contain variable conversion options, whereby the outstanding principle and accrued interest may be converted, by the holder, into shares of common stock at a fixed discount to the price of the common stock at or around the time of conversion upon certain trigger events. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10 – Derivative and Hedging – Contract in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment, or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the statements of operations.

Recent Accounting Pronouncements

The Company has reviewed the FASB issued ASU accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) – Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exceptions. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company adoption of this standard did not have a material impact on the Company’s financial statements.

All other newly issued accounting pronouncements that are not yet effective have been deemed immaterial or nonapplicable.

F-36

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 3 – Related Party Transactions

During the six months ended June 30, 2024, the Company’s CEO loaned the Company an additional $109,000. The loans are due on demand and accrues interest at 3% per year.

The Company’s Chief Executive Officer (CEO) has loaned the Company working capital since inception. The balance of the loans to the CEO as of June 30, 2024 and December 31, 2023 was $200,812 and $358,479, respectively. The loan is due on demand and accrues interest at 3% per year. Accrued interest relating to the loan was $15,913 and $11,308 as of June 30, 2024 and December 31, 2023, respectively, and is included in accrued interest on the accompanying balance sheets.

During the year ended December 31, 2023, an employee has loaned the Company $25,000. The balance of the loan as of June 30, 2024 and December 31, 2023, was $25,000. The loan is due on demand and accrues interest at 3% per year. Accrued interest related to the loan was $1,099 and $723 as of June 30, 2024 and December 31, 2023, respectively, and is included in accrued interest on the accompanying balance sheet.

Accrued compensation includes partially accrued salaries to executives since inception. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. During 2020, the Company began consistently paying salaries at 50% of the salaries reflected in the respective employment agreements. As of September 2021, the Company began paying full salaries. Throughout 2022, the Company returned to paying partial salaries and by November 2022 the Company stopped paying salaries 100% in an effort to conserve cash.

On September 29, 2023, various employees and board members agreed to forgive accrued compensation in the amount of $4,189,626. In exchange of the forgiveness the Company issued an aggregate of 2,353,661 stock options with an exercise price of $1.33 and an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $4,189,626. Additionally, the Company agreed to a bonus of $513,013 for the employees and a bonus of $70,200 to the board members, to be paid upon the occurrence of a successful IPO in exchange for the forgiveness of the afore mentioned accrued compensation.

On December 18, 2023, various employees and board members agreed to amend the accrued compensation debt forgiveness dated September 29, 2023. Pursuant to the amendment the cash bonuses of $513,013 for the employees and a bonus of $70,200 to the board members agreed to on September 29, 2023, were forgiven, and no cash will be paid upon a successful IPO. In addition, the options issued in connection with the forgiveness dated September 29, 2023, have been amended to vest fully on the effective date of the new amendment. In addition, the restricted stock unit issued in connection with the forgiveness dated September 29, 2023, were terminated and replaced with 1,399,834 restricted stock units that vest upon the earlier occurrence of the initial public offering or a change of control of the Company. In exchange of the forgiveness of the accrued bonuses the Company issued an aggregate of 289,294 stock options with an exercise price of $1.33 and an aggregate of 218,703 restricted stock units with a grant date value of $1.33 in exchange for the aggregate forgiveness of compensation in the amount of $583,213.

On March 15, 2024, a former executive agreed to forgive $100,000 of accrued compensation in exchange for 49,605 options to purchase common stock and 7,500 restricted stock units, The options to purchase common stock have a strike price of $1.33. The option had a grant date fair value of $50,000. The Company recorded a gain on the forgiveness of accrued compensation in the amount of $40,000.

F-37

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 3 – Related Party Transactions, continued

On April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 685,867 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering as well as the conversion option. Therefore, the principal amount of the note was increased to $1,377,778 and the exchange debt follows the requirements of Note II. See Note 5 – Convertible Debt and Derivative liability – Senior Secured Note – Formerly known as the Convertible Debt I for more details.

Note 4 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	June 30, 2024	December 31, 2023
Accounts payable	$200,283	$189,495
Professional fees	161,768	174,053
License fee	187,500	150,000
Credit cards	30,987	32,466
Total accounts payable and accrued expenses	$580,538	$546,014

As of June 30, 2024, $119,550 was due to a Company wholly owned by the Company’s Chief Financial Officer, who also is an option holder. The amount is included in accrued compensation on balance sheet.

Accrued compensation of $1,823,452 and $1,562,041 as of June 30, 2024 and December 31, 2023, respectively, includes accrued salaries and health benefits to executives since inception and board fees. Since inception, executive salaries have been paid in cash when the Company’s cash flow has permitted such payment. During 2020, the Company began consistently paying salaries at 50% of the salaries reflected in the respective employment agreements. As of September 1, 2021, the Company began paying full salaries. Throughout 2022, the Company returned to paying partial salaries and by November 2022 the Company stopped paying salaries 100% in an effort to conserve cash. Starting the fourth quarter of 2023 the Company’s executives agreed to reduce their salaries with 80% until an initial public offering. See Note 3 – Related Party Transactions for details related to forgiveness of accrued compensation.

Note 5 – Convertible Debt and Derivative Liability

Convertible Debt I

Between August and December 2021, the Company executed twelve convertible promissory notes (“Notes I”) for $527,650 in proceeds with a maturity date of July 31, 2022, and interest rate of 1%. The Notes I will automatically convert into equity securities on the first business day following effectiveness of an initial public offering of common stock with the Securities and Exchange Commission (“IPO”). Upon IPO, the outstanding principle of the Notes I and all unpaid accrued interest will automatically convert into a number of restricted fully paid and non-assessable shares of common stock, or units of common stock and warrants to purchase common stock if units are offered to the public in the IPO, equal to the indebtedness divided by 70% of the offering price paid per share at which the IPO is made. For the avoidance of doubt, in the event the IPO is not declared effective prior to the maturity date, none of the indebtedness shall convert or be convertible into shares of Common Stock.

F-38

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 5 – Convertible Debt and Derivative Liability, continued

Convertible Debt I, continued

At the time of execution, the Company recorded a debt discount of $257,650 based on the fair value of the embedded conversion feature of Notes I, which was amortized into interest expense over term of Notes I, each with a maturity date of July 31, 2022. On August 6, 2022, the Notes I were amended to extend the maturity date to January 31, 2023, and increase the interest rate to 5%. All other terms remain the same as previously stated in Notes I. The impact of the amendment is prospective and increased accrued interest by $23,072 and is included in accrued interest on the accompanying balance sheet. On February 2, 2023, the Notes I were amended to extend the maturity date to December 31, 2023. During January 31, 2024, the Company and all Note I holders agreed to amend and extend the maturity date of their notes to December 31, 2024. The holders waived any default under the original notes prior to the amendment date. With the amendments the applicable interest rate to Notes I increased to 10% effective from January 1, 2024. The amendments were accounted for as a modification and not an extinguishment of debt, therefore there was no gain recorded in the statement of operations.

Senior Secured Note – Formerly Known as the Convertible Debt I

The Note - On April 11, 2022, the Company entered into a securities purchase agreement with an accredited investor (the “Holder”). Pursuant to the terms of the securities purchase agreement, the Company received aggregate gross proceeds of $1,000,000, less loan origination costs of $22,667, and issued a (i) 10% original issue discount senior secured convertible note (the “Note II”) in the principal amount of $1,111,111 and (ii) 514,403 shares of common stock.

The Company will have the right at any time to redeem in cash all or a portion of Note II at 120% (or 125% on or after the first six months from the closing) of the principal amount thereof plus any unpaid accrued interest to the date of repayment.

Pursuant to the terms of the securities purchase agreement, the Company received aggregate gross proceeds of $1,000,000, less loan origination costs of $22,667, and issued a (i) 10% original issue discount senior secured convertible note (the “Note II”) in the principle amount of $1,111,111 and (ii) 514,403 shares of common stock.

Upon an Event of Default (as defined therein) interest shall accrue at 1 1/2% per month and the 125% of principal and interest through maturity shall be due and payable. At the Holder’s option the Holder shall be entitled to be paid in cash or after the Qualified Offering (as defined in the Purchase Agreement) common stock with the conversion price of the common stock equal to a 30% discount to the lowest closing price of the common stock for the 20 prior trading days.

On October 10, 2022, Note II was amended to postpone the commencement of the principal payments from October 11, 2022 to November 11, 2022. As consideration for the amendment, an additional 42,867 shares of common stock were issued to the Holder on October 10, 2022, valued at 1/12th of the original 514,403 shares issued at commencement of Note II.

On November 10, 2022, Note II was amended to postpone the commencement of the principle from November 11, 2022 to February 11, 2023 and payable in three monthly installments. An additional 128,599 shares of common stock were issued to the Holder on November 10, 2022, value at 1/4th of the original 514,403 shares issued at commencement of Note II.

F-39

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 5 – Convertible Debt and Derivative Liability, continued

Senior Secured Note – Formerly Known as the Convertible Debt II, continued

On February 6, 2023, Note II was amended to postpone the commencement of the principle to February 28, 2023. On March 6, 2023, Note II was amended to postpone the commencement of the principal from February 11, 2023 to May 31, 2023. The Company and the noteholder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note II of 120% (or 137.5% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of Note II, the Company agrees to pay 137.5% of the outstanding note principal, and accrued interest through maturity and all liquidation damages. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $670,419.

On September 22, 2023, Note II was amended to postpone the commencement of the principle to December 31, 2023. The Company and the noteholder agreed to a repayment plan on past due interest. In addition, the Company agreed to prepay in cash the aggregate principal amount of the Note II of 120% (or 150% on or after the first six months from closing) plus any accrued interest on the sale of all the assets of the Company and its subsidiaries, upon the Change of Control, or on a Qualified Offering. Upon default of Note II, the Company agrees to pay 150% of the outstanding note principal and accrued interest through maturity and all liquidation damages. In addition, upon closing the Note Holder will receive 175% stock coverage. As a result of the material modification, the incremental fair value of the modified derivative was classified as a debt extinguishment. Due to the extension of the maturity date of the convertible note, the fair value of the derivative liability increased. This resulted in the Company recording a loss on extinguishment of debt of $217,527.

On April 29, 2024, the Company, the Holder of the Note II and the CEO entered into an amendment in which the CEO agrees to exchange 685,867 shares issued to the Holder in exchange for his related party notes that accrued interest at 3% that are due from the Company in an aggregate principal amount of $266,667 and the Holder agreed to forfeit all rights to all additional future shares from the Company that would of become due upon a qualified offering as well as the conversion option. Therefore, the principal amount of the note was increased to $1,377,778 and the exchange debt follows the requirements of Note II. In addition, the Holder agreed to extend the note maturity date to August 11, 2024. The note shall be designated as a 10% original issued discount secured note (“Senior Secured Note”) moving forward. The Senior Secured Note and interest will become due and payable upon the earliest of the maturity date or upon the occurrence of a qualified event. The note is recorded on the statement of balance under note payable. As a result of the conversion feature of the note being removed the Company recorded a one-time gain on the modification of the debt of $951,868 and a new derivative liability of $407,494 was recorded related to the Senior Secured Note.

Ancillary Agreements - In connection with the Company’s obligations under Note II, the Company entered into a security agreement and intellectual property security agreement with the Holder, pursuant to which the Company granted a security interest on all assets of the Company, including all intellectual property of the Company, for the benefit of the Holders, to secure the Company’s obligations under Note II and the other transaction documents.

F-40

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 5 – Convertible Debt and Derivative Liability, continued

Convertible Debt III

On March 1, 2023, the Company issued a convertible promissory note (the “Note III”) with a principal amount of $150,000 as part of a settlement agreement with an investor relations firm. Note III matures on February 28, 2026 and accrues interest at 5% annually which compounds quarterly. Note III is convertible upon election of the holder upon a qualified financing of at least $5,000,000 into shares of common stock equal to 70% of the per share price of the equity issued in the qualified financing. Note III is also convertible upon the completion of an IPO by the Company into shares of common stock equal to 70% of the per share price of the equity issued in connection with the IPO. In both cases the Holder can elect to receive the principal and accrued interest instead of converting the note.

During the three months ended June 30, 2024 and 2023, $37,505 and $34,519, respectively, are included in interest expense for the combined convertible Notes I, II and III on the accompanying statements of operations. During the six months ended June 30, 2024 and 2023, $44,151 and $24,017, respectively, are included in interest expense for the combined convertible Notes I, II and III on the accompanying statements of operations. As of June 30, 2024 and December 31, 2023 the balance of the combined convertible promissory Note I, II and III was $644,334 and $1,745,472, respectively, net of the debt discount and loan origination costs of $33,315 and $43,288, respectively. As of June 30, 2024 the balance on the Senior Secured Debt was $1,377,778.

Derivative Liability Pursuant to Convertible Debt

In connection with the issuance of the Notes, the Company determined that the terms of Notes contain an embedded conversion option to be accounted for as a derivative liability due to the Holder having the potential to gain value upon IPO. Accordingly, under the provisions of ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in Notes was accounted for as derivative liability and debt discount at the date of issuance and has been adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option was determined using the Monte Carlo valuation model.

In connection with the issuance of Notes I, on the initial measurement date of September 2021, the fair value of the embedded conversion option of $257,650 was recorded as derivative liability and debt discount to be amortized into interest expense over the terms of the Notes.

In connection with the issuance of Note II, on the initial measurement date of April 2022, the fair value of the embedded conversion option of $346,000 and the fair value of the Share True Up of $34,000 was recorded as derivative liability and a debt discount to be amortized into interest expense over the term of Note II. An additional discount of $421,111 was recorded on the initial measurement date for the 10% original issue discount of $111,111 and the relative fair value of the allocation of proceeds to the 514,403 shares of common stock issued, valued at $310,000, to be amortized into interest expense over the term of Note II.

F-41

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 5 – Convertible Debt and Derivative Liability, continued

Derivative Liability Pursuant to Convertible Debt, continued

During the six months ended June 30, 2023, the derivative liabilities were revalued, and a $670,419 adjustment was recorded as a loss on extinguishment of debt to other expenses reflected in the accompanying statements of operations.

During the three and six months ended June 30, 2024, the derivative liability was revalued, and a $951,868 gain was recorded on the modification of the Note II, now known as the Senior Secured Note, with in other income in the accompanying statements of operations.

The Company also recorded a $(25,431) and $0, adjustment as a loss on the change in the fair value of the derivative liability for the three months ended June 30, 2024 and 2023. The Company also recorded a $(63,142) and $18,628, a (loss) gain on the change in the fair value of the derivative liability for the six months ended June 30, 2024 and 2023.

The fair value of the derivative liability of Notes I, Note II and Note III was estimated using the Monte Carlo Valuation model at issuance and each reporting period with the following assumptions:

	NOTE III	NOTES I, II & III	NOTES I, II & III
	March 1, 2023 (Issuance)	December 31, 2023	June 30, 2024
Dividend Rate	-
Term	0.25	0.25	0.13
Volatility	90%	90%	90%
Risk-free rate	N/A	4.70%	5.00%
Probability of IPO	60%	60%	60%

A summary of activity of the derivative liability pertaining to the Notes is presented below:

Derivative Liability
Balance at December 31, 2022	$710,599
Fair value at issuance March 1, 2023	55,604
Fair value on date of amendment, net	887,946
Fair value change	(148,751)
Balance at December 31, 2023	$1,505,398
Fair value change	63,142
Extinguishment of derivative liability - Note II	(1,359,362)
Fair value at issuance on April 29, 2024 - Senior Secured Note	407,494
Balance at June 30, 2024	$616,672

F-42

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 6 – Stockholders’ Deficit

Common Stock

The Company is authorized to issue 125,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Company had 30,126,413 shares of common stock issued and outstanding as of June 30, 2024. There was no preferred stock issued and outstanding as of June 30, 2024.

On June 3, 2024, the Company entered into a three 36-month service agreement with three different entities. The Company issued an aggregate of 3,487,500 restricted shares of common stock, 1,162,500 of restricted shares of common stock to each entity. The shares will be registered upon an IPO as long as an IPO happens no later than March 31, 2025. In addition, each of the entities agreed to purchase 37,500 shares each of the Company’s common stock at a price of $1.33 per share prior to the occurrence of the IPO. As of June 30, 2024, the Company issued the 37,500 common stock and the Company received an aggregate of $50,000 for the sale of the Company’s common stock. See Note 9 – Subsequent events for cash received subsequent to June 30, 2024 related to the sale of the Company’s common stock. These shares will also be registered upon an IPO as long as an IPO happens no later than March 31, 2025. Either party is able to terminate the respective agreement with no liability upon the occurrence of i) the Company failing to raise at least $10 million in gross proceeds from an IPO prior to May 31, 2025, ii) if either party is involved in any illegal activity or iii) at any time as long as both parties agree to it. The Company has the obligation to register the shares upon the occurrence of an IPO. Therefore, until the obligations are met the aggregate value of $4,638,375 related to the 3,487,500 restricted shares will not be recognized by the Company. Once the obligations are met the Company will recognize compensation expense from the effective date of the agreement through the date the obligations are met with the remaining expense being amortized over the remaining term of the 36-months per the services agreements. If the obligations were met as of June 30, 2024, the Company would have recorded compensation expense for services provided of $114,369.

See Note 8 – Commitment and Contingencies – Service agreements for details related to sale of common stock per the service agreements.

Stock Options

The Company grants stock awards to officers, employees, directors, and other key persons pursuant to its 2021 Equity Incentive Plan (“the Plan”).

During the three and six months ended June 30, 2024 the Company recognized stock-based compensation of $276,983 and $632,300, respectively, related to vested stock options. There was $648,640 of unvested stock options expense as of June 30, 2024.

On January 1, 2023, the Company granted a non-qualified stock option to purchase 562,500 shares of Common Stock to our Chief Financial Officer, at an exercise price of $1.33 per share. The option had a grant date fair value of $589,500.

On April 1, 2023, the Company granted non-qualified stock option to purchase an aggregate of 562,500 shares of Common Stock to an employee and consultants, at an exercise price of $1.33 per share. The options had an aggregate grant date fair value of $577,500.

On January 24, 2024, the Company granted 180,000 stock options to a consultant with an exercise price of $1.33 per share. The option had a grant date fair value of $190,560.

On April 17, 2024, the Company granted 67,500 stock options to a consultant with an exercise price of $1.33 per share. The option had a grant date fair value of $73,459.

F-43

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 6 – Stockholders’ Deficit, continued

Stock Options, continued

See Note 3 – Related Party Transactions above for details related to options issued for forgiveness of accrued salaries.

A summary of activity for the six months ended June 30, 2024 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2023	10,336,883	$1.00	7.41	$3,316,119
Granted	297,105	1.33
Exercised	-	-
Forfeited	-	-
Outstanding as of June 30, 2024	10,633,988	$1.02	6.51	$3,316,141
Exercisable as of June 30, 2024	10,015,749	$1.00	6.38	$3,306,129

The following table summarized information about employee stock options outstanding as of June 30, 2024:

	Outstanding Options		Vested Options
Exercise Price	Number Outstanding at June 30, 2024	Weighted Average Remaining Life	Number Exercisable at June 30, 2024	Weighted Average Remaining Life
$0.01	675,000	1.50	675,000	1.50
$0.74	1,657,560	4.57	1,657,564	4.57
$0.80	2,783,243	4.80	2,764,488	4.79
$1.33	5,461,935	8.58	4,862,447	8.56
$2.16	56,250	6.96	56,250	6.96
	10,633,988	6.74	10,015,749	6.59

Warrants

The following is a summary of the Company’s warrant activity for the three months ended June 30, 2024:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Life (Years)
Outstanding as of December 31, 2022	1,359,375	$0.80	2.93
Granted	-	-	-
Forfeited	-	-	-
Outstanding as of December 31, 2023	1,359,375	$0.80	1.93
Granted	-	-	-
Forfeited	-	-	-
Outstanding as of June 30, 2024	1,359,375	$0.80	1.43

F-44

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 6 – Stockholders’ Deficit, continued

Restricted Stock Units

On September 29, 2023, the Company issued an aggregate of 1,399,834 restricted stock units with a grant date value of $1.33 per unit in exchange for the forgiveness of accrued compensation. Pursuant to the amendment dated December 18, 2023, the restricted stock units shall vest on the on earlier event of either the occurrence of an initial public offering or in the event of change of control of the Company. The restricted stock units have an aggregate grant date fair value of $1,866,445.

On December 18, 2023, the Company terminated 1,399,384 restricted stock units and issued an aggregate of 1,618,537 restricted stock units with a grant date value of $1.33 in exchange for the forgiveness of accrued compensation. The restricted stock units shall vest on the earlier event of either the occurrence of an initial public offering or in the event of change of control of the Company. The restricted stock units have an aggregate grant date fair value of $2,158,050.

On March 15, 2024, the Company issued 7,500 restricted stock units with a grant date value of $1.33 per unit in exchange for the forgiveness of accrued compensation. The restricted stock units shall vest on the earlier event of either the occurrence of an initial public offering or in the event of change of control of the Company.

As of June 30, 2024, the Company had an aggregate of 1,626,037 restricted stock units outstanding with an aggregate fair value of $2,195,550.

Note 7 – Concentrations

The Company’s grant revenues and grant receivables are from the NIH Award. The Company expects to maintain the relationship with the NIH.

Note 8 – Commitments and Contingencies

Legal Matters

From time to time, claims are made against the Company in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting the Company from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on the Company’s results of operations for that period or future periods.

On July 19, 2022, Tiberend Strategic Advisors (“Tiberend”), an entity that the Company had previously engaged as a communications and investor relations firm, filed a summons for civil action in the District Court of Southern Florida against the Company alleging non-payment by the Company under a services agreement (the “Services Agreement”) with Tiberend in the amount of $130,400. The Company and Tiberend entered into a full settlement and release agreement in exchange for a $150,000 convertible promissory note in March 2023. See Note 5 – Convertible Debt and Derivative Liability – Convertible Debt III for details associated with the note issuance.

Office Lease

On May 1, 2021 the Company entered into an 61 month operating lease for office space for a base rent of $3,783 subject to a 3% yearly escalation. The Company adopted ASC Topic 842, Leases upon inception of the lease. As of June 30, 2024, the Company’s Operating lease right-of-use asset, net (ROU) is $92,856 and total lease liability is $95,786 based on an incremental borrowing rate of 0.81% at lease inception. As of December 31, 2023, the Company’s Operating lease right-of-use asset, net (ROU) is $116,939 and total lease liability is $119,542 based on an incremental borrowing rate of 0.81% at lease inception.

F-45

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 8 – Commitments and Contingencies, continued

Office Lease, continued

	June 30,	December 31,
	2024	2023
Operating lease right-of-use asset (“ROU”) is summarized below:
Office lease ROU	$236,009	$236,009
Less accumulated reduction	(143,153)	(119,939)
Balance of ROU, net	$92,856	$116,070

Operating lease liability related to the ROU asset is summarized below:
Office lease liability	$236,009	$236,009
Reduction of lease liability	(140,223)	(116,467)
Total	$95,786	$119,542

Future minimum lease liability payments under non-cancelable operating lease at June 30, 2024 and December 31, 2023 are as follows:

2024	24,804	49,004
2025	50,476	50,476
2026	21,290	21,290
	96,570	120,770
Less: imputed interest	(784)	(1,228)
Total lease liabilities	$95,786	$119,542

Current operating lease liabilities	49,138	48,213
Non-current operating lease liabilities	46,648	71,329
Total lease liabilities	$95,786	$119,542

On October 1, 2021, the Company entered into a month-to-month lease for office space in Charlestown, MA.

Rental expenses of $8,865 and $5,745 for the three months ended June 30, 2024 and 2023, respectively, are included in general and administrative expenses on the accompanying statement of operations. Rental expenses of $13,075 and $10,826 for the six months ended June 30, 2024 and 2023, respectively, are included in general and administrative expenses on the accompanying statement of operations.

Consulting Agreements

The Company utilizes various consultants and advisors for clinical research, scientific advisory services and business strategies. Each consultant has an executed agreement in place defining term, compensation, duties, confidentiality, intellectual property. The majority of the agreements have a 2-year term. Agreements are evaluated for renewal upon expiration. Bonus provisions are at the discretion of the Company’s Board of Directors and are granted on an individual agreement basis.

F-46

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 8 – Commitments and Contingencies, continued

Executive Employment Agreements

The Company’s standard executive employment agreements have a stated term of six years. Per the agreements, employees are eligible for a discretionary annual performance bonus, determined by the Board of Directors. If the Company terminates an employee without cause, the employee is entitled to a pro-rated pay out of the annual performance bonus based on days worked in the fiscal year, severance of twelve months of the base salary, and automatic vesting of unvested equity grants. If the employee terminates with good reason, as defined in the employment contract, the employee is entitled to automatic vesting of unvested equity grants.

During 2020, the Company began consistently paying salaries at 50% of the salaries reflected in the respective employment agreements. As of September 2021, the Company began paying full salaries. Throughout 2022, the Company returned to paying partial salaries and by October 2023 the company stopped paying 100% in an effort to conserve cash. See Note 3 – Related Party Transactions for details related to forgiveness of accrued compensation during the year ended December 31, 2023.

On December 18, 2023, various employees agreed to reduce their annual base salary to 20% of their original base salary effective October 1, 2023 until the time the Company raises additional capital from securities in the amount of $1,500,000 (the “Reduction Period”). Upon the expiration of the Reduction Period, the bases salaries shall adjust to be 105% of their original base salary as set forth in their original agreements.

Licensing and Royalty Agreements - Aquanova AG

On September 15, 2016 the Company entered into a Development, Collaboration and License Agreement (“License Agreement”) with Aquanova AG, a German company in the field of development, manufacturing and selling of colloidal formulas. The License Agreement resulted in the creation of the pharmaceutic product, JOTROL. The License Agreement is in effect until product launch, which is undeterminable at this time. The Chief Scientific Officer of the Company and the CEO of Aquanova are the joint inventors of JOTROL. Aquanova is assignee on the patents in the United States, the European Union, China and Japan whereas the Company is obligated to maintain the patents. The agreement grants ownership to the Company for regulatory approvals and the sole and exclusive worldwide right to develop, manufacture and commercialize all products, including JOTROL. Aquanova is granted the exclusive license to conduct formulation development and manufacturing. The agreement also defines fees owed to Aquanova for product and formulation development and licensing of the products. The Company is required to pay Aquanova an annual license fee of $75,000 upon acceptance of the product formulation by both parties, with the license fee requirement ending in the year of marketing authorization approval (“MMA”) in a single territory. MMA has not yet been received as of the period ended June 30, 2024. As of June 30, 2024 and December 31, 2023, $187,500 and $150,000 of accrued license fees are included in accounts payable and accrued expenses on the balance sheet, respectively. Upon receipt of approval of the MMA in each territory (e.g United States, European Union, China, Japan), the Company will pay $200,000 to Aquanova per territory an MMA approval is received, up to a max of $600,000. The Company shall pay Aquanova a royalty of 5% of net sales in each territory through the later of ten years after the first commercial sale, the first date there is no valid claim within the Aquanova patent rights, or the date of expiration of the MMA in each territory.

Upon mutual agreement, the Company can pay a one-time royalty of $3,000,000 within 180 days of United States marketing approval, with subsequent royalty payments reduced to 1.25%, in accordance with the terms set forth above.

F-47

Jupiter Neurosciences, Inc.

Notes to Financial Statements

June 30, 2024

Note 8 – Commitments and Contingencies, continued

Service Agreements

Murdoch Children’s Research Institute

On September 1, 2015 the Company entered into a Global Development and License Agreement (“License Agreement II”) with Murdoch Children’s Research Institute (“MCRI”), an Australian Institute at the Royal Children’s Hospital in Australia, with the know-how in the process of using pharmaceutical grade Resveratrol for the treatment of Freidreich’s ataxia. The License Agreement II is for both parties to work jointly to develop an appropriate delivery system and conduct clinical trials for the purpose of product approval in the treatment of Friedreich’s ataxia and worldwide commercialization by the Company. The License Agreement II grants an exclusive worldwide license to the Company to use the MCRI know-how for developing, manufacturing and commercializing the product for proposed treatment for Friedreich’s ataxia. MCRI is granted an irrevocable, royalty free, worldwide license to use the product inventions and patent rights for internal research and development. Upon receipt of approval of the MMA in each territory (e.g United States, European Union, China, Japan), the Company will pay $100,000 to MCRI per each territory up to a maximum of $300,000. MMA has not yet been received as of March 24, 2024. The Company shall pay MCRI a royalty of 1.5% of net sales in each territory until the product is no longer sold in the respective territory.

Research and Development Service Providers

In addition to the services received under the licensing agreements noted above, a substantial portion of the research and development (“R&D”) expense included in the statement of operations is incurred pursuant to short term service and consulting agreements with third party providers for research, development, testing and manufacturing services. The agreements generally provide termination, at any time by either party without cause, upon a 30-day written notice, unless otherwise disclosed below. There are no pending milestone payments due as of June 30, 2024.

Service Agreements

On June 3, 2024, the Company entered into a three 36-month service agreement with three different entities. The Company issued an aggregate of 3,487,500 restricted shares of common stock, 1,162,500 of restricted shares of common stock to each entity. The shares will be registered upon an IPO as long as an IPO happens no later than March 31, 2025. In addition, each of the entities agreed to purchase 37,500 shares each of the Company’s common stock at a price of $1.33 per share prior to the occurrence of the IPO. As of June 30, 2024, the Company issued the 37,500 common stock and the Company received an aggregate of $50,000 for the sale of the Company’s common stock. See Note 9 – Subsequent events for cash received subsequent to June 30, 2024 related to the sale of the Company’s common stock. These shares will also be registered upon an IPO as long as an IPO happens no later than March 31, 2025. Either party is able to terminate the respective agreement with no liability upon the occurrence of i) the Company failing to raise at least $10 million in gross proceeds from an IPO prior to May 31, 2025, ii) if either party is involved in any illegal activity or iii) at any time as long as both parties agree to it. The Company has the obligation to register the shares upon the occurrence of an IPO. Therefore, until the obligations are met the aggregate value of $4,638,375 related to the 3,487,500 restricted shares will not be recognized by the Company. Once the obligations are met the Company will recognize compensation expense from the effective date of the agreement through the date the obligations are met with the remaining expense being amortized over the remaining term of the 36-months per the services agreements. If the obligations were met as of June 30, 2024, the Company would have recorded compensation expense for services provided of $114,369.

Note 9 – Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the Financial Statements.

Subsequent to June 30, 2024, the Company’s CEO loaned the Company an additional $18,000. The loans are due on demand and accrues interest at 3% per year.

On August 8, 2024, the Company, and the Holder of the Senior Secured Note entered into an amendment to extend the maturity date of the Senior Secured Note to October 11, 2024.

Subsequent to the June 30, 2024, the Company received $25,000 related to the sale of the Company’s common stock per the service agreements.

F-48

2,750,000 Shares of

Common Stock

JUPITER NEUROSCIENCES, INC.

PROSPECTUS

__________, 2024

Through and including              , 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[Alternate Page for Resale Prospectus]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 13, 2024

JUPITER NEUROSCIENCES, INC.

3,600,000 Shares of

Common Stock

This prospectus relates to 3,600,000 shares of common stock, par value US$0.0001 per share, of Jupiter Neurosciences, Inc. that may be sold from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) following the closing of our initial public offering, described in greater detail in the Public Offering Prospectus (defined below).

We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders.

Since there is currently no public market established for our securities, the Selling Stockholders will sell at a fixed price of $4.00 per share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our common stock are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Stockholders may sell the resale shares from time to time, at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

We have applied to list our shares of common stock on The Nasdaq Capital Market, which we refer to in this prospectus as “Nasdaq” or “the Nasdaq Capital Market,” under the symbol “JUNS”. The Nasdaq might not approve such application, and if our application is not approved, the Company’s initial public offering cannot be completed and this resale offering will not proceed.

No resales of shares of common stock covered by this prospectus shall occur until the shares of common stock sold in our initial public offering begins trading on The Nasdaq Capital Market. The Selling Stockholders may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any Selling Stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock. See “Plan of Distribution” for a more complete description of the ways in which the common stock may be sold.

On ______________, 2024, the registration statement under the Securities Act of 1933 containing this prospectus relating to the resale offering by the Selling Stockholders and a separate prospectus relating to our initial public offering (the “Public Offering Prospectus”) was declared effective by the Securities and Exchange Commission (the “SEC”). On _____________, 2024, we closed on the initial public offering of ___________ shares of common stock at the public offering price of $____ per share of common stock under the Public Offering Prospectus through the underwriter named on the cover page of the Public Offering Prospectus. We received approximately $____ million in net proceeds from the initial public offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary— Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our common stock under the heading “Risk Factors” beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated __________, 2024

[Alternate Page for Resale Prospectus]

THE OFFERING

Common stock offered by the Selling Stockholders:	This prospectus relates to 3,600,000 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus

Common stock outstanding at commencement of the offering(1):	32,876,413 shares of common stock based on the assumed initial public offering price of $4.00 per share, which is the low-end of the anticipated public offering price range set forth on the cover page of the initial public offering prospectus filed contemporaneously with this prospectus.

Use of proceeds:	We will not receive any proceeds from the sales of outstanding shares of common stock by the selling stockholders.

Risk Factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading market and symbol:	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “JUNS”. We believe that upon the completion of the Company’s initial public offering, we will meet the standards for listing on The Nasdaq Capital Market. The closing of the initial public offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market. This resale offering will not proceed unless the initial public offering is closed.

(1) The number of shares of common stock outstanding at the commencement of the offering assumes the issuance by us of common stock pursuant to the initial public offering prospectus filed contemporaneously with this prospectus, is based on 32,876,413 shares of common stock outstanding as of the date of this prospectus or that may be outstanding before the commencement of the initial public offering, and excludes:

[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders. In addition, the Underwriter will not receive any compensation from the sale of the common stock by the Selling Stockholders. The Selling Stockholders will receive all of the net proceeds from the sales of the shares of our common stock offered by them pursuant to this prospectus. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders.

[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

On June 3, 2024, the Company entered into a three 36-month service agreement with three different entities. Upon the closing of these agreements, the Company issued an aggregate of 3,487,500 shares of common stock, 1,162,500 of shares of common stock for each entity. The shares issued are free from any restriction as a pre-payment in full for the 36 months of services to be provided. The aforementioned shares will be registered upon an IPO as long as an IPO happens no later than March 31, 2025. In addition, each of the entities agreed to purchase 37,500 shares each of the Company’s common stock at a price of $1.33 per share prior to the occurrence of the IPO. These shares will also be registered upon an IPO as long as an IPO happens no later than March 31, 2025. Either party is able to terminate the respective agreement with no liability upon the occurrence of (i) the Company failing to raise at least $10 million in gross proceeds from an IPO prior to May 31, 2025, (ii) if either party is involved in any illegal activity or (iii) at any time as long as both parties agree to it. The shares of common stock were issued by the Company to Selling Stockholders under Rule 506(b) of Regulation D promulgated under the Securities Act or Regulation S promulgated under the Securities Act, as applicable. The shares of common stock being offered by the Selling Stockholders in this prospectus are those acquired by the Selling Stockholders on June 3, 2024. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time following the closing of the initial public offering and listing on the Nasdaq Capital Market. Except for the ownership of these securities or as otherwise disclosed below, the Selling Stockholders have not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years, and based on the information provided to us by the Selling Stockholders, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

The following table sets forth information with respect to the number of shares of common stock beneficially owned by the Selling Stockholders named below and as adjusted to give effect to the sale of the shares of common stock offered hereby. The table lists the number of shares of common stock beneficially owned by the Selling Stockholders as of the date of this prospectus, the shares of common stock covered by this prospectus that may be disposed of by the Selling Stockholders, and the number of shares of common stock that will be beneficially owned by the Selling Stockholders assuming all of the shares of common stock covered by this prospectus are sold.

The shares of common stock beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The Selling Stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock being registered. The Selling Stockholders are under no obligation to sell all or any portion of such shares of common stock nor are the Selling Stockholders obligated to sell any shares of common stock immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Stockholders.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering(1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Optimize Wellness Limited	1,200,000	3.65%	1,200,000	-	-%
Regis Healthcare Group Limited	1,200,000	3.65%	1,200,000	-	-%
Longevity Technology Group Limited	1,200,000	3.65%	1,200,000	-	-%

* less than 1%

(1)	Based on 32,876,413 shares of common stock issued and outstanding immediately after the completion of the underwritten public offering. As noted above, for purposes of computing percentage ownership after this offering, we have assumed that any shares of common stock being offered will be sold in this resale offering.

[Alternate Page for Resale Prospectus]

SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the Selling Stockholders will sell at a fixed price of $4.00 per share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our shares of common stock are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Stockholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities, but we will not receive any proceeds from the sale of our shares of common stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus forms a part effective for a period as shall be required to permit the investors to complete the offer and sale of their shares, unless the shares may be resold pursuant to Rule 144 promulgated under the Securities Act. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M promulgated under the Exchange Act, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The validity of the shares of common stock covered by this prospectus will be passed upon by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida.

3,600,000 Shares of

Common Stock

JUPITER NEUROSCIENCES, INC.

PROSPECTUS

            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us, other than estimated underwriting discounts and commissions, in connection with the offer and sale of common stock by us and the Selling Stockholders. All amounts shown are estimates except for the SEC registration fee, the Nasdaq Capital Market listing fee and the FINRA filing fee:

Type	Amount
SEC Registration Fee	$4,686
FINRA Filing Fee	5,263
Nasdaq Capital Market Listing Fee	50,000
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	120,000
Accountable Fees	175,000
Non-Accountable Fees	110,000
Transfer Agent and Registrar’s Fees and Expenses	10,000
Printing and Engraving Expenses	10,000
Miscellaneous Expense	30,051
Total Expenses	$715,000

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Our certificate of incorporation also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

also intends to enter into indemnification agreements with its future directors and executive officers. The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15.	Recent Sales of Unregistered Securities.

The following is a summary of transactions by us since inception (January 1, 2016) involving registered and unregistered issuances and redemption of our common equity securities.

Name	Date	Type	Type of Award	Quantity	Price	Additional
Christer Rosén, our Chief Executive Officer	January 01, 2016	Issued	Common Stock	11,250,000	$53.33
Christer Rosén, our Chief Executive Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Alexander Rosén, our Chief Administrative Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	56,250	$0.01
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.01
Claude Volmar, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	56,250	$0.01
Ian Baker-Finch., a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	168,750	$0.01
Jacob Uittenbogaard, our former Chief Financial Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Marshall Hayward, Ph.D., our Chief Scientific Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Peter Colabuono, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	112,500	$0.01
Thomas Liquard, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	112,500	$0.01	The shares were subsequently forefeited on January 1, 2016
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 04, 2016	Issued	Common Stock	2,757,352	$13.07
Jacob Uittenbogaard, our former Chief Financial Officer	January 04, 2016	Issued	Common Stock	551,471	$2.67
Marshall Hayward, Ph.D., our Chief Scientific Officer	January 04, 2016	Issued	Common Stock	2,205,885	$10.40
Shaun P. Brothers, Ph.D., a member of our Science Advisory Board	January 04, 2016	Issued	Common Stock	1,541,914	$7.73

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Name	Date	Type	Type of Award	Quantity	Price	Additional
David Sinclair, an advisor	April 06, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.01
Li-Huei Tsai, a member of our Science Advisory Board	June 01, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Raymond Scott Turner, MD, Ph.D., a member of our Science Advisory Board	August 01, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	September 30, 2016	Issued	Common Stock	312,502	$0.80
Peter Elliott, Ph.D., a member of our Science Advisory Board	October 17, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	October 17, 2016	Issued	Common Stock	125,002	$0.80
Natalie McNamee, a consultant	December 19, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.80
Gene Spotlight, Inc.	January 25, 2017	Issued	Common Stock	187,500	$0.80
Ulf Wiinberg, an advisor	January 27, 2017	Issued	Common Stock	187,500	$0.80
Ulf Wiinberg, an advisor	January 31, 2017	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Robert Roath, an advisor	November 17, 2017	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	December 21, 2017	Issued	Common Stock	112,500	$0.80
Gino Cortopassi, an advisor	February 14, 2018	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Christer Rosén, our Chief Executive Officer	May 08, 2018	Issued	Common Stock	225,000	$0.01	Upon an exercise of an incentive stock option
Alexander Rosén, our Chief Administrative Officer	May 08, 2018	Issued	Common Stock	56,250	$0.01	Upon an exercise of an incentive stock option
Jacob Uittenbogaard, our former Chief Financial Officer	May 09, 2018	Issued	Common Stock	225,000	$0.01	Upon an exercise of an incentive stock option
Robert Roath	June 01, 2018	Issued	Common Stock	157,083	$0.64	Upon his conversion of a promissory note
Robert Roath	June 20, 2018	Issued	Common Stock	135,000	$0.80	Upon an exercise of a non-qualified stock option
Frank Behnam, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Michio Harano, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Robert Roath, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Ulf Wiinberg, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Alison Silva, our President and Chief Business Officer	December 13, 2018	Granted	Incentive Stock Option; Common Stock	225,000	$0.80
John Ditton, an advisor	December 13, 2018	Granted	Incentive Stock Option; Common Stock	135,000	$0.80	Such stock options were forfeited on January 15, 2022 (90 days following his resignation as a director of the Company)
Alexander Rosén, our Chief Administrative Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	569,775	$0.74
Christer Rosén, our Chief Executive Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	811,811	$0.74
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 24, 2019	Granted	Non-qualified Stock Option; Common Stock	84,937	$0.74
Jacob Uittenbogaard, our former Chief Financial Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	113,598	$0.74
Shaun Brothers, a member of our Science Advisory Board	January 24, 2019	Granted	Non-qualified Stock Option; Common Stock	77,441	$0.74
David Sinclair, an advisor	May 15, 2019	Forfeited	Non-qualified Stock Option; Common Stock	225,000	$0.01
Peter Colabuono, a consultant	September 09, 2019	Forfeited	Non-qualified Stock Option; Common Stock	112,500	$0.01
Michio Harano, an advisor	October 01, 2018	Forfeited	Non-qualified Stock Option; Common Stock	84,375	$0.80
Gino Cortopassi, an advisor	October 17, 2019	Forfeited	Non-qualified Stock Option; Common Stock	135,000	$0.80
Natalie McNamee, a consultant	October 24, 2019	Forfeited	Non-qualified Stock Option; Common Stock	225,000	$0.80
Dr. Rudolph Tanzi, a member of our Science Advisory Board	November 06, 2019	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.80
Alalia Pty Ltd ATF McNamee Family Trust	December 19, 2019	Granted	Warrant; Common Stock	1,249,998	$0.80
Alexander Rosén, our Chief Administrative Officer	February 01, 2020	Granted	Incentive Stock Option; Common Stock	168,750	$0.80
Christer Rosén, our Chief Executive Officer	February 01, 2020	Granted	Incentive Stock Option; Common Stock	506,250	$0.80
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Claude Volmar, a consultant	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	67,500	$0.80
Jacob Uittenbogaard, our former Chief Financial Officer	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	168,750	$0.80
Li-Huei Tsai, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Incentive Stock Option; Common Stock	67,500	$0.80
Marshall Hayward, Ph.D., our Chief Scientific Officer	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	393,750	$0.80
Raymond Scott Turner, MD, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Charbel Moussa, MBBS, Ph.D., a member of our Science Advisory Board	April 21, 2020	Granted	Non-qualified Stock Option; Common Stock	90,000	$0.80

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Name	Date	Type	Type of Award		Quantity	Price	Additional
Mark Dant, an advisor	April 21, 2020	Granted	Non-qualified Stock Option; Common Stock		90,000	$0.80
Robert Roath	May 19, 2020	Issued	Common Stock		126,251	$0.80	Upon his conversion of a promissory note
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Issued	Common Stock		156,251	$0.80
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Granted	Warrant; Common Stock		234,375	$0.80
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Issued	Common Stock		156,251	$0.80
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Granted	Warrant; Common Stock		234,375	$0.80
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Issued	Common Stock		78,123	$0.80	For services rendered by Joel Norman Goldberg to the Company
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Issued	Common Stock		78,123	$0.80	For services rendered by Andrew C. Matthiesen to the Company
Dencam Living Trust	June 29, 2020	Issued	Common Stock		156,251	$0.80
Dencam Living Trust	June 29, 2020	Granted	Warrant; Common Stock		234,375	$0.80
Dencam Living Trust	June 29, 2020	Issued	Common Stock		78,123	$0.80	For services rendered by Robert Faerber to the Company
WKJP, LLC	July 15, 2020	Issued	Common Stock		156,251	$0.80
WKJP, LLC	July 15, 2020	Granted	Warrant; Common Stock		234,375	$0.80
WKJP, LLC	July 15, 2020	Issued	Common Stock		78,123	$0.80	For services rendered by Jeffery W. Krol to the Company
Joel Norman Goldberg Trust #1, Dated 04/15/2003	August 20, 2020	Issued	Common Stock		669,645	$0.15
Dencam Living Trust	August 20, 2020	Issued	Common Stock		167,411	$0.15
WKJP, LLC	August 20, 2020	Issued	Common Stock		502,233	$0.15
Arthur Kirsch, a consultant	October 01, 2020	Granted	Non-qualified Stock Option; Common Stock		150,000	$1.33
Gene Spotlight, Inc.	December 29, 2020	Issued	Common Stock		375,000	$1.33
Gene Spotlight, Inc.	December 29, 2020	Granted	Warrant; Common Stock		75,000	$1.33
Robert S. Roath Revocable Trust	February 19, 2021	Issued	Common Stock		11,373	$1.33	Upon his conversion of a promissory note
Dana Eschenburg Perez, our former Chief Financial Officer	March 01, 2021	Granted	Incentive Stock Option; Common Stock		135,000	$1.33
Robert S. Roath	March 05, 2021	Issued	Common Stock		84,375	$0.80	Upon an exercise of a non-qualified stock option
Alexander Rosén, our Chief Administrative Officer	June 01, 2021	Granted	Incentive Stock Option; Common Stock		168,750	$2.16
Dana Eschenburg Perez, our former Chief Financial Officer	June 01, 2021	Granted	Incentive Stock Option; Common Stock		193,125	$2.16
Tiberend Strategic Advisors, a consultant	June 15, 2021	Granted	Non-qualified Stock Option; Common Stock		56,250	$2.16
W. Dalton Deitrich III, an advisor	June 22, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
Dencam Living Trust	August 30, 2021	Issued	Common Stock		234,375	$0.80	Upon the exercise of a warrant
Alison Silva, our President and Chief Business Officer	September 01, 2021	Granted	Incentive Stock Option; Common Stock		281,250	$2.16
Gene Spotlight, Inc.	September 09, 2021	Issued	Common Stock		75,000	$1.33	Upon the exercise of a warrant
Joel Norman Goldberg Trust #1, Dated 04/15/2003	September 28, 2021	Issued	Common Stock		234,375	$0.80	Upon the exercise of a warrant
WKJP, LLC	September 29, 2021	Issued	Common Stock		234,375	$0.80	Upon the exercise of a warrant
Andrew C. Matthiesen Trust, Dated 12/03/1998	September 30, 2021	Issued	Common Stock		234,375	$0.80	Upon the exercise of a warrant
Nicholas Hemmerly, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
Allison W. Brady, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
Julie Kampf, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
John Ditton, an advisor	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16	Such stock options were forfeited on January 15, 2022 (90 days following his resignation as a director of the Company)
Holger Weis, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
Arthur Kirsch, a consultant	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock	12,500	46,875	$2.16
Frank Behnam, CEO of Aquanova AG	December 01, 2021	Cancelled	Non-qualified Stock Option; Common Stock		84,375	$0.80	Issued on October 2018
Aquanova AG	December 01, 2021	Granted	Non-qualified Stock Option; Common Stock		84,375	$2.16	Pursuant to the terms of the Debt Forgiveness and Exchange Agreement. subject to vesting terms set forth in the non-qualified stock option
An accredited investor	April 11, 2022	Issued	Common Stock		514,403	$2.16	In connection with the issuance of a senior secured convertible note with a principal amount of $1,111,111 to an accredited investor; as additional consideration to the investor for lending $1,000,000 to the Company
June 1, 2021 Option Grant to Alexander Rosén, our Chief Administrative Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock		168,750	$1.33
June 1, 2021 Option Grant to Dana Eschenburg Perez, our former Chief Financial Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock		193,125	$1.33
August 1, 2021 Option Grant to Dana Eschenburg Perez, our former Chief Financial Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock		193,125	$1.33
June 22, 2021 Option Grant to W. Dalton Dietrich III, an advisor	July 14, 2022	Amendment	Non-qualified Stock Option; Common Stock		67,500	$1.33
September 1, 2021 Option Grant to Alison D. Silva, our President and Chief Business Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock		281,250	$1.33

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Name	Date	Type	Type of Award	Quantity	Price	Additional
Christer Rosén, our Chief Executive Officer	July 21, 2022	Issued	Restricted stock	476,070	$1.33	The restricted stock award was issued in exchange for forgiveness of $634,760 of accrued compensation
Marshall Hayward, our Chief Scientific Officer	July 21, 2022	Issued	Restricted stock	399,401	$1.33	The restricted stock award was issued in exchange for forgiveness of $532,535 of accrued compensation
Jacob Uittenbogaard, our former Chief Financial Officer	July 21, 2022	Issued	Restricted stock	93,367	$1.33	The restricted stock award was issued in exchange for forgiveness of $124,490 of accrued compensation
Alexander Rosén, our Chief Administrative Officer	July 21, 2022	Issued	Restricted stock	96,607	$1.33	The restricted stock award was issued in exchange for forgiveness of $128,810 of accrued compensation
Dana Eschenburg Perez, our former Chief Financial Officer	July 21, 2022	Issued	Restricted stock	10,125	$1.33	The restricted stock award was issued in exchange for forgiveness of $13,500 of accrued compensation
Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	July 21, 2022	Issued	Restricted stock	46,620	$1.33	The restricted stock award was issued in exchange for forgiveness of $62,160 of accrued compensation
Shaun Brothers, a member of our Science Advisory Board	July 21, 2022	Issued	Restricted stock	44,820	$1.33	The restricted stock award was issued in exchange for forgiveness of $59,760 of accrued compensation
October 1, 2021 Option Grant to Nicholas Hemmerly, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Allison W. Brady, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Julie Kampf, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Holger Weis, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Arthur Kirsch, a consultant	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	46,875	$1.33
December 1, 2021 Option Grant to Aquanova AG	August 01, 2022	Amendment	Non-qualified Stock Option; Common Stock	193,125	$1.33
Senior secured note investor	October 10, 2022	Issued	Common Stock	42,867	$2.16	For consideration of an amendment to postpone the amortization of principle and interest one month to November 11, 2022
Senior secured note investor	November 10, 2022	Issued	Common Stock	128,598	$2.16	For consideration of an amendment to postpone the amortization of principle and interest three months to February 11, 2023
Saleem Elmasri, CPA, our Chief Financial Officer	January 01, 2023	Granted	Non-qualified Stock Option; Common Stock	562,500	$1.33
An employee and consultants	April 01, 2023	Granted	Non-qualified Stock Option; Common Stock	562,500	$1.33
Various employees and executives as part of their accrued compensation forgiveness	September 29, 2023	Granted	Non-qualified Stock Option; Common Stock	2,353,777	$1.33
Christer Rosén, our Chief Executive Officer	November 13, 2023	Issued	Common Stock	113,637	$0.88	Upon an exercise of an incentive stock option
Various employees and executives as part of their accrued compensation forgiveness	December 18, 2023	Granted	Non-qualified Stock Option; Restricted Stock	1,618,545	$1.33
Various employees and executives as part of their accrued compensation forgiveness	December 18, 2023	Granted	Non-qualified Stock Option; Common Stock	289,296	$1.33
A consultant	January 24, 2024	Granted	Non-qualified Stock Option; Common Stock	180,000	$1.33
Dana Eschenburg Perez, our former Chief Financial Officer	March 15, 2024	Granted	Non-qualified Stock Option; Restricted Stock	7,500	$1.33
Dana Eschenburg Perez, our former Chief Financial Officer	March 15, 2024	Granted	Non-qualified Stock Option; Common Stock	49,605	$1.33
A consultant	April 17, 2024	Granted	Non-qualified Stock Option; Common Stock	67,500	$1.33

The above issuances/sales were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

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(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i)	The undersigned Registrant hereby undertakes that it will:

a.	for determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Commission declared it effective.

b.	for determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation of the Company dated December 30, 2015**
3.2	Certificate of Validation of the Company dated July 9, 2021 (including Certificate of Amendment to Certificate of Incorporation of the Company)**
3.3	Certificate of Amendment to Certificate of Incorporation of the Company dated August 30, 2021**
3.4	Certificate of Amendment to Certificate of Incorporation of the Company dated November 19, 2021**
3.5	Certificate of Amendment to Certificate of Incorporation of the Company dated January 25, 2022**
3.6	Certificate of Amendment to Certificate of Incorporation of the Company dated June 14, 2024**
3.7	Amended and Restated Bylaws**
5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC**
10.1	Jupiter Orphan Therapeutics, Inc. 2021 Equity Incentive Plan**†
10.2	Employment Agreement, dated as of September 1, 2021, between the Company and Christer Rosén **†
10.3	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Christer Rosén **†
10.4	Employment Agreement, dated as of September 1, 2021, between the Company and Marshall Hayward, Ph.D. **†
10.5	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Marshall Hayward, Ph.D. **†
10.6	Employment Agreement, dated as of June 6, 2021, between the Company and Alexander Rosén **†
10.7	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Alexander Rosén **†
10.8	Employment Agreement, dated as of September 1, 2021, between the Company and Alison Silva**†
10.9	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Alison D. Silva **†
10.10	Employment Agreement, dated as of June 1, 2021, between the Company and Dana Eschenburg Perez **†
10.11	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Dana Eschenburg Perez **†
10.12	Independent Director Agreement, dated as of September 8, 2021, between the Company and Nicholas H. Hemmerly**†
10.13	Independent Director Agreement, dated as of September 8, 2021, between the Company and Julie Kampf **†
10.14	Independent Director Agreement, dated as of September 8, 2021 between the Company and Allison W. Brady **†
10.15	Independent Director Agreement, dated as of September 8, 2021, between the Company and Holger Weis **†
10.16	License Agreement with Aquanova AG.**
10.17	Grant Agreement between Company and National Institute on Aging.**
10.18	Agreement between Company and Murdoch Children’s Research Institute.**
10.19	Manufacturing Agreement between Company and Catalent.**
10.20	Agreement between the Company and Syneos Health.**
10.21	Material Transfer Agreement between the Company and University of Miami.**
10.22	Services Agreement between the Company and Technical Resources International, Inc.**
10.23	Amendment to Services Agreement between the Company and Technical Resources International, Inc.**
10.24	Debt Forgiveness and Exchange Agreement, dated as of December 1, 2021, between the Company and Aquanova AG.**
10.25	Securities Purchase Agreement, dated April 11, 2022, between the Company and Puritan Partners LLC**
10.26	Senior Secured Convertible Promissory Note, dated as of April 11, 2022, issued by the Company in favor of Puritan Partners LLC**
10.27	Security Agreement, dated April 11, 2022, between the Company and Puritan Partners LLC**
10.28	Intellectual Property Security Agreement, dated April 11, 2022, between the Company and Puritan Partners LLC**
10.29	Research Agreement, dated July 1, 2022, between the Company and University of Miami**
10.30	Amendment to the Securities Purchase Agreement, dated as of October 10, 2022, between the Company and Puritan Partners LLC**
10.31	Second Amendment to the Securities Purchase Agreement, dated as of November 10, 2022, between the Company and Puritan Partners LLC**
10.32	Master Services Agreement, dated as of December 27, 2022, between the Company and Titan Advisory Services**†
10.33	Peer Review Summary Statement of FA Grant Application**
10.34	Third Amendment to the Securities Purchase Agreement, dated as of January 13, 2013, between the Company and Puritan Partners LLC**
10.35	CRO Services Agreement, dated June 3, 2024, between the Company and Optimize Wellness Limited**
10.36	Regulatory Services Agreement, dated June 3, 2024, between the Company and Regis Healthcare Group Limited**
10.37	Product Services Agreement, dated June 3, 2024, between the Company and Longevity Technology Group Limited**
10.38	Scientific Review of Alzheimer’s Phase II Trial Grant Application**
10.39	Form of Strategic Services Agreement between the Company and Dominant Treasure Health Company Limited**
10.40	Jupiter Neurosciences, Inc. 2023 Equity Incentive Plan**†
23.1	Consent of Assurance Dimensions*
23.2	Consent of Anthony, Linder & Cacomanolis, PLLC (included on Exhibit 5.1)**
24.1	Power of Attorney (included on the signature page of the Form S-1 filed on October 12, 2021)**
107	Filing Fee Table**

* Filed herewith

**Previously filed.

† Includes management contracts and compensation plans and arrangements

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Pre-Effective Amendment No. 21 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, Florida, on September 13, 2024.

JUPITER NEUROSCIENCES, INC.

By:	/s/ Christer Rosén
Christer Rosén
Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 21 to Registration Statement on Form S-1 has been signed by the following persons in the capacities held on September 13, 2024.

Name	Position	Date

/s/ Christer Rosén	Chairman of the Board, Chief Executive Officer,	September 13, 2024
Christer Rosén	and Director (Principal Executive Officer)

/s/ Saleem Elmasri	Chief Financial Officer and Secretary	September 13, 2024
Saleem Elmasri, CPA	(Principal Financial and Accounting Officer)

*	Chief Scientific Officer and Director	September 13, 2024
Marshall Hayward, Ph.D.

*	President, Chief Business Officer and Director	September 13, 2024
Alison D. Silva

*	Independent Director	September 13, 2024
Nicholas H. Hemmerly

*	Independent Director	September 13, 2024
Julie Kampf

*	Independent Director	September 13, 2024
Allison W. Brady

*	Independent Director	September 13, 2024
Holger Weis

By:	/s/ Christer Rosén
Christer Rosén
Attorney-in-fact*

II-10